Exhibit 99.1

EXECUTION VERSION

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of August 2, 2011

among

QUANTA SERVICES, INC.,

as the Borrower,

CERTAIN SUBSIDIARIES OF THE BORROWER,

as the Guarantors,

BANK OF AMERICA, N.A.,

as Administrative Agent, Swing Line Lender and L/C Issuer,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Syndication Agent,

BANK OF MONTREAL,

JPMORGAN CHASE BANK, N.A.

and

PNC BANK, N.A.,

as Co-Documentation Agents

and

THE OTHER LENDERS PARTY HERETO

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

and

WELLS FARGO SECURITIES, LLC,

as Joint Lead Arrangers and Joint Book Managers

TABLE OF CONTENTS

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS		1
1.01	Defined Terms	1
1.02	Other Interpretive Provisions	27
1.03	Accounting Terms	28
1.04	Rounding	28
1.05	References to Agreements and Laws	29
1.06	Times of Day	29
1.07	Letter of Credit Amounts	29
ARTICLE II THE COMMITMENTS AND CREDIT EXTENSIONS		31
2.01	Revolving Loans	31
2.02	Borrowings, Conversions and Continuations of Revolving Loans	32
2.03	Letters of Credit	34
2.04	Swing Line Loans	43
2.05	Prepayments	45
2.06	Termination or Reduction of Revolving Commitments	46
2.07	Repayment of Loans	47
2.08	Interest	47
2.09	Fees	47
2.10	Computation of Interest and Fees	48
2.11	Evidence of Debt	48
2.12	Payments Generally; Administrative Agent’s Clawback	49
2.13	Sharing of Payments by Lenders	50
2.14	Defaulting Lenders	51
ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY		53
3.01	Taxes	53
3.02	Illegality	54
3.03	Inability to Determine Rates	55
3.04	Increased Cost; Reserves on Eurocurrency Rate Loans	56
3.05	Funding Losses	57
3.06	Matters Applicable to all Requests for Compensation	58
3.07	Survival	58
ARTICLE IV GUARANTY		59
4.01	The Guaranty	59
4.02	Obligations Unconditional	59
4.03	Reinstatement	60
4.04	Certain Additional Waivers	60
4.05	Remedies	60
4.06	Rights of Contribution	61
4.07	Guarantee of Payment; Continuing Guarantee	61
ARTICLE V CONDITIONS PRECEDENT TO CREDIT EXTENSIONS		61
5.01	Conditions of Initial Credit Extension	61
5.02	Conditions to all Credit Extensions	64

i

ARTICLE VI REPRESENTATIONS AND WARRANTIES		65
6.01	Existence, Qualification and Power	65
6.02	Authorization; No Contravention	65
6.03	Governmental Authorization; Other Consents	65
6.04	Binding Effect	66
6.05	Financial Statements; No Material Adverse Effect	66
6.06	Litigation	66
6.07	No Default	67
6.08	Ownership of Property; Liens	67
6.09	Environmental Compliance	67
6.10	Insurance	68
6.11	Taxes	68
6.12	ERISA Compliance	68
6.13	Subsidiaries	69
6.14	Margin Regulations; Investment Company Act	69
6.15	Disclosure	69
6.16	Compliance with Laws	69
6.17	Intellectual Property; Licenses, Etc.	70
6.18	Solvency	70
6.19	Perfection of Security Interests in the Collateral	70
6.20	Real Property	70
6.21	[Intentionally Omitted]	70
6.22	Labor Matters	70
6.23	Subordination	70
6.24	Regulated Subsidiaries	71
ARTICLE VII AFFIRMATIVE COVENANTS		71
7.01	Financial Statements	71
7.02	Certificates; Other Information	71
7.03	Notices	73
7.04	Payment of Obligations	74
7.05	Preservation of Existence, Etc.	74
7.06	Maintenance of Properties	74
7.07	Maintenance of Insurance	74
7.08	Compliance with Laws	75
7.09	Books and Records	75
7.10	Inspection Rights	75
7.11	Use of Proceeds	75
7.12	Additional Subsidiaries	75
7.13	ERISA Compliance	76
7.14	Pledged Assets	76
7.15	Post-Closing Deliverables	78
7.16	Regulated Subsidiaries	78
ARTICLE VIII NEGATIVE COVENANTS		79
8.01	Liens	79
8.02	Investments	81
8.03	Indebtedness	82
8.04	Fundamental Changes	84

8.05	Dispositions	84
8.06	Restricted Payments	84
8.07	Change in Nature of Business	85
8.08	Transactions with Affiliates and Insiders	85
8.09	Burdensome Agreements	85
8.10	Use of Proceeds	86
8.11	Financial Covenants	86
8.12	Prepayment of Other Indebtedness, Etc.	86
8.13	Organization Documents; Fiscal Year; Legal Name, State of Formation and Form of Entity	87
8.14	Ownership of Subsidiaries	87
8.15	Sale Leasebacks	87
8.16	Capital Expenditures	88
ARTICLE IX EVENTS OF DEFAULT AND REMEDIES		88
9.01	Events of Default	88
9.02	Remedies Upon Event of Default	90
9.03	Application of Funds	91
ARTICLE X ADMINISTRATIVE AGENT		92
10.01	Appointment and Authority of Administrative Agent	92
10.02	Delegation of Duties	92
10.03	Exculpatory Provisions	92
10.04	Reliance by Administrative Agent	93
10.06	Rights as a Lender	94
10.07	Resignation of Administrative Agent	94
10.08	Administrative Agent May File Proofs of Claim	95
10.09	Collateral and Guaranty Matters	96
10.10	No Other Duties, Etc.	97
ARTICLE XI MISCELLANEOUS		97
11.01	Amendments, Etc.	97
11.02	Notices and Other Communications; Facsimile Copies	99
11.03	No Waiver; Cumulative Remedies	101
11.04	Expenses; Indemnification; Damage Waiver	101
11.05	Payments Set Aside	102
11.06	Successors and Assigns	103
11.07	Confidentiality	107
11.08	Set-off	108
11.09	Interest Rate Limitation	109
11.10	Counterparts	109
11.11	Integration	109
11.12	Survival of Representations and Warranties	109
11.13	Severability	109
11.14	Tax Forms	110
11.15	Replacement of Lenders	111
11.16	Governing Law	112
11.17	Waiver of Right to Trial by Jury	113
11.18	Designated Senior Indebtedness	113

11.19	USA Patriot Act Notice	113
11.20	Judgment Currency	113
11.21	No Advisory or Fiduciary Relationship	114

SCHEDULES

1.01(a)	Dispositions
1.01(b)	Existing Letters of Credit
1.01(c)	Mandatory Cost Formulae
2.01	Revolving Commitments and Pro Rata Shares
6.10	Insurance
6.13	Subsidiaries
6.17	IP Rights
6.20	Locations of Real Property
7.15	Post-Closing Deliverables
8.01	Liens Existing on the Closing Date
8.02	Investments Existing on the Closing Date
8.03	Indebtedness Existing on the Closing Date
8.08	Affiliate Transactions
11.02	Certain Addresses for Notices

EXHIBITS

A	Form of Loan Notice
B	Form of Swing Line Loan Notice
C-1	Form of Revolving Note
C-2	Form of Swing Line Note
D	Form of Compliance Certificate
E	Form of Assignment and Assumption
F	Form of Joinder Agreement

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This SECOND AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of August 2, 2011 among QUANTA SERVICES, INC., a Delaware corporation (the “Borrower”), the Guarantors (defined herein), the Lenders (defined herein) and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer and amends and restates that certain Amended and Restated Credit Agreement, dated as of June 12, 2006 (as amended or otherwise modified prior to the date hereof, the “Existing Credit Agreement”), among the Borrower, the guarantors from time to time party thereto, each lender from time to time party thereto and Bank of America, N.A., as administrative agent, which Existing Credit Agreement amends and restates that certain Credit Agreement, dated as of December 19, 2003, among the Borrower, the guarantors from time to time party thereto, each lender from time to time party thereto and Bank of America, N.A., as administrative agent.

The Borrower has requested that the Lenders provide credit facilities for the purposes set forth herein, and the Lenders are willing to do so on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01 Defined Terms.

As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquisition”, by any Person, means the acquisition by such Person, in a single transaction or in a series of related transactions, of all or any substantial portion of the Property of another Person or at least a majority of the Voting Stock of another Person, in each case whether or not involving a merger or consolidation with such other Person and whether for cash, property, services, assumption of Indebtedness, securities or otherwise.

“Act” has the meaning specified in Section 11.19.

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent Fee Letter” means the letter agreement, dated June 27, 2011 among the Borrower, Bank of America and MLPF&S.

“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 15% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

“Agent Parties” has the meaning set forth in Section 11.02(c).

“Aggregate Revolving Commitments” means the aggregate amount of the Revolving Commitments of all the Lenders. The amount of the Aggregate Revolving Commitments in effect on the Closing Date is SEVEN HUNDRED MILLION DOLLARS ($700,000,000).

“Agreement” means this Second Amended and Restated Credit Agreement, as amended, modified, supplemented and extended from time to time.

“Alternative Currency” means (a) in the case of any Eurocurrency Rate Loan, each of AUD – Australian dollar; CAD – Canadian dollar; EUR – Euro; GBP – British Pound; JPY – Japanese Yen; and SGD – Singapore dollar, and each other currency (other than Dollars) that is approved in accordance with Section 1.10 and (b) in the case of any Letter of Credit, each of AUD – Australian dollar; CAD – Canadian dollar; EUR – Euro; MXN – Mexican Peso; GBP – British Pound; JPY – Japanese Yen; and SGD – Singapore dollar, and each other currency (other than Dollars) that is approved in accordance with Section 1.10.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as reasonably determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

“Alternative Currency Sublimit” means an amount equal to the lesser of the Aggregate Revolving Commitments and $100,000,000. The Alternative Currency Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

“Applicable Rate” means the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 7.02(a):

Pricing Level	Consolidated Leverage Ratio	Commitment Fee	Standby Letter of Credit Fee	Performance Letter of Credit Fee	Revolving Loans
					Eurocurrency Rate Loans	Base Rate Loans
1	≥ 3.00:1.0	0.45%	2.50%	1.50%	2.50%	1.50%
2	< 3.00:1.0 but ≥ 2.25:1.0	0.40%	2.25%	1.35%	2.25%	1.25%
3	< 2.25:1.0 but ≥ 1.50:1.0	0.35%	2.00%	1.20%	2.00%	1.00%
4	< 1.50:1.0 but ≥ 1.0:1.0	0.30%	1.75%	1.05%	1.75%	0.75%
5	< 1.0:1.0 but ≥ 0.50:1.0	0.25%	1.50%	0.90%	1.50%	0.50%
6	< 0.50:1.0	0.20%	1.25%	0.75%	1.25%	0.25%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is required to be delivered pursuant to Section 7.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 1 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall continue to apply until the first Business Day immediately following the date a Compliance Certificate is delivered in accordance with Section 7.02(a), whereupon the Applicable Rate shall be adjusted based upon the calculation of the Consolidated Leverage Ratio contained in such Compliance Certificate. Notwithstanding the foregoing, the Applicable Rate in effect from the Closing Date through the first Business Day immediately following the date a Compliance Certificate is required to be delivered pursuant to Section 7.02(a) for the fiscal quarter ending December 31, 2011 shall be determined based upon Pricing Level 5.

“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Coverage Ratio” means, as of any date of determination, the ratio of (a) the book value of the tangible assets of the Loan Parties which are either (i) unencumbered, or (ii) subject to the first priority security interest of the Administrative Agent pursuant to the Collateral Documents to (b) the Aggregate Revolving Commitments as of such date.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit E.

“Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease and (c) in respect of any Securitization Transaction of any Person, the outstanding principal amount of such financing, after taking into account reserve accounts and making appropriate adjustments, determined by the Administrative Agent in its reasonable judgment.

“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2010, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.

“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b)(iii).

“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Revolving Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuers to make L/C Credit Extensions pursuant to Section 9.02.

“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”, and (c) the Eurocurrency Rate plus 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the “prime rate” announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in Dollars.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning set forth in Section 7.02.

“Borrowing” means a borrowing consisting of simultaneous Revolving Loans of the same Type, in the same currency and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office with respect to Obligations denominated in Dollars is located and:

(a) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market;

(b) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means a TARGET Day;

(c) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and

(d) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“Businesses” means, at any time, a collective reference to the businesses operated by the Borrower and its Subsidiaries at such time.

“Capital Lease” means, as applied to any Person, any lease of any Property by that Person as lessee which, in accordance with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person.

“Capital Stock” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuers and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the L/C Issuers (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings.

“Cash Equivalents” means, as at any date, (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof or any government sponsored enterprise having maturities of not more than twelve months from the date of acquisition, (b) time deposits and certificates of deposit of (i) any Lender, (ii) any domestic or foreign commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof (any such bank being an “Approved Bank”), in each case with maturities of not more than one (1) year from the date of acquisition, (c) commercial paper and variable or fixed rate notes rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s and maturing within twelve (12) months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations, (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940 which are administered by financial institutions having capital of at least $500,000,000 and the portfolios of which are limited such that 95% of such Investments are of the character described in the foregoing subdivisions (a) through (d), (f) Investments in money market mutual funds that comply with Rule 2a-7 under the Investment Company Act of 1940, (g) shares of money market, mutual or similar funds having assets in excess of $100,000,000 and the investments of which are classified in accordance with GAAP as current assets and are limited to investment grade securities (i.e., securities rated at least Baa by Moody’s or at least BBB by S&P and commercial paper of United States and foreign banks and bank holding companies and their subsidiaries which, at the time of acquisition, are rated A-1 (or better) by S&P or P-1 (or better) by Moody’s), provided that the maturities of such Cash Equivalents shall not exceed twelve (12) months from the date of acquisition thereof, and (h) variable rate demand notes having a letter of credit from an Approved Bank and having a put option no longer than seven days from the date of purchase, irrespective of whether taxable or tax free.

“Change in Law” means, with respect to any Person, the occurrence, after the date such Person becomes a party to this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, however, for purposes of this Agreement, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, guidelines and directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar entity) or the United States regulatory authorities, in each case shall be deemed to have gone into effect and been adopted after the date of this Agreement.

“Change of Control” means an event or series of events by which:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that (i) a person or group shall be deemed to have “beneficial ownership” of all Capital Stock that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time and (ii) an entity shall not be deemed to have “beneficial ownership” of any Capital Stock owned by any member of the Borrower’s board of directors employed by or affiliated with such entity), directly or indirectly, of thirty eight percent (38%) of the Capital Stock of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

(b) during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower ceases to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

(c) the occurrence of a “Change in Control” (or any comparable term) under, and as defined in, the documentation governing the Permitted Subordinated Indebtedness.

“Closing Date” means the date hereof.

“Collateral” means a collective reference to all real and personal Property with respect to which Liens in favor of the Administrative Agent, for the benefit of the holders of the Obligations, are purported to be granted pursuant to and in accordance with the terms of the Collateral Documents.

“Collateral Documents” means a collective reference to the Security Agreement, the Pledge Agreement, the Mortgages and other security documents as may be executed and delivered by the Loan Parties pursuant to the terms of Section 7.14.

“Collateral Reinstatement” has the meaning specified in Section 7.14(b).

“Collateral Release” has the meaning specified in Section 7.14(b).

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Consolidated Capital Expenditures” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, all capital expenditures (including, without limitation, any capitalized software development costs), as determined in accordance with GAAP; provided, however, that Consolidated Capital Expenditures shall not include (a) expenditures made with proceeds of any Involuntary Disposition to the extent such expenditures are used to purchase Property that is the same as or similar to the Property subject to such Involuntary Disposition or (b) Permitted Acquisitions.

“Consolidated EBIT” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus the following to the extent deducted in calculating such Consolidated Net Income: (a) Consolidated Interest Expense for such period, (b) the provision for taxes based on income or revenues payable by the Borrower and its Subsidiaries for such period, and (c) without duplication, Non-Cash Charges for such period. Notwithstanding the foregoing, for purposes of calculating Consolidated EBIT for any period, the amount of Consolidated EBIT attributable to Foreign Subsidiaries for such period shall not exceed twenty five percent (25%) of total Consolidated EBIT.

“Consolidated EBITDA” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to (a) Consolidated EBIT for such period plus (b) the amount of depreciation and amortization expense for such period (to the extent deducted in calculating Consolidated Net Income for such period). Notwithstanding the foregoing, for purposes of calculating Consolidated EBITDA for any period, the amount of Consolidated EBITDA attributable to Foreign Subsidiaries for such period shall not exceed twenty five percent (25%) of total Consolidated EBITDA.

“Consolidated Funded Indebtedness” means Funded Indebtedness of the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP.

“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBIT for the period of the four fiscal quarters most recently ended to (b) the sum of (i) Consolidated Interest Expense for such period minus (ii) all interest expense attributable to capitalized loan costs and the amount of fees paid in connection with the issuance of letters of credit on behalf of the Borrower or any Subsidiary during such period.

“Consolidated Interest Expense” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to the sum of all interest, premium payments, debt discount, fees, charges and related expenses of the Borrower and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date minus unrestricted cash and Cash Equivalents in excess of $25,000,000 held by the Borrower and its Subsidiaries which would appear on a consolidated balance sheet of the Borrower and its Subsidiaries as of such date to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended.

“Consolidated Net Income” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the net income of the Borrower and its Subsidiaries (excluding extraordinary gains and extraordinary losses) for that period.

“Consolidated Net Worth” means, as of any date of determination, consolidated shareholders’ equity of the Borrower and its Subsidiaries as of that date determined in accordance with GAAP.

“Consolidated Senior Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness (other than Permitted Subordinated Indebtedness) as of such date minus unrestricted cash and Cash Equivalents in excess of $25,000,000 held by the Borrower and its Subsidiaries which would appear on a consolidated balance sheet of the Borrower and its Subsidiaries as of such date to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

“Control” has the meaning specified in the definition of “Affiliate.”

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Debt Issuance” means the issuance by the Borrower or any Subsidiary of any Indebtedness.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) 2% per annum; provided, however, that with respect to a Eurocurrency Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws.

“Defaulting Lender” means, subject to Section 2.14(b), any Lender, as determined by the Administrative Agent, that (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit or Swing Line Loans, within three (3) Business Days of the date required to be funded by it hereunder, except those which are being contested in good faith, (b) has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit generally, (c) has failed, within three (3) Business Days after request by the Administrative Agent, to confirm in a manner reasonably satisfactory to the Administrative Agent that it will comply with its funding obligations; provided, that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon written confirmation from the Administrative Agent to such Lender that such Lender has confirmed in writing its intention to comply with all of its funding obligations, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided, that, a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Capital Stock in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any Sale and Leaseback Transaction) of any Property by the Borrower or any Subsidiary (including the Capital Stock of any Subsidiary), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, but excluding (i) the sale, lease, license, transfer or other disposition of inventory in the ordinary course of business of the Borrower or any Subsidiary, (ii) (a) the sale, lease, license, transfer or other disposition of machinery and equipment (including vehicles) that is obsolete, uneconomical, surplus, worn out or otherwise no longer used or useful in the conduct of business of the Borrower or any Subsidiary, or the retirement or replacement of any such assets (with assets of equal or greater value) and (b) the lease or sublease of machinery and equipment (including vehicles) to subcontractors, customers or joint ventures in the ordinary course of business, (iii) any sale, lease, license, transfer or other disposition of Property by the Borrower or any Subsidiary to any Loan Party, provided that the Loan Parties shall cause to be executed and delivered such documents, instruments and certificates as the Administrative Agent may reasonably request so as to cause the Loan Parties to be in compliance with the terms of Section 7.14 after giving effect to such transaction, (iv) any Involuntary Disposition by the Borrower or any Subsidiary, (v) any Disposition by the Borrower or any Subsidiary to the extent constituting a Permitted Investment, (vi) any sale, lease, license, transfer or other disposition of Property by any Foreign Subsidiary to another Foreign Subsidiary, (vii) any sale the proceeds of which are applied to acquire “replacement property” under the like-kind exchange rules of Section 1031 of the Internal Revenue Code or the involuntary disposition rules of Section 1031 of the Internal Revenue Code and (viii) any sale, transfer or other disposition of those assets identified on Schedule 1.01(a) attached hereto. The term “Disposition” shall not be deemed to include any issuance by the Borrower or any Subsidiary to any Person of shares of its Capital Stock.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as reasonably determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.

“Earn Out Obligations” means, with respect to an Acquisition, all obligations of the Borrower or any Subsidiary to make earn out or other contingency payments pursuant to the documentation relating to such Acquisition. The amount of any Earn Out Obligation shall be deemed to be the aggregate liability in respect thereof as recorded on the balance sheet of the Borrower and its Subsidiaries in accordance with GAAP.

“Eligible Assets” means Property that is used or useful in the same or a similar line of business as the Borrower and its Subsidiaries were engaged in on the Closing Date (or any reasonable extensions or expansions thereof).

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).

“EMU” means the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environmental Laws” means any and all federal, state, local, foreign and other applicable statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Issuance” means any issuance by the Borrower or any Subsidiary to any Person of shares of its Capital Stock, other than (a) any issuance of shares of its Capital Stock pursuant to the exercise of options, stock appreciation rights or warrants, (b) any issuance of shares of its Capital Stock pursuant to the conversion of any debt securities to equity or the conversion or exchange of any class of equity securities to or for any other class of equity securities, (c) any issuance of restricted stock, restricted stock units, options, stock appreciation rights or warrants relating to its Capital Stock, and (d) any issuance by the Borrower of shares of its Capital Stock as consideration for a Permitted Acquisition. The term “Equity Issuance” shall not be deemed to include any Disposition.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan or Multiemployer Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Sections 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“Euro” means the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

“Eurocurrency Base Rate” means:

(a) for any Interest Period with respect to a Eurocurrency Rate Loan, the rate per annum equal to (i) the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or such other commercially available source providing quotations of BBA LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or (ii) if such rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in the relevant currency for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch (or other Bank of America branch or Affiliate) to major banks in the London or other offshore interbank market for such currency at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period; and

(b) for any interest rate calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (i) BBA LIBOR, at approximately 11:00 a.m. London time determined two London Banking Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in Same Day Funds in the approximate amount of the Base Rate Loan being made or maintained with a term equal to one month would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at the date and time of determination.

“Eurocurrency Rate” means (a) for any Interest Period with respect to any Eurocurrency Rate Loan, a rate per annum determined by the Administrative Agent to be equal to the Eurocurrency Base Rate for such Eurocurrency Rate Loan for such Interest Period, and (b) for any day with respect to any Base Rate Loan bearing interest at a rate based on the Eurocurrency Rate, a rate per annum determined by the Administrative Agent to be equal to the Eurocurrency Base Rate for such Base Rate Loan for such day.

“Eurocurrency Rate Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of “Eurocurrency Rate”. Eurocurrency Rate Loans may be denominated in Dollars or in an Alternative Currency. All Loans denominated in an Alternative Currency must be Eurocurrency Rate Loans.

“Event of Default” has the meaning set forth in Section 9.01.

“Excluded Property” means, with respect to any Loan Party, including any Person that becomes a Loan Party after the Closing Date as contemplated by Section 7.12, (a) any owned or leased real or personal Property which is located outside of the United States unless requested by the Administrative Agent or the Required Lenders, (b) any personal Property (including, without limitation, motor vehicles) in respect of which perfection of a Lien is not either (i) governed by the Uniform Commercial Code or (ii) effected by appropriate evidence of the Lien being filed in either the United States Copyright Office or the United States Patent and Trademark Office, unless requested by the Administrative Agent or the Required Lenders, (c) any Property which, subject to the terms of Section 8.09, is subject to a Lien of the type described in Section 8.01(i) pursuant to documents which prohibit such Loan Party from granting any other Liens in such Property, (d) any leased real Property which is located in the United States unless requested by the Administrative Agent or the Required Lenders, (e) the Capital Stock of any Regulated Subsidiary prior to obtaining the receipt of the approvals and/or consents required by Section 7.16 with respect to such Regulated Subsidiary, (f) the fractional interest of the Borrower or its Subsidiary in that certain Raytheon Hawker 900XP aircraft (or any replacement thereof), (g) any owned real Property of any Loan Party having in the aggregate for all such real Properties a book value of less than $5,000,000, (h) the interest of the Borrower or any of its Subsidiaries in helicopters or replacements thereof including Bell 212 Helicopter bearing Registration Number N133WH, Eurocopter AS350B3 Helicopter bearing Registration Number N941AE, MDHI 369FF Helicopter bearing Registration Number N530GM, Hughes 369D Helicopter bearing Registration Number N138WH, Hughes 369F Helicopter bearing Registration Number N5205G, MD 369E Helicopter bearing Registration Number N520WH, Hughes 369D Helicopter bearing Registration Number N11054, Hughes 369D Helicopter bearing Registration Number N500MZ, (i) the interest of any Loan Party in that certain Cessna Model T210 aircraft (serial no. 21063830) or any replacement thereof, and (j) the Capital Stock of any Foreign Subsidiary that is an Immaterial Subsidiary.

“Existing Credit Agreement” has the meaning set forth in the introductory paragraph hereto.

“Existing Letters of Credit” means the letters of credit described by date of issuance, letter of credit number, undrawn amount, name of beneficiary and date of expiry on Schedule 1.01(b).

“Facilities” means, at any time, a collective reference to the facilities and real properties owned, leased or operated by the Borrower or any Subsidiary.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code and any regulations promulgated thereunder or official interpretations thereof.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average (rounded, if necessary, to a whole multiple of 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Foreign Lender” has the meaning set forth in Section 11.14(a)(i).

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuers, such Defaulting Lender’s Pro Rata Share of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Pro Rata Share of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funded Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations for borrowed money, whether current or long-term (including the Obligations) and all obligations of such Person evidenced by bonds (other than surety bonds), debentures, notes, loan agreements or other similar instruments;

(b) all purchase money Indebtedness;

(c) all obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties and similar instruments (which, for the avoidance of doubt, excludes surety bonds);

(d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), including without limitation, any Earn Out Obligations;

(e) the Attributable Indebtedness of Capital Leases and Synthetic Leases;

(f) the Attributable Indebtedness of Securitization Transactions;

(g) all preferred stock or other equity interests providing for mandatory redemptions, sinking fund or like payments prior to the Maturity Date;

(h) all Guarantees with respect to Indebtedness of the types specified in clauses (a) through (g) above of another Person; and

(i) all Indebtedness of the types referred to in clauses (a) through (h) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer, except to the extent that Indebtedness is non-recourse to such Person.

For purposes hereof, (x) the amount of any direct obligation arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties and similar instruments shall be the maximum amount available to be drawn thereunder and (y) the amount of any Guarantee shall be the amount of the Indebtedness subject to such Guarantee.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied, or if the Borrower adopts the International Financial Reporting Standards (“IFRS”), the IFRS consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means each Domestic Subsidiary of the Borrower that is a Wholly Owned Subsidiary and each other Person that joins as a Guarantor pursuant to Section 7.12, together with their successors and permitted assigns; provided that no Regulated Subsidiary shall be a Guarantor prior to obtaining the receipt of the approvals and/or consents required by Section 7.16 with respect to such Regulated Subsidiary.

“Guaranty” means the Guaranty made by the Guarantors in favor of the Administrative Agent and the Lenders pursuant to Article IV hereof.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Honor Date” has the meaning set forth in Section 2.03(c).

“Immaterial Subsidiary” means, at any time, any Subsidiary of the Borrower then having assets with a book value of less than $10,000,000; provided, that if the aggregate book value of the assets of all Subsidiaries of the Borrower that would otherwise constitute Immaterial Subsidiaries shall exceed $50,000,000, only those such Subsidiaries having assets with a book value of less than $5,000,000 shall be deemed to constitute Immaterial Subsidiaries.

“Incremental Revolving Credit Increase” has the meaning specified in Section 2.02(f).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all Funded Indebtedness;

(b) net obligations under any Swap Contract;

(c) all obligations arising under surety bonds;

(d) all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a), (b) and (c) above of any other Person; and

(e) all Indebtedness of the types referred to in clauses (a) through (d) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Borrower or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is non-recourse to the Borrower or such Subsidiary.

For purposes hereof (y) the amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date and (z) the amount of any Guarantee shall be the amount of the Indebtedness subject to such Guarantee.

“Indemnitee” has the meaning set forth in Section 11.04(b).

“Intercreditor Agreement” means (i) that certain Intercreditor Agreement dated as of March 14, 2005 by and between the Administrative Agent, on behalf of the Lenders, and Federal Insurance Company, an Indiana corporation, its affiliates and subsidiaries and their respective co-sureties bound therein, and their respective successors and permitted assigns, as amended or modified from time to time in accordance with the terms hereof and thereof or (ii) any additional or replacement intercreditor agreement between the Administrative Agent and any Surety containing terms satisfactory to the Administrative Agent in the sole discretion of the Administrative Agent, as amended or modified from time to time in accordance with the terms hereof and thereof.

“Interest Payment Date” means (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date.

“Interest Period” means, as to each Revolving Loan that is a Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Loan Notice; provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period shall extend beyond the Maturity Date.

“Interim Financial Statements” has the meaning set forth in Section 5.01(c).

“Internal Revenue Code” means the Internal Revenue Code of 1986.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, in a single transaction or in a series of related transactions, whether by means of (a) the purchase or other acquisition of Capital Stock of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) an Acquisition. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Involuntary Disposition” means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any Property of the Borrower or any of its Subsidiaries.

“IP Rights” has the meaning set forth in Section 6.17.

“IRS” means the United States Internal Revenue Service.

“ISP” means the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by an L/C Issuer and the Borrower (or any Subsidiary) or by the Borrower (or any Subsidiary) in favor of the applicable L/C Issuer and, in each case, relating to such Letter of Credit.

“Joinder Agreement” means a joinder agreement substantially in the form of Exhibit F.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share. All L/C Advances shall be denominated in Dollars.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing of Revolving Loans. All L/C Borrowings shall be denominated in Dollars.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“L/C Issuers” means Bank of America and any other Lender selected by the Borrower and agreed to by such Lender (provided the Administrative Agent has been notified in writing of such selection), each in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder, and “L/C Issuer” means any one of them.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all outstanding Unreimbursed Amounts, including, without duplication, all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lenders” means each of the Persons identified as a “Lender” on the signature pages hereto and their successors and assigns and, as the context requires, includes any L/C Issuers and the Swing Line Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Letter of Credit” means any standby letter of credit (including any Performance Letter of Credit) issued pursuant to Section 2.03 and any Existing Letter of Credit. Letters of Credit may be issued in Dollars or in an Alternative Currency.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a letter of credit in the form from time to time in use by the applicable L/C Issuer.

“Letter of Credit Expiration Date” means the day that is thirty days prior to the Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Revolving Loan or Swing Line Loan.

“Loan Documents” means this Agreement, each Note, each Letter of Credit, each Issuer Document, each Joinder Agreement, the Collateral Documents, the Intercreditor Agreement, each Request for Credit Extension, each Compliance Certificate, the Administrative Agent Fee Letter and each other document, instrument or agreement from time to time executed by the Borrower or any of its Subsidiaries or any Responsible Officer thereof and delivered in connection with this Agreement.

“Loan Notice” means a notice of (a) a Borrowing of Revolving Loans, (b) a conversion of Loans from one Type to the other or (c) a continuation of Eurocurrency Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“Mandatory Cost” means, with respect to any period, the percentage rate per annum determined in accordance with Schedule 1.01(c).

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, assets, business, properties, liabilities (actual and contingent), financial condition or prospects of the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Loan Parties taken as a whole to perform their obligations under the Loan Documents; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Maturity Date” means August 2, 2016.

“Maximum Rate” has the meaning set forth in Section 11.09.

“MLPF&S” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, in its capacity as joint lead arranger and joint book manager.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgaged Property” means any real property that is owned by a Loan Party and is subject to a Mortgage.

“Mortgages” means the mortgages, deeds of trust or deeds to secure debt that purport to grant to the Administrative Agent a security interest in the fee interest of any Loan Party in (i) each of the real properties designated as a “Mortgaged Property” on Schedule 6.20 and (ii) each real property (other than Excluded Property) acquired by a Loan Party subsequent to the Closing Date, as the same may be amended, modified, restated or supplemented from time to time.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Non-Cash Charges” means, for any period, the amount of non-cash charges which do not represent a cash item in such period or in any future period. For the avoidance of doubt, Non-Cash Charges shall not include any depreciation expense but shall include any amortization expense.

“Non-Consenting Lender” has the meaning specified in Section 11.15.

“Non-Extension Notice Date” has the meaning specified in Section 2.03(b)(iii).

“Note” or “Notes” means the Revolving Notes and/or the Swing Line Note, individually or collectively, as appropriate.

“Obligations” means (i) all advances to, and debts, liabilities, indemnities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Subsidiary thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, and (ii) (a) all obligations under any Swap Contract between any Loan Party and any Swap Bank and (b) all obligations under any Treasury Management Agreement between any Loan Party and any Treasury Management Bank.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Outstanding Amount” means (i) with respect to any Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of any Loans occurring on such date; and (ii) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, the applicable L/C Issuer, or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market.

“Participant” has the meaning specified in Section 11.06(d).

“Participating Member State” means each state so described in any EMU Legislation.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Internal Revenue Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Internal Revenue Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Internal Revenue Code and Sections 302, 303, 3004 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan but excluding any Multiemployer Plan) that is maintained or is contributed to by the Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to minimum funding standards under Section 412 of the Code.

“Performance Letter of Credit” means any standby Letter of Credit issued to support contractual obligations for supply, service or construction contracts, including bid, performance, advance payment, warranty, retention, availability and defects liability obligations.

“Permitted Acquisition” means any Investment consisting of an Acquisition by the Borrower and/or one or more Subsidiaries of the Borrower; provided that (i) the Property acquired (or the Property of the Person acquired) in such Acquisition is used or useful in the same or a similar line of business as the Borrower and its Subsidiaries were engaged in on the Closing Date (or any reasonable extensions or expansions thereof), (ii) subject to Section 7.14(b), the Administrative Agent shall have received all items in respect of the Capital Stock or Property acquired in such Acquisition required to be delivered by the terms of Section 7.12 and/or Section 7.14, (iii) in the case of an Acquisition of the Capital Stock of another Person, the board of directors (or other comparable governing body) or shareholders (or comparable equity owners) of such other Person shall have duly approved such Acquisition, (iv) the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect to such Acquisition on a Pro Forma Basis, the Loan Parties would be in compliance with the financial covenants set forth in Section 8.11(a) and (b) as of the most recent fiscal quarter for which the Borrower has delivered financial statements pursuant to Section 7.01(a) or (b); provided, however, with respect to the Consolidated Senior Leverage Ratio, such calculation shall be required only to the extent applicable pursuant to Section 8.11 at the applicable time, (v) the representations and warranties made by the Loan

Parties in any Loan Document shall be true and correct in all material respects at and as if made as of the date of such Acquisition (after giving effect thereto) except to the extent such representations and warranties expressly relate to an earlier date, (vi) if such transaction involves the purchase of an interest in a partnership between the Borrower (or a Subsidiary of the Borrower) as a general partner and entities unaffiliated with the Borrower or such Subsidiary as the other partners, such transaction shall be effected by having such equity interest acquired by a corporate or limited liability company holding company directly or indirectly wholly-owned by the Borrower, (vii) immediately after giving effect to such Acquisition, the Borrower shall have at least $100,000,000 of (a) availability existing under the Aggregate Revolving Commitments and/or (b) unrestricted cash or Cash Equivalents on its balance sheet, and (viii) no Default or Event of Default exists immediately prior to and immediately after giving effect to any such Acquisition.

“Permitted Investments” means, at any time, Investments by the Borrower or any of its Subsidiaries permitted to exist at such time pursuant to the terms of Section 8.02.

“Permitted Liens” means, at any time, Liens in respect of Property of the Borrower or any of its Subsidiaries permitted to exist at such time pursuant to the terms of Section 8.01.

“Permitted Subordinated Indebtedness” shall mean unsecured Indebtedness of the Borrower or any Subsidiary issued subsequent to the Closing Date so long as (a) any such Indebtedness has a final maturity date no earlier than six (6) months following the Maturity Date, (b) any such Indebtedness does not contain (i) any financial maintenance covenants (or defaults having the same effect as a financial maintenance covenant) or (ii) any specific cross-default provisions expressly referring to this Agreement or any other Loan Document, (c) any such Indebtedness is expressly subordinated in right of payment to the prior payment of the Obligations on terms and conditions and evidenced by documentation reasonably satisfactory to the Administrative Agent, (d) any such Indebtedness does not contain any scheduled amortization, mandatory redemption or sinking fund provisions or similar provisions prior to the date six (6) months after the Maturity Date and (e) the covenants and default provisions contained in such Indebtedness shall be no more restrictive on the Borrower and its Subsidiaries than the covenants and default provisions contained in this Agreement or any other Loan Document.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Borrower or any ERISA Affiliate or any such Plan to which the Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Platform” has the meaning set forth in Section 11.07.

“Pledge Agreement” means the second amended and restated pledge agreement dated as of the Closing Date executed in favor of the Administrative Agent, for the benefit of the holders of the Obligations, by each of the Loan Parties, as amended, modified, restated or supplemented from time to time.

“Pro Forma Basis” means, for purposes of calculating the Consolidated Leverage Ratio (including for purposes of determining the Applicable Rate) and the Consolidated Senior Leverage Ratio, that any Acquisition shall be deemed to have occurred as of the first day of the most recent four fiscal quarter period preceding the date of such Acquisition for which the Borrower has delivered financial statements pursuant to Section 7.01(a) or (b). In connection with the foregoing, (a) income statement items attributable to the Person or Property acquired shall be included to the extent relating to any period applicable in such calculations to the extent (A) such items are not otherwise included in such income statement items for the Borrower and its Subsidiaries in accordance with GAAP or in accordance with any defined terms set forth in Section 1.01 and (B) such items are supported by financial statements or other information reasonably satisfactory to the Administrative Agent and (ii) any Indebtedness incurred or assumed by the Borrower or any Subsidiary (including the Person or Property acquired) in connection with such transaction and any Indebtedness of the Person or Property acquired which is not retired in connection with such transaction shall be deemed to have been incurred as of the first day of the applicable period.

“Pro Forma Compliance Certificate” means a certificate of a Responsible Officer of the Borrower containing reasonably detailed calculation of the Consolidated Leverage Ratio and the Consolidated Senior Leverage Ratio as of the most recent fiscal quarter end for which the Borrower has delivered financial statements pursuant to Section 7.01(a) or (b) after giving effect to the applicable transaction on a Pro Forma Basis; provided, however, with respect to the Consolidated Senior Leverage Ratio, such calculation shall be required only to the extent applicable pursuant to Section 8.11 at the applicable time.

“Pro Rata Share” means, as to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Revolving Commitment of such Lender at such time and the denominator of which is the amount of the Aggregate Revolving Commitments at such time, subject to adjustment as provided in Section 2.14; provided that if the commitment of each Lender to make Revolving Loans and the obligation of each L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 9.02, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof. The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Property” means any interest of any kind in any property or asset, whether real, personal or mixed, or tangible or intangible.

“Public Lender” has the meaning set forth in Section 11.07.

“Register” has the meaning set forth in Section 11.06(c).

“Regulated Subsidiary” means any Subsidiary of the Borrower so long as such Subsidiary is subject to regulation by a Governmental Authority and for which the incurrence of Indebtedness (including Guarantees) or the pledge of any Capital Stock or assets of such Subsidiary would be prohibited or require the consent or approval of any Governmental Authority (and such consent or approval has not been obtained), as set forth in any rule or regulation of such Governmental Authority.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty-day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing or the conversion or continuation of Loans, a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice, or in the event that an “auto borrow” or “zero balance” or similar arrangement shall be in place with the Swing Line Lender, such form of request required by such alternative notice arrangements.

“Required Lenders” means, at any time, any combination of Lenders holding in the aggregate more than fifty percent (50%) of (a) the Aggregate Revolving Commitments or (b) if the Revolving Commitments have been terminated, the outstanding Loans, L/C Obligations and Swing Line Loans and participations therein. The Revolving Commitments of, and the portion of outstanding Loans, L/C Obligations and Swing Line Loans, as applicable, held by or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Responsible Officer” means the chief executive officer, president, chief financial officer, chief accounting officer, treasurer, general counsel or secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other Property) with respect to any Capital Stock of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, repurchase, retirement, acquisition, cancellation or termination of any such Capital Stock or of any option, warrant or other right to acquire any such Capital Stock.

“Revaluation Date” means (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of a Eurocurrency Rate Loan denominated in an Alternative Currency, (ii) each date of a continuation of a Eurocurrency Rate Loan denominated in an Alternative Currency pursuant to Section 2.02, and (iii) such additional dates as the Administrative Agent shall reasonably determine or the Required Lenders shall reasonably require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by the applicable L/C Issuer under any Letter of Credit denominated in an Alternative Currency, and (iv) such additional dates as the Administrative Agent or the applicable L/C Issuer shall reasonably determine or the Required Lenders shall reasonably require.

“Revolving Commitment” means, as to each Lender, its obligation to (a) make Revolving Loans to the Borrower pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be reduced or increased from time to time in accordance with this Agreement.

“Revolving Loan” has the meaning specified in Section 2.01(a).

“Revolving Note” has the meaning specified in Section 2.11(a).

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“Sale and Leaseback Transaction” means, with respect to the Borrower or any Subsidiary, any arrangement, directly or indirectly, with any Person whereby the Borrower or such Subsidiary shall sell or transfer any Property, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such Property or other Property that it intends to use for substantially the same purpose or purposes as the Property being sold or transferred.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be reasonably determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Securitization Transaction” means any financing transaction or series of related financing transactions (including factoring arrangements) pursuant to which the Borrower or any Subsidiary may sell, convey or otherwise transfer, or grant a security interest in, accounts, payments, receivables, rights to future lease payments or residuals or similar rights to payment to a special purpose subsidiary or affiliate of the Borrower that is not a Loan Party.

“Security Agreement” means the second amended and restated security agreement dated as of the Closing Date executed in favor of the Administrative Agent, for the benefit of the holders of the Obligations, by each of the Loan Parties, as amended, modified, restated or supplemented from time to time.

“Solvent” or “Solvency” means, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the ordinary course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature in their ordinary course, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s Property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the Property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (e) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Special Notice Currency” means at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.

“Spot Rate” for a currency means the rate reasonably determined by the Administrative Agent or the applicable L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the applicable L/C Issuer may obtain such spot rate from another financial institution reasonably designated by the Administrative Agent or the applicable L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that the applicable L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.

“Sterling” and “£” mean the lawful currency of the United Kingdom.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of Capital Stock having ordinary voting power for the election of directors or other governing body (other than Capital Stock having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Surety” means (i) Federal Insurance Company, an Indiana corporation, its affiliates and subsidiaries and any other companies writing bonds for which the Underwriting Agreement is consideration (and other companies from whom such Person procures bonds for the Principal (as defined in the Underwriting Agreement)), and their co-sureties and reinsurors, and their respective successors and permitted assigns or (ii) any Person (together with its affiliates and subsidiaries and other companies writing bonds for which an Underwriting Agreement is consideration (and other companies from whom such Person procures bonds for the Principal (as defined in the Underwriting Agreement)) who replaces or supplements the Persons identified in clause (i) above under the applicable Surety Credit Documents as executor or procurer of bonds pursuant to such Surety Credit Documents, and their co-sureties and reinsurors, and their respective successors and permitted assigns.

“Surety Credit Documents” has the meaning specified in the applicable Intercreditor Agreement (such incorporation to include the defined terms contained in the definition of Surety Credit Documents contained in such Intercreditor Agreement).

“Surety Priority Collateral” has the meaning specified in the applicable Intercreditor Agreement (such incorporation to include the defined terms contained in the definition of Surety Priority Collateral contained in such Intercreditor Agreement).

“Swap Bank” means (a) any Person that is a Lender or an Affiliate of a Lender at the time that it becomes a party to a Swap Contract with any Loan Party and (b) any Lender or Affiliate of a Lender that is party to a Swap Contract with any Loan Party in existence on the Closing Date.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Borrowing of Swing Line Loans pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.

“Swing Line Note” has the meaning specified in Section 2.11(a).

“Swing Line Sublimit” means an amount equal to the lesser of (a) $25,000,000 and (b) the Aggregate Revolving Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing arrangement whereby the arrangement is considered borrowed money indebtedness for tax purposes but is classified as an operating lease or does not otherwise appear on the balance sheet under GAAP.

“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) reasonably determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” has the meaning specified in Section 3.01.

“Threshold Amount” means $30,000,000.

“Total Revolving Outstandings” means the aggregate Outstanding Amount of all Revolving Loans, all Swing Line Loans and all L/C Obligations.

“Treasury Management Agreement” means any agreement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit purchasing or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

“Treasury Management Bank” means (a) any Person that is a Lender or an Affiliate of a Lender at the time that it becomes a party to a Treasury Management Agreement with any Loan Party and (b) any Lender or Affiliate of a Lender that is a party to a Treasury Management Agreement with any Loan Party in existence on the Closing Date.

“Type” means, with respect to any Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan.

“UCP” means the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance.

“Underwriting Agreement” means (i) that certain Underwriting, Continuing Indemnity and Security Agreement dated as of March 14, 2005 by and among the Principal (as defined in the applicable Intercreditor Agreement) and the Surety, as amended or modified from time to time in accordance with the terms hereof and thereof or (ii) any additional or replacement Underwriting, Continuing Indemnity and Security Agreement or other indemnity agreement by and among the Principal (as defined in the applicable Intercreditor Agreement) and the applicable Surety containing terms satisfactory to the Administrative Agent in the sole discretion of the Administrative Agent, as amended or modified from time to time in accordance with the terms hereof and thereof.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning set forth in Section 2.03(c)(i).

“Voting Stock” means, with respect to any Person, Capital Stock issued by such Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

“WFS” means Wells Fargo Securities, LLC.

“Wholly Owned Subsidiary” means any Person 100% of whose Capital Stock is at the time owned by the Borrower directly or indirectly through other Persons 100% of whose Capital Stock is at the time owned, directly or indirectly, by the Borrower.

1.02 Other Interpretive Provisions.

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) (i) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(iii) The term “including” is by way of example and not limitation.

(iv) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(c) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03 Accounting Terms.

(a) Except as otherwise specifically prescribed herein, all accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations except as expressly provided herein) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements; provided, however, that calculations of Attributable Indebtedness under any Synthetic Lease or the implied interest component of any Synthetic Lease shall be made by the Borrower in accordance with accepted financial practice and consistent with the terms of such Synthetic Lease.

(b) The Borrower will provide a written summary of changes in GAAP that are material to the Borrower and in the consistent application thereof with each annual and quarterly Compliance Certificate delivered in accordance with Section 7.02(a). If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(c) Notwithstanding the above, the parties hereto acknowledge and agree that all calculations of the Consolidated Leverage Ratio (including for purposes of determining the Applicable Rate) and the Consolidated Senior Leverage Ratio shall be made on a Pro Forma Basis; provided, however, with respect to the Consolidated Senior Leverage Ratio, such calculation shall be required only to the extent applicable pursuant to Section 8.11 at the applicable time.

(d) Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded; provided however, (x) that in regards to Indebtedness consisting of Swap Contracts, the amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date, and (y) the amount of any Guarantee shall be the amount of the Indebtedness subject to such Guarantee.

1.04 Rounding.

Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be carried to two decimal places and shall be calculated by dividing the appropriate component by the other component, carrying the result to three decimal places and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05 References to Agreements and Laws.

Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

1.06 Times of Day.

Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.07 Letter of Credit Amounts.

Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.08 Existing Credit Agreement.

On the Closing Date, the Existing Credit Agreement shall be amended and restated in its entirety. After the Closing Date, (a) all obligations of the Borrower and the other Loan Parties under the Existing Credit Agreement (including all Existing Letters of Credit) that remain unpaid and outstanding as of the Closing Date shall continue to exist under and be evidenced by this Agreement and shall become obligations of the Borrower and the other Loan Parties hereunder, secured by the Collateral Documents, and (b) the provisions of the Existing Credit Agreement shall be superseded by the provisions hereof, without any further action by any Person. With respect to the Existing Credit Agreement, each Lender that was a party to the Existing Credit Agreement agrees to return to the Borrower, with reasonable promptness, the Note (as defined in the Existing Credit Agreement) delivered by the Borrower to such Lender under the Existing Credit Agreement.

1.09 Exchange Rates; Currency Equivalents.

(a) The Administrative Agent or the applicable L/C Issuer, as applicable, shall reasonably determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the applicable L/C Issuer, as applicable.

(b) Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Eurocurrency Rate Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as reasonably determined by the Administrative Agent or the applicable L/C Issuer, as the case may be.

(c) For purposes of determining compliance under any covenant in this Agreement, any amount in any currency other than Dollars will be converted to Dollars in a manner consistent with that used in calculating Consolidated Net Income in the annual financial statements of the Borrower and its Subsidiaries delivered pursuant to Section 7.01. Notwithstanding the foregoing, for purposes of determining compliance with Sections 8.01, 8.02 and 8.03, with respect to any amount of Indebtedness or Investment in any currency other than Dollars, no breach of any basket, exception or similar provision contained in such Sections shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred.

1.10 Additional Alternative Currencies.

(a) The Borrower may from time to time request that Eurocurrency Rate Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency;” provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the making of Eurocurrency Rate Loans, such request shall be subject to the approval of the Administrative Agent and the Lenders that would be obligated to make Loans denominated in such requested currency; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the applicable L/C Issuer.

(b) In the case of any such request pertaining to Eurocurrency Rate Loans, such request shall be made to the Administrative Agent not later than 11:00 a.m., 15 Business Days prior to the date of the desired Credit Extension (or such later time or date as may be agreed by the Administrative Agent in its sole discretion). In the case of any such request pertaining to Letters of Credit, such request shall be made to the Administrative Agent not later than 11:00 a.m., 10 Business Days prior to the date of the desired Credit Extension (or such later time or date as may be agreed by the Administrative Agent and the applicable L/C Issuer in their sole discretion). In the case of any such request pertaining to Eurocurrency Rate Loans, the Administrative Agent shall promptly notify each Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the applicable L/C Issuer thereof. Each Lender (in the case of any such request pertaining to Eurocurrency Rate Loans) shall notify the Administrative Agent, not later than 11:00 a.m., seven Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Eurocurrency Rate Loans in such requested currency. The applicable L/C Issuer (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., five Business Days after receipt of such request whether it consents, in its sole discretion, to the issuance of Letters of Credit in such requested currency.

(c) Any failure by a Lender or the applicable L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender or the applicable L/C Issuer, as the case may be, to permit Eurocurrency Rate Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Lenders that would be obligated to make Credit Extensions denominated in such requested currency consent to making Eurocurrency Rate Loans in such requested currency, the Administrative Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative

Currency hereunder for purposes of any Borrowings of Eurocurrency Rate Loans; and if the Administrative Agent and the applicable L/C Issuer consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.10, the Administrative Agent shall promptly so notify the Borrower.

1.11 Change of Currency.

(a) Each obligation of the Borrower to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

(b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent, after providing notice to the Borrower, may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c) Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent, after providing notice to the Borrower, may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01 Revolving Loans.

Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Revolving Loan”) to the Borrower in Dollars or in one or more Alternative Currencies from time to time on any Business Day during the Availability Period in an aggregate principal amount not to exceed at any time outstanding the amount of such Lender’s Revolving Commitment; provided, however, that after giving effect to any Borrowing of Revolving Loans, (i) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, (ii) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Commitment, and (iii) the aggregate Outstanding Amount of all Revolving Loans denominated in an Alternative Currency plus the aggregate Outstanding Amount of all L/C Obligations denominated in an Alternative Currency shall not exceed the Alternative Currency Sublimit. Within the limits of each Lender’s Revolving Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Revolving Loans may be Base Rate Loans or Eurocurrency Rate Loans, or a combination thereof, as further provided herein.

2.02 Borrowings, Conversions and Continuations of Revolving Loans.

(a) Each Borrowing, each conversion of Revolving Loans from one Type to the other, and each continuation of Revolving Loans that are Eurocurrency Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of, Revolving Loans that are Eurocurrency Rate Loans denominated in Dollars or any conversion of Revolving Loans that are Eurocurrency Rate Loans denominated in Dollars to Base Rate Loans, (ii) four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies, and (iii) on the requested date of any Borrowing of Revolving Loans that are Base Rate Loans. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of Revolving Loans that are Eurocurrency Rate Loans shall be in a principal amount of $2,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Revolving Loans that are Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Revolving Loans from one Type to the other, or a continuation of Revolving Loans that are Eurocurrency Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Revolving Loans to be borrowed, converted or continued, (iv) the Type of Revolving Loans to be borrowed or to which existing Revolving Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto, and (vi) the currency of the Loans to be borrowed. If the Borrower fails to specify a currency in a Loan Notice, then the applicable Revolving Loans shall be made in Dollars. If the Borrower fails to specify a Type of a Revolving Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Revolving Loans shall be made as, or converted to, Base Rate Loans; provided, however, that in the case of a failure to timely request a continuation of Revolving Loans denominated in an Alternative Currency, such Loans shall be continued as Eurocurrency Rate Loans in their original currency with an Interest Period of one month. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. No Revolving Loan may be converted into or continued as a Revolving Loan denominated in a different currency, but instead must be prepaid in the original currency of such Revolving Loan and reborrowed in the other currency. Any Loan Notice received by the Administrative Agent after 11:00 a.m. shall be deemed received on the next following Business Day.

(b) Following receipt of a Loan Notice pursuant to Section 2.02(a), the Administrative Agent shall promptly notify each Lender of the amount (and currency) of its Pro Rata Share of the applicable Revolving Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation of Revolving Loans denominated in a currency other than Dollars, in each case as described in the preceding subsection. In the case of a Borrowing, each Lender shall make the amount of its Revolving Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 1:00 p.m., in the case of any Revolving Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Revolving Loan in an Alternative Currency, in each case on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 5.02 (and, if such Borrowing is the initial Credit Extension, Section 5.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date of a Borrowing of Revolving Loans denominated in Dollars, there are L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, and second, to the Borrower as provided above.

(c) Except as otherwise provided herein, a Revolving Loan that is a Eurocurrency Rate Loan may be continued or converted only on the last day of the Interest Period for such Eurocurrency Rate Loan. During the existence of a Default or Event of Default, no Revolving Loans may be requested as, converted to or continued as Eurocurrency Rate Loans (whether in Dollars or any Alternative Currency) without the consent of the Required Lenders.

(d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Revolving Loans that are Eurocurrency Rate Loans upon determination of such interest rate. The determination of the Eurocurrency Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Revolving Loans that are Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e) After giving effect to all Borrowings, all conversions of Revolving Loans from one Type to the other, and all continuations of Revolving Loans as the same Type, there shall not be more than 5 Interest Periods in effect with respect to Revolving Loans (or such greater number of Interest Periods as may be agreed to by the Administrative Agent, in its sole discretion).

(f) The Borrower may at any time and from time to time, upon prior written notice by the Borrower to the Administrative Agent, increase the Aggregate Revolving Commitments (but not the Alternative Currency Sublimit or the Swing Line Sublimit) with additional Revolving Commitments from any existing Lender or new Revolving Commitments from any other Person selected by the Borrower and approved by the Administrative Agent (not to be unreasonably withheld or delayed) (each such increase an “Incremental Revolving Credit Increase”), provided that the aggregate amount of all such Incremental Revolving Credit Increases shall not exceed THREE HUNDRED MILLION DOLLARS ($300,000,000); provided further that:

(i) any such increase shall be in a minimum principal amount of $5 million and in integral multiples of $5 million in excess thereof;

(ii) no Default or Event of Default shall be continuing at the time of any such increase;

(iii) no existing Lender shall be under any obligation to increase its Revolving Commitment and any such decision whether to increase its Revolving Commitment shall be in such Lender’s sole and absolute discretion;

(iv) (A) any new Lender shall join this Agreement by executing such joinder documents reasonably required by the Administrative Agent and/or (B) any existing Lender electing to increase its Revolving Commitment shall have executed a commitment agreement reasonably satisfactory to the Administrative Agent; and

(v) as a condition precedent to such increase, the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the date of such increase (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (A) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (B) in the case of the Borrower, certifying that, immediately prior to and immediately after giving effect to such increase, (1) the representations and warranties of the Borrower and each other Loan Party contained in Article VI and the other Loan Documents are true and correct on and as of the date of such increase, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.02(f), (x) the representations and warranties contained in subsections (a) and (b) of Section 6.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01 and (y) following the Collateral Release (if such event occurs) and prior to the Collateral Reinstatement Date (if such date occurs), the representations and warranties contained in Section 6.19 shall not apply and (2) no Default or Event of Default exists.

The Borrower shall prepay any Loans owing by it and outstanding on the date of any such increase (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Loans ratable with any revised Revolving Commitments arising from any nonratable increase in the Revolving Commitments under this Section.

2.03	Letters of Credit.

(a) The Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or in one or more Alternative Currencies for the account of the Borrower or any of its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower and its Subsidiaries and any drawings thereunder; provided that no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Total Revolving Outstandings would exceed the Aggregate Revolving Commitments, (y) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans would exceed such Lender’s Revolving Commitment, or (z) the aggregate Outstanding Amount of the L/C Obligations denominated in an Alternative Currency plus the aggregate Outstanding Amount of Revolving Loans denominated in an Alternative Currency would exceed the Alternative Currency Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii) No L/C Issuer shall be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;

(B) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless the Required Lenders have approved such expiry date;

(C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date; provided that the applicable L/C Issuer may issue Letters of Credit with an expiry date no later than twelve months after the Letter of Credit Expiration Date so long as the Borrower Cash Collateralizes such Letter of Credit in an amount equal to 105% of the face amount of such Letter of Credit prior to the Letter of Credit Expiration Date in accordance with the terms of this Agreement. The Borrower hereby agrees that on or before the Letter of Credit Expiration Date it shall Cash Collateralize any Letter of Credit existing on the Letter of Credit Expiration Date in an amount equal to 105% of the face amount of such Letter of Credit. For the avoidance of doubt, the parties hereto agree that the obligations of the Lenders hereunder to reimburse the applicable L/C Issuer for any Unreimbursed Amount with respect to any Letter of Credit shall terminate on the Maturity Date with respect to drawings occurring after that date;

(D) the issuance of such Letter of Credit would violate one or more policies of such L/C Issuer applicable to borrowers generally;

(E) such Letter of Credit is in an initial amount less than $100,000 (or such lesser amount as may be agreed to by such L/C Issuer, in its sole discretion);

(F) a default of any Lender’s obligations to fund under Section 2.03(c) exists or any Lender is at such time a Defaulting Lender hereunder, unless such L/C Issuer has entered into satisfactory arrangements with the Borrower or such Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.14(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure, it being understood and agreed that such L/C Issuer would consider the Borrower’s providing Cash Collateral to the Administrative Agent, for the benefit of such L/C Issuer, to secure such Lender’s Pro Rata Share of such Letter of Credit a satisfactory arrangement;

(G) except as otherwise agreed by the Administrative Agent and such L/C Issuer, such Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency; or

(H) such L/C Issuer does not as of the issuance date of such requested Letter of Credit issue Letters of Credit in the requested currency.

(iii) No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(iv) No L/C Issuer shall be under any obligation to issue or amend any Letter of Credit if such L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of such Letter of Credit, that one or more applicable conditions contained in Article V shall not then be satisfied. Each L/C Issuer shall promptly provide the Borrower a copy of any such notice it receives from the Administrative Agent or any Lender.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the applicable L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least three (3) Business Days (or such later date and time as the Administrative Agent and the applicable L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof and in the absence of specification of currency shall be deemed a request for a Letter of Credit denominated in Dollars; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) whether the requested Letter of Credit is a standby Letter of Credit (other than a Performance Letter of Credit) or a standby Letter of Credit that is a Performance Letter of Credit; and (H) such other matters as the applicable L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the applicable L/C Issuer may reasonably require. Additionally, the Borrower shall furnish to the applicable L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the applicable L/C Issuer or the Administrative Agent may reasonably require.

(ii) Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the applicable L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the applicable L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article V shall not then be satisfied, then, subject to the terms and conditions hereof, the applicable L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or any Subsidiary, as the case may be, or enter into the applicable amendment, as the case may be, in each case in accordance with the applicable L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Letter of Credit.

(iii) If the Borrower so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the applicable L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable L/C Issuer, the Borrower shall not be required to make a specific request to the applicable L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the applicable L/C Issuer shall not permit any such extension if (A) the applicable L/C Issuer has determined that it would not be permitted under the terms hereof, or would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 5.02 is not then satisfied, and in each such case directing the applicable L/C Issuer not to permit such extension.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall notify the Borrower and the Administrative Agent thereof. In the case of a Letter of Credit denominated in an Alternative Currency, the Borrower shall reimburse the applicable L/C Issuer in such Alternative Currency, unless (A) such L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Borrower shall have notified such L/C Issuer promptly following receipt of the notice of drawing that the Borrower will reimburse such L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the applicable L/C Issuer shall notify the Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than (x) 11:00 a.m. on the date of any payment by the applicable L/C Issuer under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the date of any payment by the applicable L/C Issuer under a Letter of Credit to be reimbursed in an Alternative Currency or (y) if the Borrower has not received notice of such payment from the L/C Issuer by 11:00 a.m., or the Applicable Time with respect to a Letter of Credit to be reimbursed in an Alternative Currency, by 10:00 a.m. on the next succeeding Business Day following the date the Borrower receives notice of such payment from the L/C Issuer (each such date, an “Honor Date”), the Borrower shall reimburse the applicable L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency. If the Borrower fails to so reimburse the applicable L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Lender’s Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested a Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Revolving Commitments and the conditions set forth in Section 5.02 (other than the delivery of a Loan Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Lender (including the Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the applicable L/C Issuer, in Dollars, at the Administrative Agent’s Office for Dollar-denominated payments in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the applicable L/C Issuer in Dollars.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Base Rate Loans because the applicable conditions set forth in Section 5.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s payment to the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until each Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of the applicable L/C Issuer.

(v) Each Lender’s obligation to make Revolving Loans or L/C Advances to reimburse the applicable L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against any L/C Issuer, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or an Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Revolving Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 5.02 (other than delivery by the Borrower of a Loan Notice ). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the applicable L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Lender fails to make available to the Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the applicable L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the applicable L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

(vii) Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of a Subsidiary of the Borrower, the Borrower shall be obligated to reimburse the applicable L/C Issuer hereunder for the full amount of any and all drawings under such Letter of Credit.

(d) Repayment of Participations.

(i) At any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the applicable L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof in Dollars (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.04 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Obligations Absolute. The obligation of the Borrower to reimburse the applicable L/C Issuer for each drawing under each Letter of Credit and to repay each applicable L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, any other Loan Document or any other agreement or instrument relating thereto;

(ii) the existence of any claim, counterclaim, set-off, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the applicable L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the applicable L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any of its Subsidiaries; or

(vi) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Borrower or any Subsidiary or in the relevant currency markets generally.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the applicable L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the applicable L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f) Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, no L/C Issuer shall have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the applicable L/C Issuer, and the applicable L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the applicable L/C Issuer’s willful misconduct or gross negligence or the applicable L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g) Cash Collateral. Upon the request of the Administrative Agent, (i) if an L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of such L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such L/C Borrowing or in the case of an L/C Obligation outstanding as of the Letter of Credit Expiration Date, in the amount of 105% of such amount pursuant to Section 2.03(a)(ii)(C), as the case may be). The Administrative Agent may, at any time and from time to time after the initial deposit of Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of exchange rate fluctuations. Sections 2.05 and 9.02 set forth certain additional requirements to deliver Cash Collateral hereunder. The Borrower hereby grants to the Administrative Agent, for the benefit of the applicable L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances in the applicable cash collateral accounts and all proceeds therein. Cash Collateral shall be maintained in blocked deposit accounts at Bank of America. If at any time the Administrative Agent reasonably determines that the total amount of funds held as Cash Collateral is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited as Cash Collateral, an amount equal to the excess of (x) such aggregate Outstanding Amount over (y) the total amount of funds, if any, then held as Cash Collateral. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Laws, to reimburse the applicable L/C Issuer.

(h) Applicability of ISP and UCP. Unless otherwise expressly agreed by the applicable L/C Issuer and the Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to any other Letter of Credit.

(i) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share, in Dollars, a Letter of Credit fee for each Letter of Credit equal to the Applicable Rate times the Dollar Equivalent of the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit); provided, however, any Letter of Credit fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the applicable L/C Issuer pursuant to this Section 2.03 shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Pro Rata Shares allocable to such Letter of Credit pursuant to Section 2.14(a)(iv), with the balance of such fee, if any, payable to the applicable L/C Issuer for its own account. Such letter of credit fees shall be computed on a quarterly basis in arrears. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07. Such letter of credit fees shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the applicable L/C Issuer for its own account, in Dollars, a fronting fee with respect to each Letter of Credit, at the rate specified in the Administrative Agent Fee Letter, computed on the Dollar Equivalent of the daily maximum amount available to be drawn thereunder (whether or not such maximum amount is then in effect under such Letter of Credit), due and payable quarterly in arrears on the Business Day immediately following the last day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, and on the Letter of Credit Expiration Date. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07. In addition, the Borrower shall pay directly to the applicable L/C Issuer for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(k) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

(l) Designation of Subsidiaries as Account Parties. Notwithstanding anything to the contrary set forth in this Agreement, including without limitation Section 2.03(a), a Letter of Credit issued hereunder shall upon the request of the Borrower be issued for the account of any Subsidiary of the Borrower, provided that notwithstanding such request, the Borrower shall be the actual account party for all purposes of this Agreement for such Letter of Credit and such request shall not affect the Borrower’s reimbursement obligations hereunder with respect to such Letter of Credit.

2.04 Swing Line Loans.

(a) Swing Line Facility. Subject to the terms and conditions set forth herein, the Swing Line Lender may in its sole discretion, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, make loans (each such loan, a “Swing Line Loan”) to the Borrower in Dollars from time to time on any Business Day during the Availability Period in an aggregate principal amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Pro Rata Share of the Outstanding Amount of Revolving Loans and L/C Obligations of the Swing Line Lender in its capacity as a Lender of Revolving Loans, may exceed the amount of such Lender’s Revolving Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, and (ii) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Swing Line Loan.

(b) Borrowing Procedures. Each Borrowing of Swing Line Loans shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum principal amount of $100,000 and integral multiples of $100,000 in excess thereof, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Borrowing of Swing Line Loans (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article V is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower. Notwithstanding the foregoing, however, in the event that an “auto borrow” or “zero balance” or similar arrangement shall then be in place with the Swing Line Lender, the Borrower shall request Swing Line Loans pursuant to such alternative notice arrangements, if any, provided thereunder or in connection therewith, and each Swing Line Loan advance shall be in such minimum amounts, if any, provided by such arrangement.

(c) Refinancing of Swing Line Loans.

(i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably requests and authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Loan in an amount equal to such Lender’s Pro Rata Share of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Revolving Commitments and the conditions set forth in Section 5.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Loan Notice available to the Administrative Agent in Same Day Funds for the account of the Swing Line Lender at the Administrative Agent’s Office for Dollar-denominated payments not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii) If for any reason any Swing Line Loan cannot be refinanced by such a Borrowing of Revolving Loans in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Lender’s obligation to make Revolving Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right that such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Revolving Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 5.02. No such purchase or funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations.

(i) At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender.

(e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Lender funds its Revolving Loans that are Base Rate Loans or risk participation pursuant to this Section 2.04 to refinance such Lender’s Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.

(f) Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.05 Prepayments.

(a) Voluntary Prepayments of Loans.

(i) Revolving Loans. The Borrower may, upon notice from the Borrower to the Administrative Agent, at any time or from time to time voluntarily prepay Revolving Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (1) three Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in Dollars, (2) four Business Days (or five, in the case of prepayment of Loans denominated in Special Notice Currencies) prior to any date of prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies, and (3) on the date of prepayment of Base Rate Loans; (B) any such prepayment of Eurocurrency Rate Loans denominated in Dollars shall be in a principal amount of $2,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding), (C) any prepayment of Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding) and (D) any prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies shall be in a minimum principal amount of $2,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding). Each such notice shall specify the date and amount of such prepayment and the Type(s) and currencies of Revolving Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Revolving Loans of the Lenders in accordance with their respective Pro Rata Shares.

(ii) Swing Line Loans. The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $250,000 or a whole multiple of $100,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding). Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Notwithstanding the foregoing, however, in the event that an “auto borrow” or “zero balance” or similar arrangement shall then be in place with the Swing Line Lender, the Borrower may make voluntary prepayments on Swing Line Loans pursuant to such alternative notice arrangements and in such minimum amounts, if any, provided thereunder or in connection therewith.

(b) Mandatory Prepayments of Loans. If for any reason the Total Revolving Outstandings at any time exceed the Aggregate Revolving Commitments then in effect, the Borrower shall immediately prepay Revolving Loans and/or the Swing Line Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b) unless after the prepayment in full of the Revolving Loans and Swing Line Loans, the Total Revolving Outstandings exceed the Aggregate Revolving Commitments then in effect. The Administrative Agent may, at any time and from time to time after the initial deposit of such Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of further exchange rate fluctuations. If the Administrative Agent notifies the Borrower at any time that the Outstanding Amount of all Loans denominated in Alternative Currencies at such time exceeds an amount equal to 105% of the Alternative Currency Sublimit then in effect, then, within two Business Days after receipt of such notice, the Borrower shall prepay Loans in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Alternative Currency Sublimit then in effect. All amounts required to be paid pursuant to this Section 2.05(b) shall be applied to Revolving Loans and Swing Line Loans and (after all Revolving Loans and all Swing Line Loans have been repaid) to Cash Collateralize L/C Obligations.

Within the parameters of the applications set forth above, prepayments shall be applied first to Base Rate Loans and then to Eurocurrency Rate Loans in direct order of Interest Period maturities (beginning with the earliest maturity). All prepayments under this Section 2.05 shall be subject to Section 3.05, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.

2.06 Termination or Reduction of Revolving Commitments.

The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Revolving Commitments, or from time to time permanently reduce the Aggregate Revolving Commitments to an amount not less than the Outstanding Amount of Revolving Loans, Swing Line Loans and L/C Obligations; provided that (i) any such notice shall be received by the Administrative Agent not later than 12:00 noon five (5) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $2,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) if, after giving effect to any reduction of the Aggregate Revolving Commitments, the Alternative Currency Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Revolving Commitments, such sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Revolving Commitments. The amount of any such Aggregate Revolving Commitment reduction shall not be applied to the Alternative Currency Sublimit unless otherwise specified by the Borrower. Any reduction of the Aggregate Revolving Commitments shall be applied to the Revolving Commitment of each Lender according to its Pro Rata Share. All fees accrued with respect thereto until the effective date of any termination of the Aggregate Revolving Commitments shall be paid on the effective date of such termination.

2.07 Repayment of Loans.

(a) Revolving Loans. The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of all Revolving Loans outstanding on such date.

(b) Swing Line Loans. The Borrower shall repay to the Swing Line Lender the aggregate principal amount of each Swing Line Loan on the earlier to occur of (i) demand by the Swing Line Lender and (ii) the Maturity Date.

2.08 Interest.

(a) Revolving Loans and Swing Line Loans.

(i) Subject to the provisions of subsection (ii) below, (A) each Revolving Loan that is a Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of (I) the Eurocurrency Rate for such Interest Period plus (II) the Applicable Rate plus (in the case of a Eurocurrency Rate Loan of any Lender which is lent from a Lending Office in the United Kingdom or a Participating Member State) the Mandatory Cost; (B) each Revolving Loan that is a Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (C) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(ii) Interest on each Revolving Loan and Swing Line Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(b) Default Rate. Upon the occurrence and during the continuation of an Event of Default, the Borrower shall pay interest on the principal amount of all outstanding Obligations at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

2.09 Fees.

In addition to certain fees described in subsections (i) and (j) of Section 2.03:

(a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share, a commitment fee, in Dollars, at a rate per annum equal to the product of (i) the Applicable Rate times (ii) the actual daily amount by which the Aggregate Revolving Commitments exceed the sum of (y) the Outstanding Amount of Revolving Loans and (z) the Outstanding Amount of L/C Obligations. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article V is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date; provided, that (A) no such commitment fee shall accrue on the Revolving Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender and (B) any such commitment fee accrued with respect to the Revolving Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. For purposes of clarification, Swing Line Loans shall not be considered outstanding for purposes of determining the unused portion of the Aggregate Revolving Commitments.

(b) Administrative Agent Fee Letter. The Borrower shall pay to MLPF&S and the Administrative Agent for their own respective accounts fees, in Dollars, in the amounts and at the times specified in the Administrative Agent Fee Letter. Such fees shall be fully earned when paid and shall be non-refundable for any reason whatsoever.

2.10 Computation of Interest and Fees.

All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurocurrency Rate) and for Eurocurrency Rate Loans denominated in Sterling shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year), or, in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice.

2.11 Evidence of Debt.

(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a promissory note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each such promissory note shall (i) in the case of Revolving Loans, be in the form of Exhibit C-1 (a “Revolving Note”) and (ii) in the case of Swing Line Loans, be in the form of Exhibit C-2 (a “Swing Line Note”). Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12 Payments Generally; Administrative Agent’s Clawback.

(a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or set-off. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrower hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, the Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to the applicable L/C Issuer its applicable share or each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent (i) after 2:00 p.m., in the case of payment in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b) Subject to the definition of “Interest Period”, if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(c) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward costs and expenses (including Attorney Costs and amounts payable under Article III) incurred by the Administrative Agent and each Lender, (ii) second, toward repayment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (iii) third, toward repayment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

(d) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurocurrency Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans; provided, however that the Administrative Agent may not make demand therefor upon the Borrower unless such Lender fails to pay such amount forthwith upon the Administrative Agent’s demand therefor. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(e) Unless the Administrative Agent shall have received notice from the Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders or any L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the appropriate Lenders or L/C Issuers, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the appropriate Lenders or the L/C Issuers, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuers, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.

(f) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article V are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(g) The obligations of the Lenders hereunder to make Revolving Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation in Letters of Credit or Swing Line Loans or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation in Letters of Credit or Swing Line Loans or to make its payment under Section 11.04(c).

(h) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.13	Sharing of Payments by Lenders.

If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it (but not including any amounts applied by the Swing Line Lender to outstanding Swing Line Loans), any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 11.08) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

2.14 Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendment. The Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 11.01.

(ii) Reallocation of Payments. Any payment of principal, interest, fees or other amount received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 2.13 or Section 11.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to any L/C Issuer or Swing Line Lender hereunder; third, if so determined by the Administrative Agent or requested by the applicable L/C Issuer or Swing Line Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swing Line Loan or Letter of Credit; fourth, as the Borrower may request (so long as no Default or Event of Default exists and is continuing), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower (with respect to the Borrower, so long as no Default or Event of Default exists and is continuing), to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, any L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any L/C Issuer or Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, that, if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 5.02 were satisfied or waived, such payment shall be applied solely to the pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.14(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. The Defaulting Lender (x) shall not be entitled to receive any commitment fee pursuant to Section 2.09(a) for any period during which such Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit fees as provided in Section 2.03(i).

(iv) Reallocation of Pro Rata Shares to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans pursuant to Sections 2.03 and 2.04, the “Pro Rata Share” of each non-Defaulting Lender shall be computed without giving effect to the Commitment of that Defaulting Lender; provided, that, (x) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists; and (y) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Line Loans shall not exceed the positive difference, if any, of (1) the Commitment of that non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Revolving Loans of that Lender.

(b) Defaulting Lender Cure. If the Borrower, the Administrative Agent, Swing Line Lender and the applicable L/C Issuer agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determined to be necessary to cause the Revolving Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Shares (without giving effect to Section 2.14(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided, that, no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.

(c) Assignment of Commitments. If a Lender becomes a Defaulting Lender, such Defaulting Lender may be replaced as provided in Section 11.15.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01 Taxes.

(a) Subject to Section 11.14 and except as provided in this Section 3.01, any and all payments by any Loan Party to or for the account of the Administrative Agent, any L/C Issuer or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of the Administrative Agent, each L/C Issuer and each Lender, (x) taxes imposed on or measured by its overall net income or overall gross receipts, and franchise taxes and similar taxes imposed on it, by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent, such L/C Issuer or such Lender, as the case may be, is organized or maintains a lending office or maintained a lending office from which Credit Extensions were made, and (y) taxes imposed on any “withholdable payment” payable to such recipient as a result of the failure of such recipient to satisfy the applicable requirements to establish that such payment is exempt from withholding under FATCA (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as “Taxes”). If any Loan Party shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent, any L/C Issuer or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), each of the Administrative Agent, such L/C Issuer and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make such deductions, (iii) such Loan Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within thirty days after the date of such payment, such Loan Party shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

(b) In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as “Other Taxes”).

(c) The Borrower agrees to indemnify the Administrative Agent, each L/C Issuer and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent, such L/C Issuer and such Lender and (ii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto and not arising or resulting from or by reason of any gross negligence or willful misconduct of the Administrative Agent as determined by a final and nonappealable judgment of a court of competent jurisdiction, any L/C Issuer or any Lender, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided the Administrative Agent, such L/C Issuer and such Lender, as the case may be, provides the Borrower with a written record therefor setting forth in reasonable detail the basis and calculation of such amounts; provided further that the Borrower shall not be required to indemnify the Administrative Agent, such L/C Issuer and such Lender, as the case may be, for such Taxes, Other Taxes and liabilities arising therefrom or with respect thereto for which written notice was received by the Administrative Agent, such L/C Issuer or such Lender from the appropriate Governmental Authority more than 180 days prior to the date the Administrative Agent, such L/C Issuer or such Lender, as the case may be, notifies the Borrower of such Taxes, Other Taxes and any liabilities arising therefrom or with respect thereto. Payment under this subsection (c) shall be made within thirty days after the date the Lender, the applicable L/C Issuer or the Administrative Agent makes a demand therefor.

(d) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.01(a) or Section 3.01(c) with respect to such Lender, it will, if requested by the Borrower, use reasonable commercial efforts (subject to such Lender’s overall internal policies of general application) to designate another lending office for any Loan or Letter of Credit affected by such event with the object of avoiding the consequences of such event; provided that such designation is made on terms that, in the reasonable judgment of such Lender, cause such Lender and its lending office(s) to suffer no material economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section 3.01(d) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Section 3.01(a) and Section 3.01(c).

(e) Notwithstanding any provision contained herein to the contrary, any indemnity with respect to taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges imposed by any Governmental Authority on any payment made by any Loan Party to or for the account of the Administrative Agent, any L/C Issuer or any Lender under any Loan Document, or any liabilities with respect thereto, shall be governed solely and exclusively by this Section 3.01 and Section 11.14.

(f) If the Administrative Agent, any L/C Issuer or any Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all reasonably incurred out-of-pocket expenses incurred in connection therewith and less any loss or plus any gain realized in the conversion of such funds from or to another currency incurred by the Administrative Agent, such L/C Issuer or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent, such L/C Issuer or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or such L/C Issuer if the Administrative Agent, such L/C Issuer or such Lender is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, any L/C Issuer or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

3.02 Illegality.

If any Lender reasonably determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurocurrency Rate Loans (whether denominated in Dollars or an Alternative

Currency), or to determine or charge interest rates based upon the Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurocurrency Rate Loans in the affected currency or currencies or to convert Base Rate Loans to Eurocurrency Rate Loans shall be suspended and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurocurrency Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist, which notice such Lender agrees to give promptly following such determination Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars, convert all Eurocurrency Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurocurrency Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurocurrency Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurocurrency Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

3.03 Inability to Determine Rates.

If the Required Lenders reasonably determine that for any reason in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof that (a) deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurocurrency Base Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan (whether denominated in Dollars or in an Alternative Currency) or in connection with an existing or proposed Base Rate Loan, or (c) that the Eurocurrency Base Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the Administrative Agent will promptly notify the Borrower and all Lenders. Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans in the affected currency or currencies shall be suspended and (y) in the event of a determination described in the preceding sentence with respect to the Eurocurrency Rate component of the Base Rate, the utilization of the Eurocurrency Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent revokes such notice. Upon receipt of such notice, the Borrower may revoke (without regard to any notice period that may otherwise be required hereunder) any pending request for a Borrowing, conversion or continuation of Eurocurrency Rate Loans in the affected currency or currencies or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein to the extent available (or, in the case of a pending request for a Loan denominated in an Alternative Currency, the Borrower and the Lenders may establish a mutually acceptable alternative rate).

3.04 Increased Cost; Reserves on Eurocurrency Rate Loans.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except (A) any reserve requirement contemplated by Section 3.04(e) and (B) the requirements of the Bank of England and the Financial Services Authority or the European Central Bank reflected in the Mandatory Cost, other than as set forth below) or any L/C Issuer;

(ii) subject any Lender or any L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurocurrency Rate Loan made by it, or change the basis of taxation of payments to such Lender or such L/C Issuer in respect thereof (except for Taxes or Other Taxes (as to which Section 3.01 and Section 11.14 shall govern), and changes in the basis of taxation of overall net income, overall gross income, franchise taxes or similar taxes by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office or maintained a lending office from which Credit Extensions were made;

(iii) impose on any Lender or any L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurocurrency Rate Loans made by such Lender or any Letter of Credit or participation therein; or

(iv) result in the failure of the Mandatory Cost, as calculated hereunder, to represent the cost to any Lender of complying with the requirements of the Bank of England and/or the Financial Services Authority or the European Central Bank in relation to its making, funding or maintaining Eurocurrency Rate Loans denominated in an Alternative Currency;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan the interest on which is determined by reference to the Eurocurrency Rate (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such L/C Issuer, the Borrower will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or any L/C Issuer determines that any Change in Law affecting such Lender or such L/C Issuer or any Lending Office of such Lender or such Lender’s or such L/C Issuer’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or such L/C Issuer’s capital or on the capital of such Lender’s or such L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such L/C Issuer’s policies and the policies of such Lender’s or such L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or an L/C Issuer setting forth in reasonable detail the basis for and calculation of the amount or amounts necessary to compensate such Lender or such L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or such L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or any L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or such L/C Issuer’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or an L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or such L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e) Additional Reserve Requirements. The Borrower shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently referred to as “Eurocurrency liabilities” in Regulation D of the FRB), additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest or costs shall be due and payable 10 days from receipt of such notice.

3.05 Funding Losses.

Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or reasonable expense actually incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Eurocurrency Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Eurocurrency Rate Loan on the date or in the amount notified by the Borrower;

(c) any assignment of a Eurocurrency Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 11.15; or

(d) any failure by the Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency;

including any loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Base Rate used in determining the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.

3.06 Matters Applicable to all Requests for Compensation.

(a) A certificate of the Administrative Agent or any Lender claiming compensation under this Article III and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

(b) Upon any Lender’s making a claim for compensation under Section 3.01 or 3.04, the Borrower may replace such Lender in accordance with Section 11.15.

(c) If any Lender requests compensation under Section 3.04, or any Borrower is required to pay any additional amount to any Lender, any L/C Issuer or any Governmental Authority for the account of any Lender or any L/C Issuer pursuant to Section 3.01, then such Lender or such L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender or such L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, and (ii) in each case, would not subject such Lender or such L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or such L/C Issuer, as the case may be. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or any L/C Issuer in connection with any such designation or assignment.

3.07 Survival.

All of the Borrower’s obligations under this Article III shall survive the termination of the Aggregate Revolving Commitments and repayment of all other Obligations hereunder.

ARTICLE IV

GUARANTY

4.01 The Guaranty.

Each of the Guarantors hereby jointly and severally guarantees to each Lender, each Swap Bank, each Treasury Management Bank and the Administrative Agent as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay, in Dollars, the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, Swap Contracts or Treasury Management Agreements, the obligations of each Guarantor under this Agreement and the other Loan Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under the Debtor Relief Laws or any comparable provisions of any applicable state law.

4.02 Obligations Unconditional.

The obligations of the Guarantors under Section 4.01 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents, Swap Contracts or Treasury Management Agreements, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.02 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor for amounts paid under this Article IV until such time as the Obligations have been paid in full and the Revolving Commitments have expired or terminated. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above:

(a) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

(b) any of the acts mentioned in any of the provisions of any of the Loan Documents, any Swap Contract or any Treasury Management Agreement between any Loan Party and any Lender, any Affiliate of a Lender, any Swap Bank or any Treasury Management Bank or any other agreement or instrument referred to in the Loan Documents, such Swap Contracts or Treasury Management Agreement shall be done or omitted;

(c) the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents, any Swap Contract between any Loan Party and a Swap Bank, any Treasury Management Agreement between any Loan Party and a Treasury Management Bank or any other agreement or instrument referred to in the Loan Documents, such Swap Contracts or such Treasury Management Agreement shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

(d) any Lien granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Obligations shall fail to attach or be perfected; or

(e) any of the Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest, notice of intent to accelerate, any notice of acceleration and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents, any Swap Contract between any Loan Party and a Swap Bank, any Treasury Management Agreement between any Loan Party and any Treasury Management Bank, or any other agreement or instrument referred to in the Loan Documents, such Swap Contracts or such Treasury Management Agreement or against any other Person under any other guarantee of, or security for, any of the Obligations.

4.03 Reinstatement.

The obligations of the Guarantors under this Article IV shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

4.04 Certain Additional Waivers.

Each Guarantor further agrees that such Guarantor shall have no right of recourse to security for the Obligations, except through the exercise of rights of subrogation pursuant to Section 4.02 and through the exercise of rights of contribution pursuant to Section 4.06.

4.05 Remedies.

The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in Section 9.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9.02) for purposes of Section 4.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 4.01. The Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the Lenders may exercise their remedies thereunder in accordance with the terms thereof.

4.06 Rights of Contribution.

The Guarantors agree among themselves that, in connection with payments made hereunder, each Guarantor shall have subrogation and contribution rights against the other Guarantors as permitted under applicable law and, in addition, shall also have a right of contribution against all other Loan Parties in respect of any such payment pro rata among the Loan Parties based on their respective fair value as enterprises. Such subrogation and contribution rights shall be subordinate and subject in right of payment to the obligations of such Guarantors under the Loan Documents and no Guarantor shall exercise such rights of subrogation and contribution until all Obligations (other than contingent indemnification obligations that survive the termination of this Agreement) have been paid in full and the Commitments have terminated.

4.07 Guarantee of Payment; Continuing Guarantee.

The guarantee in this Article IV is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Obligations whenever arising.

ARTICLE V

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

5.01 Conditions of Initial Credit Extension.

The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a) Loan Documents. Receipt by the Administrative Agent of executed counterparts of this Agreement and the other Loan Documents, each properly executed by a Responsible Officer of the signing Loan Party and, in the case of this Agreement, by each Lender.

(b) Opinions of Counsel. Receipt by the Administrative Agent of favorable opinions of general counsel of the Loan Parties and legal counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, dated as of the Closing Date, and in form and substance reasonably satisfactory to the Administrative Agent.

(c) Financial Statements. The Administrative Agent shall have received:

(i) consolidated financial statements of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2010, including balance sheets and income and cash flow statements, in each case audited by independent public accountants of recognized national standing and prepared in conformity with GAAP; and

(ii) unaudited consolidated financial statements of the Borrower and its Subsidiaries for the three month period ending March 31, 2011, including balance sheets and statements of income or operations, shareholders’ equity and cash flows (the “Interim Financial Statements”).

(d) No Material Adverse Change. There shall not have occurred a material adverse change since December 31, 2010 in the business, assets, properties, liabilities (actual or contingent), operations, financial condition or prospects of the Borrower and its Subsidiaries taken as a whole.

(e) Litigation. There shall not exist any action, suit, investigation or proceeding pending or threatened in any court or before an arbitrator or Governmental Authority that would reasonably be expected to have a Material Adverse Effect.

(f) Organization Documents, Resolutions, Etc. Receipt by the Administrative Agent of the following, each of which shall be originals or facsimiles (followed promptly by originals), in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:

(i) copies of the Organization Documents of each Loan Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary of such Loan Party to be true and correct as of the Closing Date;

(ii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party; and

(iii) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its state of organization or formation, the state of its principal place of business and each other jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

(g) Perfection and Priority of Liens on Personal Property. Receipt by the Administrative Agent of the following:

(i) searches of Uniform Commercial Code filings in the jurisdiction of formation of each Loan Party or where a filing would need to be made in order to perfect the Administrative Agent’s security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens;

(ii) all certificates evidencing any certificated Capital Stock pledged to the Administrative Agent pursuant to the Pledge Agreement, together with duly executed in blank, undated stock powers attached thereto (unless, with respect to the pledged Capital Stock of any Foreign Subsidiary, such stock powers are deemed unnecessary by the Administrative Agent in its reasonable discretion under the law of the jurisdiction of incorporation of such Person);

(iii) searches of ownership of, and Liens on, intellectual property of each Loan Party in the appropriate governmental offices; and

(iv) duly executed notices of grant of security interest in the form required by the Security Agreement as are necessary, in the Administrative Agent’s reasonable discretion, to perfect the Administrative Agent’s security interest in the intellectual property of the Loan Parties.

(h) Real Property. Subject to Section 7.15(b), receipt by the Administrative Agent of the following:

(i) fully executed and notarized Mortgages encumbering the fee interest of any Loan Party in each of the real properties designated as a Mortgaged Property on Schedule 6.20; and

(ii) ALTA mortgagee title insurance policies issued by a title insurance company reasonably acceptable to the Administrative Agent with respect to each Mortgaged Property, assuring the Administrative Agent that each of the Mortgages creates a valid and enforceable first priority mortgage lien on the applicable Mortgaged Property, free and clear of all defects and encumbrances except Permitted Liens, which title insurance policies shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent and shall include such endorsements as are reasonably requested by the Administrative Agent.

(i) Certified Debt Documents. The Administrative Agent shall have received copies, certified by an officer of the Borrower as true and complete, of the Underwriting Agreement (including all exhibits and schedules thereto) as originally executed and delivered, together with any amendments or modifications to the Underwriting Agreement as of the Closing Date.

(j) Evidence of Insurance. Receipt by the Administrative Agent of copies of insurance policies or certificates of insurance of the Loan Parties evidencing liability and casualty insurance meeting the requirements set forth in the Loan Documents, including, but not limited to, naming the Administrative Agent as additional insured (in the case of liability insurance) or loss payee (in the case of hazard insurance) on behalf of the Lenders.

(k) Closing Certificate. Receipt by the Administrative Agent of a certificate signed by a Responsible Officer of the Borrower certifying that the conditions specified in Sections 5.01(d) and (e) and Sections 5.02(a), (b) and (c) have been satisfied.

(l) Fees. Receipt by the Administrative Agent and the Lenders of any fees required to be paid on or before the Closing Date.

(m) Attorney Costs. Unless waived by the Administrative Agent, the Borrower shall have paid all Attorney Costs of the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

(n) Other. Receipt by the Administrative Agent and the Lenders of such other documents, instruments, agreements and information as reasonably requested by the Administrative Agent or any Lender, including, but not limited to, information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership, environmental matters, contingent liabilities and management of the Borrower and its Subsidiaries.

Without limiting the generality of the provisions of Section 10.04, for purposes of determining compliance with the conditions specified in this Section 5.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

5.02 Conditions to all Credit Extensions.

The obligation of each Lender or each L/C Issuer to honor any Request for Credit Extension is subject to the following conditions precedent:

(a) The representations and warranties of the Borrower and each other Loan Party contained in Article VI or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 5.02, (i) the representations and warranties contained in subsections (a) and (b) of Section 6.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01, and (ii) the representations and warranties contained in Section 6.19 shall not apply following the Collateral Release (if such event occurs) and prior to the Collateral Reinstatement Date (if such date occurs).

(b) No Default or Event of Default shall exist, or would result from such proposed Credit Extension.

(c) There shall not have been commenced against the Borrower or any Subsidiary (other than an Immaterial Subsidiary) an involuntary case under any applicable Debtor Relief Law, now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed.

(d) The Administrative Agent and, if applicable, the applicable L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

(e) In the case of a Credit Extension to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent, the Required Lenders (in the case of any Loans to be denominated in an Alternative Currency) or the applicable L/C Issuer (in the case of any Letter of Credit to be denominated in an Alternative Currency) would make it impracticable for such Credit Extension to be denominated in the relevant Alternative Currency.

Each Request for Credit Extension submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 5.02(a), (b) and (c) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

The Loan Parties represent and warrant to the Administrative Agent and the Lenders that:

6.01 Existence, Qualification and Power.

Each Loan Party (a) is a corporation, partnership or limited liability company duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.02 Authorization; No Contravention.

The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not (a) contravene the terms of any of such Person’s Organization Documents; (b) in any material respect, conflict with or result in any breach or contravention of, or the creation of any Lien (other than any Lien pursuant to the Loan Documents) under (i) any material Contractual Obligation to which such Person is a party or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law (including, without limitation, Regulation U or Regulation X issued by the FRB).

6.03 Governmental Authorization; Other Consents.

No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect to any material Contractual Obligation is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document other than (a) those that have already been obtained and are in full force and effect, (b) filings to perfect the Liens created by the Collateral Documents, (c) the required approval, if any, of (i) the applicable Governmental Authorities with respect to the pledge or transfer of assets or Capital Stock of any Regulated Subsidiary, including pursuant to the terms and conditions of the Pledge Agreement and the Security Agreement and (ii) the United States Federal Communications Commission with respect to the transfer of assets or Capital Stock of any Subsidiary licensed by the Federal Communications Commission or otherwise authorized by it to provide telecommunications service, including pursuant to the terms and conditions of the Pledge Agreement and the Security Agreement and (d) any notices required in connection with Liens against any accounts or accounts receivable from any Governmental Authority.

6.04 Binding Effect.

This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party thereto. This Agreement and each other Loan Document constitutes a legal, valid and binding obligation of each Loan Party that is party thereto, enforceable against each such Loan Party in accordance with its terms except as enforceability may be limited by applicable Debtor Relief Laws and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

6.05 Financial Statements; No Material Adverse Effect.

(a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, commitments and Indebtedness (to the extent required to be shown in accordance with GAAP).

(b) The Interim Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness (to the extent required to be shown in accordance with GAAP).

(c) From the date of the Audited Financial Statements to and including the Closing Date, there has been no Disposition by the Borrower or any Subsidiary, or any Involuntary Disposition, of any material part of the business or Property of the Borrower and its Subsidiaries, taken as a whole, and no purchase or other acquisition by any of them of any business or Property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of the Borrower and its Subsidiaries, taken as a whole, in each case, which is not reflected in the foregoing financial statements or in the notes thereto or has not otherwise been disclosed in writing to the Lenders on or prior to the Closing Date.

(d) The financial statements delivered pursuant to Section 7.01(a) and (b), if any, have been prepared in accordance with GAAP (except as may otherwise be permitted under Section 7.01(a) and (b)) and present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of the Borrower and its Subsidiaries as of such date and for such periods.

(e) Since the date of the Audited Financial Statements, there has been no event or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

6.06 Litigation.

There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Responsible Officers of the Loan Parties after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their Properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or (b) would reasonably be expected to have a Material Adverse Effect.

6.07 No Default.

(a) Neither the Borrower nor any Subsidiary is in default under or with respect to any Contractual Obligation that could reasonably be expected to have a Material Adverse Effect.

(b) No Default has occurred and is continuing.

6.08 Ownership of Property; Liens.

Each of the Borrower and its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Property of the Borrower and its Subsidiaries is subject to no Liens, other than Permitted Liens.

6.09 Environmental Compliance.

Except as could not reasonably be expected to have a Material Adverse Effect:

(a) Each of the Facilities and all operations at the Facilities are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Facilities or the Businesses, and there are no conditions relating to the Facilities or the Businesses that could give rise to liability under any applicable Environmental Laws.

(b) None of the Facilities contains, or has previously contained, any Hazardous Materials at, on or under the Facilities in amounts or concentrations that constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

(c) Neither the Borrower nor any Subsidiary has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Facilities or the Businesses, nor does any Responsible Officer of any Loan Party have knowledge or reason to believe that any such notice will be received or is being threatened.

(d) Hazardous Materials have not been transported or disposed of from the Facilities, or generated, treated, stored or disposed of at, on or under any of the Facilities or any other location, in each case by or on behalf of the Borrower or any Subsidiary in violation of, or in a manner that would be reasonably likely to give rise to liability under, any applicable Environmental Law.

(e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Responsible Officers of the Loan Parties, threatened, under any Environmental Law to which the Borrower or any Subsidiary is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Borrower, any Subsidiary, the Facilities or the Businesses.

(f) There has been no release or, threat of release of Hazardous Materials at or from the Facilities, or arising from or related to the operations (including, without limitation, disposal) of the Borrower or any Subsidiary in connection with the Facilities or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

6.10 Insurance.

The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates. The insurance coverage of the Loan Parties as in effect on the Closing Date is outlined as to carrier, policy number, expiration date, type, amount and deductibles on Schedule 6.10.

6.11 Taxes.

The Borrower and its Subsidiaries have filed all federal, material state and other material tax returns and reports required to be filed, and have paid all material federal, material state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect.

6.12 ERISA Compliance.

(a) Each Plan (other than a Multiemployer Plan) is in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code and other federal or state laws. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Internal Revenue Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Internal Revenue Code or an application for such a letter is currently being processed by the IRS. To the best knowledge of the Loan Parties, nothing has occurred that would prevent, or cause the loss of, such tax-qualified status.

(b) There are no pending or, to the best knowledge of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan (other than a Multiemployer Plan) that could be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan (other than a Multiemployer Plan) that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) No ERISA Event has occurred and neither the Borrower nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) the Borrower and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Internal Revenue Code) is sixty percent (60%) or higher and neither the Borrower nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below sixty percent (60%) as of the most recent valuation date; (iv) neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

6.13 Subsidiaries.

Set forth on Schedule 6.13 is a complete and accurate list as of the Closing Date of each Subsidiary, together with (i) jurisdiction of formation, (ii) number of shares of each class of Capital Stock outstanding, (iii) number and percentage of outstanding shares of each class owned (directly or indirectly) by the Borrower or any Subsidiary and (iv) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto. The outstanding Capital Stock of each Subsidiary is validly issued, fully paid and non-assessable.

6.14 Margin Regulations; Investment Company Act.

(a) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis) subject to the provisions of Section 8.01 or Section 8.05 or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 9.01(e) will be margin stock.

(b) None of the Borrower or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

6.15 Disclosure.

No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

6.16 Compliance with Laws.

Each of the Borrower and each Subsidiary is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its Properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.17 Intellectual Property; Licenses, Etc.

The Borrower and its Subsidiaries own, or possess the legal right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses. Set forth on Schedule 6.17 is a list of all IP Rights registered or pending registration with the United States Copyright Office or the United States Patent and Trademark Office and owned by each Loan Party as of the Closing Date. Except for such claims and infringements that could not reasonably be expected to have a Material Adverse Effect, no claim has been asserted and is pending by any Person challenging or questioning the use of any IP Rights or the validity or effectiveness of any IP Rights, nor does any Loan Party know of any such claim, and, to the knowledge of the Responsible Officers of the Loan Parties, the use of any IP Rights by the Borrower or any Subsidiary or the granting of a right or a license in respect of any IP Rights from the Borrower or any Subsidiary does not infringe on the rights of any Person. As of the Closing Date, none of the IP Rights owned by any of the Loan Parties is subject to any licensing agreement or similar arrangement except as set forth on Schedule 6.17.

6.18 Solvency.

The Loan Parties are Solvent on a consolidated basis.

6.19 Perfection of Security Interests in the Collateral.

The Collateral Documents create valid security interests in, and Liens on, the Collateral purported to be covered thereby, which security interests and Liens will, upon filing of all requisite financing statements and Mortgages, be perfected security interests and Liens, prior to all other Liens other than Permitted Liens.

6.20 Real Property.

Set forth on Schedule 6.20 is a list of all real property located in the United States that is owned or leased by the Loan Parties as of the Closing Date. The exact legal name of each Loan Party and state of organization of the Borrower is as set forth on the signature pages hereto.

6.21 [Intentionally Omitted]

6.22 Labor Matters.

There are no labor strikes, lock-outs, slow downs, work stoppages or similar events pending or, to the knowledge of the Responsible Officers of the Loan Parties, threatened against the Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect and neither the Borrower nor any Subsidiary has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years.

6.23 Subordination.

The subordination provisions contained in the documentation governing any Permitted Subordinated Indebtedness are enforceable against the Borrower, the Guarantors and the holders of the obligations under such Permitted Subordinated Indebtedness, and all Obligations hereunder and under the other Loan Documents are within the definitions of “Senior Indebtedness” (or any comparable term) and “Designated Senior Indebtedness” (or any comparable term) included in such subordination provisions.

6.24 Regulated Subsidiaries.

As of the Closing Date, no Subsidiary of the Borrower (other than Sunesys, LLC and Sunesys of Virginia, Inc.) is a Regulated Subsidiary.

ARTICLE VII

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Revolving Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than any contingent indemnity obligations that, by their terms, survive the termination of this Agreement) or any Letter of Credit shall remain outstanding, the Loan Parties shall and shall cause each Subsidiary to:

7.01 Financial Statements.

Deliver to the Administrative Agent (who will make available to the Lenders):

(a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; and

(b) as soon as available, but in any event within fifty days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

As to any information contained in materials furnished pursuant to Section 7.02(d), the Borrower shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in subsections (a) and (b) above at the times specified therein.

7.02 Certificates; Other Information.

Deliver to the Administrative Agent (who will make available to the Lenders), in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

(a) concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower;

(b) concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and (b), any budget of the Borrower and its Subsidiaries which has been approved by the board of directors of the Borrower;

(c) concurrently with the delivery of the financial statements referred to in Sections 7.01(a), a certificate of a Responsible Officer of the Borrower containing information regarding the amount of all Dispositions, Involuntary Dispositions, Debt Issuances, Equity Issuances and Acquisitions, in any one instance exceeding $1,000,000, that occurred during the period covered by such financial statements;

(d) promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them;

(e) promptly after the same are available, (i) copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may deliver, file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934 or to a holder of any Indebtedness owed by the Borrower or any Subsidiary in its capacity as such a holder (including, without limitation, copies of all notices and other information delivered to or received from the Surety) and not otherwise required to be delivered to the Administrative Agent pursuant hereto and (ii) upon the request of the Administrative Agent, all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters;

(f) promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request; and

(g) concurrently with the delivery of the financial statements referred to in Section 7.01(a), (i) a certificate of a Responsible Officer of the Borrower listing (A) all registration numbers for all patents, trademarks, service marks, trade names and copyrights awarded to any Loan Party since the last day of the immediately preceding fiscal period and (B) all patent applications, trademark applications, service mark applications, trade names and copyrights awarded to any Loan Party since the last day of the immediately preceding fiscal period and the status of such application, and (ii) attaching the insurance binder or other evidence of insurance for any insurance coverage of the Borrower or any Subsidiary that was renewed, replaced or modified during the period covered by such financial statements.

Documents required to be delivered pursuant to Section 7.01(a) or (b) or Section 7.02(e) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on the Borrower’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such documents other than any documents filed with the SEC that are publicly available on the SEC’s Internet website. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 7.02(a) to the Administrative Agent and each of the Lenders. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

7.03 Notices.

(a) Promptly (and in any event within 5 Business Days) notify the Administrative Agent and each Lender of the occurrence of any Default.

(b) Promptly notify the Administrative Agent and each Lender of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including, if it has resulted or could reasonably be expected to result in a Material Adverse Effect, (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws.

(c) Promptly notify the Administrative Agent and each Lender of the occurrence of any ERISA Event.

(d) Promptly notify the Administrative Agent and each Lender of any material change in accounting policies or financial reporting practices by the Borrower or any Subsidiary.

(e) Promptly (and in any event within 5 Business Days) notify the Administrative Agent of any change in any senior secured (non-credit enhanced) debt rating of the Borrower.

(f) Promptly notify the Administrative Agent and each Lender of the occurrence of (i) any Event of Default under and as defined in the Underwriting Agreement or (ii) any fact, condition or event that only with the giving of notice or passage of time or both, would become an Event of Default under and as defined in the Underwriting Agreement.

Each notice pursuant to this Section 7.03(a), (b), (c), (d) and (f) shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 7.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached by any Loan Party. Each notice pursuant to Section 7.03(f) shall describe with particularity any and all provisions of any Surety Credit Document that have been breached.

7.04 Payment of Obligations.

Pay and discharge as the same shall become due and payable, all its material obligations and liabilities, including (a) all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary; (b) all material lawful claims which, if unpaid, would by law become a Lien upon its Property, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary; and (c) all material Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

7.05	Preservation of Existence, Etc.

(a) (i) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 8.04 or 8.05 and (ii) preserve, renew and maintain in full force and effect its good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 8.04 or 8.05 or except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b) Take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c) Preserve or renew all of its material registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

7.06 Maintenance of Properties.

(a) Maintain, preserve and protect all of its material Properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted.

(b) Make all necessary repairs to all of its Properties and equipment and necessary renewals and replacements thereof, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c) Use the standard of care typical in the industry in the operation and maintenance of its facilities.

7.07	Maintenance of Insurance.

Maintain in full force and effect insurance (including worker’s compensation insurance, liability insurance, casualty insurance and business interruption insurance) with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates. The Administrative Agent shall be named as loss payee or mortgagee, as its interest may appear, and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent, that it will give the Administrative Agent thirty (30) days prior written notice before any such policy or policies shall be altered or canceled.

7.08 Compliance with Laws.

Comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or Property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

7.09 Books and Records.

(a) Maintain, in all material respects, proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be.

(b) Maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Subsidiary, as the case may be.

7.10 Inspection Rights.

Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its Properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Administrative Agent or such Lender, as the case may be, and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

7.11 Use of Proceeds.

Use the proceeds of the Credit Extensions to (a) refinance existing indebtedness of the Borrower, and (b) finance working capital, capital expenditures and other lawful corporate purposes, provided that in no event shall the proceeds of the Credit Extensions be used in contravention of any Law or of any Loan Document.

7.12 Additional Subsidiaries.

After (x) the acquisition or formation of any Subsidiary (other than a Regulated Subsidiary) or (y) with respect to any Regulated Subsidiary, obtaining the receipt of the approvals and/or consents required by Section 7.16:

(a) within forty-five (45) days, notify the Administrative Agent thereof in writing, together with (i) jurisdiction of formation, (ii) number of shares of each class of Capital Stock outstanding, (iii) number and percentage of outstanding shares of each class owned (directly or indirectly) by the Borrower or any Subsidiary and (iv) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto; and

(b) within sixty (60) days, if such Subsidiary is a Domestic Subsidiary that is a Wholly Owned Subsidiary, cause such Person to (i) become a Guarantor by executing and delivering to the Administrative Agent a Joinder Agreement or such other documents as the Administrative Agent shall reasonably deem appropriate for such purpose, and (ii) deliver to the Administrative Agent (x) documents of the types referred to in Sections 5.01(f) and (g) and (y) favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (i)) such that the Administrative Agent shall at all times have received one satisfactory legal opinion for those Loan Parties (I) that own at least 85% of all assets of the Borrower and its Subsidiaries on a consolidated basis and/or (II) that account for at least 85% of revenues of the Borrower and its Subsidiaries on a consolidated basis as of the four fiscal quarter period most recently ended, all in form, content and scope reasonably satisfactory to the Administrative Agent.

7.13 ERISA Compliance.

Do, and cause each of its ERISA Affiliates to do, each of the following: (a) maintain each Plan (other than a Multiemployer Plan) in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code and other federal or state law; (b) cause each Plan (other than a Multiemployer Plan) that is qualified under Section 401(a) of the Internal Revenue Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412, Section 430 or Section 431 of the Internal Revenue Code.

7.14 Pledged Assets.

(a) Subject to the provisions of Section 7.12 and Section 7.14(b), each Loan Party will (i) cause all of its owned and leased real and personal Property other than Excluded Property to be subject at all times to first priority, perfected and, in the case of real Property (whether leased or owned), title insured Liens in favor of the Administrative Agent to secure the Obligations pursuant to the terms and conditions of the Collateral Documents or, with respect to any such Property acquired subsequent to the Closing Date, such other additional security documents as the Administrative Agent shall reasonably request, subject in any case to Permitted Liens and (ii) deliver such other documentation as the Administrative Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC-1 financing statements, real estate title insurance policies, surveys, certified resolutions and other organizational and authorizing documents of such Person, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above in this Section 7.14 and the perfection of the Administrative Agent’s Liens thereunder) such that the Administrative Agent shall at all times have received one satisfactory legal opinion for those Loan Parties (x) that own at least 85% of all assets of the Borrower and its Subsidiaries on a consolidated basis and/or (y) that account for at least 85% of revenues of the Borrower and its Subsidiaries on a consolidated basis as of the four fiscal quarter period most recently ended and other items of the types required to be delivered pursuant to Section 5.01(g), all in form, content and scope reasonably satisfactory to the Administrative Agent. Without limiting the generality of the above, subject to the provisions of Section 7.12 and Section 7.14(b), the Loan Parties will cause (a) 100% of the issued and outstanding Capital Stock of each Domestic Subsidiary and (b) 65% (or such greater percentage that, due to a change in an applicable Law after the date hereof, (1) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign

Subsidiary’s United States parent and (2) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Capital Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) that in each case is directly owned by the Borrower or any Loan Party in each Foreign Subsidiary (other than any Immaterial Subsidiary) to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent pursuant to the terms and conditions of the Collateral Documents or such other security documents as the Administrative Agent shall reasonably request. If a direct Foreign Subsidiary of any Loan Party ceases to be an Immaterial Subsidiary, such Loan Party shall have sixty (60) days from the date of such occurrence to pledge to the Administrative Agent the Capital Stock of such Foreign Subsidiary required to be pledged pursuant to this Section 7.14 in accordance with the terms of this Section 7.14.

(b) Notwithstanding anything in the Loan Documents to the contrary, subject to prior or concurrent release by the Surety of its liens and security interests granted pursuant to the Surety Credit Documents, including without limitation the Underwriting Agreement, upon notice from the Borrower, on the first date (the “Release Date”) on which the corporate credit rating of the Borrower is BBB- (stable) or higher by S&P and the corporate family rating of the Borrower is Baa3 (stable) or higher by Moody’s, so long as no Default or Event of Default exists on such date or immediately after giving effect to the release of Liens contemplated hereby, all Collateral shall automatically and immediately be released from the Liens created by the Security Agreement, Pledge Agreement and any other Collateral Document, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Loan Parties (the “Collateral Release”). At the request and sole expense of any Loan Party following any such release, the Administrative Agent shall deliver to such Loan Party any Collateral held by the Administrative Agent under any Collateral Document, and execute and deliver to such Loan Party such documents as such Loan Party shall reasonably request to evidence such release. Promptly, and in any event within 60 days (or such longer period as is reasonably acceptable to the Administrative Agent) after notice to the Borrower from the Administrative Agent following the first date after the Release Date on which the corporate credit rating of the Borrower by S&P falls below BBB- or the corporate family rating of the Borrower by Moody’s falls below Baa3, the Borrower shall (i) execute and deliver, and cause each Guarantor to execute and deliver, to the Administrative Agent security documents, in form and substance reasonably satisfactory to the Administrative Agent, pursuant to which the Borrower and each Guarantor shall grant to the Administrative Agent, for the benefit of the holders of the Obligations, a security interest in all property (and types of property) then owned or held by such Person that constituted Collateral under the Security Agreement, Pledge Agreement and any other Collateral Documents as in effect immediately prior to the Release Date and (ii) take, and cause the relevant Subsidiaries to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens all at the expense of the Loan Parties (a “Collateral Reinstatement”). Without limiting the generality of the foregoing, at all times after any Release Date and prior to consummation of a Collateral Reinstatement, Section 6.19 of this Agreement shall be deemed to have been deleted and this Section 7.14(b) shall govern and control to the extent of any conflict between the other provisions of the Loan Documents and this Section 7.14(b).

7.15 Post-Closing Deliverables.

(a) Within forty five (45) days of the Closing Date (or such longer period as the Administrative Agent may provide in its reasonable discretion), the applicable Loan Parties shall (i) pledge to the Administrative Agent the Capital Stock of each Foreign Subsidiary identified on Part (a) of Schedule 7.15 required to be pledged to the Administrative Agent pursuant to Section 7.14, together with stock certificates and undated stock powers executed in blank and (ii) with respect to the Capital Stock pledged to the Administrative Agent pursuant to subclause (a) above, deliver to the Administrative Agent opinions of counsel reasonably satisfactory to the Administrative Agent regarding, among other things, the attachment and perfection of the Administrative Agent’s security interest in such Capital Stock.

(b) Within sixty (60) days of the Closing Date (or such longer period as the Administrative Agent may provide in its reasonable discretion), the Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent, the items identified on Part (b) of Schedule 7.15 for the real Properties identified on Part (b) of Schedule 7.15.

(c) Within thirty (30) days of the Closing Date, the Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent, the items identified on Part (c) of Schedule 7.15 with respect to the IP Rights identified on Part (c) of Schedule 7.15.

7.16 Regulated Subsidiaries.

(a) Within a reasonable period of time (not to exceed fifteen days) following the formation or acquisition of any Regulated Subsidiary after the Closing Date, commence to diligently pursue, on a commercially reasonable basis, all required approvals and consents from each applicable Governmental Authority so that (i) such Regulated Subsidiary may execute and deliver to the Administrative Agent a Joinder Agreement and such other documents required by Section 7.12 and Section 7.14 and (ii) to the extent required by Section 7.14, each parent of such Regulated Subsidiary may pledge the Capital Stock of such Regulated Subsidiary to the Administrative Agent to secure the Obligations pursuant to the Collateral Documents.

(b) After the Closing Date, commence to diligently pursue, on a commercially reasonable basis, all required approvals and consents from each applicable Governmental Authority so that (i) Sunesys, LLC and Sunesys of Virginia, Inc. may execute and deliver to the Administrative Agent a Joinder Agreement and such other documents required by Section 7.12 and Section 7.14 and (ii) InfraSource Incorporated may pledge the Capital Stock of Sunesys, LLC and Sunesys, LLC may pledge the Capital Stock of Sunesys of Virginia, Inc. to the Administrative Agent to secure the Obligations pursuant to the Collateral Documents.

ARTICLE VIII

NEGATIVE COVENANTS

So long as any Lender shall have any Revolving Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than any contingent indemnity obligations that, by their terms, survive the termination of this Agreement) or any Letter of Credit shall remain outstanding, no Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly:

8.01 Liens.

Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a) Liens pursuant to any Loan Document;

(b) Liens existing on the date hereof and listed on Schedule 8.01 and any renewals or extensions thereof, provided that the Property covered thereby is not increased and any renewal or extension of the obligations secured or benefited thereby is permitted by Section 8.03(b);

(c) Liens (other than Liens imposed under ERISA) for taxes, assessments or governmental charges or levies not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established;

(e) pledges or deposits in the ordinary course of business in connection with any insurance and other social security legislation, other than any Lien imposed by ERISA;

(f) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g) easements, rights-of-way, restrictions and other similar encumbrances affecting real property, and any item that is a Permitted Exception as defined in any Mortgage, which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(h) Liens securing judgments for the payment of money (or appeal or other surety bonds relating to such judgments) not in excess of the Threshold Amount (except to the extent covered by independent third-party insurance as to which the insurer does not dispute coverage), unless any such judgment remains undischarged for a period of more than thirty (30) consecutive days during which execution is not effectively stayed;

(i) Liens securing Indebtedness permitted under Section 8.03(f); provided that (i) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness, (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the Property being acquired on the date of acquisition and (iii) such Liens attach to such Property concurrently with or within 120 days after the acquisition thereof;

(j) leases or subleases granted to others not interfering in any material respect with the business of the Borrower or any of its Subsidiaries;

(k) any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases or short term rentals permitted by this Agreement;

(l) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 8.02;

(m) normal and customary rights of set-off upon deposits of cash in favor of banks or other depository institutions;

(n) Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;

(o) Liens securing Indebtedness permitted under Section 8.03(h); provided that such Liens shall be limited to specific Property and shall not be a blanket Lien;

(p) Liens of sellers of goods to the Borrower and any of its Subsidiaries arising under Article 2 of the Uniform Commercial Code or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses;

(q) (i) Liens in favor of the Surety on the Surety Priority Collateral arising pursuant to any of the Surety Credit Documents; provided that such Liens remain subject to the terms of the Intercreditor Agreement, (ii) Liens (provided that those of the Surety shall be subject to the terms of the Intercreditor Agreement) arising as a matter of law which secure the obligations of the Borrower or any Subsidiary (including any Person that becomes a Subsidiary pursuant to a Permitted Acquisition) under any surety bond provided in the ordinary course of business, and (iii) Liens which secure the obligations of any Subsidiary (including any Person with which such Subsidiary is merged or consolidated pursuant to the applicable Permitted Acquisition) that in either case is acquired subsequent to the Closing Date pursuant to a Permitted Acquisition under any surety bonds permitted under Section 8.03(e)(iii); provided that such Liens are terminated within one hundred eighty (180) days of the date of such Permitted Acquisition;

(r) Liens on insurance policies and the proceeds thereof pursuant to insurance premium financing arrangements;

(s) Liens on the assets of Foreign Subsidiaries in connection with financing arrangements (including Indebtedness) for their benefit that are not otherwise prohibited under this Agreement;

(t) Liens on cash reserves securing Indebtedness of the Borrower and its Subsidiaries in respect of surety bonds permitted by Section 8.03(e)(i); provided that the aggregate amount of all such deposits and cash reserves provided by the Borrower and its Subsidiaries in respect of surety bonds permitted by Section 8.03(e)(i) shall not, at any time, exceed ten percent (10%) of the aggregate amount of all such surety bonds permitted by Section 8.03(e)(i);

(u) Liens on machinery and equipment in favor of contract counterparties arising under contracts entered into in the ordinary course of business, provided that such Liens (x) secure only future performance and (y) shall not secure any surety bonds; and

(v) other Liens securing Indebtedness or other obligations in an aggregate amount outstanding not exceeding $30,000,000 at any time.

8.02 Investments.

Make any Investments, except:

(a) Investments held by the Borrower or such Subsidiary in the form of cash or Cash Equivalents;

(b) Investments existing as of the Closing Date and set forth in Schedule 8.02;

(c) Investments in any Person that is a Loan Party;

(d) Investments consisting of extensions of credit in the nature of accounts receivable, prepayments, advances or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from, or of delinquent obligations of, or other disputes with, financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(e) Guarantees permitted by Section 8.03;

(f) Permitted Acquisitions;

(g) to the extent permitted by, and in compliance with, applicable law, (i) loans to employees of the Borrower or any of its Subsidiaries, provided that all such loans shall not exceed $4,000,000 in the aggregate at any one time, and (ii) to the extent they constitute Investments, advances of wages and/or expenses to employees of the Borrower and its Subsidiaries in the ordinary course of business;

(h) deposits made in the ordinary course of business consistent with past practices to secure the performance of leases;

(i) any other Investments in an aggregate amount at any time outstanding not to exceed in the aggregate an amount equal to sum of (A) twenty percent (20%) of Consolidated Net Worth plus (B) the amount of Non-Cash Charges for each fiscal quarter ending after the Closing Date;

(j) any other Investments in an aggregate amount at any time outstanding exceeding in the aggregate an amount equal to sum of (A) twenty percent (20%) of Consolidated Net Worth plus (B) the amount of Non-Cash Charges for each fiscal quarter ending after the Closing Date; provided that immediately after giving effect to the incurrence of any such Investment the Asset Coverage Ratio is not less than 2.0 to 1.0;

(k) Investments (including Indebtedness and Capital Stock) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

(l) Investments by the Borrower or any Subsidiary in Swap Contracts permitted under Section 8.03(d);

(m) To the extent constituting an Investment, any purchase or redemption of Capital Stock of the Borrower permitted by Section 8.06; and

(n) the Investment (whether in the form of a loan or equity contribution) of any Domestic Subsidiary consisting of the assignment of intercompany Indebtedness owing to such Domestic Subsidiary to one or more Foreign Subsidiaries in a single transaction or a series of related transactions; provided, that the aggregate amount of such Investment shall not exceed $200,000,000.

8.03 Indebtedness.

Create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness under the Loan Documents;

(b) Indebtedness of the Borrower and its Subsidiaries set forth in Schedule 8.03 (and renewals, refinancings and extensions thereof on terms and conditions not materially less favorable to the applicable debtor(s); provided that the amount of such Indebtedness is not increased at the time of such renewal, refinancing or extension);

(c) intercompany Indebtedness permitted under Section 8.02;

(d) obligations (contingent or otherwise) of the Borrower or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or Property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(e) (i) obligations of the Borrower or any Subsidiary under surety bonds provided in the ordinary course of business, (ii) obligations of the Borrower and its Subsidiaries under the Surety Credit Documents; provided that such obligations are subject to the terms of the Intercreditor Agreement, and (iii) obligations of any Subsidiary of the Borrower (including any Person with which such Subsidiary is merged or consolidated pursuant to the applicable Permitted Acquisition) that in either case is acquired subsequent to the Closing Date pursuant to a Permitted Acquisition with respect to any surety bonds in existence at the time of the applicable Permitted Acquisition; provided that such surety bonds (x) were provided in the ordinary course of business or (y) are released or replaced with surety bonds issued pursuant to the Surety Credit Documents and subject to the terms of the Intercreditor Agreement, or replaced with surety bonds provided in the ordinary course of business, within one hundred eighty (180) days of the date of such Permitted Acquisition;

(f) purchase money Indebtedness (including obligations and Attributable Indebtedness in respect of Capital Leases or Synthetic Leases) hereafter incurred by the Borrower or any of its Subsidiaries to finance the purchase of fixed assets, and renewals, refinancings and extensions thereof, provided that (i) the total of all such Indebtedness for all such Persons taken together shall not exceed an aggregate principal amount of $50,000,000 at any one time outstanding; (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

(g) any other unsecured Indebtedness; provided that immediately after giving effect to the incurrence of any such unsecured Indebtedness the Loan Parties will be in compliance with the financial covenants set forth in Section 8.11;

(h) secured Indebtedness in an aggregate principal amount not to exceed $100,000,000 at any one time outstanding;

(i) unsecured Indebtedness to a seller incurred in connection with a Permitted Acquisition, provided that (i) such Indebtedness is expressly subordinated in right of payment to the prior payment of the Obligations under this Agreement and the other Loan Documents on terms and conditions reasonably satisfactory to the Administrative Agent, (ii) such Indebtedness contains covenants no more restrictive than the covenants contained in this Agreement and the other Loan Documents and contains standstill provisions reasonably acceptable to the Administrative Agent and (iii) no payments may be made on such Indebtedness if a Default or Event of Default shall have occurred and be continuing or would occur as a result of any such payment;

(j) Permitted Subordinated Indebtedness, provided that no Default or Event of Default is in existence at the time of any incurrence thereof and immediately after giving effect thereto;

(k) Guarantees with respect to Indebtedness permitted under clauses (a) through (i), (n) and (o) of this Section 8.03;

(l) Guarantees (which Guarantees shall be similarly subordinated) with respect to Indebtedness permitted under clause (j) of this Section 8.03;

(m) secured Indebtedness of all Foreign Subsidiaries (i) in an aggregate principal amount not to exceed $100,000,000 at any one time outstanding or (ii) in an aggregate principal amount in excess of $100,000,000, provided that immediately after giving effect to the incurrence of any such secured Indebtedness pursuant to this clause (ii) the Asset Coverage Ratio will not be not less than 2.0 to 1.0;

(n) Indebtedness of the Borrower or any of its Subsidiaries consisting of the financing of insurance premiums in the ordinary course of business; and

(o) to the extent constituting Indebtedness, obligations incurred by the Borrower or any Subsidiary in respect of transactions permitted under Section 8.15.

8.04 Fundamental Changes.

Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person; provided that, notwithstanding the foregoing provisions of this Section 8.04 but subject to the terms of Sections 7.12 and 7.14, (a) the Borrower may merge or consolidate with any of its Subsidiaries provided that the Borrower shall be the continuing or surviving corporation, (b) any Loan Party other than the Borrower may merge or consolidate with any other Loan Party other than the Borrower, (c) any Subsidiary may be merged or consolidated with or into any Loan Party provided that such Loan Party shall be the continuing or surviving corporation, (d) any Foreign Subsidiary may be merged or consolidated with or into any other Foreign Subsidiary, (e) any Subsidiary of the Borrower may merge with any Person that is not a Loan Party in connection with a Permitted Acquisition provided that, if such Permitted Acquisition involves the Borrower, the Borrower shall be the continuing or surviving corporation, (f) any Subsidiary that is not a Loan Party may be merged or consolidated with or into any other Subsidiary that is not a Loan Party and (g) any Immaterial Subsidiary may liquidate, wind up or dissolve.

8.05	Dispositions.

Make any Disposition unless (a) the consideration paid in connection therewith shall be cash or Cash Equivalents paid contemporaneously with consummation of the transaction and shall be in an amount not less than the fair market value of the Property disposed of, (b) if such transaction is a Sale and Leaseback Transaction, such transaction is not prohibited by the terms of Section 8.15, (c) such transaction does not involve a sale or other disposition of receivables other than receivables owned by or attributable to other Property concurrently being disposed of in a transaction otherwise permitted under this Section 8.05, and (d) the aggregate net book value of all of the assets sold or otherwise disposed of by the Borrower and its Subsidiaries in all such transactions in any fiscal year of the Borrower shall not exceed an amount equal to three percent (3%) of Consolidated Net Worth as of the end of the preceding fiscal year (plus the amount of Non-Cash Charges for each fiscal quarter ending after the Closing Date).

Upon a disposition of assets permitted by this Agreement, the Administrative Agent shall promptly deliver to the Borrower, upon the Borrower’s request and at the Borrower’s expense, such documentation as is reasonably necessary to evidence the Administrative Agent’s release of its security interest in such assets.

8.06	Restricted Payments.

Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

(a) each Subsidiary may make Restricted Payments (directly or indirectly) to any Loan Party;

(b) the Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the Capital Stock of such Person;

(c) provided that (i) no Default or Event of Default exists immediately prior to and immediately after giving effect to any such dividend, purchase, redemption, repurchase, acquisition or retirement, (ii) the Borrower shall have at least $100,000,000 of (x) availability existing under the Aggregate Revolving Commitments and/or (y) unrestricted cash and Cash Equivalents on its balance sheet, immediately after giving effect to any such dividend, purchase, redemption, repurchase, acquisition or retirement, and (iii) the Borrower will be in compliance with Sections 8.11(a) and (b) on a Pro Forma Basis immediately after giving effect to any such dividend, purchase, redemption, repurchase, acquisition or retirement, the Borrower may make dividends and purchase, redeem, repurchase, acquire or retire shares of its Capital Stock of any class or any warrants or options to purchase any such shares of its Capital Stock; provided, however, with respect to the Consolidated Senior Leverage Ratio, such calculation shall be required only to the extent applicable pursuant to Section 8.11 at the applicable time;

(d) the holder of any shares of Capital Stock of any Subsidiary received as consideration in connection with a Permitted Acquisition (consummated either before or after the Closing Date) may exchange such shares of Capital Stock for shares of Capital Stock issued by the Borrower;

(e) the repurchase of any Capital Stock of the Borrower deemed to occur (i) upon the exercise of stock options, warrants or other convertible securities to the extent such Capital Stock represents a portion of the exercise price thereof or (ii) upon the transfer of shares of restricted Capital Stock of the Borrower to the Borrower in connection with the payment of withholding tax by the Borrower or any of its Subsidiaries upon the vesting of such restricted Capital Stock; and

(f) for the avoidance of doubt, (i) the Borrower or any Subsidiary may make any payment permitted by Section 8.12(b) and (ii) the Borrower or any Subsidiary may purchase shares of the Capital Stock of any Person in connection with effecting a Permitted Acquisition.

8.07	Change in Nature of Business.

Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the Closing Date or any business substantially related or incidental thereto (or any reasonable extensions or expansions thereof).

8.08	Transactions with Affiliates and Insiders.

Except as set forth on Schedule 8.08, enter into or permit to exist any transaction or series of transactions with any officer, director or Affiliate of such Person other than (a) advances of working capital to any Loan Party, (b) transfers of cash and assets to any Loan Party, (c) intercompany transactions expressly permitted by Section 8.02, Section 8.03, Section 8.04, Section 8.05 or Section 8.06, (d) normal and reasonable compensation and reimbursement of expenses of officers and directors and (e) except as otherwise specifically limited in this Agreement, other transactions which are entered into in the ordinary course of such Person’s business on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms-length transaction with a Person other than an officer, director or Affiliate.

8.09	Burdensome Agreements.

(a) Enter into, or permit to exist, any Contractual Obligation that encumbers or restricts the ability of any such Person to (i) pay dividends or make any other distributions to any Loan Party on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (ii) pay any Indebtedness or other obligation owed to any Loan Party, (iii) make loans or advances to any Loan Party, (iv) sell, lease or transfer any of its Property to any Loan Party (other than customary consent requirements in Contractual Obligations entered into in the ordinary course of business), (v) pledge its Property pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof or (vi) act as a Loan Party pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (i)-(v) above) for (1) this Agreement and the other Loan Documents, (2) any document or instrument governing Indebtedness incurred pursuant to Section 8.03(f), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (3) any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (4) customary restrictions and conditions contained in any agreement relating to the sale of any Property permitted under Section 8.05 or the definition of “Disposition” pending the consummation of such sale, (5) the Underwriting Agreement, or (6) the documentation governing any Permitted Subordinated Indebtedness.

(b) Enter into, or permit to exist, any Contractual Obligation that prohibits or otherwise restricts the existence of any Lien upon any of its Property in favor of the Administrative Agent (for the benefit of the Lenders) for the purpose of securing the Obligations, whether now owned or hereafter acquired, or requiring the grant of any security for any obligation if such Property is given as security for the Obligations, except (i) any document or instrument governing Indebtedness incurred pursuant to Section 8.03(f), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (ii) in connection with any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien and (iii) pursuant to customary restrictions and conditions contained in any agreement relating to the sale of any Property permitted under Section 8.05 or the definition of “Disposition”, pending the consummation of such sale.

8.10	Use of Proceeds.

Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

8.11	Financial Covenants.

(a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the end of any fiscal quarter of the Borrower to be greater than 3.5 to 1.0.

(b) Consolidated Senior Leverage Ratio. If the Collateral has been released pursuant to Section 7.14(b) and a Collateral Reinstatement has not occurred pursuant to Section 7.14(b), permit the Consolidated Senior Leverage Ratio as of the end of any fiscal quarter of the Borrower to be greater than 2.5:1.0.

(c) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as of the end of any fiscal quarter of the Borrower to be less than 3.0:1.0.

8.12	Prepayment of Other Indebtedness, Etc.

(a) Amend or modify any of the terms of any Indebtedness (including without limitation the documentation governing any Permitted Subordinated Indebtedness) of the Borrower or any Subsidiary (other than Indebtedness arising under the Loan Documents, any Swap Contract permitted under Section 8.03(d) and intercompany Indebtedness permitted under Section 8.03) if (i) the terms of such amendment or modification would not be permitted under Section 8.03 in the documentation of such Indebtedness if incurred on the date of such amendment or modification and (ii) such amendment or modification would add or change any terms in a manner materially adverse to the Lenders, the Borrower or any Subsidiary, including but not limited to shortening the final maturity or average life to maturity, requiring any payment to be made sooner than originally scheduled or increasing the interest rate applicable thereto.

(b) Make (or give any notice with respect thereto) any voluntary or optional payment (including, without limitation, any payment of cash for any securities surrendered to the Borrower or any Subsidiary for conversion), prepayment, redemption or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due) or any voluntary or optional refund, refinance or exchange of any Indebtedness (including without limitation the documentation governing any Permitted Subordinated Indebtedness) of the Borrower or any Subsidiary (other than Indebtedness arising under the Loan Documents, any Swap Contracts permitted under Section 8.03(d) and intercompany Indebtedness permitted under Section 8.03); provided, however, notwithstanding anything in this Agreement to the contrary, so long as no Default or Event of Default shall have occurred and be continuing or would occur as a result therefrom, the Borrower may prepay (including, without limitation, by way of redemption) (and provide any notice with respect to any such prepayment) any or all Indebtedness (or pay cash for any securities surrendered to the Borrower for conversion) including any or all Indebtedness under the documentation governing any Permitted Subordinated Indebtedness. Notwithstanding the foregoing, the Borrower may purchase any or all of its Indebtedness under the documents governing any Permitted Subordinated Indebtedness so long as no Default or Event of Default shall have occurred and be continuing or would occur as a result therefrom.

(c) Amend or modify any of the terms of the Underwriting Agreement or the Indemnity Agreement (as defined in the Underwriting Agreement) if any such amendment or modification would add or change any terms in a manner adverse to the Lenders or the Indemnitors (as defined in the Intercreditor Agreement); provided that this Section 8.12(c) shall not prohibit any issuance of Bonds (as defined in the Underwriting Agreement), the joinder of or other change in any parties to the Surety Credit Documents in accordance with their terms or any amendments or modifications which do not require the consent of any Loan Party or Subsidiary.

8.13	Organization Documents; Fiscal Year; Legal Name, State of Formation and Form of Entity.

(a) Amend, modify or change its Organization Documents in a manner materially adverse to the Lenders.

(b) Change its fiscal year.

(c) Without providing ten (10) days prior written notice to the Administrative Agent, change its name, state of formation or form of organization.

8.14 Ownership of Subsidiaries.

Notwithstanding any other provisions of this Agreement to the contrary, (a) permit any Subsidiary of the Borrower to issue or have outstanding any shares of preferred Capital Stock (other than any preferred Capital Stock owned by the Borrower or any Wholly Owned Subsidiary) or (b) create, incur, assume or suffer to exist any Lien on any Capital Stock of any Subsidiary of the Borrower, except for Permitted Liens.

8.15 Sale Leasebacks.

Enter into any Sale and Leaseback Transaction other than (a) the sale and leaseback of trucks and other equipment for immaterial amounts in the ordinary course of business and (b) those Sale and Leaseback Transactions subsequent to the Closing Date which do not exceed $50,000,000 in the aggregate based on the net book value, at the time of the applicable transaction, of the assets subject thereto.

8.16	Capital Expenditures.

The Borrower and its Subsidiaries will not permit Consolidated Capital Expenditures to exceed in any fiscal year an amount equal to one hundred percent (100%) of Consolidated EBITDA for the prior fiscal year.

ARTICLE IX

EVENTS OF DEFAULT AND REMEDIES

9.01	Events of Default.

Any of the following shall constitute an Event of Default:

(a) Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, and in the currency required hereunder, any amount of principal of any Loan or any L/C Obligation, or (ii) within three (3) Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation or (iii) within five (5) Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b) Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 7.05(a)(i), 7.10 or 7.11 or Article VIII (other than Sections 8.01 and 8.03); or

(c) Information Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 7.01 or 7.02(a) and such failure continues for five (5) Business Days; or

(d) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a), (b) or (c) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) consecutive days after the earlier of (i) a Responsible Officer of any Loan Party becoming aware of such failure and (ii) notice thereof to the Borrower from the Administrative Agent or the Required Lenders; or

(e) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(f) Cross-Default. (i) The Borrower or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount; or

(g) Insolvency Proceedings, Etc. Any Loan Party or any of its Subsidiaries (other than an Immaterial Subsidiary) institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its Property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its Property is instituted without the consent of such Person and continues undismissed or unstayed for sixty calendar days, or an order for relief is entered in any such proceeding; or

(h) Inability to Pay Debts; Attachment. (i) The Borrower or any Subsidiary (other than an Immaterial Subsidiary) becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the Property of any such Person and is not released, vacated or fully bonded within thirty days after its issue or levy; or

(i) Judgments. There is entered against the Borrower or any Subsidiary (other than an Immaterial Subsidiary) one or more final judgments or orders for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), and any such judgments or orders shall not have been paid, discharged or bonded pending appeal (or the Borrower has not obtained an indemnity against on terms and conditions satisfactory to the Administrative Agent in its reasonable discretion) within thirty (30) days from the entry thereof and (A) enforcement proceedings are commenced by any creditor upon such judgment or order or (B) there is a period of ten consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(j) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(k) Invalidity of Loan Documents. Other than pursuant to Section 7.14(b), any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

(l) Change of Control. There occurs any Change of Control; or

(m) Underwriting Agreement. There shall occur an “Event of Default” under, and as defined in, the Underwriting Agreement; or

(n) Permitted Subordinated Indebtedness. (i) There shall occur an “Event of Default” (or any comparable term) under, and as defined in, the documentation governing any Permitted Subordinated Indebtedness, (ii) any of the Obligations for any reason shall cease to be “Senior Indebtedness” (or any comparable term) under, and as defined in, the documentation governing any Permitted Subordinated Indebtedness, (iii) any Indebtedness other than the Obligations shall constitute “Designated Senior Indebtedness” (or any comparable term) under, and as defined in, the documentation governing any Permitted Subordinated Indebtedness or (iv) the subordination provisions of the documentation governing any Permitted Subordinated Indebtedness shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of such Permitted Subordinated Indebtedness.

9.02 Remedies Upon Event of Default.

If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a) declare the commitment of each Lender to make Revolving Loans, any obligation of the L/C Issuers to make L/C Credit Extensions and any obligation of the Swing Line Lender to make Swing Line Loans to be terminated, whereupon such commitments and obligation shall be terminated;

(b) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then applicable Outstanding Amount thereof);

(c) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

(d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Laws;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

9.03 Application of Funds.

After the exercise of remedies provided for in Section 9.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 9.02), any amounts received on account of the Obligations shall, subject to Section 2.14, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings and fees, premiums and scheduled periodic payments, and any interest accrued thereon, due under any Swap Contract between any Loan Party and any Swap Bank, to the extent such Swap Contract is permitted by Section 8.03(d), ratably among the Lenders (and, in the case of such Swap Contracts, Swap Banks) in proportion to the respective amounts described in this clause Third held by them;

Fourth, to (a) payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, (b) payment of breakage, termination or other payments, and any interest accrued thereon, due under any Swap Contract between any Loan Party and any Swap Bank, to the extent such Swap Contract is permitted by Section 8.03(d), (c) payments of amounts due under any Treasury Management Agreement between any Loan Party and any Treasury Management Bank, and (d) Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit, ratably among the Lenders (and, in the case of such Swap Contracts and Treasury Management Agreements, Swap Banks or Treasury Management Banks, as applicable) in proportion to the respective amounts described in this clause Fourth held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit, as applicable, as they occur. If any amount remains on deposit as Cash Collateral for any Letter of Credit after such Letter of Credit has either been fully drawn or expired, then (i) if any other Obligations (other than Letters of Credit that have been Cash Collateralized) are outstanding, such remaining amount shall be applied to such other Obligations, if any, in the order set forth above or (ii) if all of the Obligations (other than the Letters of Credit that have been Cash Collateralized) have been indefeasibly paid in full, such remaining amount shall be paid to the Borrower or as otherwise required by law.

ARTICLE X

ADMINISTRATIVE AGENT

10.01 Appointment and Authority of Administrative Agent.

(a) Each of the Lenders and each L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

(b) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders and each of the L/C Issuers hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and such L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 10.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article X and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

(c) Each Lender hereby acknowledges that it has received and reviewed the Intercreditor Agreement described in clause (i) of the definition of Intercreditor Agreement and agrees to be bound by the terms thereof. Each Lender hereby authorizes Bank of America to serve as the Lender Agent under and as defined in such Intercreditor Agreement on behalf of the Lenders. Each Lender hereby authorizes the Administrative Agent to serve as its agent under any Intercreditor Agreement described in clause (ii) of the definition of Intercreditor Agreement and to enter into and bind such Lender on its behalf.

10.02 Delegation of Duties.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

10.03 Exculpatory Provisions.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its reasonable opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable (i) to any Lender for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 9.02) or (ii) for any action taken or not taken by it in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or an L/C Issuer.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made by any other party in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered by any other party hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance by any other party of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

10.04 Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message (to the extent permitted by this Agreement), Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel, independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.05 Non-Reliance on Administrative Agent and Other Lenders.

Each Lender and each L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

10.06 Rights as a Lender.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

10.07 Resignation of Administrative Agent.

The Administrative Agent may at any time give notice of its resignation (which resignation, for the avoidance of doubt, shall not become effective until the earlier of (x) the date a successor is appointed as provided below or (y) 30 days after giving such notice) to the Lenders, the L/C Issuers and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Borrower (which shall be required at all times other than during the existence of an Event of Default, and which consent of the Borrower shall not be unreasonably withheld or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuers, after consulting with the Borrower, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuers under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each L/C Issuer directly, and the Lenders shall perform all the duties of the Administrative Agent (and, if applicable, the L/C Issuers) until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. The retiring Administrative Agent shall refund to the Borrower the pro rata portion of the agency fee paid to such retiring Administrative Agent pursuant to the Administrative Agent Fee Letter for any days in the applicable period occurring after the date of the retiring Administrative Agent’s resignation. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as an L/C Issuer and Swing Line Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (ii) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements reasonably satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

10.08 Administrative Agent May File Proofs of Claim.

In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent under Sections 2.03(i) and (j), 2.09 and 11.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other Property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 11.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or any L/C Issuer or in any such proceeding.

10.09 Collateral and Guaranty Matters.

The Lenders and the L/C Issuers irrevocably authorize the Administrative Agent, at its option and in its discretion, to take the following actions:

(a) to promptly release any Lien on any Collateral granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Revolving Commitments and payment in full of all Obligations (other than contingent indemnification obligations and obligations and liabilities under Treasury Management Agreements or Swap Contracts) and the expiration or termination of all Letters of Credit, (ii) that is transferred or to be transferred as part of or in connection with any Disposition permitted hereunder or under any other Loan Document or any Involuntary Disposition, (iii) as permitted in accordance with Section 7.14(b), or (iv) as approved in accordance with Section 11.01;

(b) to promptly subordinate any Lien on any Property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such Property that is permitted by Section 8.01(i); and

(c) to promptly release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of Property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 10.09. In each case as specified in this Section 10.09, the Administrative Agent will, at the Borrower’s expense, promptly execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 10.09. Without limiting the obligations of the Administrative Agent pursuant to Section 8.05, in the case of any such sale, transfer or disposal of any property constituting Collateral in a transaction constituting a Disposition permitted hereunder, the Liens created by any of the Collateral Documents on such property shall be automatically released without need for further action by any Person.

10.10 No Other Duties, Etc.

Anything herein to the contrary notwithstanding, neither any book manager nor any lead arranger, syndication agent or documentation agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an L/C Issuer hereunder.

ARTICLE XI

MISCELLANEOUS

11.01 Amendments, Etc.

No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) extend or increase the Revolving Commitment of any Lender (or reinstate any Revolving Commitment terminated pursuant to Section 9.02) without the written consent of such Lender (it being understood and agreed that a waiver of any condition precedent set forth in Section 5.02 or of any Default or Event of Default or a mandatory reduction in Revolving Commitments is not considered an extension or increase in Revolving Commitments of any Lender);

(b) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(c) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;

(d) change Section 2.12(c), Section 2.13 or Section 9.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly affected thereby;

(e) except as otherwise permitted by this Section 11.01, change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender directly affected thereby;

(f) except in connection with a release of the Collateral permitted under Section 7.14(b) or a Disposition permitted under Section 8.05, release all or substantially all of the Collateral without the written consent of each Lender directly affected thereby;

(g) release the Borrower or, except in connection with a merger or consolidation permitted under Section 8.04, a release of the Collateral permitted under Section 7.14(b) or a Disposition permitted under Section 8.05, all or substantially all of the Guarantors, from its or their obligations under the Loan Documents without the written consent of each Lender directly affected thereby; or

(h) amend Section 1.10 or the definition of “Alternative Currency” without the written consent of each Lender;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the applicable L/C Issuer in addition to the Lenders required above, affect the rights or duties of the applicable L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv) the Administrative Agent Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; and (v) the Administrative Agent and the Borrower shall be permitted to amend any provision of the Loan Documents (and such amendment shall become effective without any further action or consent of any other Person) if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature in any such provision. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (i) the Revolving Commitment of such Lender may not be increased or extended without the consent of such Lender, (ii) the principal amount of any Loan owing to such Lender may not be decreased without the consent of such Lender, and (iii) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding anything in this Agreement to the contrary, each Lender hereby irrevocably authorizes the Administrative Agent on its behalf, and without further consent, to enter into amendments or modifications to this Agreement (including, without limitation, amendments to this Section 11.01) or any of the other Loan Documents or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to effectuate the terms of Section 2.02(f) (including, without limitation, as applicable, (1) to permit the Incremental Revolving Credit Increases to share ratably in the benefits of this Agreement and the other Loan Documents and (2) to include the Incremental Revolving Credit Increase in any determination of (i) Required Lenders or (ii) similar required lender terms applicable thereto); provided that no amendment or modification shall result in any increase in the amount of any Lender’s Revolving Commitment without the written consent of such affected Lender.

Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the United States Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (y) the Required Lenders shall determine whether or not to allow a Loan Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders.

11.02 Notices and Other Communications; Facsimile Copies.

(a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed by certified or registered mail, faxed or delivered to the applicable address, facsimile number or (subject to subsection (c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrower, the Administrative Agent, an L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (which Administrative Questionnaires shall be provided to the Borrower by the Administrative Agent upon request by the Borrower) or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent, the L/C Issuers and the Swing Line Lender.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender, any L/C Issuer or the Swing Line Lender pursuant to Article II if such Lender, such L/C Issuer or the Swing Line Lender, as applicable, has notified the Administrative Agent and the Borrower that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Reliance by Administrative Agent and Lenders. The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as reasonably understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

(e) Change of Address, Etc. Each of the Borrower, the Administrative Agent, the L/C Issuers and the Swing Line Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the L/C Issuers and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

11.03 No Waiver; Cumulative Remedies.

No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

11.04 Expenses; Indemnification; Damage Waiver.

(a) Costs and Expenses. The Borrower agrees (a) to pay or reimburse the Administrative Agent, MLPF&S and WFS for all reasonable costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs and reasonable costs and expenses in connection with the use of Intralinks, Inc. or other similar information transmission systems in connection with this Agreement, which costs and expenses shall in each case be documented in reasonable detail, (b) to pay or reimburse any L/C Issuer for all reasonable costs and expenses incurred in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (c) to pay or reimburse the Administrative Agent and each Lender for all reasonable costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any “workout” or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs, which costs and expenses shall in each case be documented in reasonable detail. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender.

(b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof appointed in accordance with Section 10.02), each Lender and each L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any such sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the applicable L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower, any Subsidiary or any other Loan Party, or any Environmental Liability related in any way to the Borrower, any Subsidiary or any other Loan Party, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) arise out of a dispute solely between two or more Indemnitees not caused by or involving in any way the Borrower or any Subsidiary.

(c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), any L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such L/C Issuer or such Related Party, as the case may be, such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or such L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or such L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no Loan Party shall assert, and each Loan Party, on behalf of itself, each of its Subsidiaries and each of their respective Related Parties, hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. To the fullest extent permitted by applicable law, no Indemnitee shall assert, and the Administrative Agent, each L/C Issuer and each Lender, on behalf of each Indemnitee, hereby waives, any claim against the Borrower, any other Loan Party, any Subsidiary or any of their respective Related Parties, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e) Payments. All amounts due under this Section 11.04 shall be payable within twenty (20) days after demand therefor.

(f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, any L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Revolving Commitments and the repayment, satisfaction or discharge of all the other Obligations.

11.05 Payments Set Aside.

To the extent that any payment by or on behalf of any Loan Party is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment.

11.06 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitment(s) and the Loans (including for purposes of this subsection, participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Revolving Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in the case of any assignment not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Revolving Commitment subject to each such assignment (which for this purpose includes Loans outstanding thereunder) or, if the Revolving Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Revolving Commitment assigned, except that this clause (ii) shall not apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans;

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of the Revolving Commitment if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

(C) the consent of the applicable L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and

(D) the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Commitments.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person.

(vii) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Revolving Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clauses (a) through (g) of the first proviso to Section 11.01 that affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 3.01 or 3.04 (after taking into account the application of Section 11.14) than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. In addition to and not in limitation of the first sentence of this subsection (e), a Participant that would be a Foreign Lender if it were a Lender shall not be entitled to (and shall not receive) the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant, for the benefit of the Borrower, shall comply with Section 11.14 as though it were a Lender.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(h) Resignation as an L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Revolving Commitments and Revolving Loans pursuant to subsection (b) above, Bank of America may, (i) upon thirty (30) days’ notice to the Borrower and the Lenders, resign as an L/C Issuer and/or (ii) upon thirty (30) days’ notice to the Borrower, resign as Swing Line Lender. In the event of any such resignation as an L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as an L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

11.07 Confidentiality.

Each of the Administrative Agent, the L/C Issuers, the Swing Line Lender and the Lenders agrees to (and to cause its and its Affiliates’ directors, officers and employees to) maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and that the Administrative Agent, any Issuer or any Lender, as applicable, shall be responsible for any violation of this Section 11.07 by such Persons); (b) to the extent required by any regulatory authority having jurisdiction over such Person; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) to the extent reasonably required in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty’s or prospective counterparty’s professional advisor) to any credit derivative transaction relating to obligations of the Loan Parties; (g) with the prior written consent of the Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any L/C Issuer, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower; or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender’s or its Affiliates’ investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential). In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Revolving Commitments, and the Credit Extensions.

For purposes of this Section, “Information” means all information received from or on behalf of any Loan Party or any of its Subsidiaries relating to any Loan Party or any of its Subsidiaries or their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by any Loan Party or any Subsidiary thereof. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the L/C Issuers acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or MLPF&S will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, MLPF&S, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in this Section 11.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent and MLPF&S shall treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

11.08 Set-off.

In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender and any Affiliate of any Lender is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held by, and other indebtedness (in whatever currency) at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness; provided, that, in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.14 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

11.09 Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.10 Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.11 Integration.

This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

11.12 Survival of Representations and Warranties.

All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuers or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

11.13 Severability.

If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.14 Tax Forms.

(a) (i) Each Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a “Foreign Lender”) shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the Internal Revenue Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or such other evidence satisfactory to the Borrower and the Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, U.S. withholding tax, including any exemption pursuant to Section 871(h) or Section 881(c) of the Internal Revenue Code. Thereafter and from time to time, each such Foreign Lender shall (A) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement, (B) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (C) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Borrower make any deduction or withholding for taxes from amounts payable to such Foreign Lender.

(ii) Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to the Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Administrative Agent (in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to U.S. withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Internal Revenue Code, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.

(iii) The Borrower shall not be required to pay any additional amount to any Foreign Lender under Section 3.01 or any indemnity payments under Section 3.01(c) (A) with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender transmits with an IRS Form W-8IMY pursuant to this Section 11.14(a) or (B) if such Lender shall have failed to satisfy the foregoing provisions of this Section 11.14(a); provided that if such Lender shall have satisfied the requirement of this Section 11.14(a) on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this Section 11.14(a) shall relieve the Borrower of its obligation to pay any amounts pursuant to Section 3.01 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate.

(iv) The Administrative Agent may, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which the Borrower is not required to pay additional amounts under this Section 11.14(a) or Section 3.01.

(b) Each Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code shall deliver to the Administrative Agent two duly signed completed copies of IRS Form W-9. If such Lender fails to deliver such forms, then the Administrative Agent shall, if then so required by applicable Law, withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Internal Revenue Code, without reduction, and without liability and/or any payment obligation to or for the Borrower or any other Loan Party for such withholding tax hereunder (including, without limitation, under Section 3.01).

(c) If any Governmental Authority asserts that the Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this Section shall survive the termination of the Aggregate Revolving Commitments, repayment of all other Obligations hereunder and the resignation of the Administrative Agent.

(d) Each Lender shall deliver to the Administrative Agent and the Borrower such documentation reasonably requested by the Administrative Agent or the Borrower sufficient for the Administrative Agent and the Borrower to comply with their obligations under FATCA and to determine whether payments to such Lender are subject to withholding under FATCA.

11.15 Replacement of Lenders.

If (a) any Lender requests compensation under Section 3.04, (b) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, (c) a Lender (a “Non-Consenting Lender”) does not consent to a proposed change, waiver, discharge or termination with respect to any Loan Document that has been approved by the Required Lenders as provided in Section 11.01 but requires unanimous consent of all Lenders or all Lenders directly affected thereby (as applicable) or (d) any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights and obligations under this Agreement and the Loan Documents to an assignee that shall assume such obligations (which assignee may, but is not required to, be another Lender, if a Lender accepts such assignment), provided that:

(i) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 11.06(b)(iv);

(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(iv) such assignment does not conflict with applicable Laws; and

(v) in the case of any such assignment resulting from a Non-Consenting Lender’s failure to consent to a proposed change, waiver, discharge or termination with respect to any Loan Document, the applicable replacement bank, financial institution or Fund consents to the proposed change, waiver, discharge or termination; provided that the failure by such Non-Consenting Lender to execute and deliver an Assignment and Assumption shall not impair the validity of the removal of such Non-Consenting Lender and the mandatory assignment of such Non-Consenting Lender’s Revolving Commitments and outstanding Loans and participations in L/C Obligations and Swing Line Loans pursuant to this Section 11.15 shall nevertheless be effective without the execution by such Non-Consenting Lender of an Assignment and Assumption.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

11.16 Governing Law.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK; PROVIDED THAT THE PARTIES HERETO SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK, NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH PARTY HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH PARTY HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

11.17 Waiver of Right to Trial by Jury.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.18 Designated Senior Indebtedness.

The Indebtedness evidenced by this Agreement is hereby specifically designated as “Designated Senior Indebtedness” (or any comparable term) for purposes of any documentation governing the Permitted Subordinated Indebtedness.

11.19 USA Patriot Act Notice.

Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.

11.20 Judgment Currency.

If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable law).

11.21 No Advisory or Fiduciary Relationship.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a)(i) the arranging and other services regarding this Agreement provided by the Administrative Agent, MLPF&S and WFS are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, MLPF&S and WFS, on the other hand, (ii) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b)(i) the Administrative Agent, MLPF&S and WFS each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not and will not be acting as an advisor, agent or fiduciary, for the Borrower or any of its Affiliates and (ii) neither the Administrative Agent, MLPF&S nor WFS has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent, MLPF&S and WFS and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent, MLPF&S nor WFS has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by Law, the Borrower hereby waives and releases, any claims that it may have against the Administrative Agent, MLPF&S or WFS with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:

QUANTA SERVICES, INC., a Delaware corporation

By:	/s/ Nicholas M. Grindstaff
Name: Title:	Nicholas M. Grindstaff Vice President – Finance and Treasurer

GUARANTORS:

ALLTECK LINE CONTRACTORS (USA), INC.

BLAIR PARK SERVICES, LLC

CCLC, INC.

CMI SERVICES, INC.

CONAM CONSTRUCTION CO.

CONTI COMMUNICATIONS, INC.

CROCE ELECTRIC COMPANY, INC.

DACON CORPORATION

DASHIELL CORPORATION

DILLARD SMITH CONSTRUCTION COMPANY

E A TECHNICAL SERVICES, INC.

ENERGY CONSTRUCTION SERVICES, INC.

ENGINEERING ASSOCIATES, INC.

FIVE POINTS CONSTRUCTION CO.

GLOBAL ENERCOM MANAGEMENT, INC.

GOLDEN STATE UTILITY CO.

H.L. CHAPMAN PIPELINE CONSTRUCTION, INC.

INFRASOURCE CONSTRUCTION CALIFORNIA, INC.

INFRASOURCE CONSTRUCTION, LLC

INFRASOURCE FIELD SERVICES, LLC

INFRASOURCE INCORPORATED

INFRASOURCE INSTALLATION, LLC

INFRASOURCE, LLC

INFRASOURCE PIPELINE FACILITIES, INC.

INFRASOURCE SERVICES, INC.

INFRASOURCE TELECOMMUNICATION SERVICES, LLC

INFRASOURCE TRANSMISSION SERVICES COMPANY

INFRASOURCE UNDERGROUND CONSTRUCTION, INC.

INTERMOUNTAIN ELECTRIC, INC.

IRBY CONSTRUCTION COMPANY

ISLAND MECHANICAL CORPORATION

MANUEL BROS., INC.

By:	/s/ Nicholas M. Grindstaff
Name: Title:	Nicholas M. Grindstaff Treasurer

QUANTA SERVICES, INC.

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

MEARS GROUP, INC.

INFRASOURCE UNDERGROUND SERVICES CANADA, INC.

MEJIA PERSONNEL SERVICES, INC.

M.J. ELECTRIC CALIFORNIA, INC.

M.J. ELECTRIC, LLC

NORTH SKY COMMUNICATIONS, INC.

NORTH SKY ENGINEERING, INC.

NOVA NEXTGEN SOLUTIONS, LLC

PAR ELECTRICAL CONTRACTORS, INC.

PARKSIDE SITE & UTILITY COMPANY CORPORATION

PARKSIDE UTILITY CONSTRUCTION CORP.

PAULEY CONSTRUCTION INC.

POTELCO, INC.

PRICE GREGORY CONSTRUCTION, INC.

PRICE GREGORY INTERNATIONAL, INC.

PRICE GREGORY SERVICES, LLC

PROFESSIONAL TELECONCEPTS, INC.

PROFESSIONAL TELECONCEPTS, INC.

PWR FINANCIAL COMPANY

PWR NETWORK, LLC

QDE LLC

QPC, INC.

QPS ENGINEERING, LLC

QSI, INC.

QUANTA ASSET MANAGEMENT LLC

QUANTA CAPITAL SOLUTIONS, INC.

QUANTA CONSTRUCTION SERVICES, INC.

QUANTA DELAWARE, INC.

QUANTA GOVERNMENT SERVICES, INC.

QUANTA GOVERNMENT SOLUTIONS, INC.

QUANTA LXII ACQUISITION, INC.

QUANTA LXV ACQUISITION, INC.

QUANTA LXVI ACQUISITION, INC.

QUANTA LXVII ACQUISITION, INC.

QUANTA LXVIII ACQUISITION, INC.

QUANTA LXIX ACQUISITION, INC.

QUANTA LXX ACQUISITION, INC.

QUANTA LXXI ACQUISITION, INC.

QUANTA LXXII ACQUISITION, INC.

QUANTA LXXIII ACQUISITION, INC.

QUANTA PIPELINE SERVICES, INC.

QUANTA RENEWABLE ENERGY SERVICES, LLC

QUANTA SERVICES CONTRACTING, INC.

QUANTA TECHNOLOGY, LLC

QUANTA UTILITY INSTALLATION COMPANY, INC.

By:	/s/ Nicholas M. Grindstaff
Name: Title:	Nicholas M. Grindstaff Treasurer

QUANTA SERVICES, INC.

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

QUANTA UTILITY SERVICES-GULF STATES, INC.

QUANTA WIRELESS SOLUTIONS, INC.

QUANTAWORKS, LLC

REALTIME ENGINEERS, INC.

REALTIME UTILITY ENGINEERS, INC.

ROAD BORE CORPORATION

SOUTHWEST TRENCHING COMPANY, INC.

SPALJ CONSTRUCTION COMPANY

SUMTER UTILITIES, INC.

SUNESYS OF MASSACHUSETTS, LLC

THE RYAN COMPANY, INC.

TJADER, L.L.C.

TOM ALLEN CONSTRUCTION COMPANY

TOTAL QUALITY MANAGEMENT SERVICES, LLC

TRAWICK CONSTRUCTION COMPANY, INC.

UNDERGROUND CONSTRUCTION CO., INC.

UTILITY LINE MANAGEMENT SERVICES, INC.

UTILITY LOCATE AND MAPPING SERVICES, INC.

VCI TELCOM, INC.

VCS SUB, INC.

W.C. COMMUNICATIONS, INC.

WINCO, INC.

By:	/s/ Nicholas M. Grindstaff
Name: Title:	Nicholas M. Grindstaff Treasurer

CAN-FER UTILITY SERVICES, LLC

By:	Mejia Personnel Services, Inc., its sole member

By:	/s/ Nicholas M. Grindstaff
Name: Title:	Nicholas M. Grindstaff Treasurer

INFRASOURCE CONSTRUCTION SERVICES, LLC

By:	InfraSource, LLC, its sole member

By:	/s/ Nicholas M. Grindstaff
Name:	Nicholas M. Grindstaff
Title:	Treasurer

QUANTA SERVICES, INC.

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

MEARS/CPG, LLC,

By:	Mears Group, Inc., its sole member

By:	/s/ Nicholas M. Grindstaff
Name:	Nicholas M. Grindstaff
Title:	Treasurer

DIGCO UTILITY CONSTRUCTION, L.P. LINDSEY ELECTRIC, L.P. NORTH HOUSTON POLE LINE, L.P.

By:	Mejia Personnel Services, Inc., its general partner

By:	/s/ Nicholas M. Grindstaff
Name:	Nicholas M. Grindstaff
Title:	Treasurer

QUANTA ASSOCIATES, L.P.

By:	Quanta Services, Inc., its general partner

By:	/s/ Nicholas M. Grindstaff
Name:	Nicholas M. Grindstaff
Title:	Vice President – Finance and Treasurer

QUANTA RECEIVABLES, LP

By:	PWR Network, LLC, its general partner

By:	/s/ Nicholas M. Grindstaff
Name:	Nicholas M. Grindstaff
Title:	Treasurer

QUANTA SERVICES MANAGEMENT PARTNERSHIP, L.P.

By:	QSI, Inc., its general partner

By:	/s/ Nicholas M. Grindstaff
Name:	Nicholas M. Grindstaff
Title:	Treasurer

QUANTA SERVICES, INC.

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

ADMINISTRATIVE

AGENT:

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Anthony W. Kell
Name:	Anthony W. Kell
Title:	Assistant Vice President

[Signatures continue on following page]

QUANTA SERVICES, INC.

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

LENDERS:	BANK OF AMERICA, N.A., as a Lender, Swing Line Lender and L/C Issuer

	By:	/s/ Gary L. Mingle
	Name:	Gary L. Mingle
	Title:	Senior Vice-President

[Signatures continue on following page]

QUANTA SERVICES, INC.

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ John C. Welch, III
Name:	John C. Welch, III
Title:	Senior Vice President

[Signatures continue on following page]

QUANTA SERVICES, INC.

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

JPMORGAN CHASE BANK N.A.,
as a Lender

By:	/s/ Robert L. Mendoza
Name:	Robert L. Mendoza
Title:	Senior Vice President

[Signatures continue on following page]

QUANTA SERVICES, INC.

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

BANK OF MONTREAL,
as a Lender

By:	/s/ John Armstrong
Name:	John Armstrong
Title:	Director

[Signatures continue on following page]

QUANTA SERVICES, INC.

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

PNC BANK, NATIONAL ASSOCIATION
as a Lender

By:	/s/ M. Colin Warman
Name:	M. Colin Warman
Title:	Assistant Vice President

[Signatures continue on following page]

QUANTA SERVICES, INC.

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

BRANCH BANKING AND TRUST COMPANY,
as a Lender

By:	/s/ Mark B. Grover
Name:	Mark B. Grover
Title:	Senior Vice President

[Signatures continue on following page]

QUANTA SERVICES, INC.

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

COMPASS BANK,
as a Lender

By:	/s/ Collis Sanders
Name:	Collis Sanders
Title:	Executive Vice President

[Signatures continue on following page]

QUANTA SERVICES, INC.

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

SUMITOMO MITSUI BANKING CORP
as a Lender

By:	/s/ David W Kee
Name:	David W Kee
Title:	Joint General Manager

[Signatures continue on following page]

QUANTA SERVICES, INC.

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Peter Engel
Name:	Peter Engel
Title:	Vice President

[Signatures continue on following page]

QUANTA SERVICES, INC.

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

AMEGY BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Jeremy Newsom
Name:	Jeremy Newsom
Title:	Senior Vice President

[Signatures continue on following page]

QUANTA SERVICES, INC.

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

BOKF, NA dba BANK OF TEXAS
as a Lender

By:	/s/ H. Michael Sultanik
Name:	H. Michael Sultanik
Title:	Senior Vice President

[Signatures continue on following page]

QUANTA SERVICES, INC.

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

UMB, N.A.,
as a Lender

By:	/s/ David A. Proffitt
Name: David A. Proffitt
Title: Senior Vice President

[Signatures continue on following page]

QUANTA SERVICES, INC.

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as a Lender

By:	/s/ Mikhail Faybusovich
Name: Mikhail Faybusovich
Title: Director

By:	/s/ Vipul Dhadda
Name: Vipul Dhadda
Title: Associate

[Signatures continue on following page]

QUANTA SERVICES, INC.

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

HSBC BANK USA, N.A.,
as a Lender

By:	/s/ Dale T Wilson
Name: Dale T Wilson
Title: Senior Vice President

By:	/s/ Koby R. West
Name: Koby R. West
Title: Assistant Vice President

QUANTA SERVICES, INC.

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Schedule 1.01(a)

DISPOSITIONS

Any sale, transfer, lease or other disposition of any of the following:

One or more Linemaster©Robotic arms.

Any interest in underground passageways and all rights and appurtenances appertaining thereto located generally in the City of San Francisco or any interest therein.

Any interest in telecommunication lines and all rights and appurtenances appertaining thereto, consisting of fiber optic cable, conduit, pipes, vaults, structures, and associated facilities located on a line in the Utah Department of Transportation right of way generally along Bangerter Highway.

Any interest in ducts acquired in connection with the performance of work by Northern Line Layers, Inc. for Metromedia Fiber Networks.

Any interest in underground passageways and all rights and appurtenances appertaining thereto located generally (i) between the border dividing the States of Minnesota and Wisconsin and the Cities of St. Paul and Minneapolis and (ii) in the Cities of St. Paul and Minneapolis, or any interest therein.

Certain equipment and machinery owned by H.L. Chapman Pipeline Construction, Inc. having a net book value of approximately $22 million.

Any interest in real property owned by GEM Engineering Co., Inc. (n/k/a Global Enercom Management, Inc.) and located at 757 NM Highway 116, Bosque, New Mexico, having a book value of $149,000 and listed for sale as of the Closing Date.

Schedule 1.01(b)

Existing Letters of Credit

L/C No.	Issue Date	Expiry Date	Beneficiary Name	Outstanding Amount	Designation
3054499	2/26/03	02/29/12	Old Republic Insurance Company	24,400,000.00	Financial
3061956	3/05/04	02/29/12	Old Republic Insurance Company	25,110,146.00	Financial
3064701	7/29/04	08/01/12	Old Republic Insurance Company	53,697,254.00	Financial
3096434	9/29/08	09/29/11	Old Republic Insurance Company	27,500,000.00	Financial
3079363	12/29/05	12/28/11	Westchester Fire Insurance	906,500.00	Financial
3027468	07/12/00	07/31/12	Travelers Indemnity Company	1,063,000.00	Financial
68013445	07/14/06	06/30/12	Liberty Mutual Insurance	1,364,895.00	Financial
68013447	07/14/06	06/30/12	Travelers Indemnity Company	10,000,000.00	Financial
3036041	03/29/01	03/28/12	Liberty Mutual Insurance	150,000.00	Financial
3021320	12/13/99	01/02/12	Travelers Insurance	140,000.00	Financial
3101236	11/09/09	10/30/11	National Union Fire Insurance	64,300.00	Financial
3101583	12/21/09	01/01/12	National Union Fire Insurance	342,200.00	Financial
3101584	12/21/09	01/01/12	Zurich American Insurance Co.	4,900,000.00	Financial
3101582	12/21/09	01/01/12	Zurich American Insurance Co.	227,705.00	Financial
3102077	02/11/10	02/29/12	National Union Fire Insurance	5,050,000.00	Financial
3102078	02/11/10	03/11/12	ACE American Insurance Company	1,662,583.00	Financial
3048269	04/23/02	09/05/11	Bank of Nova Scotia	3,000,000.00	Financial
3115599	12/23/10	11/15/11	PacifiCorp, An Oregon Corporation	327,115.00	Performance
3102399	04/01/10	12/30/11	PacifiCorp, An Oregon Corporation	125,000.00	Performance
3115628	02/07/11	12/16/11	Lone Star Transmission, LLC	2,890,097.30	Performance
68019826	07/24/07	07/19/12	Town of Avon	20,000.00	Financial
3114888	11/01/10	08/16/11	Kern River Gas Transmission Co.	2,631,321.00	Performance
3116005	02/10/11	02/01/12	Lone Star Transmission, LLC	2,000,000.00	Performance
3115323	12/23/10	12/17/11	Cardinal Operating Company – C/O American Electrical Power Service Corporation	846,135.00	Performance
3091581	01/08/08	01/08/12	Northeast Utilities Service Company	5,000,000.00	Performance
3096677	10/23/08	01/31/12	Connecticut Power & Light Company	5,000,000.00	Performance
3115837	02/02/11	01/13/12	Northeast Utilities Service Company	6,000,000.00	Performance
3092090	02/22/08	02/13/12	Cobb County School District	3,086,100.00	Performance
3116214	02/22/11	11/23/11	Bank of America, N.A	5,180,005.00	Performance
3116678	04/22/11	01/26/12	Bank of America, N.A	1,726,668.68	Performance
68020337	08/23/07	12/31/12	City of Chicago	500,000.00	Financial
68016713	01/08/07	12/31/14	City of Chicago	5,000.00	Financial

Schedule 1.01(c)

MANDATORY COST FORMULAE

1. The Mandatory Cost (to the extent applicable) is an addition to the interest rate to compensate Lenders for the cost of compliance with:

(a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions); or

(b) the requirements of the European Central Bank.

2. On the first day of each Interest Period (or as soon as possible thereafter) the Administrative Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Administrative Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum. The Administrative Agent will, at the request of the Borrower or any Lender, deliver to the Borrower or such Lender as the case may be, a statement setting forth the calculation of any Mandatory Cost.

3. The Additional Cost Rate for any Lender lending from a Lending Office in a Participating Member State will be the percentage notified by that Lender to the Administrative Agent. This percentage will be certified by such Lender in its notice to the Administrative Agent to be its reasonable determination of the cost (expressed as a percentage of such Lender’s participation in all Loans made from such Lending Office) of complying with the minimum reserve requirements of the European Central Bank in respect of Loans made from that Lending Office.

4. The Additional Cost Rate for any Lender lending from a Lending Office in the United Kingdom will be calculated by the Administrative Agent as follows:

(a)	in relation to any Loan in Sterling:

AB+C(B-D)+E x 0.01	per cent per annum
100 - (A+C)

(b)	in relation to any Loan in any currency other than Sterling:

E x 0.01	per cent per annum
300

Where:

“A”	is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

“B”	is the percentage rate of interest (excluding the Applicable Rate, the Mandatory Cost and any interest charged on overdue amounts pursuant to the first sentence of Section 2.08(b) and, in the case of interest (other than on overdue amounts) charged at the Default Rate, without counting any increase in interest rate effected by the charging of the Default Rate) payable for the relevant Interest Period of such Loan.

“C”	is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

“D”	is the percentage rate per annum payable by the Bank of England to the Administrative Agent on interest bearing Special Deposits.

“E”	is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Administrative Agent as being the average of the most recent rates of charge supplied by the Lenders to the Administrative Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5. For the purposes of this Schedule:

(a)	“Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)	“Fees Rules” means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c)	“Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(d)	“Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6. In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5% will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7. If requested by the Administrative Agent or the Borrower, each Lender with a Lending Office in the United Kingdom or a Participating Member State shall, as soon as practicable after publication by the Financial Services Authority, supply to the Administrative Agent and the Borrower, the rate of charge payable by such Lender to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by such Lender as being the average of the Fee Tariffs applicable to such Lender for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of such Lender.

8. Each Lender shall supply any information required by the Administrative Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information in writing on or prior to the date on which it becomes a Lender:

(a)	the jurisdiction of the Lending Office out of which it is making available its participation in the relevant Loan; and

(b)	any other information that the Administrative Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Administrative Agent in writing of any change to the information provided by it pursuant to this paragraph.

9. The percentages of each Lender for the purpose of A and C above and the rates of charge of each Lender for the purpose of E above shall be determined by the Administrative Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Administrative Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a lending office in the same jurisdiction as its Lending Office.

10. The Administrative Agent shall have no liability to any Person if such determination results in an Additional Cost Rate which over- or under-compensates any Lender and shall be entitled to assume that the information provided by any Lender pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11. The Administrative Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender pursuant to paragraphs 3, 7 and 8 above.

12. Any determination by the Administrative Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

13. The Administrative Agent may from time to time, after consultation with the Borrower and the Lenders, determine and notify to all parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

Schedule 2.01

Revolving Commitment and Pro Rata Shares

Lender	Revolving Commitment	Pro Rata Share of Revolving Commitment
Bank of America, N.A.	$100,000,000.00	14.285714286%
Wells Fargo Bank, N.A.	$100,000,000.00	14.285714286%
JPMorgan Chase Bank N.A.	$65,000,000.00	9.285714286%
Bank of Montreal	$65,000,000.00	9.285714286%
PNC Bank, N.A.	$65,000,000.00	9.285714286%
Branch Banking and Trust Company	$42,500,000.00	6.071428571%
Compass Bank	$42,500,000.00	6.071428571%
Sumitomo Mitsui Banking Corp	$42,500,000.00	6.071428571%
U.S. Bank National Association	$42,500,000.00	6.071428571%
Amegy Bank National Association	$35,000,000.00	5.000000000%
BOKF, NA dba Bank of Texas	$25,000,000.00	3.571428571%
UMB, N.A.	$25,000,000.00	3.571428571%
Credit Suisse AG, Cayman Islands Branch	$25,000,000.00	3.571428571%
HSBC Bank USA, N.A.	$25,000,000.00	3.571428571%

Total	$700,000,000.00	100.000000000%

SCHEDULE 6.10

INSURANCE

(see following pages)

Policy Period	Coverage	Limits	Deductibles	Insurer

08/01/11-08/01/12	Workers’ Compensation

Coverage A - Statutory Limits for State of Hire, except

Monopolistic States

Coverage B - Employers Liability

$1,000,000 Bodily Injury Accident/Accident

$1,000,000 Bodily Injury Disease/Policy Limit

$1,000,000 Bodily Injury Disease/Employees Maritime EL

			$5,000,000 Per Occurrent - Bodily Injury and Property Damage $1,000,000 Per Occurrence - Bodily Injury and Property Damage $2,000,000 Per Occurrence $2,000,000 Aggregate	Old Republic

08/01/11-08/01/12	General Liability

$5,000,000 Each Occurrence

$5,000,000 Personal & Advertising Injury

$5,000,000 Fire Damage (any one fire)

$5,000,000 Products/Complete Operations Aggregate

General Aggregate - Per Designated Construction Project

(subject to maximum of $20,000,000)

Medical Payments Coverage - Excluded

			$5,000,000 Per Occurrence - Bodily Injury and Property Damage	Old Republic

08/01/11-08/01/12	Auto Liability	$5,000,000 Liability Rejected except where minimum statutory limits are required - Personal Injury Protection, Medical Payments and Uninsured Motorist	$5,000,000 Per Occurrence - Bodily Injury and Property Damage	Old Republic

08/01/11-08/01/12	Foreign Workers' Comp. Repatriation Limit/Medical Assistance Services Employer's Liability

Statutory State of Hire for U.S. Citizens

Statutory Province of Hire for Canadians

Statutory Country of Origin for Other Ex-Pats

No WC coverage for local nationals

$500,000 Policy Aggregate

$1,000,000 each accident for all employees

ACE

08/01/11-08/01/12

Foreign General Liability

Anywhere in the world but excluded: the USA, Canada and Puerto Rico

Any country or jurisdiction which is the suject of trade or economic sanctions imposed by the laws or regulations of the USA

$1,000,000 Each Occurrence

$1,000,000 Products & Completed Operations

$1,000,000 Personal & Advertising

$1,000,000 Premises Damaged (Each Occurrence)

$10,000 Medical Expenses - Each Person

$1,000,000 Employee Benefit - Each Claim - Claims Made Coverage

$1,000,000 Employee Benefit - Annual Aggregate

ACE

Policy Period	Coverage	Limits	Deductibles	Insurer

08/01/11-08/01/12	Foreign Auto Liability Excess and Difference in Conditions Provisions: Covered Autos are covered excess of and reduced by: The minimum statutorily required limits OR $25,000 CSL which is higher.	$1,000,000 Combined Single Limit Each Occurrence		ACE

08/01/11-08/01/12 Occurrence	Excess/Umbrella Liability $25MM excess of $5MM	$25,000,000 Each Occurrence $25,000,000 Products/Completed Operations Aggregate for Policy Period

Excess of Scheduled Underlying Amounts below:

General Liabiltiy: $5,000,000 Any One Occurrence

Auto Liability: $5,000,000 Any One Occurrence

Maritime Employers Liability: $1,000,000 Any One Occurrence

Watercraft Liability: $5,000,000 Any One Occurrence

Aircraft Liabiltiy: $50,000,000 Any One Occurrence

Foreign Auto Liability: $1,000,000 Any One Occurrence

Foreign - General Liability - $1,000,000 Any One Occurrence

Employers Liability: $1,000,000 Any One Occurrence

OR

$5,000,000 Each Occurrence Self Insured Retention not covered by Underlying Insurance; and not subject to a Self-Insured Retention listed in the above Schedule of Underlying Limits

ACE Property & Casualty Ins Co

08/01/11-08/01/12 Claims Made Policy	Excess/Umbrella Liability $25MM excess of $5MM	$25,000,000 Each Occurrence		ACE Property & Casualty Ins Co

08/01/11-08/01/12	Second Layer Excess/Umbrella Liab $25MM excess of $25MM	$25,000,000 Each Occurrence/Aggregate	Excess of $25,000,000 Per Occurrence	Interstate Fire & Casualty

08/01/11-08/01/12	Third Layer Excess/Umbrella Liability - Shared Layer $50MM excess of $50MM	$25,000,000 Each Occurrence/Aggregate	Excess of $50,000,000 Per Occurrence	AXIS - QS

08/01/11-08/01/12	Third Layer Excess/Umbrella Liability - Shared Layer $50MM excess of $50MM	$25,000,000 Each Occurrence/Aggregate	Excess of $50,000,000 Per Occurrence	Liberty Insurance Underwriters

08/01/11-08/01/12	Fourth Layer Excess/Umbrella Liability - Shared Layer $50MM excess of $100MM	$25,000,000 Part of $50,000,000 Each Occurrence/Aggregate	Excess of $100,000,000 Per Occurrence	Liberty Insurance Underwriters

08/01/11-08/01/12	Fourth Layer Excess/Umbrella Liability - Shared Layer $50MM excess of $100MM	$25,000,000 Part of $50,000,000 Each Occurrence/Aggregate	Excess of $100,000,000 Per Occurrence	Alterra

Policy Period	Coverage	Limits	Deductibles	Insurer

08/01/11-08/01/12	Fifth Layer Excess/Umbrella Liability - Shared Layer $50MM excess of $150MM	$25,000,000 Part of $50,000,000 Each Occurrence/Aggregate	Excess of $150,000,000 Per Occurrence	RSUI Indemnity Co

08/01/11-08/01/12	Fifth Layer Excess/Umbrella Liability - Shared Layer $50MM excess of $150MM	$25,000,000 Part of $50,000,000 Each Occurrence/Aggregate	Excess of $150,000,000 Per Occurrence	Lexington Insurance Company

08/01/11-08/01/12	Sixth Layer Excess/Umbrella Liability $25MM excess of $200MM	$25,000,000 Each Occurrence/Aggregate	Excess of $200,000,000 Per Occurrence	XL Insurance America, Inc.

08/01/11-08/01/12	Seventh Layer Excess/Umbrella Liability $50MM excess of $225MM	$50,000,000 Each Occurrence/Aggregate	Excess of $225,000,000 Per Occurrence	Iron Starr BDA

08/01/11-08/01/12	Eighth Layer Excess/Umbrella Liability $25MM excess of $275MM	$25,000,000 Each Occurrence/Aggregate	Excess of $275,000,000 Per Occurrence	XL Insurance (Bermuda) Ltd.

08/01/11-08/01/12	Ninth Layer Excess/Umbrella Liability - Shared Layer $50MM excess of $300MM	$25,000,000 Part of $50,000,000 Each Occurrence/Aggregate	Excess of $300,000,000 Per Occurrence	FFIC

08/01/11-08/01/12	Ninth Layer Excess/Umbrella Liability - Shared Layer $50MM excess of $300MM	$25,000,000 Part of $50,000,000 Each Occurrence/Aggregate	Excess of $300,000,000 Per Occurrence	Navigators

08/01/11-08/01/12	Tenth Layer Excess/Umbrella Liability - Shared Layer $50MM excess of $350MM	$25,000,000 Part of $50,000,000 Each Occurrence/Aggregate	Excess of $350,000,000 Per Occurrence	Endurance

08/01/11-08/01/12	Tenth Layer Excess/Umbrella Liability - Shared Layer $50MM excess of $350MM	$25,000,000 Part of $50,000,000 Each Occurrence/Aggregate	Excess of $350,000,000 Per Occurrence	Westchester

5/15/11-5/15/12

Aircraft Hull and Liability

Aircraft Physical Damage Limit for Scheduled Aircraft

Aircraft Physical Damage Limit for Non-Owned (limited)

Bodily Injury & Property Damage, CSL Medical Expenses

Maximum Hull Value

		$3MM each aircraft $2MM each aircraft $50MM each occurrence $5,000 each person $3MM each aircraft	5% of Insured Value each and every loss $10,000 each occurrence	C & I (Hull)* C&I (Owned) XL Specialty Insurance Co (17.5% proportionate share with lead*) Catlin (17.5% proportionate share with lead*) StarNet (15% proportionate share with lead*)
08/01/11-08/01/12	PROPERTY			Zurich American

	Contractor’s Equipment	$25MM any One Occurrence subject to Stated Value per schedules; Coverage includes Collapse/Damage to Crane/Booms	$50,000 per Occurrence minimum on all items except Cranes, which are subject to a $100,000 per occurrence deductible

	Rented Sublimit Waterborne Equipment Rigger's Liability	$2.5MM any one item Borrowed, Leased, or Rented (short term) $1MM any One Occurrence $1,000,000	72 hours wait as respect Rental Reimbursement Exp Installation Deductibles:

	Installation Risk	$25MM per project $2MM per conveyance	$500,000 per occurrence as respect Horizontal Drilling activity

	Transit		$100,000 per occurrence as respects Hot Testing

Policy Period	Coverage	Limits	Deductibles	Insurer
	Temporary Storage	$5MM	All Other $50,000 per occurrence except as noted under

	Horizontal Drilling	$5MM any one Occurrence /Prject Aggregate as respect Horizontal Drilling not to exceed 120% of the original total project value	Flood, Earthquake and Named Windstorm Deductibles Below

	Pipeline	$2.5MM any One Occurrence as respect Pipeline Endorsement

	Buildings & Contents incl. EDP,	$25MM any One Occurrence, subject to schedule of values	Buildings & Contents incl EDP Deductibles:
	Newly Acquired Properties	$5MM	$25,000 per occurrence except

	Unnamed Locations	$500,000	$50,000 per occurrence for Flood except as noted under Flood, Earthquake and named Windstorm Deductibles Below
	Valuable Papers	$1MM
	Accounts Receivable	$1MM
	Business Interruption	$1MM
	Extra Expense	$500,000
	Personal Porperty in Transit	$500,000

POLICY FLOOD, EARTHQUAKE and NAMED WINDSTORM AGGREGATES

	Named Windstorm - excluding Contractors Equipment - Zone 1	$15MM

	Named Windstorm - excluding Contractors Equipment - Zone 2	$25MM	Coastal Named Windstorm 5% with $250,000 minimum per occurrence in Zone 1, 2% with $100,000 minimum per occurrence in Zone 2 excluding Florida, Puerto Rico and Hawaii

	Named Windstorm - excluding Contractors Equipment - all other and policy total	$50MM	Coastal Named Windstorm, 5% with $500,000 minimum in Florida, Puerto Rico and Hawaii

	Flood - All Coverages - Level 1	$10MM	Flood - $250,000 per occurrence Level 1 and $100,000 per occurrence Level 2

	Flood - All Coverages - Level 2	$25MM
	Flood - All Coverages - All other and policy total	$50MM

	Earthquake - excluding Contractors Equipment - Zone 1	$10MM	Earthquake 5% with $250,000 minimum for Zone 1

	Earthquake - excluding Contractors Equipment - Zone 2	$25MM	Earthquake 2% with $100,000 minimum for Zone 2

	Earthquake - excluding Contractors Equipment - all other and policy total	$50MM

08/01/11-08/01/12	Commercial Crime	$15,000,000 Per Occurrence (Coverage Section Limits Below)	$250,000	Berkely

Employee Theft - $10,000,000

Premises - $10,00,000
Transit - $10,000,000
Forgery - $10,000,000
Computer Fraud - $10,000,000
Funds Transfer Fraud - $10,000,000

Money Orders & Counterfeit Currency - $1,000,000

Credit Card Fraud - $25,000
Client Coverage - $10,000,000
Claims Expense - $50,000

Policy Period	Coverage	Limits	Deductibles	Insurer
08/01/11-08/01/12	Fiduciary Liability	$15MM Each Occurrence	$50,000	Federal Insurance Company

	Including all Employer-Sponsored	$15MM Aggregate
Benefit Plans and their Trustees

Prior and Pending Date:
08/1/1998 - $10,000,000 limit
08/1/2007 - $5,000,000 x/s $10,000,000 limit

08/01/11 - 08/01/12	Excess Fiduciary Liability	$10,000,000 excess $15,000,000 Chubb Limit		Travelers

Prior and Pending Date:
8/1/2007 - $10,000,000 excess $15,000,000

08/01/11 - 08/01/14	Special Crime Coverage	$20,000,000	$-0-	Great American Insurance

02/01/11 - 02/28/12	Contractors Professional Liability (E&O)	$10MM Each Occurrence	$250,000 Each Occurrence	Lexington Insurance Co.(AIG)

$10MM aggregate
02/01/11 - 02/28/12	Excess Contractors Professional Liab.	$10MM aggregate limit excess of $10MM		Catlin

12/01/09 - 12/01/11	Contractor’s Pollution Liability	$20MM Each Loss	$250,000	ACE
$20MM Aggregate

10/31/10 - 10/31/11 Claims Made	Directors’ and Officers’ Liability	$10MM limit of liability each loss; aggregate for the policy period	1,000,000 inclusive of Defense Cost	ACE

10/31/10 - 10/31/11 Claims Made	Excess Directors’ & Officers’ Liability	$10MM excess of $10MM		Chartis

10/31/10 - 10/31/11 Claims Made	Excess Directors’ & Officers’ Liability	$10MM excess of $20MM		Arch

10/31/10 - 10/31/11 Claims Made	Excess Directors’ & Officers’ Liability	$10MM excess of $30MM		US Specialty

10/31/10 - 10/31/11 Claims Made	Excess Directors’ & Officers’ Liability	$10MM excess of $40MM		RLI Insurance

10/31/10 - 10/31/11 Claims Made	Excess Directors’ & Officers’ Liability	$10MM excess of $50MM		Liberty Mutual Insurance

10/31/10 - 10/31/11 Claims Made	Excess Directors’ & Officers’ Liability	$10MM excess of $60MM		Allied World Assurance

10/31/10 - 10/31/11 Claims Made	Excess Directors’ & Officers’ Liability	$10MM excess of $70MM		Axis

Quanta maintains various miscellaneous insurance policies outside of the above referenced policies. Should you need additonal information, please contact the Director of Risk Management.

Schedule 6.13

SUBSIDIARIES

SUBSIDIARY	OWNER (BORROWER OR SUBSIDIARY)	SUBSIDIARY’S JURISDICTION OF FORMATION	OUTSTANDING OPTIONS, WARRANTS OR RIGHTS OF CONVERSION OR PURCHASE	NO. OF SHARES OUT- STANDING	% OF OWNERSHIP INTEREST
1298888 Alberta Ltd.	Valard Construction Ltd.	Alberta	NONE	Class A - 1	100%

618232 Alberta Ltd.	Valard Construction Ltd.	Alberta	NONE	Class A - 70	100%

All Power Products Inc.	Valard Construction Ltd.	Alberta	NONE	Class A Voting – 100 Class B Non-Voting – 1,000	100%

Allteck Line Contractors Inc.	Quanta Services, Inc.	British Columbia	NONE	C-100 P-485	100%

Allteck Line Contractors (USA), Inc.	Quanta Services, Inc.	Washington	NONE	100	100%

Blair Park Services, LLC	InfraSource Incorporated	Delaware	NONE	N/A	100%

CAN-FER Utility Services, LLC	Quanta Services, Inc.	Delaware	NONE	N/A	100%

CCLC, Inc.	Quanta Wireless Solutions, Inc.	Delaware	NONE	1,000	100%

CMI Services, Inc.	Trawick Construction Company, Inc.	Florida	NONE	1,000	100%

SUBSIDIARY	OWNER (BORROWER OR SUBSIDIARY)	SUBSIDIARY’S JURISDICTION OF FORMATION	OUTSTANDING OPTIONS, WARRANTS OR RIGHTS OF CONVERSION OR PURCHASE	NO. OF SHARES OUT- STANDING	% OF OWNERSHIP INTEREST
Conam Construction Co.	Price Gregory Services, LLC	Texas	NONE	1,000	100%

Conti Communications, Inc.	Quanta Services, Inc.	Delaware	NONE	1,000	100%

Croce Electric Company, Inc.	Quanta Services, Inc.	Delaware	NONE	1,000	100%

Dacon Corporation	Dashiell Corporation	Delaware	NONE	1,000	100%

Dashiell Corporation	InfraSource Transmission Services Company	Delaware	NONE	1,000	100%

Digco Utility Construction, L.P.	QDE LLC	Delaware	NONE	N/A	99.9%

Digco Utility Construction, L.P.	Mejia Personnel Services, Inc.	Delaware	NONE	N/A	0.1%

Dillard Smith Construction Company	Quanta Services, Inc.	Delaware	NONE	1,000	100%

E A Technical Services, Inc.	Quanta Services, Inc.	Georgia	NONE	3,750	100%

EHV Elecon Inc.	EHV Power ULC	Puerto Rico	NONE	100	100%

EHV Power ULC	InfraSource Underground Services Canada, Inc.	British Columbia	NONE	4,151,010	100%

Energy Construction Services, Inc.	Quanta Services, Inc.	Delaware	NONE	1,000	100%

Engineering Associates, Inc.	Quanta Services, Inc.	Georgia	NONE	40	100%

SUBSIDIARY	OWNER (BORROWER OR SUBSIDIARY)	SUBSIDIARY’S JURISDICTION OF FORMATION	OUTSTANDING OPTIONS, WARRANTS OR RIGHTS OF CONVERSION OR PURCHASE	NO. OF SHARES OUT- STANDING	% OF OWNERSHIP INTEREST
Five Points Construction Co.	Quanta Services, Inc.	Texas	NONE	4,093	100%

Global Enercom Management, Inc.	Quanta Services, Inc.	Delaware	NONE	1,000	100%

Golden State Utility Co.	Quanta Services, Inc.	Delaware	NONE	1,000	100%

H. C. Price Canada Company	Price Gregory International, Inc.	Nova Scotia	NONE	65	100%

H. L. Chapman Pipeline Construction, Inc.	Quanta Services, Inc.	Delaware	NONE	1,000	100%

InfraSource Construction, LLC	InfraSource, LLC	Delaware	NONE	N/A	100%

InfraSource Construction California, Inc.	InfraSource, LLC	Delaware	NONE	1	100%

InfraSource Construction Services, LLC	InfraSource, LLC	Georgia	NONE	N/A	100%

InfraSource Field Services, LLC	InfraSource, LLC	Delaware	NONE	N/A	100%

InfraSource Incorporated	InfraSource Services, Inc.	Delaware	NONE	50	100%

InfraSource Installation, LLC	InfraSource, LLC	Delaware	NONE	N/A	100%

InfraSource, LLC	InfraSource Incorporated	Delaware	NONE	N/A	100%

InfraSource Pipeline Facilities, Inc.	Quanta Services, Inc.	North Carolina	NONE	1,165	100%

InfraSource Services, Inc.	Quanta Services, Inc.	Delaware	NONE	1,000	100%

SUBSIDIARY	OWNER (BORROWER OR SUBSIDIARY)	SUBSIDIARY’S JURISDICTION OF FORMATION	OUTSTANDING OPTIONS, WARRANTS OR RIGHTS OF CONVERSION OR PURCHASE	NO. OF SHARES OUT- STANDING	% OF OWNERSHIP INTEREST
InfraSource Telecommunication Services, LLC	InfraSource Incorporated	Delaware	NONE	N/A	100%

InfraSource Transmission Services Company	InfraSource Incorporated	Arizona	NONE	1	100%

InfraSource Underground Construction, Inc.	InfraSource, LLC	Delaware	NONE	1	100%

InfraSource Underground Services Canada, Inc.	InfraSource, LLC	Delaware	NONE	1	100%

Intermountain Electric, Inc.	Quanta Services, Inc.	Colorado	NONE	1,000	100%

Irby Construction Company	Quanta Services, Inc.	Mississippi	NONE	1,000	100%

Island Mechanical Corporation	Underground Construction Co., Inc.	Hawaii	NONE	1,120	100%

Lindsey Electric, L.P.	North Houston Pole Line, L.P.	Texas	NONE	N/A	99.9%

Lindsey Electric, L.P.	Mejia Personnel Services, Inc.	Texas	NONE	N/A	0.1%

Manuel Bros., Inc.	Quanta Services, Inc.	Delaware	NONE	1,000	100%

Mears Canada Corp.	Mears Group, Inc.	Nova Scotia	NONE	1	100%

Mears Group, Inc.	Quanta Services, Inc.	Delaware	NONE	1,000	100%

SUBSIDIARY	OWNER (BORROWER OR SUBSIDIARY)	SUBSIDIARY’S JURISDICTION OF FORMATION	OUTSTANDING OPTIONS, WARRANTS OR RIGHTS OF CONVERSION OR PURCHASE	NO. OF SHARES OUT- STANDING	% OF OWNERSHIP INTEREST
Mears Group Pty Ltd	Quanta Services Netherlands B.V.	Australia	NONE	1,000	100%

Mears/CPG LLC	Mears Group, Inc.	Michigan	NONE	100 Units	100%

Mearsmex S. de R.L. de C.V.	Mears Group, Inc.	Mexico	NONE	N/A	100%

Mejia Personnel Services, Inc.	Quanta Services, Inc.	Texas	NONE	1,000	100%

M.J. Electric, LLC	InfraSource Incorporated	Delaware	NONE	N/A	100%

M.J. Electric California, Inc.	M.J. Electric, LLC	Delaware	NONE	1	100%

North Houston Pole Line, L.P.	QDE LLC	Texas	NONE	N/A	99.9%

North Houston Pole Line, L.P.	Mejia Personnel Services, Inc.	Texas	NONE	N/A	0.1%

North Sky Communications, Inc.	Quanta Services, Inc.	Delaware	NONE	1,000	100%

North Sky Engineering, Inc.	Quanta Services, Inc.	Delaware	NONE	1,000	100%

Nova NextGen Solutions, LLC	InfraSource Incorporated	Delaware	NONE	N/A	100%

O. J. Pipelines Canada Corporation	Price Gregory International, Inc.	New Brunswick	NONE	1,000	100%

O. J. Pipelines Canada Limited Partnership	H.C. Price Canada Company	Alberta	NONE	N/A	99%

SUBSIDIARY	OWNER (BORROWER OR SUBSIDIARY)	SUBSIDIARY’S JURISDICTION OF FORMATION	OUTSTANDING OPTIONS, WARRANTS OR RIGHTS OF CONVERSION OR PURCHASE	NO. OF SHARES OUT- STANDING	% OF OWNERSHIP INTEREST
O. J. Pipelines Canada Limited Partnership	O. J. Pipelines Canada Corporation	Alberta	NONE	N/A	1%

PAR Electrical Contractors, Inc.	Quanta Services, Inc.	Missouri	NONE	200	100%

Par Internacional, S. de R.L. de C.V.	Quanta Services, Inc	Mexico	NONE	N/A	50%

Par Internacional, S. de R.L. de C.V.	Par Electrical Contractors, Inc.	Mexico	NONE	N/A	50%

Parkside Site & Utility Company Corporation	Quanta Services, Inc.	Delaware	NONE	1,000	100%

Parkside Utility Construction Corp.	Quanta Services, Inc.	Delaware	NONE	1,000	100%

Pauley Construction Inc.	Quanta Services, Inc.	Arizona	NONE	68,848	100%

Potelco, Inc.	Quanta Services, Inc.	Washington	NONE	2	100%

Price Gregory Construction, Inc.	Price Gregory Services, LLC	Delaware	NONE	49,000	100%

Price Gregory International, Inc.	Price Gregory Services, LLC	Delaware	NONE	32,000	100%

Price Gregory Services, LLC	Quanta Services, Inc.	Delaware	NONE	N/A	100%

Professional Teleconcepts, Inc.	Quanta Services, Inc.	Illinois	NONE	100	100%

Professional Teleconcepts, Inc.	Quanta Services, Inc.	New York	NONE	100	100%

SUBSIDIARY	OWNER (BORROWER OR SUBSIDIARY)	SUBSIDIARY’S JURISDICTION OF FORMATION	OUTSTANDING OPTIONS, WARRANTS OR RIGHTS OF CONVERSION OR PURCHASE	NO. OF SHARES OUT- STANDING	% OF OWNERSHIP INTEREST
PWR Financial Company	Quanta Services, Inc.	Delaware	NONE	1,000	100%

PWR Network, LLC	PWR Financial Company	Delaware	NONE	N/A	100%

QDE LLC	PWR Financial Company	Delaware	NONE	N/A	100%

QPC, Inc.	Quanta Services, Inc.	Delaware	NONE	1,000	100%

QPS Engineering, LLC	InfraSource, LLC	Delaware	NONE	N/A	100%

QSI Finance Canada ULC	Valard Construction Ltd.	British Columbia	NONE	100	100%

QSI, Inc.	Quanta Services, Inc.	Delaware	NONE	1,000	100%

Quanta Acquisition Sub Canada Ltd.	Quanta Services CC Canada Ltd.	Alberta	NONE	100	100%

Quanta Asset Management LLC	QSI, Inc.	Delaware	NONE	N/A	100%

Quanta Associates, L.P.	Quanta Asset Management, LLC	Texas	NONE	N/A	99.9%

Quanta Associates, L.P.	QSI, Inc.	Texas	NONE	N/A	0.1%

Quanta Capital Solutions, Inc.	Quanta Services, Inc.	Delaware	NONE	1,000	100%

Quanta Construction Services, Inc.	Quanta Services, Inc.	Delaware	NONE	1,000	100%

Quanta Delaware, Inc.	QSI, Inc.	Delaware	NONE	1,000	100%

SUBSIDIARY	OWNER (BORROWER OR SUBSIDIARY)	SUBSIDIARY’S JURISDICTION OF FORMATION	OUTSTANDING OPTIONS, WARRANTS OR RIGHTS OF CONVERSION OR PURCHASE	NO. OF SHARES OUT- STANDING	% OF OWNERSHIP INTEREST
Quanta Government Services, Inc.	Quanta Services, Inc.	Delaware	NONE	1,000	100%

Quanta Government Solutions, Inc.	Quanta Services, Inc.	Delaware	NONE	1,000	100%

Quanta International Limited	Quanta Services, Inc.	British Virgin Islands	NONE	100	100%

Quanta International Holdings, Ltd.	Quanta Services Netherlands B.V.	British Virgin Islands	NONE	100	100%

Quanta LXII Acquisition, Inc.	Quanta Services, Inc.	Delaware	NONE	1,000	100%

Quanta LXV Acquisition, Inc.	Quanta Services, Inc.	Delaware	NONE	1,000	100%

Quanta LXVI Acquisition, Inc.	Quanta Services, Inc.	Delaware	NONE	1,000	100%

Quanta LXVII Acquisition, Inc.	Quanta Services, Inc.	Delaware	NONE	1,000	100%

Quanta LXVIII Acquisition, Inc.	Quanta Services, Inc.	Delaware	NONE	1,000	100%

Quanta LXIX Acquisition, Inc.	Quanta Services, Inc.	Delaware	NONE	1,000	100%

Quanta LXX Acquisition, Inc.	Quanta Services, Inc.	Delaware	NONE	1,000	100%

Quanta LXXI Acquisition, Inc.	Quanta Services, Inc.	Delaware	NONE	1,000	100%

Quanta LXXII Acquisition, Inc.	Quanta Services, Inc.	Delaware	NONE	1,000	100%

Quanta LXXIII Acquisition, Inc.	Quanta Services, Inc.	Delaware	NONE	1,000	100%

SUBSIDIARY	OWNER (BORROWER OR SUBSIDIARY)	SUBSIDIARY’S JURISDICTION OF FORMATION	OUTSTANDING OPTIONS, WARRANTS OR RIGHTS OF CONVERSION OR PURCHASE	NO. OF SHARES OUT- STANDING	% OF OWNERSHIP INTEREST
Quanta Pipeline Services, Inc.	Quanta Services, Inc.	Delaware	NONE	1,000	100%

Quanta Power Solutions India Private Limited	Quanta Services Netherlands B.V.	India	NONE	9,990	99%

Quanta Power Solutions India Private Limited	Quanta International Holdings, Ltd.	India	NONE	10	1%

Quanta Receivables, LP	QDE LLC	Delaware	NONE	N/A	99%

Quanta Receivables, LP	PWR Network, LLC	Delaware	NONE	N/A	1%

Quanta Renewable Energy Services, LLC	InfraSource Incorporated	Delaware	NONE	N/A	100%

Quanta Services Contracting, Inc.	Quanta Services, Inc.	Delaware	NONE	1,000	100%

Quanta Services CC Canada Ltd.	Quanta Services, Inc.	British Columbia	NONE	51,093,822	100%

Quanta Services Costa Rica Ltda.	Quanta Services Netherlands B.V.	Costa Rica	NONE	10	100%

Quanta Services Guatemala, Limitada	Quanta Services Netherlands B.V.	Guatemala	NONE	N/A	99.9%

Quanta Services Guatemala, Limitada	Quanta International Holdings, Ltd.	Guatemala	NONE	N/A	0.1%

Quanta Services (India) Ltd.	Quanta Services Netherlands B.V.	British Virgin Islands	NONE	100	100%

SUBSIDIARY	OWNER (BORROWER OR SUBSIDIARY)	SUBSIDIARY’S JURISDICTION OF FORMATION	OUTSTANDING OPTIONS, WARRANTS OR RIGHTS OF CONVERSION OR PURCHASE	NO. OF SHARES OUT- STANDING	% OF OWNERSHIP INTEREST
Quanta Services Management Partnership, L.P.	Quanta Delaware, Inc.	Texas	NONE	N/A	99%

Quanta Services Management Partnership, L.P.	QSI, Inc.	Texas	NONE	N/A	1%

Quanta Services Netherlands B.V.	Quanta Services, Inc.	The Netherlands	NONE	18,000	100%

Quanta Services of Canada Ltd.	Quanta Services, Inc.	British Columbia	NONE	C-6 P-2,274	100%

Quanta Technologia do Brasil Ltda.	Quanta Services Netherlands B.V.	Brazil	NONE	199,800	99.9%

Quanta Technologia do Brasil Ltda.	Quanta International Holdings, Ltd.	Brazil	NONE	200	0.1%

Quanta Technology, LLC	InfraSource Incorporated	Delaware	NONE	N/A	100%

Quanta Technology Canada ULC	Quanta Services, Inc.	British Columbia	NONE	100	100%

Quanta Utility Installation Company, Inc.	Quanta Services, Inc.	Delaware	NONE	1,000	100%

Quanta Utility Services-Gulf States, Inc.	Quanta Services, Inc.	Delaware	NONE	1,000	100%

Quanta Utility Services of Canada, Inc.	Quanta Services, Inc.	British Columbia	NONE	100	100%

Quanta Wireless Solutions, Inc.	Quanta Services, Inc.	Delaware	NONE	1,000	100%

SUBSIDIARY	OWNER (BORROWER OR SUBSIDIARY)	SUBSIDIARY’S JURISDICTION OF FORMATION	OUTSTANDING OPTIONS, WARRANTS OR RIGHTS OF CONVERSION OR PURCHASE	NO. OF SHARES OUT- STANDING	% OF OWNERSHIP INTEREST
QuantaWorks, LLC	InfraSource Incorporated	Delaware	NONE	N/A	100%

Realtime Engineers, Inc.	Realtime Utility Engineers, Inc.	Delaware	NONE	1	100%

Realtime Utility Engineers, Inc.	InfraSource Incorporated	Wisconsin	NONE	200	100%

Road Bore Corporation	Underground Construction Co., Inc.	Hawaii	NONE	1,120	100%

Servicios Par Electric, S. de R.L. de C.V.	Quanta Services, Inc.	Mexico	NONE	N/A	50%

Servicios Par Electric, S. de R.L. de C.V.	Par Electrical Contractors, Inc.	Mexico	NONE	N/A	50%

Sharp’s Construction Services 2006 Ltd.	Valard Construction Ltd.	Alberta	NONE	Class A Common - 500	100%

Southwest Trenching Company, Inc.	North Houston Pole Line, L.P.	Texas	NONE	1,000	100%

Spalj Construction Company	Quanta Services, Inc.	Delaware	NONE	1,000	100%

Sumter Utilities, Inc.	Quanta Services, Inc.	Delaware	NONE	1,000	100%

Sunesys, LLC	InfraSource Incorporated	Delaware	NONE	N/A	100%

Sunesys of Massachusetts, LLC	Sunesys, LLC	Delaware	NONE	N/A	100%

SUBSIDIARY	OWNER (BORROWER OR SUBSIDIARY)	SUBSIDIARY’S JURISDICTION OF FORMATION	OUTSTANDING OPTIONS, WARRANTS OR RIGHTS OF CONVERSION OR PURCHASE	NO. OF SHARES OUT- STANDING	% OF OWNERSHIP INTEREST
Sunesys of Virginia, Inc.	Sunesys, LLC	Virginia	NONE	1	100%

The Ryan Company, Inc.	Quanta Services, Inc.	Massachusetts	NONE	1,000	100%

Tjader, L.L.C.	Spalj Construction Company	Delaware	NONE	N/A	100%

Tom Allen Constructon Company	Quanta Services, Inc.	Delaware	NONE	1,000	100%

Total Quality Management Services, LLC	VCS Sub, Inc.	Delaware	NONE	N/A	100%

Trawick Construction Company, Inc.	Quanta Services, Inc.	Florida	NONE	1,000	100%

Underground Construction Co., Inc.	Quanta Services, Inc.	Delaware	NONE	1,000	100%

Utility Line Management Services, Inc.	PAR Electrical Contractors, Inc.	Delaware	NONE	1,000	100%

Utility Locate and Mapping Services, Inc.	InfraSource Incorporated	Virginia	NONE	1	100%

Valard Construction 2008 Ltd.	Valard Construction Ltd.	Alberta	NONE	Class A Voting – 1	100%

SUBSIDIARY	OWNER (BORROWER OR SUBSIDIARY)	SUBSIDIARY’S JURISDICTION OF FORMATION	OUTSTANDING OPTIONS, WARRANTS OR RIGHTS OF CONVERSION OR PURCHASE	NO. OF SHARES OUT- STANDING	% OF OWNERSHIP INTEREST
Valard Construction Ltd.	Quanta Services CC Canada Ltd.	British Columbia	NONE	Common - 51,093,922 Class A Non-Voting Exchangeable – 3,909,110	100 0	% %

Valard Construction LP	Valard Construction Ltd.	Alberta	NONE	9,999 Units	99.99%

Valard Construction LP	Valard Construction 2008 Ltd.	Alberta	NONE	1 Unit	0.01%

Valard Construction (Manitoba) Ltd.	Valard Construction Ltd.	Manitoba	NONE	Class A Common Voting - 100	100%

Valard Construction (Ontario) Ltd.	Valard Construction LP	Ontario	NONE	100	100%

Valard Wellpoint Systems Ltd.	Valard Construction Ltd.	Alberta	NONE	Class A - 100	100%

VCI Telcom, Inc.	Quanta Services, Inc.	Delaware	NONE	1,000	100%

VCS Sub, Inc.	Quanta Services, Inc.	California	NONE	1,000,000	100%

W. C. Communications, Inc.	Quanta Services, Inc.	Delaware	NONE	1,000	100%

Winco, Inc.	Quanta Services, Inc.	Oregon	NONE	100	100%

Schedule 6.17

IP RIGHTS

U.S. Trademarks

Mark	Owner	Reg. No.	Reg. Date
QUANTA	Quanta Associates, L.P.	2,386,136	09/12/2000

QUANTA	Quanta Associates, L.P.	2,482,754	08/28/2001

QUANTA SERVICES	Quanta Associates, L.P.	2,410,600	12/05/2000

QUANTA SERVICES	Quanta Associates, L.P.	2,410,599	12/05/2000

LIGHTNING BOLTS IN FIST DESIGN	Quanta Associates, L.P.	2,312,485	01/25/2000

LIGHTNING BOLTS IN FIST DESIGN	Quanta Associates, L.P.	2,322,343	02/22/2000

PAR ELECTRICAL CONTRACTORS AND LIGHTNING BOLTS FIRST DESIGN	Quanta Associates, L.P.	1,987,917	07/23/1996

UC AND DESIGN	Quanta Associates, L.P.	1,248,630	08/16/1983

MEARS AND DESIGN	Quanta Associates, L.P.	2,676,127	01/21/2003

Q-TRENCH SOLUTION THE EDGE TO GET AHEAD (w/DESIGN)	Quanta Associates, L.P.	3,961,033	05/17/2011

BUILDING A POWERFUL FUTURE. EVERYDAY.	Quanta Associates, L.P.	3,101,333	06/06/2006

INFRASOURCE BUILDING A POWERFUL FUTURE. EVERYDAY.	Quanta Associates, L.P.	3,098,645	05/30/2006

INFRASOURCE	Quanta Associates, L.P.	2,869,085	08/03/2004

INFRASOURCE	Quanta Associates, L.P.	2,837,131	04/27/2004

INFRASOURCE	Quanta Associates, L.P.	2,837,134	04/27/2004

DACON	Quanta Associates, L.P.	3,425,153	05/13/2008

DASHIELL	Quanta Associates, L.P.	3,429,236	05/20/2008

REALTIME UTILITY ENGINEERS	Quanta Associates, L.P.	3,470,377	07/22/2008

Mark	Owner	Reg. No.	Reg. Date
RIGGIN & DIGGIN	Quanta Associates, L.P.	3,207,914	02/13/2007

MASLONKA	Quanta Associates, L.P.	3,335,084	11/13/2007

S SUB-SURFACE CONSTRUCTION COMSTOCK PARK MICHIGAN AND DESIGN	InfraSource Construction, LLC	2,963,121	6/21/05

U.S. Patents

Patent	Owner	U.S. Patent No.
UNDERGROUND CABLE ANODE INSTALLMENT SYSTEM	Quanta Associates, L.P.	5,743,675

UNDERGROUND CABLE ANODE INSTALLMENT SYSTEM	Quanta Associates, L.P.	5,827,013

LIVE CONDUCTOR STRINGING AND SPLICING METHOD AND APPARATUS	Quanta Associates, L.P.	7,535,132

METHOD AND APPARATUS FOR PROVISION OF TEMPORARY CONDUCTOR TENSION SUPPORT IN TRANSMISSION OR DISTRIBUTION CIRCUITS	Quanta Associates, L.P.	7,977,571

APPARATUS FOR PRECISELY MANIPULATING ELONGATE OBJECTS ADJACENT TO AND SUCH AS ENERGIZED OVERHEAD HIGH VOLTAGE TRANSMISSION LINES	Quanta Associates, L.P. *	6,837,671

APPARATUS FOR CUTTING BRUSH	Sumter Utilities, Inc.	6,047,531

METHOD OF TRENCHING BELOW THE WATER LINE	H.L. Chapman Pipeline Construction, Inc.	7,870,683

*	Recordation in U.S. Patent and Trademark Office reflects ownership by Clifford W. Devine and Daniel N. O’Connell, who have executed assignments transferring such ownership to Quanta Associates, L.P., which assignments are in the process of being registered with the U.S. Patent and Trademark Office.

U.S. Patent Applications

Patent	Applicant	Owner	App. No.	Filing Date
LIVE CONDUCTOR STRINGING AND SPLICING METHOD AND APPARATUS	Clifford W. Devine; Daniel N. O’Connell	Quanta Associates. L.P.**	12/379,729	02/27/2009

UTILITY POLE GROUNDING WIRE REPLACEMENT WITH AN EMBEDMENT METHOD AND DEVICE	Richard C. Hannay	Quanta Associates. L.P.**	12/712,137	02/24/2010

LAYING AND PROTECTING CABLE INTO EXISTING COVERING SURFACES	Daniel P. Miller	Quanta Associates. L.P.**	12/889,196	09/23/2010

DIG UNDER APPARATUS AND PROCESS	John W. Fluharty; Jay W. Fluharty; Karl D. Quackenbush; Richard A. Hahn	Quanta Associates. L.P.**	12/903,192	10/12/2010

GEOTECHNICAL HORIZONTAL DIRECTIONAL DRILLING	John W. Fluharty; Richard N. Smith; Ronald G. Halderman	Quanta Associates. L.P.**	12/961,482	12/06/2010

MOBILE TRAINING TRAILER FOR ELECTRIC TRANSMISSION LINES	Mark W. Lumry; Gordon B. Winfree	Quanta Associates. L.P.**	13/034,848	02/25/2011

DRILLING FLUID RECOVERY WHEN DRILLING UNDER AN OBSTACLE OR WATER BODY	Karl D. Quackenbush; Ronald G. Halderman	Quanta Associates. L.P.**	13/193,354	07/28/2011

GROUND MOUNTING SOLUTIONS FOR SOLAR PV PANELS DESIGNED FOR USE ON ROOFS	Bengt Jarlsjo; Kevin W. Carlson	Quanta Associates. L.P.**	61/384,215	09/17/2010

AERIAL INSPECTION SYSTEM(S) AND METHOD(S)	Richard C. Hannay	Quanta Associates. L.P.**	61/470,252	03/31/2011

TOWER COORSION ANALYSIS SYSTEM	Mark A. Gluskin; Kevin C. Garrity; Christopher M. Warner	Quanta Associates. L.P.**	61/482,538	05/04/2011

BOOM MOUNTABLE ROBOTIC ARM	Clifford W. Devine; Daniel N. O’Connell	Quanta Associates. L.P.**	12/451,492	11/16/2009

Patent	Applicant	Owner	App. No.	Filing Date
LIVE CONDUCTOR STRINGING AND SPLICING METHOD AND APPARATUS	Clifford W. Devine; Daniel N. O’Connell	Quanta Associates. L.P.**	12/227,834	04/13/09

PROCEDURE AND APPARATUS TO BYPASS AN ENERGIZED SUBSTATION SWITCH	Lucas M. Moore; Lowell Church	Quanta Associates. L.P.**	12/318,234	12/23/2008

**	Quanta Associates, L.P. is the owner through an assignment from the inventor(s) that Quanta Associates, L.P. has obtained or is in the process of obtaining.

U.S. Trademark Applications

Patent	Applicant/Owner	App. No.	Filing Date
Q-TRENCH SOLUTION	Quanta Associates, L.P.	85/086,532	07/16/2010

Licenses

Confirmatory License Agreement dated June 24, 2011 by and between Quanta Services of Canada, Ltd. and Quanta Services, Inc., granting and confirming an exclusive license of U.S. Patent No. 5,538,207, entitled “Boom-Mountable Robotic Arm,” to Quanta Services, Inc., along with a right to sublicense to all related entities of Quanta Services, Inc.

SCHEDULE 6.20

LOCATIONS OF REAL PROPERTY

(see following pages)

Schedule 6.20

Locations of U.S. Owned & Leased Real Property

Loan PARty/Owner/Lessee	Address	City	State	Leased or Owned	Mortgaged Properties
Blair Park Services, LLC	405 Caredean Drive	Horsham	PA	Leased	No

Blair Park Services, LLC	202 Titus Avenue	Warrington	PA	Leased	No

Blair Park Services, LLC	1530 Overland Park Drive	Charlotte	NC	Leased	No

Can-Fer Utilitiy Services, LLC	3340 Roy Orr Boulevard	Grand Prairie	TX	Leased	No

Can-Fer Utilitiy Services, LLC	7700 US Highway 287	Arlington	TX	Leased	No

Can-Fer Utilitiy Services, LLC	3025B Roy Orr	Garland	TX	Leased	No

Can-Fer Utilitiy Services, LLC	480 Katy Road	Ft. Worth	TX	Leased	No

Can-Fer Utility Services, LLC	9886 South Hwy U S 287	Rhome	TX	Leased	No

Dashiell Corporation	2941 S. Ruby	Gonzales	LA	Leased	No

Dashiell Corporation	4700 W. Sam Houston Parkway	Houston	TX	Leased	No

Dashiell Corporation	101 W. Louis Henna Boulevard	Austin	TX	Leased	No

Dashiell Corporation	930 South Business Park Drive	Port Arthur	TX	Leased	No

Dashiell Corporation	12301 Kurland Dr.	Houston	TX	Leased	No

Dashiell Corporation	2350 Airport Frwy	Bedford	TX	Leased	No

Dashiell Corporation	4681 E Napoleon	Sulphur	LA	Leased	No

Dashiell Corporation	11000 Regency Parkway	Cary	NC	Leased	No

Dashiell Corporation	1300 Underwood Road	Deer Park	TX	Owned	Yes

Dashiell Corporation	E. “P” Street	Deer Park	TX	Owned	Yes

Digco Utility Construction, L.P.	1603 Berry Rd	Houston	TX	Leased	No

Digco Utility Construction, L.P.	200 Ida Road	Broussard	LA	Leased	No

Digco Utility Construction, L.P.	3419 East Broadway	N. Little Rock	AR	Leased	No

Digco Utility Construction, L.P.	8000 Berry Rd.	Houston	TX	Leased	No

Digco Utility Construction, L.P.	481 Fortson Yard B	Shreveport	LA	Leased	No

Digco Utility Construction, L.P. dba Ranger Field Services	3502 S Highway 6	Elk City	OK	Leased	No

Dillard Smith Construction Company	2723 and 2725 17th Street East	Palmetto	FL	Leased	No

Dillard Smith Construction Company	548/560 Lake Mirror Road	College Park	GA	Leased	No

Dillard Smith Construction Company	1370 & 1420 Cannonsburg Road	Cannonsburg	KY	Leased	No

Dillard Smith Construction Company	1020 West Hwy 11 East	New Market	TN	Leased	No

Dillard Smith Construction Company	2055 Christian Street/ 802 Ben Wells Rd.	Clanton	AL	Leased	No

Dillard Smith Construction Company	4001/4002 Industry Drive	Chattanooga	TN	Owned	Yes

Engineering Associates, Inc.	1101 West Oak Plaza	Amite	LA	Leased	No

Engineering Associates, Inc.	1220 Old Alpharetta Road, Suite 390	Alpharetta	GA	Leased	No

Engineering Associates, Inc.	1103 Northwood Drive	Murray	KY	Leased	No

Engineering Associates, Inc.	17089 S. Alberta Avenue	Oneida	TN	Leased	No

Engineering Associates, Inc.	3312 Northside Drive	Macon	GA	Leased	No

Global Enercom Management, Inc.	757 New Mexico Hwy 116	Bosque	NM	Owned	No

Golden State Utility Co.	445 W. 11th Street	Tracy	CA	Leased	No

Golden State Utility Co.	390 Martin Ave.	Santa Clara	CA	Leased	No

Golden State Utility Co.	14567 Arrow Hwy	Fontana	CA	Leased	No

Golden State Utility Co.	10602 E. Mt. View	Selma	CA	Leased	No

Golden State Utility Co.	660 Walsh Avenue	Santa Clara	CA	Leased	No

Golden State Utility Co.	4425 Farm Supply Road	Ceres	CA	Leased	No

Golden State Utility Co.	8766 Fruitridge Rd	Sacramento	CA	Owned	Yes

Golden State Utility Co.	POR NE 1/4 Sec 29/11/11- Merced County	Los Banos	CA	Owned	No

Locations of U.S. Owned & Leased Real Property

Loan PARty/Owner/Lessee	Address	City	State	Leased or Owned	Mortgaged Properties
H.L. Chapman Pipeline Construction, Inc.	7555 FM 970	Florence	TX	Leased	No

H.L. Chapman Pipeline Construction, Inc.	32610 N. Hwy 281	Bulverde	TX	Leased	No

H.L. Chapman Pipeline Construction, Inc.	14150 Las Vegas Boulevard	Las Vegas	NV	Leased	No

H.L. Chapman Pipeline Construction, Inc.	32610 N. Hwy 281	Bulverde	TX	Leased	No

H.L. Chapman Pipeline Construction, Inc.	9250 FM 2243	Leander	TX	Leased	No

InfraSource Construction Services, LLC	4267 McBrayer Road	Oakwood	GA	Leased	No

InfraSource Construction Services, LLC	219 Ruth Road (Parking Lot)	Harleysville	PA	Leased	No

InfraSource Construction Services, LLC	356 Henderson Road	King of Prussia	PA	Leased	No

InfraSource Construction Services, LLC	920 Memorial City Way	Houston	TX	Leased	No

InfraSource Construction Services, LLC	Stealth Technology Center - 333 Technology Dr.	Canonsburg	PA	Leased	No

InfraSource Construction Services, LLC	3355 Gieschen Dr.	Wausau	WI	Leased	No

InfraSource Construction Services, LLC	Building B, 1650 Barrett Drive	Rockledge	FL	Leased	No

InfraSource Construction Services, LLC	9017/9019 Heritage Drive	Plain City	OH	Leased	No

InfraSource Construction Services, LLC	7205-A Highway 84 East	Hinesville	GA	Leased	No

InfraSource Construction Services, LLC	3393 Peachtree Road NE	Atlanta	GA	Leased	No

InfraSource Construction Services, LLC	1666 Roswell Road	Marietta	GA	Leased	No

InfraSource Construction Services, LLC	6000 Incubator Road	Hampton	VA	Leased	No

InfraSource Construction Services, LLC	6568 State Route 795	Walbridge	OH	Leased	No

InfraSource Construction Services, LLC	712 Scarlet Drive	Grand Junction	CO	Leased	No

InfraSource Construction Services, LLC	4033 E Morgan Road & 4955 Carpenter Rd.	AnnArbor	MI	Leased	No

InfraSource Construction Services, LLC	12101 NW 98 Ave. - Yard	Hialeah Gardens	FL	Leased	No

InfraSource Construction Services, LLC	3015 S. 163rd Street	New Berlin	WI	Leased	No

InfraSource Construction Services, LLC	3393 Peachtree Avenue	Atlanta	GA	Leased	No

InfraSource Construction Services, LLC	219 Industrial Drive	Maysville	GA	Leased	No

InfraSource Construction Services, LLC	Lot #5 Digiorgio Park	Brighton	CO	Leased	No

InfraSource Construction Services, LLC	19 Commerce Street	Colorado Springs	CO	Leased	No

InfraSource Construction Services, LLC	10421 E. 107th Place	Brighton	CO	Leased	No

InfraSource Construction Services, LLC	4895 W. Waters Avenue	Tampa	FL	Leased	No

InfraSource Construction Services, LLC	607-A West Mulberry Street	Goldsboro	NC	Leased	No

InfraSource Construction Services, LLC	Klumac Road and Kentucky Street	Salisbury	NC	Leased	No

InfraSource Construction Services, LLC	4180 St. John’s Parkway	Sanford	FL	Leased	No

InfraSource Construction Services, LLC	502 Klumac Road	Salisbury	NC	Leased	No

InfraSource Construction, LLC	27457 Royalton Road	Columbia Station	OH	Leased	No

InfraSource Construction, LLC	19445 Birdsley Road	Counsel Bluff	IA	Leased	No

InfraSource Construction, LLC	1415 E Coldwater Road	Flint	MI	Leased	No

InfraSource Construction, LLC	816 Cherokee	Nashville	TN	Leased	No

InfraSource Construction, LLC	1214 Brick Church Pike	Nashville	TN	Leased	No

InfraSource Incorporated	1200 Roosevelt Rd.	Glen Ellyn	IL	Leased	No

InfraSource Incorporated	600 Clark Avenue	King of Prussia	PA	Leased	No

InfraSource Incorporated	3415 South Ohio Avenue	St. Charles	IL	Leased	No

InfraSource Incorporated	4020 West Chase Boulevard	Raleigh	NC	Leased	No

InfraSource Installation, LLC	1731 S San Marcos Space 830	San Antonio	TX	Leased	No

InfraSource Installation, LLC	11701 East 350 Highway	Raytown	MO	Leased	No

InfraSource Pipeline Facilities, Inc.	1821 Old Bermuda Hundred Road	Chester	VA	Leased	No

InfraSource Pipeline Facilities, Inc.	11712 Statesville Rd	Huntersville	NC	Leased	No

Locations of U.S. Owned & Leased Real Property

Loan PARty/Owner/Lessee	Address	City	State	Leased or Owned	Mortgaged Properties
InfraSource Pipeline Facilities, Inc.	39550 AL Hwy 21	Munford	AL	Leased	No

InfraSource Telcommunication Services, LLC	219 Ruth Road	Harleysville	PA	Leased	No

InfraSource Telcommunication Services, LLC	2554 Hannon Road	Erie	PA	Leased	No

InfraSource Telcommunication Services, LLC	1500 South Philadelphia Blvd.	Aberdeen	MD	Leased	No

InfraSource, LLC	12101 NW 98 Avenue	Hialeah Gardens	FL	Leased	No

InfraSource, LLC	66 Le-Way Drive	Fredericksburg	VA	Leased	No

InfraSource, LLC	5925 Stockberger Place	Indianapolis	IN	Leased	No

InfraSource, LLC	4500 South Garnett	Tulsa	OK	Leased	No

InfraSource, LLC	5301 NE 17th St	Des Moines	IA	Owned	Yes

InfraSource, LLC	920 Memorial City Way	Houston	TX	Leased	No

InfraSource, LLC	13655 Deer Ct. Lot 3 Block 5	Mead	CO	Leased	No

Intermountain Electric, Inc.	14100 E 35th Place	Aurora	CO	Leased	No

Intermountain Electric, Inc.	4750 Longley Lane #105	Reno	NV	Leased	No

Intermountain Electric, Inc.	1095 Spice Island Dr.	Sparks	NV	Leased	No

Irby Construction Company	9774 18th Street	Princeton	MN	Owned	Yes

Irby Construction Company	County Rd 3	Barberville	FL	Leased	No

Irby Construction Company	931 Hwy 80 West	Jackson	MS	Leased	No

Irby Construction Company	901/903 S. President	Jackson	MS	Leased	No

Irby Construction Company	770 E. Silas Brown Street	Jackson	MS	Leased	No

Irby Construction Company	839 S. State Street	Jackson	MS	Leased	No

Irby Construction Company	84-200 Fargo Canyon Rd.	Indio/Riverside	CA	Leased	No

Irby Construction Company	249 Okay Road	Saratoga	AR	Leased	No

Irby Construction Company	823 S. State Street	Jackson	MS	Leased	No

Irby Construction Company	Jackson Enterprise Center	Jackson	MS	Leased	No

Irby Construction Company	501 A Union Chapel Road	Bastrop	TX	Leased	No

Irby Construction Company	104 Tierra Court	Dauphin Island	AL	Leased	No

Irby Construction Company	1279 Seminola Blvd	Casselberry	FL	Leased	No

Irby Construction Company	2021 160th Ave	Princeton	MN	Leased	No

Irby Construction Company	203 South 12th Street	Floydada	TX	Leased	No

Irby Construction Company	100 West Keystone Rd.	Brawley	CA	Leased	No

Irby Construction Company	815 S. State Street	Jackson	MS	Leased	No

Irby Construction Company	318 Old US Hwy 49 South	Richland	MS	Owned	Yes

Irby Construction Company	602 Main Street	Junction	TX	Leased	No

Irby Construction Company	Highway 84 & CR 4153	Scurry Co.	TX	Leased	No

Island Mechanical Corporation	91-230 Kuhela Street, Lot 8759-B	Kapolei	HI	Leased	No

Lindsey Electric, L.P.	823 Thornton Rd.	Houston	TX	Leased	No

M.J. Electric, LLC	Section 10	Kawkawlin	MI	Leased	No

M.J. Electric, LLC	639 Old Hartford Rd.	Colchester	CT	Leased	No

M.J. Electric, LLC	917 Woodward Avenue Apt. 3	Kingsford	MI	Leased	No

M.J. Electric, LLC	1900 N. Stephenson	Iron Mountain	MI	Leased	No

M.J. Electric, LLC	5527 East Route 6	Morris	IL	Leased	No

M.J. Electric, LLC	2251 Fraley Street	Philadelphia	PA	Leased	No

M.J. Electric, LLC	15252 Freeway Drive, Suite E	Columbus	MN	Leased	No

M.J. Electric, LLC	1195 East Post Road	Marion	IA	Leased	No

M.J. Electric, LLC	1112 29th Avenue	Cedar Rapids	IA	Leased	No

Locations of U.S. Owned & Leased Real Property

Loan PARty/Owner/Lessee	Address	City	State	Leased or Owned	Mortgaged Properties
M.J. Electric, LLC	701 Ford Lane	Cedar Point	IA	Leased	No

M.J. Electric, LLC	1002 Woodward Ave #204	Iron Mountain	MI	Leased	No

M.J. Electric, LLC	1201 Enterprise Dr.	DePere	WI	Leased	No

M.J. Electric, LLC	13915 Lake Drive	Columbus	MN	Leased	No

M.J. Electric, LLC	1047 Shoemaker Avenue	Shoemakersville	PA	Leased	No

M.J. Electric, LLC	1055 Shoemaker Avenue	Shoemakersville	PA	Leased	No

M.J. Electric, LLC	200 W. Frank Pipp Dr & 2235 Pewabic St - Parcel A	Iron Mountain	MI	Owned	Yes

M.J. Electric, LLC	2232 Pewabic St - Parcel B	Iron Mountain	MI	Owned	Yes

M.J. Electric, LLC	640 Industrial Park Dr - Parcel C	Iron Mountain	MI	Owned	Yes

M.J. Electric, LLC	600 Pine Street - Parcel D	Iron Mountain	MI	Owned	Yes

M.J. Electric, LLC dba Great Lakes Line Builders	8616 State Highway 76	Neenah	WI	Leased	No

M.J. Electric, LLC dba Great Lakes Line Builders	N2023 Greenville Drive	Greenville	WI	Leased	No

Manuel Bros. Inc.	908 Taylorville Rd #101,102,205,206	Grass Valley	CA	Leased	No

Manuel Bros. Inc.	928 Taylorville Road	Grass Valley	CA	Leased	No

Manuel Bros. Inc.	18245 & 18300 Burbank Boulevard	Tarzana	CA	Leased	No

Mears Group, Inc.	11838 Rock Landing Drive	Newport News	VA	Leased	No

Mears Group, Inc.	2021 Omega Rd, Suite 200	San Ramon	CA	Leased	No

Mears Group, Inc.	4500 N Mission	Rosebush	MI	Leased	No

Mears Group, Inc.	411 Edwardsville Road	Troy	IL	Leased	No

North Houston Pole Line, L.P.	2704 Martin Luther King	Idabel	OK	Owned	No

North Houston Pole Line, L.P.	836 Aldine Mail Route Road	Houston	TX	Owned	Yes

North Houston Pole Line, L.P.	Margaret St. and Skinner	Houston	TX	Leased	No

North Houston Pole Line, L.P.	1608 Margaret St.	Houston	TX	Leased	No

North Houston Pole Line, L.P.	530 W. Deschutes	Caps	TX	Leased	No

North Houston Pole Line, L.P.	Margaret St. and Hardy	Houston	TX	Leased	No

North Houston Pole Line, L.P.	7681 Leopard Street	Corpus Christi	TX	Leased	No

North Houston Pole Line, L.P.	2592 W. 530 Road	Pryor	OK	Leased	No

North Houston Pole Line, L.P.	Lot 10, 29 & 30, Block 4 between Charles and Margaret St	Houston	TX	Leased	No

North Houston Pole Line, L.P.	12613 FM 3083 (4)	Houston (Conroe)	TX	Leased	No

North Sky Communications, Inc.	535 W. Main Street	Molalla	OR	Leased	No

North Sky Communications, Inc.	2025 E. Shady Grove	Irving	TX	Leased	No

North Sky Communications, Inc.	3840 Highway 97A	Wenatchee	WA	Leased	No

North Sky Communications, Inc.	169 Pateros Mall	Pateros	WA	Leased	No

North Sky Communications, Inc.	21831 76th Drive SE	Maltby	WA	Leased	No

North Sky Communications, Inc.	10800 & 10860 SW Clutter Road	Sherwood	OR	Leased	No

North Sky Communications, Inc.	530 W. Deschutes	Kennewick	WA	Leased	No

North Sky Communications, Inc.	11818 SE Mill Plain, Ste. 412	Vancouver	WA	Leased	No

North Sky Communications, Inc.	1411 Salem Ind. Drive NE	Salem	OR	Leased	No

North Sky Communications, Inc.	3943 Hwy 39	Klamath Falls	OR	Leased	No

PAR Electrical Contractors, Inc.	777 Silver Street	Agawam	MA	Leased	No

PAR Electrical Contractors, Inc.	787 Silver Street	Agawam	MA	Leased	No

PAR Electrical Contractors, Inc.	6780 Trade Center Ave.	Billings	MT	Leased	No

PAR Electrical Contractors, Inc.	11205 Cedar Ave	Bloomington	CA	Leased	No

PAR Electrical Contractors, Inc.	12480 SE Orient Drive	Boring	OR	Leased	No

PAR Electrical Contractors, Inc.	One Pointe Drive, Suite 525-530	Brea	CA	Leased	No

Locations of U.S. Owned & Leased Real Property

Loan PARty/Owner/Lessee	Address	City	State	Leased or Owned	Mortgaged Properties
PAR Electrical Contractors, Inc.	78 Main Street	Chicopee	MA	Leased	No

PAR Electrical Contractors, Inc.	Hangar 7 & Lonczak Drive	Chicopee	MA	Leased	No

PAR Electrical Contractors, Inc.	Hangar 15 & Wire Yard	Chicopee	MA	Leased	No

PAR Electrical Contractors, Inc.	291 Lonczak Drive	Chicopee	MA	Leased	No

PAR Electrical Contractors, Inc.	Westover Airbase - Hangar Sublease	Chicopee	MA	Leased	No

PAR Electrical Contractors, Inc.	255 Padgette Street	Chicopee	MA	Leased	No

PAR Electrical Contractors, Inc.	70 Fuller Road	Chicopee	MA	Leased	No

PAR Electrical Contractors, Inc.	Westover - Former Fuel Storage, Sheridan St.	Chicopee	MA	Leased	No

PAR Electrical Contractors, Inc.	1209 County Hwy J23	Clearfield	IA	Leased	No

PAR Electrical Contractors, Inc.	3883-B Main Street	Cottonwood	CA	Leased	No

PAR Electrical Contractors, Inc.	3921 Delaware Avenue	Des Moines	IA	Leased	No

PAR Electrical Contractors, Inc.	8497 E. 7th Street	Duenweg	MO	Leased	No

PAR Electrical Contractors, Inc.	1654 King Street	Enfield	CT	Leased	No

PAR Electrical Contractors, Inc.	540 Enterprise	Escondido	CA	Leased	No

PAR Electrical Contractors, Inc.	10771 Almond Ave	Fontana	CA	Leased	No

PAR Electrical Contractors, Inc.	4770 N. Belleview, #100	Gladstone	MO	Leased	No

PAR Electrical Contractors, Inc.	4770 Belleview Ste 300	Gladstone	MO	Leased	No

PAR Electrical Contractors, Inc.	18687 Main Street	Groveland	CA	Leased	No

PAR Electrical Contractors, Inc.	45-558C Kamehameha Highway	Kaneohe	HI	Leased	No

PAR Electrical Contractors, Inc.	6840 NW 136th	Kansas City	MO	Leased	No

PAR Electrical Contractors, Inc.	6840 N.W. 136th- Platte County	Kansas City	MO	Leased	No

PAR Electrical Contractors, Inc.	Charles B. Wheeler Downtown Airport, Hanger 5B	Kansas City	MO	Leased	No

PAR Electrical Contractors, Inc.	3940 E Craig Rd Ste 101	Las Vegas	NV	Leased	No

PAR Electrical Contractors, Inc.	4415 Andrews St	Las Vegas	NV	Leased	No

PAR Electrical Contractors, Inc.	1585 West 200 South	Lindon	UT	Leased	No

PAR Electrical Contractors, Inc.	2309 Smithtown Road	Morgantown	WV	Leased	No

PAR Electrical Contractors, Inc.	7697 Highway 1	Moss Landing	CA	Leased	No

PAR Electrical Contractors, Inc.	2593 S. 5th Street	Oroville	CA	Leased	No

PAR Electrical Contractors, Inc.	5776 Stoneridge Mall	Pleasanton	CA	Leased	No

PAR Electrical Contractors, Inc.	1465 W. 4th St.	Reno	NV	Leased	No

PAR Electrical Contractors, Inc.	1053 N. Western Avenue	Rio Dell	CA	Leased	No

PAR Electrical Contractors, Inc.	3401 Tullison Rd	Riverside	MO	Leased	No

PAR Electrical Contractors, Inc.	2136 Gould Court	Rockdale	IL	Leased	No

PAR Electrical Contractors, Inc.	Westview Parkway	San Diego	CA	Leased	No

PAR Electrical Contractors, Inc.	263 Carmel Street	San Marcos	CA	Leased	No

PAR Electrical Contractors, Inc.	26443 Hull Street	Sun City	CA	Leased	No

PAR Electrical Contractors, Inc.	1336 Monte Vista Avenue	Upland	CA	Leased	No

PAR Electrical Contractors, Inc.	2315 W. Foothill Boulevard	Upland	CA	Leased	No

PAR Electrical Contractors, Inc.	1416 Midway Road	Vacaville	CA	Leased	No

PAR Electrical Contractors, Inc.	21811 & 21817 Westernport Southwest	Westernport	MD	Leased	No

PAR Electrical Contractors, Inc.	400 N. Lenore Ave.	Willits	CA	Leased	No

PAR Electrical Contractors, Inc.	33580 Lakeland Boulevard	Willoughby	OH	Leased	No

PAR Electrical Contractors, Inc.	38408 Apollo Parkway	Willoughby	OH	Leased	No

PAR Electrical Contractors, Inc.	7D Pasco Drive	Windsor	CT	Leased	No

PAR Electrical Contractors, Inc.	88 Pioneer Avenue	Woodland	CA	Leased	No

Locations of U.S. Owned & Leased Real Property

Loan PARty/Owner/Lessee	Address	City	State	Leased or Owned	Mortgaged Properties
PAR Electrical Contractors, Inc.	525 Corporate Drive	Escondido	CA	Owned	Yes

PAR Electrical Contractors, Inc.	725 Tower Road	Aurora	CO	Owned	Yes

PAR Electrical Contractors, Inc.	1987 NE 58th Street	Des Moines	IA	Owned	Yes

PAR Electrical Contractors, Inc.	3687 US Highway 24	Grantsville	KS	Owned	Yes

PAR Electrical Contractors, Inc.	204 S. Highway 7	Clinton	MO	Owned	No

PAR Electrical Contractors, Inc.	1446 W. Isabella Ave.	Ash Fork	AZ	Owned	No

PAR Electrical Contractors, Inc.	2042 N. Kelty Road	Franktown	CO	Owned	Yes

PAR Electrical Contractors, Inc. dba Longfellow Drilling	60 Fuller Road	Chicopee	MA	Leased	No

PAR Electrical Contractors, Inc. dba Longfellow Drilling	300B George Washington Highway	Smithfield	RI	Leased	No

Parkside Utility Construction Corp.	2229 Plainfield Avenue	Johnston	RI	Leased	No

Pauley Construction Inc.	11510 Rebel Court	El Paso	TX	Leased	No

Pauley Construction Inc.	2077 Frontage Road	Belgrade	MT	Leased	No

Pauley Construction Inc.	1945 N. Grimes	Hobbs	NM	Leased	No

Pauley Construction Inc.	2074 Eastside Second Street	Sheridan	WY	Leased	No

Pauley Construction Inc.	4592 E. 30th Place	Yuma	AZ	Leased	No

Pauley Construction Inc.	2021 & 2041 W. Adobe Drive	Phoenix	AZ	Leased	No

Pauley Construction Inc.	2021 W. Melinda Lane	Phoenix	AZ	Leased	No

Pauley Construction Inc.	206 Highway 62-82	Wolfforth	TX	Leased	No

Pauley Construction Inc.	4001 North Runway Drive	Tucson	AZ	Leased	No

Pauley Construction Inc.	21516 Main Street	Grand Terrace	CA	Leased	No

Pauley Construction Inc.	720 Silky Way	Espanola	NM	Leased	No

Pauley Construction Inc.	3768-B Hawkins Avenue NE	Albuquerque	NM	Leased	No

Potelco, Inc.	49759B Old Highway 95	Rathdrum	ID	Leased	No

Potelco, Inc.	90 McNearney Road	Ponderay	ID	Leased	No

Potelco, Inc.	3884 Pacific Highway 99E	Hubbard	OR	Leased	No

Potelco, Inc.	7855 S. 212th Street	Kent	WA	Leased	No

Potelco, Inc.	325 26th Street NE	Auburn	WA	Leased	No

Potelco, Inc.	NE Corner of Thomas Mallen & Hallet Roads	Spokane	WA	Leased	No

Potelco, Inc.	14103 8th Street East	Sumner	WA	Leased	No

Potelco, Inc.	15321 E. Trent Avenue	Spokane	WA	Leased	No

Potelco, Inc.	3743 N. Highway 97	Redmond	OR	Leased	No

Potelco, Inc.	27441 68th Ave. South	Kent	WA	Leased	No

Potelco, Inc.	NW Corner of 29th Ave., SW Parking Lot	Snohomish County	WA	Leased	No

Potelco, Inc.	210 Webber	The Dalles	OR	Leased	No

Potelco, Inc.	13210 NE 124th Street	Kirkland	WA	Leased	No

Potelco, Inc.	990 W Miller Rd	Oak Harbor	WA	Leased	No

Potelco, Inc.	1065-12th Avenue NW	Issaquah	WA	Leased	No

Potelco, Inc.	4320 128th St. E	Tacoma	WA	Leased	No

Potelco, Inc.	13024 Beverly Park Road	Mukilteo	WA	Leased	No

Potelco, Inc.	323 S. Humbolt Street	Canyon City	OR	Leased	No

Potelco, Inc.	North Property Line of Potelco's Spokane Yard	Spokane	WA	Leased	No

Potelco, Inc.	14103 Stewart Road (f/k/a 8th Street E.)	Sumner	WA	Owned	No

Price Gregory Construction, Inc.	5901 West O Street	Lincoln	NE	Leased	No

Price Gregory Construction, Inc.	411 North 7th Street	Miles City	MT	Leased	No

Price Gregory Construction, Inc.	4605 South Leonard Road	St. Joseph	MO	Leased	No

Locations of U.S. Owned & Leased Real Property

Loan PARty/Owner/Lessee	Address	City	State	Leased or Owned	Mortgaged Properties
Price Gregory Construction, Inc.	101 Operating	Calhoun	LA	Leased	No

Price Gregory International, Inc.	1737 Marion Airport Road	Marion	IA	Leased	No

Price Gregory International, Inc.	2220 N. Post Rd.	Anchorage	AK	Leased	No

Price Gregory International, Inc.	15660 North Dallas Pkwy.	Dallas	TX	Leased	No

Price Gregory International, Inc.	Lots 2B and 3B, Block 400	Anchorage	AK	Leased	No

Price Gregory International, Inc.	Lot 1, Block 70	Anchorage	AK	Leased	No

Price Gregory International, Inc.	15410 Henry Street	Houston	TX	Leased	No

Price Gregory International, Inc.	301 W. Northern Lights, Suite 300	Anchorage	AK	Leased	No

Price Gregory International, Inc.	Lot 2, Block 70	Anchorage	AK	Leased	No

Price Gregory Services, LLC	24 Waterway Avenue	The Woodlands	TX	Leased	No

Price Gregory Services, LLC	920 Memorial City Way	Houston	TX	Leased	No

Professional Teleconcepts, Inc.	6280 S. Valley View	Las Vegas	NV	Leased	No

Professional Teleconcepts, Inc.	20951 Cabot Boulevard	Hayward	CA	Leased	No

Professional Teleconcepts, Inc.	9009 Perimeter Woods Business Park	Charlotte	NC	Leased	No

Professional Teleconcepts, Inc.	5132 State Highway 12	Norwich	NY	Leased	No

Professional Teleconcepts, Inc.	99 Borden Avenue	Norwich	NY	Leased	No

Quanta Construction Services, Inc.	925 Highland Pointe Drive	Roseville	CA	Leased	No

Quanta Renewable Energy Services, LLC	5445 DTC Parkway	Denver	CO	Leased	No

Quanta Services Management Partnership, L.P.	500 North Pine Street	Iron Mountain	MI	Leased	No

Quanta Services Management Partnership, LP	2800 Post Oak Boulevard	Houston	TX	Leased	No

Quanta Services, Inc.	5273 Jesse DuPont Highway	Wicomico Church	VA	Leased	No

Quanta Services, Inc. and Potelco, Inc.	8001 212th Street	Kent	WA	Leased	No

Quanta Services, Inc. and Potelco, Inc.	1667 Andis Road	Burlington	WA	Leased	No

Quanta Services, Inc. and Potelco, Inc.	5807 Milwaukee Ave	Puyallup	WA	Leased	No

Quanta Services, Inc. and Potelco, Inc.	310 Four Corners Rd	Port Townsend	WA	Leased	No

Quanta Services, Inc. and Potelco, Inc.	2131 Nevada St.	Bellingham	WA	Leased	No

Quanta Services, Inc. and Potelco, Inc.	2711 Pacific Avenue SE	Olympia	WA	Leased	No

Quanta Services, Inc. and Potelco, Inc.	8400 Thorp Highway South	Thorp	WA	Leased	No

Quanta Services, Inc. and Potelco, Inc.	360 North Oak Harbor Rd	Oak Harbor	WA	Leased	No

Quanta Services, Inc. and Potelco, Inc.	18150 Redmond Way	Redmond	WA	Leased	No

Quanta Technology, LLC	428 Thirteenth Street	Oakland	CA	Leased	No

Quanta Wireless Solutions, Inc.	655 North Glenville	Richardson	TX	Leased	No

Quanta Wireless Solutions, Inc.	5 Johnson Drive, Ste 4	Raritan	NJ	Leased	No

Quanta Wireless Solutions, Inc.	1581 Lester Road	Conyers	GA	Leased	No

Quanta Wireless Solutions, Inc.	20 N. Aviador	Camarillo	CA	Leased	No

Quanta Wireless Solutions, Inc.	1406 N. McDonald & 401 McKinney Parkway	McKinney	TX	Leased	No

Quanta Wireless Solutions, Inc.	7399 South Tucson Way, Suite C-5	Centennial	CO	Leased	No

Realtime Utility Engineers, Inc.	8417 Excelsion Drive	Madison	WI	Leased	No

Road Bore Corporation	87-1650 Pasakea Road	Honolulu	HI	Leased	No

Spalj Construction Company	Jct. Hwy 65 & 136	Princeton	MO	Owned	Yes

Spalj Construction Company	541 Industrial Blvd	New Richmond	WI	Leased	No

Spalj Construction Company	22360 County Rd 12	Deerwood	MN	Leased	No

Spalj Construction Company dba Fiber Technologies	5861 Columbus Rd	Macon	GA	Leased	No

Spalj Construction Company dba Fiber Technologies	3190 Highway 78	Loganville	GA	Leased	No

Spalj Construction Company dba Fiber Technologies	BDC Building, 1 Utility Parkway	Cedar Falls	IA	Leased	No

Locations of U.S. Owned & Leased Real Property

Loan PARty/Owner/Lessee	Address	City	State	Leased or Owned	Mortgaged Properties
Spalj Construction Company dba Fiber Technologies	Imperial Industrial Park, Building 300A, Bateman Rd.	Imperial	PA	Leased	No

Spalj Construction Company dba Fiber Technologies	34 Dudley Avenue	Granite Falls	NC	Leased	No

Spalj Construction Company dba Fiber Technologies	4901 Waller Rd.	Richmond	VA	Leased	No

Spalj Construction Company dba Fiber Technologies	11609 Shannon Drive	Fredericksburg	VA	Leased	No

Spalj Construction Company dba Fiber Technologies	808 Cherryville Highway	Shelby	NC	Leased	No

Spalj Construction Company dba Fiber Technologies	920 Anthony Boggs Lane	Sandy Hook	KY	Leased	No

Spalj Construction Company dba Fiber Technologies	1410 General Arts Rd	Conyers	GA	Leased	No

Spalj Construction Company dba Fiber Technologies	2500 US Highway 70	Swannanoa	NC	Leased	No

Spalj Construction Company dba Fiber Technologies	2741 Paxton	Harrisburg	PA	Leased	No

Spalj Construction Company dba Fiber Technologies	2800 Paxton St.	Harrisburg	PA	Leased	No

Spalj Construction Company dba Fiber Technologies	1535 Salisbury Rd.	Statesville	NC	Leased	No

Spalj Construction Company dba Fiber Technologies	12703 Archer Road	Fredricksburg	VA	Leased	No

Spalj Construction Company dba Fiber Technologies	700 Savage Road	North Hampton	PA	Leased	No

Spalj Construction Company dba Fiber Technologies	1697 W College Avenue	State College	PA	Leased	No

Spalj Construction Company dba Fiber Technologies	1730 Highway 72 North	Lebanon	PA	Leased	No

Spalj Construction Company dba Fiber Technologies	Ruth Road @ Clemens Road	Harleysville	PA	Leased	No

Sumter Utilities, Inc.	722 Seaboard Street	Myrtle Beach	SC	Leased	No

Sumter Utilities, Inc.	1151 North Pike West	Sumter County	SC	Owned	Yes

Sunesys, LLC	345 Lebanon Road	West Mifflin	PA	Leased	No

Sunesys, LLC	1325 Pico Street	Corona	CA	Leased	No

Sunesys, LLC	4044 Clipper Court	Fremont	CA	Leased	No

Sunesys, LLC	18 West 140 Butterfield Road	Oakbrook Terrace	IL	Leased	No

Sunesys, LLC	185 Titus Avenue	Warrington	PA	Leased	No

Sunesys, LLC	175 Titus Avenue	Warrington	PA	Leased	No

The Ryan Company, Inc.	15 Commerce Way	Norton	MA	Leased	No

Trawick Construction Company, Inc.	100 Kenny Nelson Drive	Florence	MS	Leased	No

Trawick Construction Company, Inc.	807 23rd Street	Huntington	WV	Leased	No

Trawick Construction Company, Inc.	168 Norman Estate	Moultrie	GA	Leased	No

Trawick Construction Company, Inc.	1380 Geneva Hwy	Enterprise	AL	Leased	No

Trawick Construction Company, Inc.	250 S. White Cedar Road	Sanford	FL	Leased	No

Trawick Construction Company, Inc.	1324 Alabama Highway 9	Centre	AL	Leased	No

Trawick Construction Company, Inc.	363 SW Baya Drive, Ste 104	Lake City	FL	Leased	No

Trawick Construction Company, Inc.	22429 US Highway 441	High Springs	FL	Leased	No

Trawick Construction Company, Inc.	1012 W. Memphis Street	Broken Arrow	OK	Leased	No

Trawick Construction Company, Inc.	1744 McCormick Highway	Lincolnton	GA	Leased	No

Trawick Construction Company, Inc.	23050 McAuliffe Dr	Robertsdale	AL	Leased	No

Trawick Construction Company, Inc.	1555 S. Boulevard	Chipley	FL	Owned	Yes

Trawick Construction Company, Inc.	806 Candy Lane	Chipley	FL	Owned	Yes

Undergound Construction Co., Inc.	5145 Industrial Way	Benicia	CA	Owned	Yes

Undergound Construction Co., Inc.	Lot adjacent to 5145 Industrial Way	Benicia	CA	Owned	Yes

Undergound Construction Co., Inc.	2934 Rockville Road	Fairfield	CA	Owned	Yes

VCI Telcom, Inc.	172 East Orangethorpe Avenue	Placentia	CA	Leased	No

VCI Telcom, Inc.	340 W. Compton Boulevard	Gardenia	CA	Leased	No

VCI Telcom, Inc.	31404 Seaview Road	Cazadero	CA	Leased	No

VCI Telcom, Inc.	San Canyon Rd @ Burt Road	Irvine	CA	Leased	No

Locations of U.S. Owned & Leased Real Property

Loan PARty/Owner/Lessee	Address	City	State	Leased or Owned	Mortgaged Properties
WC Communications, Inc.	1921 W. 11th Street, Units A & B	Upland	CA	Leased	No

WC Communications, Inc. dba West Coast Communications	8441 Telfair Ave	Sun valley	CA	Leased	No

WC Communications, Inc. dba West Coast Communications	4922/4928/4910 Donovan Way	Las Vegas	NV	Leased	No

WC Communications, Inc. dba West Coast Communications	1615 La Mirada Road	San Marcos	CA	Leased	No

Winco, Inc.	22300 NE Yellow Gate Lane	Aurora	OR	Leased	No

SCHEDULE 7.15

POST-CLOSING DELIVERABLES

(a)	Second Amended and Restated Pledge Agreement between Mears Group, Inc., as Pledgor, and Bank of America, N.A., as Administrative Agent; and legal opinions from each of the law firms identified below as required by Section 5.01(b):

Stewart McKelvey (Nova Scotia)

Fasken Martineau (British Columbia)

(b)	Delivery of the Mortgages with respect to each Mortgaged Property identified below as required by Section 5.01(h)(i):

•	9774 18th Street, Princeton, Mille Lacs County, MN, United States

•	525 Corporate Drive, Escondido, San Diego County, CA, United States

•	1300 Underwood Road & East P Street (adjacent to 1300 Underwood Road), Deer Park, Harris County, TX United States

•	5301 N.E. 17th Street, Des Moines, Polk County, Iowa, United States

•	200 W. Frank Pipp Dr. & 2235 Pewabic St. - Parcel A, Iron Mountain, Dickinson County, MI, United States

•	2232 Pewabic St. - Parcel B, Iron Mountain, Dickinson County, MI, United States

•	640 Industrial Park Dr. - Parcel C, Iron Mountain, Dickinson County, MI, United States

•	600 Pine Street - Parcel D, Iron Mountain, Dickinson County, MI, United States

•	1555 South Boulevard, Chipley, Washington County, FL, United States

•	806 Candy Lane, Chipley, Washington County, FL, United States

•	2042 N. Kelty Road, Franktown, Douglas County, CO, United States

Delivery of the ALTA mortgagee title insurance policies with respect to each Mortgaged Property identified below as required by Section 5.01(h)(ii):

•	Old US 49 South, Richland, Rankin County, MS, United States

•	725 Tower Road, Aurora, Arapahoe County, CO 80015, United States

•	2042 N. Kelty Road, Franktown , Douglas County, CO 80116, United States

•	Jct. Hwy 65 & 136, Princeton, Mercer County, MO, United States

•	850 Aldine Mail Road, Houston, Harris County, United States

•	9774 18th Street, Princeton, Mille Lacs County, MN, United States

•	525 Corporate Drive, Escondido, San Diego County, CA, United States

•	1300 Underwood Road & East P Street (adjacent to 1300 Underwood Road), Deer Park, Harris County, TX United States

•	5301 N.E. 17th Street, Des Moines, Polk County, Iowa, United States

•	200 W. Frank Pipp Dr. & 2235 Pewabic St. - Parcel A, Iron Mountain, Dickinson County, MI, United States

•	2232 Pewabic St. - Parcel B, Iron Mountain, Dickinson County, MI, United States

•	640 Industrial Park Dr. - Parcel C, Iron Mountain, Dickinson County, MI, United States

•	600 Pine Street - Parcel D, Iron Mountain, Dickinson County, MI, United States

•	1555 South Boulevard, Chipley, Washington County, FL, United States

•	806 Candy Lane, Chipley, Washington County, FL, United States

(c)	Filings with the USPTO in respect of:

Patent No. 7535132 to either (i) correct the name from Quanta Services of Canada Ltd to Quanta Services, Inc. or (ii) demonstrate how ownership of the patent was transferred from Quanta Services to Quanta Services of Canada Ltd.

Inventor assignments to Quanta Associates, L.P. for Patent No. 6837671 and Patent Application Nos. 12379729, 12712137, 12903192, 12961482, 13034848, 13193354, 61384215, 61470252, 61482538, 12451492, 12227834, 12318234.

Schedule 8.01

LIENS EXISTING ON THE CLOSING DATE

1. Cash collateral in the amount of $7,411,673.68 posted for Letters of Credit.

2. Cash collateral posted for Letters of Credit issued pursuant to that certain Commitment Letter by and between Allteck Line Contractors Inc. and The Bank of Nova Scotia dated February 17, 2010, up to a maximum amount of $2,000,000 CDN Dollars.

3. All of the following:

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
Quanta Services, Inc.	ANB Leasing Services, A Division of First American Bank	Delaware Secretary of State	UCC- 1 – Equipment Lien *************** UCC-3 Assignment *************** UCC-3 Continuation	#61167691 Filed 4/7/2006 - Financing Statement *************** #61525096 Filed 5/5/2006 – Assignment *************** #10474646 Filed 2/9/2011 – Continuation

Quanta Services, Inc.	Gelco Corporation dba GE Capital Fleet Services	Delaware Secretary of State	UCC- 1 – Equipment Lien	#63734043 Filed 10/26/2006 - Financing Statement

Quanta Services, Inc.	Les Schwab Tire Centers of California, Inc.	Delaware Secretary of State	UCC- 1 – Equipment Lien	#63956695 Filed 11/13/2006 - Financing Statement

Quanta Services, Inc.	ANB Leasing Services, A Division of First American Bank	Delaware Secretary of State	UCC- 1 – Equipment Lien *************** UCC-3 Assignment	#81517596 Filed 5/1/2008 - Financing Statement *************** #81580164 Filed 5/7/2008 – Assignment

Quanta Services, Inc.	Bank One Leasing Corporate	Delaware Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Continuation	#10725130 Filed 7/25/2001 - Financing Statement *************** #61515139 Filed 5/4/2006 – Continuation

Quanta Services, Inc.	Bank One Leasing Corporate	Delaware Secretary of State	UCC-1 – Equipment Lease *************** UCC-3 Continuation *************** UCC-3 Continuation	#10725148 Filed 7/25/2001 - Financing Statement *************** #61515147 Filed 5/4/2006 – Continuation *************** #11816969 Filed 5/13/2011 – Continuation

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
Quanta Services, Inc.	Bank One Leasing Corporate	Delaware Secretary of State	UCC-1 – Equipment Lease *************** UCC-3 Continuation *************** UCC-3 Continuation	#10725163 Filed 7/25/2001 - Financing Statement *************** #61515154 Filed 5/4/2006 – Continuation *************** #11817009 Filed 5/13/2011 – Continuation

Quanta Services, Inc.	Bank One Leasing Corporate	Delaware Secretary of State	UCC-1 – Equipment Lease *************** UCC-3 Continuation *************** UCC-3 Continuation	#10725189 Filed 7/25/2001 - Financing Statement *************** #61515170 Filed 5/4/2006 – Continuation *************** #11817025 Filed 5/13/2011 – Continuation

Quanta Services, Inc.	Gelco Corporation	Delaware Secretary of State	UCC-1 – Equipment Lease *************** UCC-3 Continuation	#11055958 Filed 8/29/2001 - Financing Statement *************** #61515121 Filed 5/4/2006 – Continuation

Quanta Services, Inc.	Bank One Leasing Corporate	Delaware Secretary of State	UCC-1 – Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation *************** UCC-3 Continuation

#11262000 Filed 10/01/2001 - Financing Statement

***************

#31848665 Filed 6/17/2003 –

Amendment

***************

#62932325 Filed 8/22/2006 –

Continuation

***************

#12642307 Filed 7/11/2011 –

Continuation

Quanta Services, Inc.	Gelco Corporation	Delaware Secretary of State	UCC-1 – Equipment Lease *************** UCC-3 Continuation	#11297659 Filed 10/3/2001 - Financing Statement *************** #61515105 Filed 5/4/2006 – Continuation

Quanta Services, Inc.	LaSalle National Leasing Corporation	Delaware Secretary of State	UCC- 1 – Equipment Lien *************** UCC-3 Continuation	#11324859 Filed 10/26/2001 - Financing Statement *************** #62954634 Filed 8/24/2006 – Continuation

Quanta Services, Inc.	Gelco Corporation	Delaware Secretary of State	UCC- 1 – Equipment Lien *************** UCC-3 Continuation	#11417786 Filed 10/17/2001 - Financing Statement *************** #63287026 Filed 9/22/2006 – Continuation

Quanta Services, Inc.	LaSalle National Leasing Corporation	Delaware Secretary of State	UCC- 1 – Equipment Lien *************** UCC-3 Continuation	#20663207 Filed 2/25/2002 - Financing Statement *************** #70140961 Filed 1/11/2007 – Continuation

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
Quanta Services, Inc.	Gelco Corporation	Delaware Secretary of State	UCC- 1 – Equipment Lien *************** UCC-3 Assignment *************** UCC-3 Continuation	#21246184 Filed 5/6/2002 - Financing Statement *************** #33289413 Filed 12/15/2003 – Assignment *************** #71193332 Filed 3/30/2007 – Continuation

Quanta Services, Inc.	Bank One Leasing Corporate	Delaware Secretary of State	UCC- 1 – Equipment Lien *************** UCC-3 Continuation	#23207523 Filed 12/6/2002 - Financing Statement *************** #73743837 Filed 10/4/2007 – Continuation

Quanta Services, Inc.	Bank One Leasing Corporate	Delaware Secretary of State	UCC- 1 – Equipment Lien *************** UCC-3 Continuation	#2320764 Filed 12/6/2002 - Financing Statement *************** #73757449 Filed 10/4/2007 – Continuation

Quanta Services, Inc.	Bank One Leasing Corporate	Delaware Secretary of State	UCC- 1 – Equipment Lien *************** UCC-3 Continuation	#23207598 Filed 12/6/2002 - Financing Statement *************** #73750097 Filed 10/4/2007 – Continuation

Quanta Services, Inc.	Bank One Leasing Corporate	Delaware Secretary of State	UCC- 1 – Equipment Lien *************** UCC-3 Continuation	#23207663 Filed 12/6/2002 - Financing Statement *************** #73759007 Filed 10/4/2007 – Continuation

Quanta Services, Inc.	Bank One Leasing Corporate	Delaware Secretary of State	UCC- 1 – Equipment Lien *************** UCC-3 Continuation	#23209610 Filed 12/6/2002 - Financing Statement *************** #737579015 Filed 10/4/2007 – Continuation

Quanta Services, Inc.	Bank One Leasing Corporate	Delaware Secretary of State	UCC- 1 – Equipment Lien *************** UCC-3 Continuation	#23209651 Filed 12/6/2002 - Financing Statement *************** #73757498 Filed 10/4/2007 – Continuation

Quanta Services, Inc.	CBL Capital Corporation	Delaware Secretary of State	UCC- 1 – Equipment Lien *************** UCC-3 Continuation	#313798869 Filed 5/6/2003 - Financing Statement *************** #81332145 Filed 4/16/2008 – Continuation

Quanta Services, Inc.	Citizens Leasing Corporation	Delaware Secretary of State	UCC- 1 – Equipment Lien	#53707586 Filed 11/23/2005 - Financing Statement

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
Quanta Services, Inc.	ANB Leasing Services	Delaware Secretary of State	UCC- 1 – Equipment Lien *************** UCC-3 Assignment *************** UCC-3 Continuation	#60538793 Filed 2/14/2006 - Financing Statement *************** #60850016 Filed 3/13/2006 – Assignment *************** #10171762 Filed 1/17/2011 – Continuation

Quanta Services, Inc.	ANB Leasing Services, A Division of First American Bank	Delaware Secretary of State	UCC- 1 – Equipment Lien *************** UCC-3 Assignment *************** UCC-3 Continuation	#60826412 Filed 3/10/2006 - Financing Statement *************** #61525633 Filed 5/5/2006 – Assignment *************** #10446032 Filed 2/7/2011 – Continuation

Quanta Services, Inc.	ANB Leasing Services, A Division of First American Bank	Delaware Secretary of State	UCC- 1 – Equipment Lien *************** UCC-3 Assignment *************** UCC-3 Continuation	#61167667 Filed 4/7/2006 - Financing Statement *************** #61521431 Filed 5/5/2006 – Assignment *************** #10474554 Filed 2/9/2011 – Continuation

Quanta Services, Inc.	Gelco Corporation	Delaware Secretary of State	UCC- 1 – Equipment Lien	#63298637 Filed 5/6/2002 - Financing Statement

Quanta Services, Inc.	Altec Capital Services, LLC	Delaware Secretary of State	UCC- 1 – Equipment Lien *************** UCC-3 Assignment	#63201266 Filed 9/18/2006 - Financing Statement *************** #110786564 Filed 3/23/2011 – Assignment

Quanta Services, Inc.	Gelco Corporation	Delaware Secretary of State	UCC- 1 – Equipment Lien	#63206208 Filed 9/18/2006 - Financing Statement

Quanta Services, Inc.	Gelco Corporation	Delaware Secretary of State	UCC- 1 – Equipment Lien	#63497435 Filed 9/21/2006 - Financing Statement

Quanta Services, Inc.	Gelco Corporation	Delaware Secretary of State	UCC- 1 – Equipment Lien	#63562527 Filed 10/13/2006 - Financing Statement

Quanta Services, Inc.	ANB Leasing Services, A Division of First American Bank	Delaware Secretary of State	UCC- 1 – Equipment Lien *************** UCC-3 Assignment	#63689239 Filed 10/24/2006 - Financing Statement *************** #64240883 Filed 12/6/2006 – Assignment

Quanta Services, Inc.	Gelco Corporation DBA GE Capital Fleet Services	Delaware Secretary of State	UCC- 1 – Equipment Lien	#64003828 Filed 11/16/2006 - Financing Statement

Quanta Services, Inc.	Gelco Corporation DBA GE Capital Fleet Services	Delaware Secretary of State	UCC- 1 – Equipment Lien	#64308490 Filed 12/05/2006 - Financing Statement

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
Quanta Services, Inc.	Gelco Corporation DBA GE Capital Fleet Services	Delaware Secretary of State	UCC- 1 – Equipment Lien	#64363081 Filed 12/13/2006 - Financing Statement

Quanta Services, Inc.	Gelco Corporation DBA GE Capital Fleet Services	Delaware Secretary of State	UCC- 1 – Equipment Lien	#64583555 Filed 12/13/2006 - Financing Statement

Quanta Services, Inc.	Gelco Corporation DBA GE Capital Fleet Services	Delaware Secretary of State	UCC- 1 – Equipment Lien	#701012522 Filed 1/09/2007 - Financing Statement

Quanta Services, Inc.	Gelco Corporation DBA GE Capital Fleet Services	Delaware Secretary of State	UCC- 1 – Equipment Lien	#70351154 Filed 1/24/2007 - Financing Statement

Quanta Services, Inc.	Altec Capital Services, Inc.	Delaware Secretary of State	UCC- 1 – Equipment Lien	#70466671 Filed 2/6/2007 - Financing Statement

Quanta Services, Inc.	Gelco Corporation DBA GE Capital Fleet Services	Delaware Secretary of State	UCC- 1 – Equipment Lien	#70622042 Filed 2/13/2007 - Financing Statement

Quanta Services, Inc.	Gelco Corporation DBA GE Capital Fleet Services	Delaware Secretary of State	UCC- 1 – Equipment Lien	#70662162 Filed 2/21/2007 - Financing Statement

Quanta Services, Inc.	Gelco Corporation DBA GE Capital Fleet Services	Delaware Secretary of State	UCC- 1 – Equipment Lien	#70724244 Filed 2/26/2007 - Financing Statement

Quanta Services, Inc.	Gelco Corporation DBA GE Capital Fleet Services	Delaware Secretary of State	UCC- 1 – Equipment Lien	#70996172 Filed 3/16/2007 - Financing Statement

Quanta Services, Inc.	Gelco Corporation DBA GE Capital Fleet Services	Delaware Secretary of State	UCC- 1 – Equipment Lien	#71344430 Filed 4/3/2007 - Financing Statement

Quanta Services, Inc.	Gelco Corporation DBA GE Capital Fleet Services	Delaware Secretary of State	UCC- 1 – Equipment Lien	#71819910 Filed 5/8/2007 - Financing Statement

Quanta Services, Inc.	Gelco Corporation DBA GE Capital Fleet Services	Delaware Secretary of State	UCC- 1 – Equipment Lien	#71913994 Filed 5/21/2007 - Financing Statement

Quanta Services, Inc.	Gelco Corporation DBA GE Capital Fleet Services	Delaware Secretary of State	UCC- 1 – Equipment Lien	#72127883 Filed 6/6/2007 - Financing Statement

Quanta Services, Inc.	Gelco Corporation DBA GE Capital Fleet Services	Delaware Secretary of State	UCC- 1 – Equipment Lien	#72232345 Filed 6/13/2007 - Financing Statement

Quanta Services, Inc.	Gelco Corporation DBA GE Capital Fleet Services	Delaware Secretary of State	UCC- 1 – Equipment Lien	#72380250 Filed 6/22/2007 - Financing Statement

Quanta Services, Inc.	Gelco Corporation DBA GE Capital Fleet Services	Delaware Secretary of State	UCC- 1 – Equipment Lien	#70359291 Filed 7/20/2007 - Financing Statement

Quanta Services, Inc.	Gelco Corporation DBA GE Capital Fleet Services	Delaware Secretary of State	UCC- 1 – Equipment Lien	#73292181 Filed 8/16/2007 - Financing Statement

Quanta Services, Inc.	Gelco Corporation DBA GE Capital Fleet Services	Delaware Secretary of State	UCC- 1 – Equipment Lien	#73367009 Filed 1/24/2007 - Financing Statement

Quanta Services, Inc.	Gelco Corporation DBA GE Capital Fleet Services	Delaware Secretary of State	UCC- 1 – Equipment Lien	#73580213 Filed 9/21/2007 - Financing Statement

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
Quanta Services, Inc.	Gelco Corporation DBA GE Capital Fleet Services	Delaware Secretary of State	UCC- 1 – Equipment Lien	#73601415 Filed 9/24/2007 - Financing Statement

Quanta Services, Inc.	Gelco Corporation DBA GE Capital Fleet Services	Delaware Secretary of State	UCC- 1 – Equipment Lien	#73919221 Filed 9/21/2007 - Financing Statement

Quanta Services, Inc.	ANB Leasing Services, A Division of First American Bank	Delaware Secretary of State	UCC- 1 – Equipment Lien *************** UCC-3 Amendment	#74893011 Filed 12/28/2007 - Financing Statement *************** #80760825 Filed 3/3/2008 – Amendment

Quanta Services, Inc.	ANB Leasing Services, A Division of First American Bank	Delaware Secretary of State	UCC- 1 – Equipment Lien *************** UCC-3 Assignment	#74893136 Filed 12/28/2007 - Financing Statement *************** #80760809 Filed 3/3/2008 – Assignment

Quanta Services, Inc.	Altec Capital Services, LLC	Delaware Secretary of State	UCC- 1 – Equipment Lien	#80455715 Filed 2/6/2008 - Financing Statement

Quanta Services, Inc.	Altec Capital Services, LLC	Delaware Secretary of State	UCC- 1 – Equipment Lien	#83080403 Filed 9/11/2008 - Financing Statement

Quanta Services, Inc.	Altec Capital Services, LLC	Delaware Secretary of State	UCC- 1 – Equipment Lien	#83412713 Filed 10/8/2008 - Financing Statement

Quanta Services, Inc.	Altec Capital Services, LLC	Delaware Secretary of State	UCC- 1 – Equipment Lien	#90505179 Filed 8/7/2008 - Financing Statement

Quanta Services, Inc.	Altec Capital Services, LLC	Delaware Secretary of State	UCC- 1 – Equipment Lien	#90806767 Filed 3/13/2009 - Financing Statement

Quanta Services, Inc.	Altec Capital Services, LLC	Delaware Secretary of State	UCC- 1 – Equipment Lien	#91311635 Filed 4/27/2009 - Financing Statement

Quanta Services, Inc.	Altec Capital Services, LLC	Delaware Secretary of State	UCC- 1 – Equipment Lien	#91530630 Filed 5/14/2009 - Financing Statement

Quanta Services, Inc.	Gelco Corporation DBA GE Fleet Services	Delaware Secretary of State	UCC- 1 – Equipment Lien	#92243431 Filed 7/13/2009 - Financing Statement

Quanta Services, Inc.	Altec Capital Services, LLC	Delaware Secretary of State	UCC- 1 – Equipment Lien	#92440011 Filed 7/30/2009 - Financing Statement

Quanta Services, Inc.	Gelco Corporation DBA GE Fleet Services	Delaware Secretary of State	UCC- 1 – Equipment Lien	#93269773 Filed 10/12/2009 - Financing Statement

Quanta Services, Inc.	Altec Capital Services, LLC	Delaware Secretary of State	UCC- 1 – Equipment Lien	#93478465 Filed 10/29/2009 - Financing Statement

Quanta Services, Inc.	Altec Capital Services, LLC	Delaware Secretary of State	UCC- 1 – Equipment Lien	#93478515 Filed 10/29/2009 - Financing Statement

Quanta Services, Inc.	Altec Capital Services, LLC	Delaware Secretary of State	UCC- 1 – Equipment Lien	#93478556 Filed 10/29/2009 - Financing Statement

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
Quanta Services, Inc.	Altec Capital Services, LLC	Delaware Secretary of State	UCC- 1 – Equipment Lien	#93478580 Filed 10/29/2009 - Financing Statement

Quanta Services, Inc.	Altec Capital Services, LLC	Delaware Secretary of State	UCC- 1 – Equipment Lien	#93478663 Filed 10/29/2009 - Financing Statement

Quanta Services, Inc.	Gelco Corporation DBA GE Fleet Services	Delaware Secretary of State	UCC- 1 – Equipment Lien	#93658991 Filed 11/13/2009 - Financing Statement

Quanta Services, Inc.	Altec Capital Services, LLC	Delaware Secretary of State	UCC- 1 – Equipment Lien	#00686646 Filed 3/2/2010 - Financing Statement

Quanta Services, Inc.	Altec Capital Services, LLC	Delaware Secretary of State	UCC- 1 – Equipment Lien	#00867048 Filed 3/15/2010 - Financing Statement

Quanta Services, Inc.	Gelco Corporation DBA GE Fleet Services	Delaware Secretary of State	UCC- 1 – Equipment Lien	#01065519 Filed 3/29/2010 - Financing Statement

Quanta Services, Inc.	Altec Capital Services, LLC	Delaware Secretary of State	UCC- 1 – Equipment Lien	#01157787 Filed 4/5/2010 - Financing Statement

Quanta Services, Inc.	Altec Capital Services, LLC	Delaware Secretary of State	UCC- 1 – Equipment Lien	#01158066 Filed 4/5/2009 - Financing Statement

Quanta Services, Inc.	Altec Capital Services, LLC	Delaware Secretary of State	UCC- 1 – Equipment Lien	#01409451 Filed 4/23/2010 - Financing Statement

Quanta Services, Inc.	Gelco Corporation DBA GE Fleet Services	Delaware Secretary of State	UCC- 1 – Equipment Lien	#01538564 Filed 5/3/2010 - Financing Statement

Quanta Services, Inc.	Altec Capital Services, LLC	Delaware Secretary of State	UCC- 1 – Equipment Lien	#02546962 Filed 7/22/2010 - Financing Statement

Quanta Services, Inc.	Altec Capital Services, LLC	Delaware Secretary of State	UCC- 1 – Equipment Lien	#02914293 Filed 8/19/2010 - Financing Statement

Quanta Services, Inc.	Altec Capital Services, LLC	Delaware Secretary of State	UCC- 1 – Equipment Lien	#03501339 Filed 10/7/2010 - Financing Statement

Quanta Services, Inc.	Altec Capital Services, LLC	Delaware Secretary of State	UCC- 1 – Equipment Lien	#03821083 Filed 11/1/2010 - Financing Statement

Quanta Services, Inc.	Altec Capital Services, LLC	Delaware Secretary of State	UCC- 1 – Equipment Lien	#04255265 Filed 12/3/2010 - Financing Statement

Quanta Services, Inc.	Gelco Corporation DBA GE Fleet Services	Delaware Secretary of State	UCC- 1 – Equipment Lien	#11751893 Filed 5/10/2011 - Financing Statement

Quanta Services, Inc.	Altec Capital Services, LLC	Delaware Secretary of State	UCC- 1 – Equipment Lien *************** UCC-3 Amendment	#12586926 Filed 7/6/2011 - Financing Statement *************** #12632373 Filed 7/11/2011 – Amendment

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
Quanta Services, Inc. Irby Construction Company	Altec Capital Services, LLC	Delaware Secretary of State	UCC- 1 – Equipment Lien	#82669487 Filed 8/5/2008 - Financing Statement

Quanta Services, Inc. Par Electrical Contractors, LLC	Altec Capital Services, LLC	Delaware Secretary of State	UCC- 1 – Equipment Lien	#82703500 Filed 8/7/2008 - Financing Statement

Quanta Services, Inc. QSI, Inc. Quanta Services Management Partnership, L.P.	Chesapeake Funding LLC	Delaware Secretary of State	UCC- 1 – Equipment Lien *************** UCC-3 Amendment	#73591798 Filed 9/24/2007 - Financing Statement *************** #80555746 Filed 9/14/2008 – Amendment

Quanta Services, Inc. Quanta Services Management Partnership, L.P.	Caterpillar Financial Services Corporation	Delaware Secretary of State	UCC- 1 – Equipment Lien *************** UCC-3 Amendment *************** UCC-3 Continuation	#63252046 Filed 9/20/2006 - Financing Statement *************** #63286093 Filed 9/22/2006 – Amendment *************** #12073768 Filed 6/01/2011 – Continuation

Quanta Services, Inc. Quanta Services Management Partnership, L.P.	Caterpillar Financial Services	Delaware Secretary of State	UCC- 1 – Equipment Lien *************** UCC-3 Amendment	#00032809 Filed 1/6/2010 - Financing Statement *************** #00046585 Filed 5/5/2008 – Amendment

Quanta Services, Inc. Quanta Services Management Partnership, L.P.	Caterpillar Financial Services	Delaware Secretary of State	UCC- 1 – Equipment Lien *************** UCC-3 Amendment	#00033161 Filed 1/6/2010 - Financing Statement *************** #00046676 Filed 1/7/2010 – Amendment

Quanta Services, Inc. Quanta Services Management Partnership, L.P.	Caterpillar Financial Services	Delaware Secretary of State	UCC- 1 – Equipment Lien	#00033898 Filed 1/6/2010 - Financing Statement

Quanta Services, Inc. Quanta Services Management Partnership, L.P.	Caterpillar Financial Services	Delaware Secretary of State	UCC- 1 – Equipment Lien	#00040448 Filed 1/6/2010 - Financing Statement

Quanta Services, Inc. Quanta Services Management Partnership, L.P.	Caterpillar Financial Services	Delaware Secretary of State	UCC- 1 – Equipment Lien	#00040828 Filed 1/6/2010 - Financing Statement

Quanta Services, Inc. Quanta Services Management Partnership, L.P.	Caterpillar Financial Services	Delaware Secretary of State	UCC- 1 – Equipment Lien	#00042022 Filed 1/6/2010 - Financing Statement

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
Quanta Services, Inc. Quanta Services Management Partnership, L.P.	Caterpillar Financial Services	Delaware Secretary of State	UCC- 1 – Equipment Lien	#00045439 Filed 1/6/2010 - Financing Statement

Quanta Services, Inc. Quanta Services Management Partnership, L.P.	Caterpillar Financial Services	Delaware Secretary of State	UCC- 1 – Equipment Lien	#00046205 Filed 1/7/2010 - Financing Statement

Quanta Services, Inc.	Caterpillar Financial Services	Delaware Secretary of State	UCC- 1 – Equipment Lien	#00046387 Filed 1/7/2010 - Financing Statement

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
Bradford Brothers, Inc.	U.S. Bancorp Equipment Finance, Inc.	North Carolina Secretary of State	UCC-1 Equipment Lease	#20060116806A Filed 12/7/06 - Financing Statement

Bradford Brothers, Inc.	Carolina Tractor & Equipment Company	North Carolina Secretary of State	UCC-1 Equipment Lease	#20070013840G Filed 2/8/07 - Financing Statement

Bradford Brothers, Inc.	Carolina Tractor & Equipment Company	North Carolina Secretary of State	UCC-1 Equipment Lease	#20070016525K Filed 2/16/07 - Financing Statement

Bradford Brothers, Inc.	Thompson Tractor Co., Inc.	North Carolina Secretary of State	UCC-1 Equipment Lease	#20070092295H Filed 9/27/07 - Financing Statement

Bradford Brothers, Inc.	Carter Machinery Co., Inc.	North Carolina Secretary of State	UCC-1 Equipment Lease	#20080073350K Filed 8/11/08 - Financing Statement

Bradford Brothers, Inc.	CT Rental LLC	North Carolina Secretary of State	UCC-1 Equipment Lease	#20080100344C Filed 11/12/08 - Financing Statement

Bradford Brothers, Inc.	CT Rental LLC	North Carolina Secretary of State	UCC-1 Equipment Lease	#20090033917F Filed 4/30/09 - Financing Statement

Bradford Brothers, Inc.	CT Rental LLC	North Carolina Secretary of State	UCC-1 Equipment Lease	#20090046885C Filed 6/16/09 - Financing Statement

Bradford Brothers, Inc.	Reliable Tractor,Inc. dba Stafford	North Carolina Secretary of State	UCC-1 Equipment Lease	#20090052785K Filed 7/7/09 - Financing Statement

Bradford Brothers, Inc.	CT Rental LLC	North Carolina Secretary of State	UCC-1 Equipment Lease	#20090055495M Filed 7/17/09 - Financing Statement

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
Bradford Brothers, Inc.	CT Rental LLC	North Carolina Secretary of State	UCC-1 Equipment Lease	#20090055501J Filed 7/17/09 - Financing Statement

Bradford Brothers, Inc.	CT Rental LLC	North Carolina Secretary of State	UCC-1 Equipment Lease	#20090055509G Filed 7/17/09 - Financing Statement

Bradford Brothers, Inc.	CT Rental LLC	North Carolina Secretary of State	UCC-1 Equipment Lease	#20090055515C Filed 7/17/09 - Financing Statement

Dashiell Corporation	Xerox Corporation	Delaware Secretary of State	UCC-1 Equipment Lease	#20088.2220737 Filed 6/27/08 - Financing Statement

Dashiell Corporation	Banc of America Leasing & Capital, LLC	Delaware Secretary of State	UCC-1 Equipment Lien	#2008 2460382 Filed 7/17/08 - Financing Statement

Digco Utility Construction, L.P.	United Rentals (North America), Inc.	Delaware Secretary of State	UCC-1 Equipment Lien	#2007 2543006 Filed 4/26/07 - Financing Statement

Digco Utility Construction, L.P.	United Rentals (North America), Inc.	Delaware Secretary of State	UCC-1 Equipment Lien	#2007 1574119 Filed 7/5/07 - Financing Statement

Dillard Smith Construction Company	U.S. Bancorp Equipment Finance, Inc.	Delaware Secretary of State	UCC-1 Equipment Lease	#6426842 1 Filed 11/28/06 - Financing Statement

Dillard Smith Construction Company	McGrath Rethcorp	Delaware Secretary of State	UCC-1 Equipment Lease	#2008 4108716 Filed 12/11/08 - Financing Statement

Golden State Utility	Electro Rent Corporation	Delaware Secretary of State	UCC-1 Equipment Lease	#90915865 Filed 3/23/09 - Financing Statement

Golden State Utility	Les Schwab Warehouse Center	Delaware Secretary of State	UCC-1 Equipment Lease	#94084635 Filed 12/21/09 - Financing Statement

H.L. Chapman Pipeline Construction, Inc.	U.S. Bancorp Equipment Finance, Inc.	Delaware Secretary of State	UCC-1 Equipment Lease	#62933448 Filed 8/14/06 - Financing Statement

H.L. Chapman Pipeline Construction, Inc.	Wells Fargo Financial Leasing Inc.	Delaware Secretary of State	UCC-1 Equipment Lease *************** Amendment	#11621401 Filed 4/29/11 - Financing Statement *************** #11795619 Filed 5/12/11 - Amendment

InfraSource Pipeline Facilities, INC.	Flint Equipment Co.	North Carolina Secretary of State	UCC- 1 – Equipment Lease	#20110058333H Filed 7/5/11 - Financing Statement

InfraSource Pipeline Facilities, INC.	Flint Equipment Co.	North Carolina Secretary of State	UCC- 1 – Equipment Lease	#20110058334J Filed 7/5/11 - Financing Statement

InfraSource Services, Inc.	Gelco Corp. dba GE Fleet Services	North Carolina Secretary of State	UCC- 1 – Equipment Lease	#62375889 Filed 7/11/06 - Financing Statement

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
InfraSource Services, Inc.	Steelcase Financial Services Inc. Global Capital, Ltd.	North Carolina Secretary of State	UCC- 1 – Equipment Lease	#62677904 Filed 8/2/06 - Financing Statement

InfraSource Services, Inc.	Gelco Corporation dba GE Fleet Services	North Carolina Secretary of State	UCC- 1 – Equipment Lease *************** UCC-3 Continuation	#62802809 Filed 8/11/06 - Financing Statement *************** #12348350 Filed 6/20/11 – Amendment

InfraSource Services, Inc.	Gelco Corporation dba GE Fleet Services	North Carolina Secretary of State	UCC- 1 – Equipment Lease	#63703709 Filed 10/4/06 - Financing Statement

InfraSource Services, Inc. InfraSource Underground Services, Inc.	Gelco Corporation dba GE Fleet Services	North Carolina Secretary of State	UCC- 1 – Equipment Lease *************** UCC-3 Amendment	#64194239 Filed 11/14/06 - Financing Statement *************** #64320925 Filed 12/11/06 - Amendment

InfraSource Services, Inc. InfraSource Underground Services, Inc.	Gelco Corporation dba GE Fleet Services	North Carolina Secretary of State	UCC- 1 – Equipment Lease	#64308011 Filed 12/5/06 - Financing Statement

InfraSource Services, Inc.	Gelco Corporation dba GE Fleet Services	North Carolina Secretary of State	UCC- 1 – Equipment Lease	#64392403 Filed 11/16/06 - Financing Statement

InfraSource Services, Inc.	Gelco Corporation dba GE Fleet Services	North Carolina Secretary of State	UCC- 1 – Equipment Lease	#70476712 Filed 2/6/07 - Financing Statement

InfraSource Services, Inc.	Gelco Corporation dba GE Fleet Services	North Carolina Secretary of State	UCC- 1 – Equipment Lease	#71331171 Filed 4/10/07 - Financing Statement

InfraSource Services, Inc. InfraSource Underground Services, Inc.	Gelco Corporation dba GE Fleet Services	North Carolina Secretary of State	UCC- 1 – Equipment Lease	#71505048 Filed 4/23/07 - Financing Statement

InfraSource Transmission Services Company	General Electric Capital Corporation	Arizona Secretary of State	UCC- 1 – Equipment Lease *************** UCC-3 Continuation	#20051376478-4 Filed 7/22/05 - Financing Statement *************** Filed 5/13/10 – Continuation

InfraSource Transmission Services Company	Deere Credit, Inc.	Arizona Secretary of State	UCC- 1 – Equipment Lease *************** UCC-3 Continuation	#20051384502-2 Filed 07/17/06 - Financing Statement *************** Filed 9/2/10

InfraSource Transmission Services Company	Deere Credit, Inc.	Arizona Secretary of State	UCC- 1 – Equipment Lease *************** UCC-3 Continuation	#20061427163-5 Filed 6/26/06 - Financing Statement *************** Filed 6/1/11

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
InfraSource Transmission Services Company	Gelco Corporation dba GE Capital Fleet Services	Arizona Secretary of State	UCC- 1 – Equipment Lease *************** UCC-3 Continuation	#20061428510-8 Filed 5/16/06 - Financing Statement *************** Filed 6/1/11

InfraSource Transmission Services Company	Deere Credit, Inc.	Arizona Secretary of State	UCC- 1 – Equipment Lease *************** UCC-3 Continuation	#20061434042-4 Filed 7/31/06 - Financing Statement *************** Filed 6/14/11

InfraSource Transmission Services Company	Deere Credit, Inc.	Arizona Secretary of State	UCC- 1 – Equipment Lease *************** UCC-3 Continuation	#20061434043-5 Filed 7/31/06 - Financing Statement *************** Filed 6/14/11

InfraSource Transmission Services Company	DC Fin Svcs Amer LLC	Arizona Secretary of State	UCC- 1 – Equipment Lease	#20061438081-9 Filed 8/10/06 - Financing Statement

InfraSource Transmission Services Company	Deere Credit, Inc.	Arizona Secretary of State	UCC- 1 – Equipment Lease *************** UCC-3 Continuation	#20061438374-3 Filed 8/22/06 - Financing Statement *************** Filed 6/14/11

InfraSource Transmission Services Company	Deere Credit, Inc.	Arizona Secretary of State	UCC- 1 – Equipment Lease	#20061440100-8 Filed 8/28/06 - Financing Statement

InfraSource Transmission Services Company	Deere Credit, Inc.	Arizona Secretary of State	UCC- 1 – Equipment Lease *************** UCC-3 Continuation	#20061440101-9 Filed 8/28/06 - Financing Statement *************** Filed 6/14/11

InfraSource Transmission Services Company	Deere Credit, Inc.	Arizona Secretary of State	UCC- 1 – Equipment Lease	#20061440102-0 Filed 8/28/06 - Financing Statement

InfraSource Transmission Services Company	Herc Exchange, LLC	Arizona Secretary of State	UCC- 1 – Equipment Lease	#20071464179-3 Filed 1/24/07 - Financing Statement

InfraSource Transmission Services Company	Deere Credit, Inc.	Arizona Secretary of State	UCC- 1 – Equipment Lease	#20071478999-4 Filed 4/30/07 - Financing Statement

InfraSource Transmission Services Company	General Electric Capital Corp.	Arizona Secretary of State	UCC- 1 – Equipment Lease	#20071480326-6 Filed 5/7/07 - Financing Statement

InfraSource Transmission Services Company	Altec Capital Services, LLP	Arizona Secretary of State	UCC- 1 – Equipment Lease	#20071488416-1 Filed 7/3/07 - Financing Statement

InfraSource Transmission Services Company	Altec Capital Services, LLP	Arizona Secretary of State	UCC- 1 – Equipment Lease	#20071488417-2 Filed 7/3/07 - Financing Statement

InfraSource Transmission Services Company	Altec Capital Services, LLP	Arizona Secretary of State	UCC- 1 – Equipment Lease	#20071488418-3 Filed 7/3/07 - Financing Statement

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
InfraSource Transmission Services Company	Altec Capital Services, LLP	Arizona Secretary of State	UCC- 1 – Equipment Lease	#20071501549-1 Filed 10/2/07 - Financing Statement

InfraSource Underground Construction Services, LLC	Holt Cat	Georgia Superior Court Clerk Central	UCC- 1 – Equipment Lease	#007-2008-001227 Filed 1/18/08 - Financing Statement

InfraSource Underground Construction Services, LLC	Yancey Bros Co.	Georgia Superior Court Clerk Central	UCC- 1 – Equipment Lease	#033-2008-002361 Filed 3/10/08 - Financing Statement

InfraSource Underground Construction Services, LLC	Yancey Bros Co.	Georgia Superior Court Clerk Central	UCC- 1 – Equipment Lease	#033-2010-002577 Filed 5/24/10 - Financing Statement

InfraSource Underground Construction Services, LLC	Yancey Bros Co.	Georgia Superior Court Clerk Central	UCC- 1 – Equipment Lease	#033-2010-002578 Filed 5/24/10 - Financing Statement

InfraSource Underground Construction Services, LLC	Yancey Bros Co.	Georgia Superior Court Clerk Central	UCC- 1 – Equipment Lease	#033-2010-002984 Filed 6/15/10 - Financing Statement

InfraSource Underground Construction Services, LLC	Yancey Bros Co.	Georgia Superior Court Clerk Central	UCC- 1 – Equipment Lease	#033-2010-003201 Filed 6/28/10 - Financing Statement

InfraSource Underground Construction Services, LLC	Caterpillar Financial Services Corporation	Georgia Superior Court Clerk Central	UCC- 1 – Equipment Lease	#067-2007-001858 Filed 2/12/07 - Financing Statement

InfraSource Underground Construction Services, LLC	Yancey Bros Co.	Georgia Superior Court Clerk Central	UCC- 1 – Equipment Lease	#076-2008-000326 Filed 2/4/08 - Financing Statement

InfraSource Underground Construction Services, LLC	CNH Capital America LLC	Delaware Secretary of State	UCC- 1 – Equipment Lease	#91376265 Filed 5/1/09 - Financing Statement

InfraSource Underground Services, LLC	Deere Credit Inc.	Delaware Secretary of State	UCC- 1 – Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#62782118 Filed 8/10/06 - Financing Statement *************** #71490043 Filed 4/20/07 - Amendment *************** #12406893 Filed 6/23/11 - Continuation

InfraSource Underground Services, LLC	Deere Credit Inc.	Delaware Secretary of State	UCC- 1 – Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#62782076 Filed 8/10/06 - Financing Statement *************** #71489904 Filed 4/20/07 - Amendment *************** #12406869 Filed 6/23/11 - Continuation

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
InfraSource Underground Services, LLC	Deere Credit Inc.	Delaware Secretary of State	UCC- 1 – Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#62782191 Filed 8/10/06 - Financing Statement *************** #71490118 Filed 4/20/07 - Amendment *************** #12406901 Filed 6/23/11 - Continuation

InfraSource Underground Services, LLC	Deere Credit Inc.	Delaware Secretary of State	UCC- 1 – Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#62782233 Filed 8/10/06 - Financing Statement *************** #71490183 Filed 4/20/07 - Amendment *************** #12406935 Filed 6/23/11 – Continuation

InfraSource Underground Services, LLC	Deere Credit Inc.	Delaware Secretary of State	UCC- 1 – Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#63054426 Filed 9/1/06 - Financing Statement *************** #71490258 Filed 4/20/07 - Amendment *************** #12522020 Filed 6/30/11 – Continuation

InfraSource Underground Services, LLC	Gelco Corporation dba GE Fleet Services	Delaware Secretary of State	UCC- 1 – Equipment Lease *************** UCC-3 Amendment	#64194239 Filed 11/14/06 - Financing Statement *************** #64320925 Filed 12/11/06 – Amendment

InfraSource Underground Services, LLC	General Electric Capital Corp	Delaware Secretary of State	UCC- 1 – Equipment Lease	#64225587 Filed 12/5/06 - Financing Statement

InfraSource Underground Services, LLC	Gelco Corporation dba GE Fleet Services	Delaware Secretary of State	UCC- 1 – Equipment Lease	#64308011 Filed 12/5/06 - Financing Statement

InfraSource Underground Services, LLC	General Electric Capital Corp	Delaware Secretary of State	UCC- 1 – Equipment Lease	#70736479 Filed 2/27/07 - Financing Statement

InfraSource Underground Services, LLC	Deere Credit Inc	Delaware Secretary of State	UCC- 1 – Equipment Lease	#71334209 Filed 4/10/07 - Financing Statement

InfraSource Underground Services, LLC	Deere Credit Inc	Delaware Secretary of State	UCC- 1 – Equipment Lease *************** UCC-3 Amendment	#71334225 Filed 4/10/07 - Financing Statement *************** #71336618 Filed 4/10/07 – Amendment

InfraSource Underground Services, LLC	Deere Credit Inc	Delaware Secretary of State	UCC- 1 – Equipment Lease	#71334480 Filed 4/10/07 - Financing Statement

InfraSource Underground Services, LLC	Deere Credit Inc	Delaware Secretary of State	UCC- 1 – Equipment Lease	#71334613 Filed 4/10/07 - Financing Statement

InfraSource Underground Services, LLC	Deere Credit Inc	Delaware Secretary of State	UCC- 1 – Equipment Lease	#71334746 Filed 4/10/07 - Financing Statement

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
InfraSource Underground Services, LLC	Deere Credit Inc	Delaware Secretary of State	UCC- 1 – Equipment Lease *************** UCC-3 Amendment	#71334852 Filed 4/10/07 - Financing Statement *************** #71336550 Filed 4/10/07 – Amendment

InfraSource Underground Services, LLC	Deere Credit Inc	Delaware Secretary of State	UCC- 1 – Equipment Lease *************** UCC-3 Amendment	#71334977 Filed 4/10/07 - Financing Statement *************** #71336352 Filed 4/10/07 – Amendment

InfraSource Underground Services, LLC	Deere Credit Inc	Delaware Secretary of State	UCC- 1 – Equipment Lease	#71335081 Filed 4/10/07 - Financing Statement

InfraSource Underground Services, Inc	CitiCapital Commercial Leasing Corporation	Delaware Secretary of State	UCC-1 – Equipment Lease *************** UCC-3 Continuation	#51506063 Filed 5/16/2005 – Financing Statement *************** #00325039 Filed 1/29/2010 – Continuation

InfraSource Underground Services, LLC	Deere Credit Inc.	Delaware Secretary of State	UCC- 1 – Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#62198653 Filed 6/27/06 - Financing Statement *************** #71489516 Filed 4/20/07 *************** #12003377 Filed 5/26/11 – Continuation

InfraSource Underground Services, LLC	Deere Credit Inc.	Delaware Secretary of State	UCC- 1 – Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#62198851 Filed 6/27/06 - Financing Statement *************** #71489573 Filed 4/20/07 - Amendment *************** #12003393 Filed 5/26/11 – Continuation

InfraSource Underground Services, LLC	Deere Credit Inc.	Delaware Secretary of State	UCC- 1 – Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#62199081 Filed 6/27/06 - Financing Statement *************** #71489607 Filed 4/20/07 - Amendment *************** #12003427 Filed 5/26/11 – Continuation

InfraSource Underground Services, LLC	Deere Credit Inc.	Delaware Secretary of State	UCC- 1 – Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#62594448 Filed 7/27/06 - Financing Statement *************** #71489631 Filed 4/20/07 - Amendment *************** #12407297 Filed 6/23/11 – Continuation

InfraSource Underground Services, LLC	Deere Credit Inc.	Delaware Secretary of State	UCC- 1 – Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#62594513 Filed 7/27/06 - Financing Statement *************** #71489797 Filed 4/20/07 - Amendment *************** #12407412 Filed 6/23/11 – Continuation

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
InfraSource Underground Services, LLC	Deere Credit Inc.	Delaware Secretary of State	UCC- 1 – Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#62779478 Filed 8/10/06 - Financing Statement *************** #71489839 Filed 4/20/07 Amendment *************** #12406778 Filed 6/23/11 – Continuation

InfraSource Underground Services, LLC	Deere Credit Inc.	Delaware Secretary of State	UCC- 1 – Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#62782118 Filed 8/10/06 - Financing Statement *************** #71480043 Filed 4/20/07 - Amendment *************** #12406893 Filed 6/23/11 – Continuation

InfraSource Underground Services, Inc.	General Electric Capital Corp	Delaware Secretary of State	UCC- 1 – Equipment Lease	#72946282 Filed 8/2/07 - Financing Statement

InfraSource Underground Services, Inc.	General Electric Capital Corp	Delaware Secretary of State	UCC- 1 – Equipment Lease	#72990579 Filed 8/7/07 - Financing Statement

InfraSource Underground Services, Inc.	General Electric Capital Corporation	Delaware Secretary of State	UCC-1 – Equipment Lease *************** UCC-3 Continuation	#42799486 Filed 10/5/2004 – Financing Statement *************** #91386801 Filed 5/1/2009 - Continuation

InfraSource Underground Services, Inc.	CitiCapital Commercial Leasing Corporation	Delaware Secretary of State	UCC-1 – Equipment Lease*************** UCC-3 Continuation	#43019199 Filed 10/21/2004 – Financing Statement *************** #92580493 Filed 8/11/2009 - Continuation

InfraSource Underground Services, Inc.	CitiCapital Commercial Leasing Corporation	Delaware Secretary of State	UCC-1 – Equipment Lease *************** UCC-3 Continuation	#43497692 Filed 12/9/2004 – Financing Statement *************** #92633102 Filed 8/17/2009 - Continuation

InfraSource Underground Services, Inc.	CitiCapital Commercial Leasing Corporation	Delaware Secretary of State	UCC-1 – Equipment Lease *************** UCC-3 Continuation	#50993981 Filed 4/1/2005 – Financing Statement *************** #00549513 Filed 2/18/2010 – Continuation

InfraSource Underground Services, Inc.	CitiCapital Commercial Leasing Corporation	Delaware Secretary of State	UCC-1 – Equipment Lease *************** UCC-3 Continuation	#51160226 Filed 4/11/2005 – Financing Statement *************** #00085146 Filed 1/11/2010 - Continuation

InfraSource Underground Services, Inc.	CitiCapital Commercial Leasing Corporation	Delaware Secretary of State	UCC-1 – Equipment Lease *************** UCC-3 Continuation	#51694987 Filed 6/2/2005 – Financing Statement *************** #01021579 Filed 3/24/2010 – Continuation

InfraSource Underground Services, Inc.	CitiCapital Commercial Leasing Corporation	Delaware Secretary of State	UCC-1 – Equipment Lease *************** UCC-3 Continuation	#51751958 Filed 6/8/2005 – Financing Statement *************** #01020530 Filed 3/24/2010 – Continuation

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
InfraSource Underground Services, Inc.	General Electric Capital Corporation	Delaware Secretary of State	UCC-1 – Equipment Lease *************** UCC-3 Continuation	#52127414 Filed 7/11/2005 – Financing Statement *************** #01401870 Filed 4/22/2010 – Continuation

InfraSource Underground Services, Inc.	General Electric Capital Corporation	Delaware Secretary of State	UCC-1 – Equipment Lease *************** UCC-3 Continuation	#52533967 Filed 8/15/2005 – Financing Statement *************** #01948045 Filed 6/4/2010 – Continuation

InfraSource Underground Services, Inc.	General Electric Capital Corporation	Delaware Secretary of State	UCC-1 Equipment Lease ***************** UCC- 3 Amendment ***************** UCC- 3 Continuation	#60078972 Filed 1/9/2006 – Financing Statement ****************** #03833534 Filed 11/2/2010 – Amendment ****************** #03840547 Filed 11/3/2010 – Continuation

InfraSource Underground Services, Inc.	General Electric Capital Corporation	Delaware Secretary of State	UCC-1 Equipment Lease ***************** UCC- 3 Amendment ***************** UCC- 3 Continuation	#60079640 Filed 1/9/2006 – Financing Statement **************** #03932617 Filed 11/9/2010 – Amendment **************** #03937012 Filed 11/10/2010 - Continuation

InfraSource Underground Services, Inc.	General Electric Capital Corporation	Delaware Secretary of State	UCC-1 Equipment Lease ***************** UCC- 3 Amendment ***************** UCC- 3 Continuation	#60079848 Filed 1/9/2006 – Financing Statement **************** #03933854 Filed 11/9/2010 – Amendment **************** #03937491 Filed 11/10/2010 – Continuation

InfraSource Underground Services, Inc.	General Electric Capital Corporation	Delaware Secretary of State	UCC-1 Equipment Lease ***************** UCC- 3 Continuation	#60407833 Filed 2/2/2006 – Financing Statement **************** #04199232 Filed 12/1/2010 – Continuation

InfraSource Underground Services, Inc.	General Electric Capital Corporation	Delaware Secretary of State	UCC-1 Equipment Lease ***************** UCC- 3 Continuation	#60407841 Filed 2/2/2006 – Financing Statement **************** #04185850 Filed 11/30/2010 – Continuation

InfraSource Underground Services, Inc.	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 Equipment Lease	#61415900 Filed 4/27/2006 – Financing Statement

InfraSource Underground Services, Inc.	General Electric Capital Corporation	Delaware Secretary of State	UCC-1 Equipment Lease ***************** UCC- 3 Continuation	#61656420 Filed 5/16/2006 – Financing Statement **************** #11358723 Filed 4/12/2011 – Continuation

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
InfraSource Underground Services, Inc.	General Electric Capital Corporation	Delaware Secretary of State	UCC-1 Equipment Lease ***************** UCC- 3 Continuation	**************** #61656438 Filed 5/16/2006 – Financing Statement **************** #11358731 Filed 4/12/2011 – Continuation

InfraSource Underground Services, LLC	Deere Credit Inc	Delaware Secretary of State	UCC- 1 – Equipment Lease	#71335172 Filed 4/10/07 - Financing Statement

InfraSource Underground Services, LLC	Deere Credit Inc	Delaware Secretary of State	UCC- 1 – Equipment Lease *************** UCC-3 Amendment	#71335271 Filed 4/10/07 - Financing Statement *************** #71336444 Filed 4/10/07 - Amendment

InfraSource Underground Services, LLC	Deere Credit Inc	Delaware Secretary of State	UCC- 1 – Equipment Lease	#71335347 Filed 4/10/07 - Financing Statement

InfraSource Underground Services, LLC	Deere Credit Inc	Delaware Secretary of State	UCC- 1 – Equipment Lease	#71335446 Filed 4/10/07 - Financing Statement

InfraSource Underground Services, LLC	Deere Credit Inc	Delaware Secretary of State	UCC- 1 – Equipment Lease	#71335529 Filed 4/10/07 - Financing Statement

InfraSource Underground Services, LLC	Gelco Corporation dba GE Fleet Services	Delaware Secretary of State	UCC- 1 – Equipment Lease	#71505048 Filed 4/23/07 - Financing Statement

InfraSource Underground Services, LLC	Deere Credit Inc	Delaware Secretary of State	UCC- 1 – Equipment Lease	#71664456 Filed 4/10/07 - Financing Statement

InfraSource Underground Services, LLC	Deere Credit Inc	Delaware Secretary of State	UCC- 1 – Equipment Lease	#71664506 Filed 5/3/07 - Financing Statement

InfraSource Underground Services, LLC	Citicapital Commercial Leasing Corporation	Delaware Secretary of State	UCC- 1 – Equipment Lease	#72198025 Filed 5/31/07 - Financing Statement

InfraSource Underground Services, LLC	Deere Credit Inc	Delaware Secretary of State	UCC- 1 – Equipment Lease	#72453339 Filed 6/28/07 - Financing Statement

InfraSource Underground Services, LLC	Deere Credit Inc	Delaware Secretary of State	UCC- 1 – Equipment Lease	#72453552 Filed 6/28/07 - Financing Statement

InfraSource Underground Services, LLC	Deere Credit Inc	Delaware Secretary of State	UCC- 1 – Equipment Lease	#72518263 Filed 7/3/07 - Financing Statement

InfraSource Underground Services, LLC	Deere Credit Inc	Delaware Secretary of State	UCC- 1 – Equipment Lease	#72634474 Filed 7/12/07 - Financing Statement

InfraSource Underground Services, LLC	General Electric Capital Corp	Delaware Secretary of State	UCC- 1 – Equipment Lease	#72922622 Filed 8/1/07 - Financing Statement

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC- 1 – Equipment Lease	#73317335 Filed 8/30/07 - Financing Statement

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC- 1 – Equipment Lease	#73321006 Filed 8/30/07 - Financing Statement

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC- 1 – Equipment Lease	#73321147 Filed 8/30/07 - Financing Statement

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC- 1 – Equipment Lease	#73321444 Filed 8/30/07 - Financing Statement

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC- 1 – Equipment Lease	#73322814 Filed 8/30/07 - Financing Statement

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC- 1 – Equipment Lease	#73323317 Filed 8/30/07 - Financing Statement

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC- 1 – Equipment Lease	#73323655 Filed 8/30/07 - Financing Statement

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC- 1 – Equipment Lease	#73690541 Filed 10/01/07 - Financing Statement

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC- 1 – Equipment Lease	#74480413 Filed 11/27/07 - Financing Statement

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC- 1 – Equipment Lease	#80639227 Filed 2/21/08 - Financing Statement

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC- 1 – Equipment Lease	#80639268 Filed 2/21/08 - Financing Statement

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC- 1 – Equipment Lease	#80639326 Filed 2/21/08 - Financing Statement

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC- 1 – Equipment Lease	#80639391 Filed 2/21/08 - Financing Statement

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC- 1 – Equipment Lease	#81387859 Filed 4/22/08 - Financing Statement

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC- 1 – Equipment Lease	#81387958 Filed 4/22/08 - Financing Statement

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC- 1 – Equipment Lease	#81388048 Filed 4/22/08 - Financing Statement

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC- 1 – Equipment Lease	#81388113 Filed 4/22/08 - Financing Statement

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC- 1 – Equipment Lease	#81388451 Filed 4/22/08 - Financing Statement

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC- 1 – Equipment Lease	#81388493 Filed 4/22/08 - Financing Statement

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC- 1 – Equipment Lease	#81388576 Filed 4/22/08 - Financing Statement

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC- 1 – Equipment Lease	#81388634 Filed 4/22/08 - Financing Statement

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC- 1 – Equipment Lease	#81388733 Filed 4/22/08 - Financing Statement

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC- 1 – Equipment Lease	#81388766 Filed 4/22/08 - Financing Statement

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC- 1 – Equipment Lease	#81388824 Filed 4/22/08 - Financing Statement

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC- 1 – Equipment Lease	#81388881 Filed 4/22/08 - Financing Statement

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC- 1 – Equipment Lease	#81388956 Filed 4/22/08 - Financing Statement

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC- 1 – Equipment Lease	#81389004 Filed 4/22/08 - Financing Statement

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC- 1 – Equipment Lease	#81389061 Filed 4/22/08 - Financing Statement

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC- 1 – Equipment Lease	#81389111 Filed 4/22/08 - Financing Statement

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC- 1 – Equipment Lease	#81389194 Filed 4/22/08 - Financing Statement

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC- 1 – Equipment Lease	#81389392 Filed 4/22/08 - Financing Statement

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC- 1 – Equipment Lease	#81389467 Filed 4/22/08 - Financing Statement

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC- 1 – Equipment Lease	#81389517 Filed 4/22/08 - Financing Statement

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC- 1 – Equipment Lease	#81389616 Filed 4/22/08 - Financing Statement

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC- 1 – Equipment Lease	#81389707 Filed 4/22/08 - Financing Statement

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC- 1 – Equipment Lease	#81389798 Filed 4/22/08 - Financing Statement

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC- 1 – Equipment Lease	#81389905 Filed 4/22/08 - Financing Statement

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC- 1 – Equipment Lease	#81389954 Filed 4/22/08 - Financing Statement

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC- 1 – Equipment Lease	#81390028 Filed 4/22/08 - Financing Statement

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC- 1 – Equipment Lease	#83650593 Filed 10/30/08 - Financing Statement

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC- 1 – Equipment Lease	#83650833 Filed 10/30/08 - Financing Statement

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC- 1 – Equipment Lease	#83656335 Filed 10/30/08 - Financing Statement

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC- 1 – Equipment Lease	#83928460 Filed 11/25/08 - Financing Statement

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC- 1 – Equipment Lease	#83928569 Filed 11/25/08 - Financing Statement

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC- 1 – Equipment Lease	#83928700 Filed 11/25/08 - Financing Statement

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC- 1 – Equipment Lease	#90313947 Filed 1/30/09 - Financing Statement

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC- 1 – Equipment Lease	#90313970 Filed 1/30/09 - Financing Statement

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC- 1 – Equipment Lease	#90314010 Filed 1/30/09 - Financing Statement

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC- 1 – Equipment Lease	#90624376 Filed 2/26/09 - Financing Statement

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC- 1 – Equipment Lease	#90624467 Filed 2/26/09 - Financing Statement

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC- 1 – Equipment Lease	#90624566 Filed 2/26/09 - Financing Statement

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC- 1 – Equipment Lease	#92629605 Filed 8/17/09 - Financing Statement

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC- 1 – Equipment Lease	#92629639 Filed 8/17/09 - Financing Statement

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC- 1 – Equipment Lease	#92629696 Filed 8/17/09 - Financing Statement

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC- 1 – Equipment Lease	#04144659 Filed 11/24/10 - Financing Statement

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC- 1 – Equipment Lease	#04144873 Filed 11/24/10 - Financing Statement

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC- 1 – Equipment Lease	#04145029 Filed 11/24/10 - Financing Statement

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 - Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Amendment *************** UCC-3 Amendment *************** UCC-3 Continuation

#21551401 Filed 6/25/2002 - Financing Statement

***************

#41134156 Filed 4/22/2004 – Amendment

***************

#71454973 Filed 4/19/2007 – Amendment

***************

#71501906 Filed 4/23/2007 – Amendment

***************

#71994309 Filed 5/29/2007 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 - Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Amendment *************** UCC-3 Continuation

#22264442 Filed 9/9/2002 – Financing Statement

***************

#41137001 Filed 4/23/2004 – Amendment

***************

#71455020 Filed 4/19/2007 – Amendment

***************

#73076071 Filed 8/14/2007 - Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 - Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Amendment *************** UCC-3 Continuation

#31979056 Filed 7/31/2003 – Financing Statement

***************

#41137076 Filed 4/23/2004 – Amendment

***************

#71455053 Filed 4/19/2007 – Amendment

***************

#82240784 Filed 7/1/2008 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 - Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Amendment *************** UCC-3 Continuation

#32217373 Filed 8/27/2003 – Financing Statement

***************

#41137092 Filed 4/23/2004 – Amendment

***************

#71455095 Filed 4/19/2007 – Amendment

***************

#82667101 Filed 8/5/2008 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1- Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Amendment *************** UCC-3 Continuation

#32473257 Filed 9/24/2003 – Financing Statement

***************

#41137175 Filed 4/23/2004 – Amendment

***************

#71455129 Filed 4/19/2007 – Amendment

***************

#82956512 Filed 9/2/2008 – Continuation

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 - Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Amendment *************** UCC-3 Continuation

#32825076 Filed 10/28/2003 – Financing Statement

***************

#41137290 Filed 4/23/2004 – Amendment

***************

#71455210 Filed 4/19/2007 – Amendment

***************

#83305776 Filed 9/30/2008 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 - Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Amendment *************** UCC-3 Continuation

#32825175 Filed 10/28/2003 – Financing Statement

***************

#41137233 Filed 4/23/2004 – Amendment

***************

#71455160 Filed 4/19/2007 – Amendment

***************

#83305503 Filed 9/30/2008 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 - Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Amendment *************** UCC-3 Continuation

#40012932 Filed 1/5/2004 – Financing Statement

***************

#41137324 Filed 4/23/2004 – Amendment

***************

#71455269 Filed 4/19/2007 – Amendment

***************

#84089536 Filed 12/10/2008 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 - Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Amendment *************** UCC-3 Continuation

#40012999 Filed 1/5/2004 – Financing Statement

***************

#41137373 Filed 4/23/2004 – Amendment

***************

#71455285 Filed 4/19/2007 – Amendment

***************

#84089577 Filed 12/10/2008 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 - Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Amendment *************** UCC-3 Continuation

#40227027 Filed 1/28/2004 – Financing Statement

***************

#41137522 Filed 4/23/2004 – Amendment

***************

#71455392 Filed 4/19/2007 – Amendment

***************

#84306609 Filed 12/30/2008 – Continuation

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 - Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Amendment *************** UCC-3 Continuation

#40227118 Filed 1/28/2004 – Financing Statement

***************

#41137589 Filed 4/23/2004 – Amendment

***************

#71455442 Filed 4/19/2007 – Amendment

***************

#84306666 Filed 12/30/2008 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 - Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Amendment *************** UCC-3 Continuation

#40227225 Filed 1/28/2004 – Financing Statement

***************

#41137647 Filed 4/23/2004 – Amendment

***************

#71455475 Filed 4/19/2007 – Amendment

***************

#84306757 Filed 12/30/2008 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 - Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Amendment *************** UCC-3 Continuation

#40227498 Filed 1/28/2004 – Financing Statement

***************

#41137977 Filed 4/23/2004 – Amendment

***************

#71455525 Filed 4/19/2007 – Amendment

***************

#84306815 Filed 12/30/2008 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 - Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Amendment *************** UCC-3 Continuation

#40307845 Filed 2/5/2004 – Financing Statement

***************

#41138090 Filed 4/23/2004 – Amendment

***************

#71455624 Filed 4/19/2007 – Amendment

***************

#90107976 Filed 1/13/2009 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 - Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Amendment *************** UCC-3 Continuation

#40307928 Filed 2/5/2004 – Financing Statement

***************

#41138009 Filed 4/23/2004 – Amendment

***************

#71455582 Filed 4/19/2007 - Amendment

***************

#90107968 Filed 1/13/2009 - Continuation

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 - Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#40696700 Filed 3/12/2004 – Financing Statement *************** #71455723 Filed 4/19/2004 – Amendment *************** #90349867 Filed 2/3/2009 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 - Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#40706004 Filed 3/12/2004 – Financing Statement *************** #71455657 Filed 4/19/2007 – Amendment *************** #90349339 Filed 2/3/2009 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 - Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#40812588 Filed 3/23/2004 – Financing Statement *************** #71455814 Filed 4/19/2007 – Amendment *************** #90440377 Filed 2/10/2009 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 - Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#40812653 Filed 3/23/2004 – Financing Statement *************** #71455889 Filed 4/19/2007 – Amendment *************** #90440708 Filed 2/10/2009 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 - Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Amendment *************** UCC-3 Continuation

#40812729 Filed 3/23/2004 – Financing Statement

***************

#71455921 Filed 4/19/2007 – Amendment

***************

#71524536 Filed 4/24/2007 – Amendment

***************

#90441029 Filed 2/10/2009 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 - Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#40812760 Filed 3/23/2004 – Financing Statement *************** #71455962 Filed 4/19/2007 – Amendment *************** #90441169 Filed 2/10/2009 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 - Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#40812802 Filed 3/23/2004 – Financing Statement *************** #71455996 Filed 4/19/2007 – Amendment *************** #90441235 Filed 2/10/2009 – Continuation

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 - Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#40812851 Filed 3/23/2004 – Financing Statement *************** #71456044 Filed 4/19/2007 Filed 4/19/2007 Amendment *************** #90441367 Filed 2/10/2009 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 - Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#40813495 Filed 3/23/2004 – Financing Statement *************** #71456085 Filed 4/19/2007 – Amendment *************** #90442225 Filed 2/10/2009 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 - Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#40813651 Filed 3/23/2004 – Financing Statement *************** #71456143 Filed 4/19/2007 – Amendment *************** #90442407 Filed 2/10/2009 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 - Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#40813800 Filed 3/23/2004 – Financing Statement *************** #71456234 Filed 4/19/2007 – Amendment *************** #90442514 Filed 2/10/2009 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 - Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#40886525 Filed 3/30/2004 – Financing Statement *************** #71456499 Filed 4/19/2007 – Amendment *************** #90503281 Filed 2/17/2009 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 - Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#40886657 Filed 3/30/2004 – Financing Statement *************** #71456382 Filed 4/19/2007 – Amendment *************** #90503216 Filed 2/17/2009 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 - Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#40886707 Filed 3/30/2004 – Financing Statement *************** #71456275 Filed 4/19/2007 – Amendment *************** #90503166 Filed 2/17/2009 – Continuation

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 - Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#40961187 Filed 4/6/2004 – Financing Statement *************** #71456598 Filed 4/19/2007 – Amendment *************** #90589744 Filed 2/24/2009 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 - Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#40961294 Filed 4/6/2004 – Financing Statement *************** #71456663 Filed 4/19/2007 – Amendment *************** #90589769 Filed 2/24/2009 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 - Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#40961476 Filed 4/6/2004 – Financing Statement *************** #71456754 Filed 4/19/2007 – Amendment *************** #90589801 Filed 2/24/2009 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 - Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#41164674 Filed 4/27/2004 – Financing Statement *************** #71457018 Filed 4/19/2007 – Amendment *************** #90924750 Filed 3/24/2009 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 - Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#41164716 Filed 4/27/2004 – Financing Statement *************** #71456929 Filed 4/19/2007 – Amendment *************** #90924669 Filed 3/24/2009 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 - Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#41164773 Filed 4/27/2004 – Financing Statement *************** #71456879 Filed 4/19/2007 – Amendment *************** #90924578 Filed 3/24/2009 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 - Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#41164856 Filed 4/27/2004 – Financing Statement *************** #71457109 Filed 4/19/2007 – Amendment *************** #90924800 Filed 3/24/2009 – Continuation

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 - Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#41164922 Filed 4/27/2004 – Financing Statement *************** #71457141 Filed 4/19/2007 – Amendment *************** #90926920 Filed 3/24/2009 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 - Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#41165010 Filed 4/27/2004 – Financing Statement *************** #71457224 Filed 4/19/2007 – Amendment *************** #90925013 Filed 3/24/2009 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 - Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#41165093 Filed 4/27/2004 – Financing Statement *************** #71457257 Filed 4/19/2007 – Amendment *************** #90925070 Filed 3/24/2009 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 - Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#41165192 Filed 4/27/2004 – Financing Statement *************** #7145781 Filed 4/19/2007 – Amendment *************** #90925120 Filed 3/24/2009 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 - Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#41165234 Filed 4/27/2004 – Financing Statement *************** #71457307 Filed 4/19/2007 – Amendment *************** #90925161 Filed 3/24/2009 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 - Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#41165283 Filed 4/27/2004 – Financing Statement *************** #71457372 Filed 4/19/2007 – Amendment *************** #90925211 Filed 3/24/2009 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 - Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#41165358 Filed 4/27/2004 – Financing Statement *************** #71457448 Filed 4/19/2007 – Amendment *************** #90925237 Filed 3/24/2009 – Continuation

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 - Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#41938515 Filed 7/12/2004 – Financing Statement *************** #71457489 Filed 4/19/2007 – Amendment *************** #91819892 Filed 6/9/2009 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 - Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#41938531 Filed 7/12/2004 – Financing Statement *************** #71457521 Filed 4/19/2007 – Amendment *************** #91819975 Filed 6/9/2009 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 - Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation

#41938564 Filed 7/12/2004 – Financing Statement

***************

#41942301 Filed 7/12/2004 – Amendment

***************

#71458362 Filed 4/19/2007 – Amendment

***************

#91820049 Filed 6/9/2009 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 - Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#41938705 Filed 7/12/04 – Financing Statement *************** #71458404 Filed 4/19/2007 – Amendment *************** #91820064 Filed 6/9/2009 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 - Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#41939471 Filed 7/12/2004 – Financing Statement *************** #71458453 Filed 4/19/2007 – Amendment *************** #91820163 Filed 6/9/2009 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 - Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Amendment *************** UCC-3 Continuation

#41939588 Filed 7/12/2004 – Financing Statement

***************

#41939943 Filed 7/12/2004 – Amendment

***************

#71458552 Filed 4/19/2007 – Amendment

***************

#91820239 Filed 6/9/2009 – Continuation

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 - Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#41940180 Filed 7/12/2004 – Financing Statement *************** #71458610 Filed 4/19/2007 – Amendment *************** #91820296 Filed 6/9/2009 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 - Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#41940313 Filed 7/12/2004 – Financing Statement *************** #71458776 Filed 4/19/2007 – Amendment *************** #91820353 Filed 6/9/2009 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 - Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#41941402 Filed 7/12/2004 – Financing Statement *************** #71458875 Filed 4/19/2007 – Amendment *************** #91820387 Filed 6/9/2009 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 - Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#41941527 Filed 7/12/2004 – Financing Statement *************** #71458891 Filed 4/19/2007 – Amendment *************** #91820841 Filed 6/9/2009 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 - Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#41941824 Filed 7/12/2004 – Financing Statement *************** #71458966 Filed 4/19/2007 – Amendment *************** #91820858 Filed 6/9/2009 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 - Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#41941923 Filed 7/12/2004 – Financing Statement *************** #71459030 Filed 4/19/2007 – Amendment *************** #91820916 Filed 6/9/2009 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 - Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#41941972 Filed 7/12/2004 – Financing Statement *************** #71459097 Filed 4/19/2007 – Amendment *************** #91820965 Filed 6/9/2009 – Continuation

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 – Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#41942038 Filed 7/12/2004 – Financing Statement *************** #71459196 Filed 4/19/2007 – Amendment *************** #91821039 Filed 6/9/2009 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 – Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#41942095 Filed 7/12/2004 – Financing Statement *************** #71459279 Filed 4/19/2007 – Amendment *************** #91821088 Filed 6/9/2009 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 – Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#41942129 Filed 7/12/2004 – Financing Statement *************** #71459519 Filed 4/19/2007 – Amendment *************** #91821203 Filed 6/9/2009 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 – Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#41942186 Filed 7/12/2004 – Financing Statement *************** #71459550 Filed 4/19/2007 – Amendment *************** #91821260 Filed 6/9/2009 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 – Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#41942624 Filed 7/12/2004 – Financing Statement *************** #71459576 Filed 4/19/2007 – Amendment *************** #91821336 Filed 6/9/2009 - Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 – Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#41943002 Filed 7/12/2004 – Financing Statement *************** #71459683 Filed 4/19/2007 – Amendment *************** #91821468 Filed 6/9/2009 - Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 – Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#41943226 Filed 7/12/2004 – Financing Statement *************** #71459766 Filed 4/19/2007 – Amendment *************** #91821583 Filed 6/9/2009 - Continuation

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 – Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#41943366 Filed 7/12/2004 – Financing Statement *************** #71459840 Filed 4/19/2007 – Amendment *************** #91821666 Filed 6/9/2009 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 – Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#41943648 Filed 7/12/2004 – Financing Statement *************** #71459873 Filed 4/19/2007 – Amendment *************** #91821732 Filed 6/9/2009 - Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 – Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#41943812 Filed 7/12/2004 – Financing Statement *************** #71459923 Filed 4/19/2007 – Amendment *************** #91821864 Filed 6/9/2009 - Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 – Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Amendment *************** UCC-3 Continuation

#42034298 Filed 7/20/2004 – Financing Statement

***************

#42479931 Filed 9/2/2004 – Amendment

***************

#71460533 Filed 4/19/2007 – Amendment

***************

#91909230 Filed 6/16/2009 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc	Delaware Secretary of State	UCC-1 – Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#42034405 Filed 7/20/2004 – Financing Statement *************** #71460517 Filed 4/19/2007 – Amendment *************** #91909172 Filed 6/19/2009 - Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc	Delaware Secretary of State	UCC-1 – Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#42034488 Filed 7/20/2004 – Financing Statement *************** #71460467 Filed 4/19/2007 – Amendment *************** #91909115 Filed 6/16/2009 - Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc	Delaware Secretary of State	UCC-1 – Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#42200956 Filed 8/5/2004 – Financing Statement *************** #71460954 Filed 4/19/2007 – Amendment *************** #92174453 Filed 7/7/2009 - Continuation

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
InfraSource Underground Services, LLC	Deere Credit, Inc	Delaware Secretary of State	UCC-1 – Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#42201228 Filed 8/5/2004 – Financing Statement *************** #71461101 Filed 4/19/2007 – Amendment *************** #92174347 Filed 7/7/2009 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc	Delaware Secretary of State	UCC-1 – Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#42201368 Filed 8/5/2004 – Financing Statement *************** #71461242 Filed 4/19/2007 – Amendment *************** #92174222 Filed 7/7/2009 - Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc	Delaware Secretary of State	UCC-1 – Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#42201483 Filed 8/5/2004 – Financing Statement *************** #71461325 Filed 4/19/2007 – Amendment *************** #92174115 Filed 7/7/2009 - Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc	Delaware Secretary of State	UCC-1 – Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#42201574 Filed 8/5/2004 – Financing Statement *************** #71461747 Filed 4/19/2007 – Amendment *************** #92174024 Filed 7/7/2009 - Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 – Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#42201759Filed 8/5/2004 – Financing Statement *************** #71461952 Filed 4/19/2007 – Amendment *************** #92173950 Filed 7/7/2009 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 – Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#42202093 Filed 8/5/2004 – Financing Statement *************** #71461986 Filed 4/19/2007 – Amendment *************** #92173927 Filed 7/7/2009 - Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 – Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#42202283 Filed 8/5/2004 – Financing Statement *************** #71462018 Filed 4/19/2007 – Amendment *************** #92173760 Filed 7/7/2009 - Continuation

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1– Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#42202440 Filed 8/5/2004 – Financing Statement *************** #71462042 Filed 4/19/2007 – Amendment *************** #92173679 Filed 7/7/2009 - Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1– Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#42202655 Filed 8/5/2004 – Financing Statement *************** #71462075 Filed 4/19/2007 – Amendment *************** #92173570 Filed 7/7/2009 - Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1– Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#42202713 Filed 8/5/2004 – Financing Statement *************** #71462208 Filed 4/19/2007 – Amendment *************** #92173349 Filed 7/7/2009 - Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1– Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#42202754 Filed 8/5/2004 – Financing Statement *************** #71462281 Filed 4/19/2007 – Amendment *************** #92173224 Filed 7/7/2009 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC– Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#42202861 Filed 8/5/2004 – Financing Statement *************** #71462315 Filed 4/19/2007 – Amendment *************** #92173000 Filed 7/7/2009 - Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC– Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#42203034 Filed 8/5/2004 – Financing Statement *************** #71463321 Filed 4/19/2007 – Amendment *************** #92172697 Filed 7/7/2009 - Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC– Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#42203141 Filed 8/5/2004 – Financing Statement *************** #71463420 Filed 4/19/2007 – Amendment *************** #92172622 Filed 7/7/2009 - Continuation

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC – Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#42203513 Filed 8/5/2004 – Financing Statement *************** #71463586 Filed 4/19/2007 – Amendment *************** #92172556 Filed 7/7/2009 - Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC – Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#42203711 Filed 8/5/2004 – Financing Statement *************** #71463743 Filed 4/19/2007 – Amendment *************** #92172283 Filed 7/7/2009 - Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC – Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#42203794 Filed 8/5/2004 – Financing Statement *************** #71463842 Filed 4/19/2007 – Amendment *************** #92172226 Filed 7/7/2009 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 – Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#42203877 Filed 8/5/2004 – Financing Statement *************** #71463222 Filed 4/19/2007 – Amendment *************** #92172838 Filed 7/7/2009 - Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 – Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#42203950 Filed 8/5/2004 – Financing Statement *************** #71463644 Filed 4/19/2007 – Amendment *************** #92172382 Filed 7/7/2009 - Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 – Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#42304550 Filed 8/16/2004 – Financing Statement *************** #71460798 Filed 4/19/2007 – Amendment *************** #92246251 Filed 7/14/2009 - Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 – Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#42304881 Filed 8/16/2004 – Financing Statement *************** #71460905 Filed 4/19/2007 – Amendment *************** #92246277 Filed 7/14/2009 Continuation

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 – Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#42305003 Filed 8/16/2004 – Financing Statement *************** #71461044 Filed 4/19/2007 – Amendment *************** #92246285 Filed 7/14/2009 - Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 – Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#42305102 Filed 8/16/2004 – Financing Statement *************** #71461192 Filed 4/19/2007 – Amendment *************** #92246301 Filed 7/14/2009 - Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 – Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#42305193 Filed 8/16/2004 – Financing Statement *************** #71461812 Filed 4/19/2007 – Amendment *************** #92246327 Filed 7/14/2009 - Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 – Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#42305284 Filed 8/16/2004 – Financing Statement *************** #71461861 Filed 4/19/2007 – Amendment *************** #92246343 Filed 7/14/2009 - Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 – Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#42305417 Filed 8/16/2004 – Financing Statement *************** #71462125 Filed 4/19/2007 – Amendment *************** #92246368 Filed 7/14/2009 - Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 – Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#42872648 Filed 10/13/2004 – Financing Statement *************** #71468445 Filed 4/19/2007 – Amendment *************** #92884242 Filed 9/9/2009 - Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 – Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation

#42872747 Filed 10/13/2004 – Financing Statement

***************

#42877340 Filed 10/13/2004 – Amendment

***************

#71468346 Filed 4/19/2007 – Amendment

***************

#92884234 Filed 9/9/09 - Continuation

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 – Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#42872804 Filed 10/13/2004 – Financing Statement *************** #71468205 Filed 4/19/2007 – Amendment *************** #92884218 Filed 9/9/2009 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 – Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Amendment *************** UCC-3 Continuation

#42872861 Filed 10/13/2004 – Financing Statement

***************

#42877613 Filed 10/13/2004 – Amendment

***************

#71468072 Filed 4/19/2007 – Amendment

***************

#92884192 Filed 9/9/2009 - Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 – Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#43071927 Filed 11/1/2004 – Financing Statement *************** #71468841 Filed 4/19/2007 – Amendment *************** #93102636 Filed 9/29/2009 - Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 – Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#50391228 Filed 2/4/2005 – Financing Statement *************** #71469146 Filed 4/19/2007 – Amendment *************** #00012934 Filed 1/5/2010 - Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 – Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#50391251 Filed 2/4/2005 – Financing Statement *************** #71469039 Filed 4/19/2007 – Amendment *************** #00012900 Filed 1/5/2010 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 – Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#50391376 Filed 2/4/2005 – Financing Statement *************** #71468916 Filed 4/19/2007 – Amendment *************** #00012868 Filed 1/5/2010 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 – Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#51534198 Filed 5/18/2005 – Financing Statement *************** #71480929 Filed 4/20/2007 – Amendment *************** #01270630 Filed 4/13/2010 – Continuation

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 – Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#51954149 Filed 6/24/2005 – Financing Statement *************** #71482826 Filed 4/20/2007 – Amendment *************** #01824717 Filed 5/25/2010 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 – Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#51970764 Filed 6/27/2005 – Financing Statement *************** #71482982 Filed 4/20/2007 – Amendment *************** #01824741 Filed 5/25/2010 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 – Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#51970897 Filed 6/27/2005 – Financing Statement *************** #71482891 Filed 4/20/2007 – Amendment *************** #01824733 Filed 5/25/2010 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 – Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#52090364 Filed 7/7/2005 – Financing Statement *************** #71483410 Filed 4/20/2007 – Amendment *************** #01980766 Filed 6/8/2010 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 – Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#52090455 Filed 7/7/2005 – Financing Statement *************** #71483352 Filed 4/20/2007 – Amendment *************** #01980709 Filed 6/8/2010 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 – Equipment Lease *************** UCC-3 Amendment	#52269000 Filed 7/22/2005 – Financing Statement *************** #71483105 Filed 4/20/2007 – Amendment

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 – Equipment Lease *************** UCC-3 Amendment	#52269034 Filed 7/22/2005 – Financing Statement *************** #71483279 Filed 4/20/2007 – Amendment

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 – Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#52269109 Filed 7/22/2005 – Financing Statement *************** #71483535 Filed 4/20/2007 - Amendment *************** #02257222 Filed 6/29/2010 – Continuation

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 – Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#52269224 Filed 7/22/2005 – Financing Statement *************** #71483634 Filed 4/20/2007 – Amendment *************** #02257347 Filed 6/29/2010 Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 – Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Amendment *************** UCC-3 Amendment *************** UCC-3 Continuation

#52269513 Filed 7/22/2005 – Financing Statement

***************

#52270230 Filed 7/22/2005 – Amendment

***************

#71483675 Filed 4/20/2007 – Amendment

***************

#71483733 Filed 4/20/2007 – Amendment

***************

#02257420 Filed 6/29/2010

Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 – Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#52269554 Filed 7/22/2005 – Financing Statement *************** #71483782 Filed 4/20/2007 – Amendment *************** #02257479 Filed 6/29/2010 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 – Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#52269588 Filed 7/22/2005 – Financing Statement *************** #71483832 Filed 4/20/2007 – Amendment *************** #02257594 Filed 6/29/2010 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 – Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#52269646 Filed 7/22/2005 – Financing Statement *************** #71483865 Filed 4/20/2007 – Amendment *************** #71561009 Filed 4/26/2007 – Amendment

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 – Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#52269711 Filed 7/22/2005 – Financing Statement *************** #71483931 Filed 4/20/2007 – Amendment *************** #02257685 Filed 6/29/2010 – Continuation

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 – Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#52269778 Filed 7/22/2005 – Financing Statement *************** #71483972 Filed 4/20/2007 – Amendment *************** #02257776 Filed 6/29/2010 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 – Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#52269851 Filed 7/22/2005 – Financing Statement *************** #71484061 Filed 4/20/2007 – Amendment *************** #02257966 Filed 6/29/2010 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 – Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Continuation	#52269968 Filed 7/22/2005 – Financing Statement *************** #71484111 Filed 4/20/2007 – Amendment *************** #02258071 Filed 6/29/2010 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 – Equipment Lease *************** UCC-3 Amendment	#52345453 Filed 7/29/2005 – Financing Statement *************** #71484418 Filed 4/20/2007 – Amendment

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 – Equipment Lease*************** UCC-3 Amendment	#52345479 Filed 7/29/2005 – Financing Statement *************** #71484467 Filed 4/20/2007 – Amendment

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 – Equipment Lease*************** UCC-3 Amendment *************** UCC-3 Continuation	#52345503 Filed 7/29/2005 – Financing Statement *************** #71484483 Filed 4/20/2007 – Amendment *************** #02273906 Filed 6/30/2010 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 – Equipment Lease*************** UCC-3 Amendment	#52345560 Filed 7/29/2005 – Financing Statement *************** #71484269 Filed 4/20/2007 – Amendment

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 *************** UCC-3 Amendment	#52345628 Filed 7/29/2005 – Financing Statement *************** #71484327 Filed 4/20/2007 – Amendment

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 – Equipment Lease*************** UCC-3 Amendment	#52345735 Filed 7/29/2005 – Financing Statement *************** #71484178 Filed 4/20/2007 – Amendment

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 – Equipment Lease*************** UCC-3 Amendment	#52560531 Filed 8/17/2005 – Financing Statement *************** #71484509 Filed 4/20/2007 – Amendment

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 – Equipment Lease*************** UCC-3 Amendment	#52618065 Filed 8/23/2005 – Financing Statement *************** #71484566 Filed 4/20/2007 – Amendment

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 – Equipment Lease*************** UCC-3 Amendment *************** UCC-3 Continuation	#52618149 Filed 8/23/2005 – Financing Statement *************** #71484525 Filed 4/20/2007 – Amendment *************** #02511123 Filed 7/20/2010 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 – Equipment Lease*************** UCC-3 Amendment *************** UCC-3 Continuation	#52618206 Filed 8/23/2005 – Financing Statement *************** #71484707 Filed 4/20/2007 - Amendment *************** #02511297 Filed 7/20/2010 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 – Equipment Lease*************** UCC-3 Amendment	#52618255 Filed 8/23/2005 – Financing Statement *************** #71484657 Filed 4/20/2007 – Amendment

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 – Equipment Lease*************** UCC-3 Amendment *************** UCC-3 Continuation	#52735992 Filed 9/2/2005 – Financing Statement *************** #71484731 Filed 4/20/07 – Amendment *************** #02684730 Filed 8/3/2010 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 – Equipment Lease*************** UCC-3 Amendment	#52766575 Filed 9/7/2005 – Financing Statement *************** #71484756 Filed 4/20/2007 – Amendment

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 – Equipment Lease*************** UCC-3 Amendment	#52766666 Filed 9/7/2005 – Financing Statement *************** #71484855 Filed 4/20/2007 – Amendment

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 – Equipment Lease*************** UCC-3 Amendment	#52795640 Filed 9/9/2005 – Financing Statement *************** #71485035 Filed 4/20/2007 – Amendment

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 – Equipment Lease*************** UCC-3 Amendment	#52796655 Filed 9/9/2005 – Financing Statement *************** #71485076 Filed 4/20/2007 – Amendment

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 – Equipment Lease*************** UCC-3 Amendment	#52796796 Filed 9/9/2005 – Financing Statement *************** #71485126 Filed 4/20/2007 – Amendment

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 – Equipment Lease*************** UCC-3 Amendment *************** UCC-3 Continuation	#52796929 Filed 9/9/2005 – Financing Statement *************** #71484921 Filed 4/20/2007 – Amendment *************** #02772030 Filed 8/10/2010 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 – Equipment Lease*************** UCC-3 Amendment	#52798479 Filed 9/9/2005 – Financing Statement *************** #71485001 Filed 4/20/2007 – Amendment

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 – Equipment Lease*************** UCC-3 Amendment	#52875699 Filed 9/16/05 – Financing Statement *************** #71485175 Filed 4/20/2007 – Amendment

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 – Equipment Lease*************** UCC-3 Amendment	#53264604 Filed 10/20/2005 – Financing Statement *************** #71485290 Filed 4/20/2007 – Amendment

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 – Equipment Lease*************** UCC-3 Amendment	#53264679 Filed 10/20/2005 – Financing Statement *************** #71485225 Filed 4/20/2007 – Amendment

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 – Equipment Lease*************** UCC-3 Amendment	#53265452 Filed 10/20/05 – Financing Statement *************** #71497352 Filed 4/20/2007 – Amendment

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 Equipment Lease ***************** UCC- 3 Amendment	#53686897 Filed 11/30/2005 – Financing Statement *************** #71485423 Filed 4/20/2007 – Amendment

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 Equipment Lease ***************** UCC- 3 Amendment	#53686947 Filed 11/30/2005 – Financing Statement ******************* #71485399 Filed 4/20/2007 – Amendment

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 Equipment Lease ***************** UCC- 3 Amendment	#53687028 Filed 11/30/2005 – Financing Statement ******************* #71485365 Filed 4/20/2007 Filed 4/20/2007 – Amendment

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 Equipment Lease ***************** UCC- 3 Amendment	#53687051 Filed 11/30/2005 – Financing Statement ******************* #71485324 Filed 4/20/2007 – Amendment

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 Equipment Lease ***************** UCC- 3 Amendment	#60597641 Filed 2/2/2006 – Financing Statement **************** #71485845 Filed 4/20/2007 – Amendment

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 Equipment Lease ***************** UCC- 3 Amendment ***************** UCC-3 Amendment	#60597708 Filed 2/20/2006 – Financing Statement **************** #60653816 Filed 2/24/2006 – Amendment **************** #71485506 Filed 4/20/2007 – Amendment

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 Equipment Lease **************** UCC-3 Amendment	#60606251 Filed 2/21/2006 – Financing Statement **************** #71485951 Filed 4/20/2007 – Amendment

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 Equipment Lease **************** UCC-3 Amendment	#60606327 Filed 2/21/2006 – Financing Statement **************** #71485993 Filed 4/20/2007 – Amendment

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 Equipment Lease **************** UCC-3 Amendment	#60606459 Filed 2/21/2006 – Financing Statement **************** #71486074 Filed 4/20/2007 Amendment

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 Equipment Lease ***************** UCC- 3 Amendment ***************** UCC-3 Amendment	#60951814 Filed 3/21/2006 – Financing Statement **************** #60952432 Filed 3/21/2006 – Amendment **************** #71485712 Filed 4/20/2007 – Amendment

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 Equipment Lease ***************** UCC- 3 Amendment ***************** UCC- 3 Continuation	#60951962 Filed 3/21/2006 – Financing Statement **************** #71485571 Filed 4/20/2007 – Amendment **************** #10953177 Filed 3/15/2011 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 Equipment Lease ***************** UCC- 3 Amendment ***************** UCC- 3 Continuation	#61000660 Filed 3/24/2006 – Financing Statement **************** #71486686 Filed 4/20/2007 – Amendment **************** #10956576 Filed 3/15/2011 – Continuation

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 Equipment Lease ***************** UCC- 3 Amendment ***************** UCC- 3 Continuation	#61000793 Filed 3/24/2006 – Financing Statement **************** #71486538 Filed 4/20/2007 – Amendment **************** #10956485 Filed 3/15/2011 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 Equipment Lease ***************** UCC- 3 Amendment ***************** UCC-3 Amendment **************** UCC-3 Continuation

#61000884 Filed 3/24/2006 – Financing Statement

****************

#71486397 Filed 4/20/2007 – Amendment

****************

#71486447 Filed 4/20/2007 – Amendment

****************

#10956337 Filed 3/15/2011 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 Equipment Lease ***************** UCC- 3 Amendment ***************** UCC- 3 Continuation	#61001049 Filed 3/24/2006 – Financing Statement **************** #71486272 Filed 4/20/2007 – Amendment **************** #10956204 Filed 3/15/2011 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 Equipment Lease ***************** UCC- 3 Amendment ***************** UCC- 3 Continuation	#61001171 Filed 3/24/2006 – Financing Statement **************** #71486199 Filed 4/20/2007 – Amendment **************** #10956030 Filed 3/15/2011 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 Equipment Lease ***************** UCC- 3 Amendment ***************** UCC- 3 Amendment ***************** UCC-3 Continuation

#61410893 Filed 4/27/2006 – Financing Statement

****************

#61427244 Filed 4/28/2006 Filed 4/28/2006 – Amendment

***************** #71486777 Filed 4/20/2007 – Amendment **************** #11149072 Filed 3/29/2011 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 Equipment Lease ***************** UCC- 3 Amendment ***************** UCC- 3 Continuation	#61411123 Filed 4/27/2006 – Financing Statement **************** #71486900 Filed 4/20/2007 – Amendment **************** #11149700 Filed 3/29/2011 – Continuation

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 Equipment Lease ***************** UCC- 3 Amendment ***************** UCC- 3 Continuation	#61411503 Filed 4/27/2006 – Financing Statement **************** #71487007 Filed 4/20/2007 – Amendment **************** #11149197 Filed 3/29/2011 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 Equipment Lease UCC-3 Amendment UCC-3 Continuation	#61411735 Filed 4/27/2006 – Financing Statement **************** #71487106 Filed 4/20/2007 – Amendment **************** #11149221 Filed 3/29/2011 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 Equipment Lease ***************** UCC- 3 Amendment ***************** UCC- 3 Continuation	#61411891 Filed 4/27/2006 – Financing Statement **************** #71487262 Filed 4/20/2007 – Amendment **************** #11149270 Filed 3/29/2011 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 Equipment Lease ***************** UCC- 3 Amendment ***************** UCC- 3 Continuation	#61412154 Filed 4/27/2006 – Financing Statement **************** #71487569 Filed 4/20/2007 – Amendment **************** #11149304 Filed 3/29/2011 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 Equipment Lease ***************** UCC- 3 Amendment ***************** UCC- 3 Continuation	#61412519 Filed 4/27/2006 – Financing Statement **************** #71487676 Filed 4/20/2007 – Amendment **************** #11149353 Filed 3/29/2011 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 Equipment Lease ***************** UCC- 3 Amendment ***************** UCC- 3 Continuation	#61412675 Filed 4/27/2006 – Financing Statement **************** #71487817 Filed 4/20/2007 – Amendment **************** #11149379 Filed 3/29/2011 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 Equipment Lease ***************** UCC- 3 Amendment ***************** UCC-3 Amendment UCC-3 Continuation

#61412865 Filed 4/27/2006 – Financing Statement **************** #61420983 Filed 4/27/2006 – Amendment

**************** #71487940 Filed 4/20/2007 – Amendment **************** #11149387 Filed 3/29/2011 – Continuation

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 Equipment Lease ***************** UCC- 3 Amendment ***************** UCC- 3 Continuation	#61412931 Filed 4/27/2006 – Financing Statement **************** #71488047 Filed 4/20/2007 – Amendment **************** #11149403 Filed 3/29/2011 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 Equipment Lease ***************** UCC- 3 Amendment ***************** UCC- 3 Continuation	#61412980 Filed 4/27/2006 – Financing Statement **************** #71488195 Filed 4/20/2007 – Amendment **************** #11149411 Filed 3/29/2011 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 Equipment Lease ***************** UCC- 3 Amendment ***************** UCC- 3 Continuation	#61413061 Filed 4/27/2006 – Financing Statement **************** #71488310 Filed 4/20/2007 – Amendment **************** #11149429 Filed 3/29/2011 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 Equipment Lease ***************** UCC- 3 Amendment ***************** UCC- 3 Continuation

#61413087 Filed 4/27/2006 – Financing Statement **************** #71467066 Filed 4/19/2007 – Amendment

**************** #71467280 Filed 4/19/2007 **************** #11149437 Filed 3/29/2011 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 Equipment Lease ***************** UCC- 3 Amendment ***************** UCC- 3 Continuation	#61413111 Filed 4/27/2006 – Financing Statement **************** #71559953 Filed 4/26/2007 – Amendment **************** #11149486 Filed 3/29/2011 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 Equipment Lease ***************** UCC- 3 Amendment ***************** UCC- 3 Continuation	#61413384 Filed 4/27/2006 – Financing Statement **************** #71467496 Filed 4/19/2007 – Amendment **************** #11149502 Filed 3/29/2011 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 Equipment Lease ***************** UCC- 3 Amendment ***************** UCC- 3 Continuation	#61413442 Filed 4/27/2006 – Financing Statement **************** #71467629 Filed 4/19/2007 – Amendment **************** #11149510 Filed 3/29/2011 – Continuation

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 Equipment Lease ***************** UCC- 3 Amendment ***************** UCC- 3 Continuation	#61415306 Filed 4/27/2006 – Financing Statement **************** #71467710 Filed 4/19/2007 – Amendment **************** #11149528 Filed 3/29/2011 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 Equipment Lease ***************** UCC- 3 Amendment ***************** UCC- 3 Continuation	#61415371 Filed 4/27/2006 – Financing Statement **************** #71467900 Filed 4/19/2007 – Amendment **************** #11149536 Filed 3/29/2011 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 Equipment Lease ***************** UCC- 3 Amendment ***************** UCC- 3 Continuation	#61415462 Filed 4/27/2006 – Financing Statement **************** #71468023 Filed 4/19/2007 – Amendment **************** #11149569 Filed 3/29/2011 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 Equipment Lease ***************** UCC- 3 Amendment ***************** UCC- 3 Continuation	#61415546 Filed 4/27/2006 – Financing Statement **************** #71468197 Filed 4/19/2007 – Amendment **************** #11149601 Filed 3/29/2011 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 Equipment Lease ***************** UCC- 3 Amendment ***************** UCC- 3 Continuation	#61415603 Filed 4/27/2006 – Financing Statement **************** #71468429 Filed 4/19/2007 – Amendment **************** #11149619 Filed 3/29/2011 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 Equipment Lease ***************** UCC- 3 Amendment ***************** UCC- 3 Continuation	#61415694 Filed 4/27/2006 – Financing Statement **************** #71469724 Filed 4/19/2007 – Amendment **************** #11149643 Filed 3/29/2011 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 Equipment Lease ***************** UCC- 3 Amendment ***************** UCC- 3 Continuation	#61415744 Filed 4/27/2006 – Financing Statement **************** #71470318 Filed 4/19/2007 – Amendment **************** #11149650 Filed 3/29/2011 – Continuation

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 Equipment Lease ***************** UCC- 3 Amendment ***************** UCC-3 Amendment ***************** UCC-3 Amendment ***************** UCC-3 Continuation

#61415827 Filed 4/27/2006 – Financing Statement **************** #71470714 Filed 4/19/2007 – Amendment

**************** #71560761 Filed 4/26/2007 – Amendment **************** #71560951 Filed 4/26/2007 – Amendment **************** #11149676 Filed 3/29/2011 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 Equipment Lease ***************** UCC- 3 Amendment ***************** UCC- 3 Continuation	#61632215 Filed 5/15/2006 – Financing Statement **************** #71471001 Filed 4/19/2007 – Amendment **************** #11473407 Filed 4/20/2011 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 Equipment Lease ***************** UCC- 3 Amendment ***************** UCC- 3 Continuation	#61976299 Filed 6/9/2006 – Financing Statement **************** #71471282 Filed 4/19/2007 – Amendment **************** #12002791 Filed 5/26/2011 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 Equipment Lease ***************** UCC- 3 Amendment ***************** UCC- 3 Continuation	#61976414 Filed 6/9/2006 – Financing Statement **************** #71471613 Filed 4/19/2007 – Amendment **************** #12002817 Filed 5/26/2011 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 Equipment Lease ***************** UCC- 3 Amendment ***************** UCC-3 Amendment ***************** UCC-3 Continuation	#61976570 Filed 6/9/2006 – Financing Statement **************** #71472033 Filed 4/19/2007 – Amendment **************** #71560902 Filed 4/26/2007 – Amendment #12002833 Filed 5/26/2011 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 Equipment Lease ***************** UCC- 3 Amendment ***************** UCC- 3 Continuation	#61976752 Filed 6/9/2006 – Financing Statement **************** #71488807 Filed 4/20/2007 – Amendment **************** #12002874 Filed 5/26/2011 – Continuation

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 Equipment Lease ***************** UCC- 3 Amendment ***************** UCC- 3 Continuation	#61976851 Filed 6/9/2006 – Financing Statement **************** #71488898 Filed 4/20/2007 – Amendment **************** #12002932 Filed 5/26/2011 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 Equipment Lease ***************** UCC- 3 Amendment ***************** UCC- 3 Continuation	#61976968 Filed 6/9/2006 – Financing Statement **************** #71489003 Filed 4/20/2007 – Amendment **************** #12003344 Filed 5/26/2011 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 Equipment Lease ***************** UCC- 3 Amendment ***************** UCC- 3 Continuation	#61977081 Filed 6/9/2006 – Financing Statement **************** #71489078 Filed 4/20/2007 – Amendment **************** #12002973 Filed 5/26/2011 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 Equipment Lease ***************** UCC- 3 Amendment ***************** UCC- 3 Continuation	#61977131 Filed 6/9/2006 – Financing Statement **************** #71489128 Filed 4/20/2007 – Amendment **************** #12003013 Filed 5/26/2011 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 Equipment Lease ***************** UCC- 3 Amendment ***************** UCC- 3 Continuation	#62022218 Filed 6/14/2006 – Financing Statement **************** #71488609 Filed 4/20/2007 – Amendment **************** #12002858 Filed 5/26/2011 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 Equipment Lease ***************** UCC- 3 Amendment ***************** UCC- 3 Continuation	#62047488 Filed 6/15/2006 – Financing Statement **************** #71489268 Filed 4/20/2007 – Amendment **************** #12003112 Filed 5/26/2011 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 Equipment Lease ***************** UCC- 3 Amendment ***************** UCC- 3 Continuation	#62047884 Filed 6/15/2006 – Financing Statement **************** #71489433 Filed 4/20/2007 – Amendment **************** #12003229 Filed 5/26/2011 – Continuation

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 Equipment Lease ***************** UCC- 3 Amendment ***************** UCC- 3 Continuation	#62048080 Filed 6/15/2006 – Financing Statement **************** #71489458 Filed 4/20/2007 – Amendment **************** #12003302 Filed 5/26/2011 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 Equipment Lease ***************** UCC- 3 Amendment ***************** UCC- 3 Continuation	#62047546 Filed 6/15/2006 – Financing Statement **************** #71489292 Filed 4/20/2007 – Amendment **************** #12003146 Filed 5/26/2011 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 Equipment Lease ***************** UCC- 3 Amendment ***************** UCC- 3 Continuation	#62047603 Filed 6/15/2006 – Financing Statement **************** #71489342 Filed 4/20/2007 – Amendment **************** #12003179 Filed 5/26/2011 – Continuation

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 Equipment Lease ***************** UCC- 3 Amendment ***************** UCC- 3 Continuation	#62047736 Filed 6/15/2006 – Financing Statement **************** #71489367 Filed 4/20/2007 – Amendment **************** #12003195 Filed 5/26/2011 - Continuation

Intermountain Electric, Inc.	Cashman Equipment Company	Delaware Secretary of State	UCC-1 Equipment Lien	#2009F024330 Filed 3/20/09 – Caterpillar Model C9

Irby Construction Company Quanta Services, Inc.	Altec Capital Services, LLC	Mississippi Secretary of State	UCC-1- Equipment Lease	#20080163964M Filed 8/5/08

Irby Construction Company	Pucket Machinery Company	Mississippi Secretary of State	UCC-1 – Equipment Lien	#20090067290G Filed 4/16/09

Irby Construction Company	Waring Oil Company, LLC	Mississippi Secretary of State	UCC-1 – Equipment Lien	#20090180077F Filed 9/1/09

Island Mechanical Corporation	Hawthorne Pacific Corp.	Hawaii Secretary of State	UCC-1 Equipment Lease	#2009-116231 Filed 7/29/09 – Caterpillar Model 345C

Island Mechanical Corporation	Hawthorne Pacific Corp.	Hawaii Secretary of State	UCC-1 Equipment Lease	#2009-121031 Filed 8/6/09 - Caterpillar Model 330DL

M.J. Electric, LLC	Citicapital Commercial Leasing Corporation	Delaware Secretary of State	UCC-1 Equipment Lease ************** UCC-3 Continuation	#43527092 Filed 12/13/04 ************** #92670427 - Filed 8/19/09 - continuation

M.J. Electric, LLC	Citicapital Commercial Leasing Corporation	Delaware Secretary of State	UCC-1 Equipment Lease ************** UCC-3 Continuation	#50773532 Filed 3/4/05 ************** #94046360 Filed 12/17/09 - continuation

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
M.J. Electric, LLC	Citicapital Commercial Leasing Corporation	Delaware Secretary of State	UCC-1 Equipment Lease ************** UCC-3 Continuation	#51043133 Filed 3/28/05 ************** #94040017 Filed 12/17/09 - continuation

M.J. Electric, LLC	Citicapital Commercial Leasing Corporation	Delaware Secretary of State	UCC-1 Equipment Lease ************** UCC-3 Continuation	#51452128 Filed 4/28/05 ************** #94186976 Filed 12/31/09 - continuation

M.J. Electric, LLC	Citicapital Commercial Leasing Corporation	Delaware Secretary of State	UCC-1 Equipment Lease ************** UCC-3 Continuation	#51559054 Filed 5/11/05 ************** #00641294 Filed 2/25/10 - continuation

M.J. Electric, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 Equipment Lease ************** UCC-3 Amendment	#53366292 Filed 10/28/05 ************** #71435998 Filed 4/18/07 - Amendment

M.J. Electric, LLC	Citicapital Commercial Leasing Corporation	Delaware Secretary of State	UCC-1 Equipment Lease ************** UCC-3 Continuation	#53449544 Filed 10/31/05 ************** #02668956 Filed 8/2/10 - continuation

M.J. Electric, LLC	Citicapital Commercial Leasing Corporation	Delaware Secretary of State	UCC-1 Equipment Lien ************** UCC-3 Amendments	#53944809 Filed 12/13/05 – Int’l Model SFA Truck w/ IMT Model 12/89 4H Crane ************** #60613026 Filed 2/14/06 – Amendment #60613356 Filed 2/14/06 - Amendment

M.J. Electric, LLC	Citicapital Commercial Leasing Corporation	Delaware Secretary of State	UCC-1 Equipment Lien ************** UCC-3 Continuation	#60498840 Filed 2/1/06 ************** #04382853 Filed 12/13/10 – continuation

M.J. Electric, LLC	Citicapital Commercial Leasing Corporation	Delaware Secretary of State	UCC-1 Equipment Lien ************** UCC-3 Continuation	#61333343 Filed 4/20/06 – Fontaine Model Specialized TL 55 Heavy Hauler ************** #10872286 Filed 3/9/11 – continuation

M.J. Electric, LLC	Citicapital Commercial Leasing Corporation	Delaware Secretary of State	UCC-1 Equipment Lien ************** UCC-3 Continuation	#61333459 Filed 4/20/06 – Chevrolet Tahoe ************** #10872278 Filed 3/9/11 – continuation

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
M.J. Electric, LLC	Salt Lake City	Delaware Secretary of State	UCC-1 Equipment Lease ************** UCC-3 Assignment ************** UCC-3 Amendment ************** UCC-3 - Continuation

#61441088

Filed 4/28/06 – All equipment scheduled in March 15, 2006 Master Lease Agreement

**************

#62168631 Filed 6/23/06

**************

#70380260

Filed 1/30/07

**************

#04018390

Filed 11/16/10

M.J. Electric, LLC	Citicapital Commercial Leasing Corporation	Delaware Secretary of State	UCC-1 Equipment Lien ************** UCC-3 Amendment ************** UCC-3 Amendment ************** UCC-3 Continuation	#61617604 Filed 5/12/06 – Int’l Model 5600I 6x4 Log Loader ************** #61460309 Filed 5/15/06 ************** #11317356 Filed 4/8/11 ************** #11336323 Filed 4/11/11

M.J. Electric, LLC	Citicapital Commercial Leasing Corporation	Delaware Secretary of State	UCC-1 Equipment Lien ************** UCC-3 Continuation	#61643378 Filed 5/15/06 - Int’l Model 5600I 6x4 Log Loader ************** #11334104 Filed 4/11/11

M.J. Electric, LLC	Citicapital Commercial Leasing Corporation	Delaware Secretary of State	UCC-1 Equipment Lien ************** UCC-3 Continuation	#61674274 Filed 5/17/06 – Chevrolet Uplander Truck ************** #11364523 Filed 4/12/11

M.J. Electric, LLC	Citicapital Commercial Leasing Corporation	Delaware Secretary of State	UCC-1 Equipment Lien ************** UCC-3 Continuation	#61674324 Filed 5/17/06 – Cadillac Escalade ************** #11364515 Filed 4/12/11

M.J. Electric, LLC	Citicapital Commercial Leasing Corporation	Delaware Secretary of State	UCC-1 Equipment Lien	#61889518 Filed 6/5/06 – MORPAC Model LH41-75-4 on one Alabama Model MTS340AW Trailer

M.J. Electric, LLC	Citicapital Commercial Leasing Corporation	Delaware Secretary of State	UCC-1 Equipment Lien ************** UCC-3 Continuation	#61889617 Filed 6/5/06 – Chevrolet Model CC4C044 4WD Truck ************** #11486185 Filed 4/20/11

M.J. Electric, LLC	Citicapital Commercial Leasing Corporation	Delaware Secretary of State	UCC-1 Equipment Lien ************** UCC-3 Continuation	#61977909 Filed 6/9/06 – Chevrolet Silverado ************** #11529489 Filed 4/25/11

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
M.J. Electric, LLC	Citicapital Commercial Leasing Corporation	Delaware Secretary of State	UCC-1 Equipment Lien	#62325520 Filed 7/6/06 – Ford F151

M.J. Electric, LLC	Citicapital Commercial Leasing Corporation	Delaware Secretary of State	UCC-1 Equipment Lien ************** UCC-3 Continuation	#62422376 Filed 7/13/06 – Chevy Model 1500 Silverado ************** #12019696 Filed 5/26/11

M.J. Electric, LLC	Citicapital Commercial Leasing Corporation	Delaware Secretary of State	UCC-1 Equipment Lien ************** UCC-3 Continuation	#62534378 Filed 7/21/06 – GMC Envoy Service Truck ************** #12064262 Filed 5/31/11

M.J. Electric, LLC	Citicapital Commercial Leasing Corporation	Delaware Secretary of State	UCC-1 Equipment Lien ************** UCC-3 Amendment ************** UCC-3 Continuation	#62535110 Filed 7/21/06 – International Model 5600I ************** #62778306 Filed 8/10/06 ************** #12064304 Filed 5/31/11

M.J. Electric, LLC	Citicapital Commercial Leasing Corporation	Delaware Secretary of State	UCC-1 Equipment Lien ************** UCC-3 Continuation	#62622165 Filed 7/28/06 – Caterpillar Model 420D-ST Tractor Loader backhoe ************** #12095811 Filed 6/1/11

M.J. Electric, LLC	Citicapital Commercial Leasing Corporation	Delaware Secretary of State	UCC-1 Equipment Lien ************** UCC-3 Continuation ************** UCC-3 Amendment	#62806164 Filed 8/11/06 – Chevrolet Avalanche ************** #12580382 Filed 7/6/11 ************** #12580440 Filed 7/6/11

M.J. Electric, LLC	Citicapital Commercial Leasing Corporation	Delaware Secretary of State	UCC-1 Equipment Lien ************** UCC-3 Continuation ************** UCC-3 Amendment	#62806230 Filed 8/11/06 – Sterling Model LT 7501 Truck ************** #12580432 Filed 7/6/11 ************** #12580473 Filed 7/6/11

M.J. Electric, LLC	Citicapital Commercial Leasing Corporation	Delaware Secretary of State	UCC-1 Equipment Lien ************** UCC-3 Continuation ************** UCC-3 Amendment	#63090503 Filed 9/6/06 – Chevrolet Model MD 40-70 Truck ************** #12668906 Filed 7/12/11 ************** #12668914 Filed 7/12/11

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
M.J. Electric, LLC	Citicapital Commercial Leasing Corporation	Delaware Secretary of State	UCC-1 Equipment Lien	#64066668 Filed 11/21/06 – Nissan Model PL60LP Forklift

M.J. Electric, LLC	Citicapital Commercial Leasing Corporation	Delaware Secretary of State	UCC-1 Equipment Lien	#64066700 Filed 11/21/06 – Clark Model NPR17 Aerial Lift

M.J. Electric, LLC	Citicapital Commercial Leasing Corporation	Delaware Secretary of State	UCC-1 Equipment Lien	#64279477 Filed 12/7/06 – Altec Model D4060-TRA Digger Derrick

M.J. Electric, LLC	GE Capital Commercial, Inc.	Delaware Secretary of State	UCC-1 Equipment Lien	#03875220 Filed 11/4/10 – Buick Ranier Truck

M.J. Electric, LLC	GE Capital Commercial, Inc.	Delaware Secretary of State	UCC-1 Equipment Lien	#0464034 Filed 12/30/10 – International Truck Model SFA

M.J. Electric, LLC	GE Capital Commercial, Inc.	Delaware Secretary of State	UCC-1 Equipment Lien	#04660480 Filed 12/31/10 – Sterling Model Trucks listed on Schedule A-1 to financing statement

M.J. Electric, LLC	GE Capital Commercial, Inc.	Delaware Secretary of State	UCC-1 Equipment Lease	#11521221 Filed 4/25/11

M.J. Electric, LLC	Deere Credit Inc.	Delaware Secretary of State	UCC-1 Equipment Lease ************** Amendment	#53364438 Filed 10/28/05 ************** #71436202 Filed 4/18/07 - Amendment

M.J. Electric, LLC	Deere Credit Inc.	Delaware Secretary of State	UCC-1 Equipment Lease ************** UCC-3 Amendment	#53364610 Filed 10/28/05 ************** #71436145 Filed 4/18/07 - Amendment

M.J. Electric, LLC	Deere Credit Inc.	Delaware Secretary of State	UCC-1 Equipment Lease ************** UCC-3 Amendment	#53364693 Filed 10/28/05 ************** #71436079 Filed 4/18/07 - Amendment

M.J. Electric, LLC	Citicapital Commercial Leasing Corporation	Delaware Secretary of State	UCC-1 Equipment Lien ************** UCC-3 Amendment	#64576914 Filed 12/29/06 – Sterling LT7501 Hydraulick Truck Cranes ************** #70999846 Filed 3/16/07

M.J. Electric, LLC	Citicapital Commercial Leasing Corporation	Delaware Secretary of State	UCC-1 Equipment Lien ************** UCC-3 Amendment	#70812932 Filed 3/5/07 – John Deere 650J Crawler Dozer ************** #71436343 Filed 4/18/07

M.J. Electric, LLC	Citicapital Commercial Leasing Corporation	Delaware Secretary of State	UCC-1 Equipment Lien ************** UCC-3 Amendment	#70813047 Filed 3/5/07 -– John Deere 650J Crawler Dozer ************** #71436285 Filed 4/18/07

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
M.J. Electric, LLC	Citicapital Commercial Leasing Corporation	Delaware Secretary of State	UCC-1 Equipment Lien	#70944966 Filed 3/13/07 – Nissan Model PL70LP Forklift

M.J. Electric, LLC	Citicapital Commercial Leasing Corporation	Delaware Secretary of State	UCC-1 Equipment Lien	#70988997 Filed 3/15/07 – Chevrolet Model CC10753 Silverado

M.J. Electric, LLC	Caterpillar Financial Services Corporation	Delaware Secretary of State	UCC-1 Equipment Lien	#71510717 Filed 4/23/07 – Caterpillar 966GII Loader

M.J. Electric, LLC	Citicapital Commercial Leasing Corporation	Delaware Secretary of State	UCC-1 Equipment Lien	#72608221 Filed 6/25/07 – Scheduled list of equipment

Manuel Bros., Inc.	U.S. Bancorp Equipment Finance, Inc.	Delaware Secretary of State	UCC-1 Equipment Lease	#63497104 Filed 9/20/06 – Financial Statement

Mears/CPG LLC	General Electric Capital Corp	Michigan Secretary of State	UCC-1 Equipment Lease	#2007038365-2 Filed 03/09/2007 – Financial Statement

Mears/CPG LLC	Carter Machinery Co., Inc.	Michigan Secretary of State	UCC-1 Equipment Lease	#2011044128-7 Filed 03/29/2011 – Financial Statement

Mears/CPG, Inc.	Continental Distributing Corporation	Michigan Secretary of State	UCC-1 Equipment Lease	#2007065947-9 Filed 04/25/2007 – Financial Statement

North Houston Pole Line, L.P.	CBL Capital Corporation	Texas Secretary of State	UCC-1 Equipment Lease ************** UCC-3 Continuation	#03-0026742054 Filed 05/6/2003 ************** #08-00131487 Filed 4/16/2008

North Houston Pole Line, L.P.	IOS Capital	Texas Secretary of State	UCC-1 Equipment Lease	#07-0005513768 Filed 02/19/2007

North Houston Pole Line, L.P.	General Electric Capital Corporation	Texas Secretary of State	UCC-1 Equipment Lease	#07-0006464724 Filed 02/26/2007 – Financial Statement

North Houston Pole Line, L.P.	IOS Capital	Texas Secretary of State	UCC-1 Equipment Lease	#07-0013379030 Filed 04/23/2007 – Financial Statement

North Houston Pole Line, L.P.	IOS Capital	Texas Secretary of State	UCC-1 Equipment Lease	#07-0013720313 Filed 04/25/2007 – Financial Statement

North Houston Pole Line, L.P.	Mustang Cat	Texas Secretary of State	UCC-1 Equipment Lease	#07-0027638760 Filed 08/14/2007 – Financial Statement

North Houston Pole Line, L.P.	Mustang Cat	Texas Secretary of State	UCC-1 Equipment Lease	#07-0027639236 Filed 08/14/2007 – Financial Statement

North Houston Pole Line, L.P.	Mustang Cat	Texas Secretary of State	UCC-1 Equipment Lease	#07-0027639458 Filed 08/14/2007 – Financial Statement

North Houston Pole Line, L.P.	Mustang Cat	Texas Secretary of State	UCC-1 Equipment Lease	#07-0027640379 Filed 08/14/2007 – Financial Statement

North Houston Pole Line, L.P.	IKON Financial Svcs	Texas Secretary of State	UCC-1 Equipment Lease	#07-0042781453 Filed 12/20/2007 – Financial Statement

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
North Houston Pole Line, L.P.	Holt Cat	Texas Secretary of State	UCC-1 Equipment Lease	#08-0015565010 Filed 05/6/2008 – Financial Statement

North Houston Pole Line, L.P.	Holt Cat	Texas Secretary of State	UCC-1 Equipment Lease	#08-0015565121 Filed 05/06/2008 – Financial Statement

North Houston Pole Line, L.P.	H&E Equipment Services LLC	Texas Secretary of State	UCC-1 Equipment Lease	#09-0009385468 Filed 04/03/2009 – Financial Statement

North Houston Pole Line, L.P.	Holt Cat	Texas Secretary of State	UCC-1 Equipment Lease	#09-0011374368 Filed 04/22/2009 – Financial Statement

North Houston Pole Line, L.P.	Holt Cat	Texas Secretary of State	UCC-1 Equipment Lease	#09-0014894207 Filed 05/27/2009 – Financial Statement

North Houston Pole Line, L.P.	Holt Cat	Texas Secretary of State	UCC-1 Equipment Lease	#09-0014895884 Filed 05/27/2009 – Financial Statement

North Houston Pole Line, L.P.	IOS Capital	Texas Secretary of State	UCC-1 Equipment Lease	#06-0041527893 Filed 12/22/2006 – Financial Statement

North Sky Communications, Inc.	Vermeer Pacific – Portland	Delaware Secretary of State	UCC-1 Equipment Lease	#63025814 Filed 08/30/2006 – 2006 D6X6 Navigator

North Sky Communications, Inc.	Canon Financial Services	Delaware Secretary of State	UCC-1 Equipment Lease	#72230547 Filed 06/13/2007

North Sky Communications, Inc.	Les Schwab Warehouse Center, Inc.	Delaware Secretary of State	UCC-1 Equipment Lease	#00335525 Filed 01/29/2010

PAR Electrical Contractors	Gelco Corporation d/b/a GE Capital Fleet Services	Missouri Secretary of State	UCC-1 Equipment Lease UCC-3 Continuation	#20018019481B Filed 08/28/2001 – Financial Statement *************** #20060058444E Filed 5/26/2006 – Continuation

PAR Electrical Contractors	Gelco Corporation d/b/a GE Capital Fleet Services	Missouri Secretary of State	UCC-1 Equipment Lease UCC-3 Continuation	#20018032601B Filed 09/14/2001 – Financial Statement *************** #20060058311H Filed 5/26/2006 – Continuation

PAR Electrical Contractors	Gelco Corporation d/b/a GE Capital Fleet Services	Missouri Secretary of State	UCC-1 Equipment Lease UCC-3 Continuation	#20018048045G Filed 10/17/2001 – Financial Statement *************** #20060058447H Filed 5/26/2006 – Continuation

PAR Electrical Contractors	CBL Capital Corporation	Missouri Secretary of State	UCC-1 Equipment Lease UCC-3 Continuation	#20030048015E Filed 05/06/2003 – Financial Statement *************** #20080042443J Filed 4/16/2008 - Continuation

PAR Electrical Contractors	Carter Machinery Co., Inc.	Missouri Secretary of State	UCC-1 Equipment Lease	#20050091423H Filed 09/06/2005 – Financial Statement

PAR Electrical Contractors	U.S. Bancorp Equipment Finance, Inc.	Missouri Secretary of State	UCC-1 Equipment Lease	#20060057650B Filed 05/24/2006 – Financial Statement

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
PAR Electrical Contractors	U.S. Bancorp	Missouri Secretary of State	UCC-1 Equipment Lease	#20060084114H Filed 08/01/2006 – Financial Statement

PAR Electrical Contractors	CG Commercial Funding	Missouri Secretary of State	UCC-1 Equipment Lease	#20060119041F Filed 10/31/2006 – Financial Statement

PAR Electrical Contractors	Les Schwab Tire Centers of Portland	Missouri Secretary of State	UCC-1 Equipment Lien	#20060133857G Filed 12/12/2006 – Financial Statement

PAR Electrical Contractors	CG Commercial Funding	Missouri Secretary of State	UCC-1 Equipment Lease	#20060140145E Filed 12/29/2006 – Financial Statement

PAR Electrical Contractors	Pape Machinery, Inc.	Missouri Secretary of State	UCC-1 Equipment Lease	#20070063064K Filed 05/31/2007 – Financial Statement

PAR Electrical Contractors	U.S. Bancorp	Missouri Secretary of State	UCC-1 Equipment Lease	#20070069545K Filed 06/18/2007 – Financial Statement

PAR Electrical Contractors	Les Schwab Tire Centers of Portland	Missouri Secretary of State	UCC-1 Equipment Lien	#20070101868E Filed 09/10/2007 – Financial Statement

PAR Electrical Contractors	Altec Capital Services, LLC	Missouri Secretary of State	UCC-1 Equipment Lease	#20080087081F Filed 08/07/2008 – Financial Statement

PAR Electrical Contractors	Les Schwab Warehouse Center Inc.	Missouri Secretary of State	UCC-1 Equipment Lien	#20090023604H Filed 03/10/2009 – Financial Statement

PAR Electrical Contractors	United Rentals Northwest, Inc.	Missouri Secretary of State	UCC-1 Equipment Lease	#20110005706C Filed 01/17/2011 – Financial Statement

PAR Electrical Contractors	United Rentals Northwest, Inc.	Missouri Secretary of State	UCC-1 Equipment Lease	#20110005708F Filed 01/17/2011 – Financial Statement

PAR Electrical Contractors	United Rentals Northwest, Inc.	Missouri Secretary of State	UCC-1 Equipment Lease	#20110005709G Filed 01/17/2011 – Financial Statement

PAR Electrical Contractors	United Rentals Northwest, Inc.	Missouri Secretary of State	UCC-1 Equipment Lease	#20110005710J Filed 01/17/2011 – Financial Statement

PAR Electrical Contractors	United Rentals Northwest, Inc.	Missouri Secretary of State	UCC-1 Equipment Lease	#20110005712M Filed 01/17/2011 – Financial Statement

PAR Electrical Contractors	United Rentals Northwest, Inc.	Missouri Secretary of State	UCC-1 Equipment Lease	#20110005713A Filed 01/17/2011 – Financial Statement

PAR Electrical Contractors	United Rentals Northwest, Inc.	Missouri Secretary of State	UCC-1 Equipment Lease	#20110005715C Filed 01/17/2011 – Financial Statement

PAR Electrical Contractors	United Rentals Northwest, Inc.	Missouri Secretary of State	UCC-1 Equipment Lease	#20110005719H Filed 01/17/2011 – Financial Statement

PAR Electrical Contractors	RDO Equipment Co.	Missouri Secretary of State	UCC-1 Equipment Lease	#20110026890M Filed 03/14/2011 – Financial Statement

Parkside Utility Construction Corp.	U.S. Bancorp	Delaware Secretary of State	UCC-1 Equipment Lease	#02845695 Filed 8/13/10 – Financial Statement

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
Pauley Construction, Inc.	Deere Credit, Inc.	Arizona Secretary of State	UCC-1 Equipment Lease *************** UCC-3 Continuation	#20051364358-4 Filed 5/10/05 – Financial Statement *************** Filed 4/6/10 – Continuation

Pauley Construction, Inc.	Deere Credit, Inc.	Arizona Secretary of State	UCC-1 Equipment Lease *************** UCC-3 Continuation	#20051364359-4 Filed 5/10/05 – Financial Statement *************** Filed 4/6/10 – Continuation

Pauley Construction, Inc.	Deere Credit, Inc.	Arizona Secretary of State	UCC-1 Equipment Lease *************** UCC-3 Continuation	#20051364360-8 Filed 5/10/05 – Financial Statement *************** Filed 4/6/10 - Continuation

Pauley Construction, Inc.	Deere Credit, Inc.	Arizona Secretary of State	UCC-1 Equipment Lease *************** UCC-3 Continuation	#20051364361-9 Filed 5/10/05 – Financial Statement *************** Filed 4/6/10 – Continuation

Pauley Construction, Inc.	Deere Credit, Inc.	Arizona Secretary of State	UCC-1 Equipment Lease *************** UCC-3 Continuation	#20051364362-0 Filed 5/10/05 – Financial Statement *************** Filed 4/6/10 – Continuation

Pauley Construction, Inc.	Deere Credit, Inc.	Arizona Secretary of State	UCC-1 Equipment Lease	#20071492050-8 Filed 7/17/07 – Financial Statement

Pauley Construction, Inc.	Mitsui Machinery Distribution, Inc.	Arizona Secretary of State	UCC-1 Equipment Lease	#20081541013-0 Filed 5/27/08 – Financial Statement

Pauley Construction, Inc.	Mobile Force LLC	Arizona Secretary of State	UCC-1 Lien	#20091601038-9 Filed 12/16/09 – Financial Statement

Potelco, Inc.	CBL Capital Corporation	Washington Secretary of State	UCC-1 Equipment Lease *************** UCC-3 Continuation	#200313202669 Filed 5/7/03 – Financial Statement *************** #200810854835 Filed 4/17/08 – Continuation

Potelco, Inc.	Butler Capital Corporation	Washington Secretary of State	UCC-1 Equipment Lease *************** UCC-3 Continuation	#200519557679 Filed 7/14/05 – Financial Statement *************** #201015200762 Filed 6/1/10 – Continuation

Potelco, Inc.	Butler Capital Corporation	Washington Secretary of State	UCC-1 Equipment Lease *************** UCC-3 Continuation	#200519557679 Filed 7/14/05 – Financial Statement *************** #201015200762 Filed 6/1/10 – Continuation

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
Potelco, Inc.	Print, Inc.	Washington Secretary of State	UCC-1 Equipment Lease *************** UCC-3 Amendment *************** UCC-3 Amendment	#200626194873 Filed 9/18/06 – Financial Statement *************** #200631446769 Filed 11/10/06 - Amendment *************** #200633598237 Filed 12/1/06 – Amendment

Potelco, Inc.	Clyde/West, Inc.	Washington Secretary of State	UCC-1 Equipment Lease	#200729138712 Filed 10/18/07 – Financial Statement

Potelco, Inc.	Eastside Ice Machines	Washington Secretary of State	UCC-1 Equipment Lease	#200733142019 Filed 11/26/07 – Financial Statement

Potelco, Inc.	Clyde/West, Inc.	Washington Secretary of State	UCC-1 Equipment Lease	#200825258420 Filed 9/8/08 – Financial Statement

Potelco, Inc.	Les Schwab Warehouse Center, Inc.	Washington Secretary of State	UCC-1 Equipment Lease	#201005551485 Filed 2/24/10 – Financial Statement

Potelco, Inc.	Vermeer Pacific	Washington Secretary of State	UCC-1 Equipment Lease	#201035595190 Filed 12/21/10 – Financial Statement

Potelco, Inc.	United Rentals Northwest, Inc.	Washington Secretary of State	UCC-1 Equipment Lease	#201111194361 Filed 4/24/11 – Financial Statement

Potelco, Inc.	United Rentals Northwest, Inc.	Washington Secretary of State	UCC-1 Equipment Lease	#201117346177 Filed 6/22/11 – Financial Statement

Potelco, Inc.	United Rentals Northwest, Inc.	Washington Secretary of State	UCC-1 Equipment Lease	#201117346214 Filed 6/22/11 – Financial Statement

Potelco, Inc.	United Rentals Northwest, Inc.	Washington Secretary of State	UCC-1 Equipment Lease	#201117346221 Filed 6/22/11 – Financial Statement

Potelco, Inc.	United Rentals Northwest, Inc.	Washington Secretary of State	UCC-1 Equipment Lease	#201117346238 Filed 6/22/11 – Financial Statement

Potelco, Inc.	United Rentals Northwest, Inc.	Washington Secretary of State	UCC-1 Equipment Lease	#201117346269 Filed 6/22/11 – Financial Statement

Potelco, Inc.	United Rentals Northwest, Inc.	Washington Secretary of State	UCC-1 Equipment Lease	#201117346283 Filed 6/22/11 – Financial Statement

Potelco, Inc.	United Rentals Northwest, Inc.	Washington Secretary of State	UCC-1 Equipment Lease	#201117346306 – Financial Statement Filed 6/22/11

Potelco, Inc.	United Rentals Northwest, Inc.	Washington Secretary of State	UCC-1 Equipment Lease	#201117346320 Filed 6/22/11 – Financial Statement

Potelco, Inc.	United Rentals Northwest, Inc.	Washington Secretary of State	UCC-1 Equipment Lease	#201117346382 Filed 6/22/11 – Financial Statement

Price Gregory Construction, Inc.	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 Equipment Lease	#82097275 Filed 6/19/08 – Financial Statement

Price Gregory Construction, Inc.	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 Equipment Lease	#82097325 Filed 6/19/08 – Financial Statement

Price Gregory Construction, Inc.	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 Equipment Lease	#82097473 Filed 6/19/08 – Financial Statement

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
Price Gregory Construction, Inc.	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 Equipment Lease	#82097556 Filed 6/19/08 – Financial Statement

Price Gregory Construction, Inc.	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 Equipment Lease	#82097713 Filed 6/19/08 – Financial Statement

Price Gregory Construction, Inc.	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 Equipment Lease	#82097846 Filed 6/19/08 – Financial Statement

Price Gregory Construction, Inc.	Caterpillar Financial Services Corporation	Delaware Secretary of State	UCC-1 Equipment Lease	#92092523 Filed 6/30/09 – Financial Statement

Price Gregory Construction, Inc.	United Rentals (North America),Inc.	Delaware Secretary of State	UCC-1 Equipment Lease	#01573322 Filed 5/5/10 – Financial Statement

Price Gregory International, Inc. Price Gregory Services, LLC	Banc of America Leasing & Capital LLC	Delaware Secretary of State	UCC-1 Equipment Lien *************** UCC-3 Amendment *************** UCC-3 Amendment *************** UCC-3 Assignment	#73287496 Filed 8/28/07 *************** #81364866 Filed on 4/18/08 – Amendment *************** #81674645 Filed on 5/14/08 - Amendment *************** #82086112 Filed on 6/18/08 - Assignment

Price Gregory International, Inc. Price Gregory Services, LLC	Banc of America Leasing & Capital LLC	Delaware Secretary of State	UCC-1 Equipment Lien *************** UCC-3 Amendment *************** UCC-3 Amendment *************** UCC-3 Assignment	#73333886 Filed 8/31/07 *************** #81364775 Filed on 4/18/08 – Amendment *************** #81674496 Filed on 5/14/08 - Amendment *************** #82147211 Filed on 6/23/08 - Assignment

Price Gregory International, Inc. Price Gregory Services, LLC	Banc of America Leasing & Capital LLC	Delaware Secretary of State	UCC-1 Equipment Lien *************** UCC-3 Amendment *************** UCC-3 Amendment *************** UCC-3 Assignment	#73333928 Filed 8/31/07 *************** #81364668 Filed on 4/18/08 – Amendment *************** #81674553 Filed on 5/14/08 - Amendment *************** #82150504 Filed on 6/23/08 - Assignment

Price Gregory International, Inc. Price Gregory Services, LLC	Banc of America Leasing & Capital LLC	Delaware Secretary of State	UCC-1 Equipment Lien *************** UCC-3 Amendment *************** UCC-3 Amendment *************** UCC-3 Assignment	#73333936 Filed 8/31/07 *************** #81364288 Filed on 4/18/08 – Amendment *************** #81674363 Filed on 5/14/08 - Amendment *************** #82150546 Filed on 6/23/08 - Assignment

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
Price Gregory International, Inc. Price Gregory Services, LLC	Banc of America Leasing & Capital LLC	Delaware Secretary of State	UCC-1 Equipment Lien *************** UCC-3 Amendment *************** UCC-3 Amendment *************** UCC-3 Assignment	#73916870 Filed 10/17/07 *************** #81364155 Filed on 4/18/08 – Amendment *************** #81674801 Filed on 5/14/08 - Amendment *************** #82150611 Filed on 6/23/08 - Assignment

Price Gregory International, Inc. Price Gregory Services, LLC	Banc of America Leasing & Capital LLC	Delaware Secretary of State	UCC-1 Equipment Lien *************** UCC-3 Amendment *************** UCC-3 Amendment *************** UCC-3 Amendment *************** UCC-3 Assignment

#74876040 Filed 12/27/07

***************

#81363983 Filed on 4/18/08 – Amendment

***************

#81674819 Filed on 5/14/08 - Amendment

***************

#82230264 Filed on 6/30/08 – Amendment

***************

#82230405 Filed on 6/30/08 - Assignment

Price Gregory International, Inc.	Holt Cat	Delaware Secretary of State	UCC-1 Equipment Lease	#83202783 Filed 9/22/08 – Financial Statement

Price Gregory International, Inc.	Holt Cat	Delaware Secretary of State	UCC-1 Equipment Lease	#83202841 Filed 9/22/08 – Financial Statement

Price Gregory International, Inc.	Holt Cat	Delaware Secretary of State	UCC-1 Equipment Lease	#83202908 Filed 9/22/08 – Financial Statement

Price Gregory International, Inc.	Holt Cat	Delaware Secretary of State	UCC-1 Equipment Lease	#83202973 Filed 9/22/08 – Financial Statement

Price Gregory International, Inc.	Holt Cat	Delaware Secretary of State	UCC-1 Equipment Lease	#83203245 Filed 9/22/08 – Financial Statement

Price Gregory International, Inc.	Holt Cat	Delaware Secretary of State	UCC-1 Equipment Lease	#83221445 Filed 9/23/08 – Financial Statement

Price Gregory International, Inc.	Holt Cat	Delaware Secretary of State	UCC-1 Equipment Lease	#83222740 Filed 9/23/08 – Financial Statement

Price Gregory International, Inc.	Holt Cat	Delaware Secretary of State	UCC-1 Equipment Lease	#83336607 Filed 10/02/08 – Financial Statement

Price Gregory International, Inc.	Holt Cat	Delaware Secretary of State	UCC-1 Equipment Lease	#83336631 Filed 10/2/08 – Financial Statement

Price Gregory International, Inc.	Holt Cat	Delaware Secretary of State	UCC-1 Equipment Lease	#83336722 Filed 10/2/08 – Financial Statement

Price Gregory International, Inc.	Rudd Equipment Company	Delaware Secretary of State	UCC-1 Equipment Lien	#92423322 Filed 7/29/09 – Financial Statement

Price Gregory International, Inc.	Caterpillar Financial Services Corp.	Delaware Secretary of State	UCC-1 Equipment Lease	#92788260 Filed 8/28/09 – Financial Statement

Price Gregory International, Inc.	Thompson Tractor Co., Inc.	Delaware Secretary of State	UCC-1 Equipment Lien	#02024382 Filed 6/10/10 – Financial Statement

Price Gregory International, Inc.	Thompson Tractor Co., Inc.	Delaware Secretary of State	UCC-1 Equipment Lien	#02024408 Filed 6/10/10 – Financial Statement

Price Gregory International, Inc.	Thompson Tractor Co., Inc.	Delaware Secretary of State	UCC-1 Equipment Lien	#02024416 Filed 6/10/10 – Financial Statement

Price Gregory International, Inc.	Thompson Tractor Co., Inc.	Delaware Secretary of State	UCC-1 Equipment Lien	#02156440 Filed 6/21/10 – Financial Statement

Price Gregory International, Inc.	Thompson Tractor Co., Inc.	Delaware Secretary of State	UCC-1 Equipment Lien	#02158396 Filed 6/21/10 – Financial Statement

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
Price Gregory International, Inc.	Thompson Tractor Co., Inc.	Delaware Secretary of State	UCC-1 Equipment Lien	#02404535 Filed 7/9/10 – Financial Statement

Price Gregory International, Inc.	The McPherson Companies, Inc.	Delaware Secretary of State	UCC-1 Equipment Lien	#02509630 Filed 7/20/10 – Financial Statement

Price Gregory International, Inc.	Thompson Tractor Co., Inc.	Delaware Secretary of State	UCC-1 Equipment Lien	#02750796 Filed 8/6/10 – Financial Statement

Price Gregory International, Inc.	Thompson Tractor Co., Inc.	Delaware Secretary of State	UCC-1 Equipment Lien	#03255928 Filed 9/17/10 – Financial Statement

Price Gregory International, Inc.	The McPherson Companies, Inc.	Delaware Secretary of State	UCC-1 Equipment Lien	#03386400 Filed 9/29/10 – Financial Statement

Price Gregory International, Inc.	Thompson Tractor Co., Inc.	Delaware Secretary of State	UCC-1 Equipment Lien	#03531674 Filed 10/11/10 – Financial Statement

Price Gregory International, Inc.	The McPherson Companies, Inc.	Delaware Secretary of State	UCC-1 Equipment Lien	#03748443 Filed 10/26/10 – Financial Statement

Price Gregory International, Inc.	Thompson Tractor Co., Inc.	Delaware Secretary of State	UCC-1 Equipment Lien	#12396482 Filed 6/22/11 – Financial Statement

Professional Teleconcepts, Inc. (NY)	Raymond Leasing Corporation	New York Secretary of State	UCC-1 Equipment Lease	#200909145825985 Filed 9/14/09 – Financial Statement

Quanta Services Management Partnership, L.P.	Caterpillar Financial Services Corporation	Delaware Secretary of State	UCC- 1 – Equipment Lien *************** UCC-3 Amendment *************** UCC-3 Continuation	#63252046 Filed 9/20/2006 - Financing Statement *************** #63286093 Filed 9/22/2006 – Amendment *************** #12073768 Filed 6/01/2011 – Continuation

Quanta Services Management Partnership, L.P. Quanta Services, Inc.	Caterpillar Financial Services Corporation	Delaware Secretary of State	UCC- 1 – Equipment Lien *************** UCC-3 Assignment *************** UCC-3 Continuation	#63251840 Filed 9/20/2006 - Financing Statement *************** #63285921 Filed 9/22/2006 – Amendment *************** #12073537 Filed 6/01/2011 – Continuation

Quanta Services Management Partnership, L.P. Quanta Services, Inc.	Caterpillar Financial Services Corporation	Delaware Secretary of State	UCC- 1 – Equipment Lien *************** UCC-3 Amendment *************** UCC-3 Continuation	#63251949 Filed 9/20/2006 - Financing Statement *************** #63286044 Filed 9/22/2006 – Amendment *************** #12052465 Filed 5/31/2011 – Continuation

Quanta Services Management Partnership, L.P. Quanta Services, Inc.	Caterpillar Financial Services Corporation	Delaware Secretary of State	UCC- 1 – Equipment Lien *************** UCC-3 Amendment	#63251998 Filed 9/20/2006 - Financing Statement *************** #63285988 Filed 9/22/2006 – Amendment

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
Quanta Services Management Partnership, L.P. Quanta Services, Inc.	Caterpillar Financial Services Corporation	Delaware Secretary of State	UCC- 1 – Equipment Lien *************** UCC-3 Amendment *************** UCC-3 Continuation	#63252038 Filed 9/20/2006 - Financing Statement *************** #63286168 Filed 9/22/2006 – Amendment *************** #12074774 Filed 6/01/2011 – Continuation

Quanta Services Management Partnership, L.P.	General Electric Capital Corporation	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Continuation *************** UCC-3 Continuation	#02-0015485611 Filed 1/14/2002 - Financing Statement *************** #06-00342260 Filed 10/16/2006 - Continuation *************** #06-00353325 Filed 10/25/2006 - Continuation

Quanta Services Management Partnership, L.P.	General Electric Capital Corporation	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Amendment *************** UCC-3 Continuation	#02-0015489251 Filed 1/14/2002 - Financing Statement *************** #03-00164595 Filed 2/6/2003 - Amendment *************** #06-00353877 Filed 10/25/2006 - Continuation

Quanta Services Management Partnership, L.P.	General Electric Capital Corporation	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Amendment *************** UCC-3 Continuation	#02-0021106123 Filed 3/4/2002 - Financing Statement *************** #06-00395754 Filed 12/5/2006 - Amendment *************** #06-00395827 Filed 12/5/2006 - Continuation

Quanta Services Management Partnership, L.P.	General Electric Capital Corporation	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Continuation	#02-0029005836 Filed 5/7/2002 - Financing Statement *************** #07-00022881 Filed 1/22/2007 - Continuation

Quanta Services Management Partnership, L.P.	General Electric Capital Corporation	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Continuation	#02-0029006857 Filed 5/7/2002 - Financing Statement *************** #07-00022877 Filed 1/22/2007 - Continuation

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
Quanta Services Management Partnership, L.P.	General Electric Capital Corporation	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Amendment *************** UCC-3 Continuation	#02-0033105145 Filed 6/11/2002 - Financing Statement *************** #03-00165874 Filed 2/7/2003 - Amendment *************** #07-00046783 Filed 2/9/2007 - Continuation

Quanta Services Management Partnership, L.P.	General Electric Capital Corporation	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Amendment *************** UCC-3 Continuation	#02-0033105367 Filed 6/11/2002 - Financing Statement *************** #03-00283607 Filed 5/20/2003 - Amendment *************** #07-00046788 Filed 2/9/2007 - Continuation

Quanta Services Management Partnership, L.P.	General Electric Capital Corporation	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Continuation	#02-0034805860 Filed 6/25/2002 - Financing Statement *************** #07-00046791 Filed 2/9/2007 - Continuation

Quanta Services Management Partnership, L.P.	General Electric Capital Corporation	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Continuation	#02-0034805971 Filed 6/25/2002 - Financing Statement *************** #07-00046792 Filed 2/9/2007 - Continuation

Quanta Services Management Partnership, L.P.	General Electric Capital Corporation	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Continuation *************** UCC-3 Continuation	#03-0000354358 Filed 9/5/2002 - Financing Statement *************** #07-00117177 Filed 4/9/2007 - Continuation *************** #07-00175028 Filed 5/23/2007 - Continuation

Quanta Services Management Partnership, L.P.	Ameritech Credit Corporation	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Continuation	#04-0063348169 Filed 4/7/2004 - Financing Statement *************** #09-00030896 Filed 2/2/2009 - Continuation

Quanta Services Management Partnership, L.P.	Ameritech Credit Corporation	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Continuation	#04-0067167384 Filed 5/7/2004 - Financing Statement *************** #09-00051343 Filed 2/3/2009 - Continuation

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
Quanta Services Management Partnership, L.P.	Ameritech Credit Corporation	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Continuation	#04-0071308780 Filed 6/14/2004 - Financing Statement *************** #09-00051481 Filed 2/23/2009 - Continuation

Quanta Services Management Partnership, L.P.	Merrill Lynch Capital, A Division of Merrill Lynch Business Financial Services Inc. GE Business Financial Services, Inc.	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Assignment *************** UCC-3 Continuation	#04-0075914777 Filed 7/23/2004 - Financing Statement *************** #09-00065797 Filed 3/9/2009 - Assignment *************** #09-00066759 Filed 3/9/2009 - Continuation

Quanta Services Management Partnership, L.P.	Merrill Lynch Capital, A Division of Merrill Lynch Business Financial Services Inc.	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Continuation	#04-0080330210 Filed 8/31/2004 - Financing Statement *************** #09-00113225 Filed 4/21/2009 - Continuation

Quanta Services Management Partnership, L.P.	Ameritech Credit Corporation	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Continuation	#04-0090831580 Filed 12/9/2004 - Financing Statement *************** #09-00244787 Filed 9/1/2009 - Continuation

Quanta Services Management Partnership, L.P.	CG Commercial Funding	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Continuation	#05-0002494913 Filed 1/24/2005 - Financing Statement *************** #09-00278750 Filed 10/5/2009 - Continuation

Quanta Services Management Partnership, L.P.	Merrill Lynch Capital, A Division of Merrill Lynch Business Financial Services Inc. CG Commercial Funding	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Amendment *************** UCC-3 Continuation	#05-0003979013 Filed 2/7/2005 - Financing Statement *************** #09-00304334 Filed 11/2/2009 - Amendment *************** #09-00304926 Filed 11/2/2009 - Continuation

Quanta Services Management Partnership, L.P.	Merrill Lynch Capital, A Division of Merrill Lynch Business Financial Services Inc. CG Commercial Funding	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Continuation	#05-0004989146 Filed 2/15/2005 - Financing Statement *************** #09-00307519 Filed 11/4/2009 - Continuation

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
Quanta Services Management Partnership, L.P.	Merrill Lynch Capital, A Division of Merrill Lynch Business Financial Services Inc. CG Commercial Funding	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Continuation	#05-0004989813 Filed 2/15/2005 - Financing Statement *************** #09-00306968 Filed 11/4/2009 - Continuation

Quanta Services Management Partnership, L.P.	Merrill Lynch Capital, A Division of Merrill Lynch Business Financial Services Inc. CG Commercial Funding	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Amendment *************** UCC-3 Continuation	#05-0005129799 Filed 2/17/2005 - Financing Statement *************** #09-00304602 Filed 11/2/2009 - Amendment *************** #09-00304927 Filed 11/2/2009 - Continuation

Quanta Services Management Partnership, L.P.	Merrill Lynch Capital, A Division of Merrill Lynch Business Financial Services Inc. CG Commercial Funding	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Amendment *************** UCC-3 Continuation	#05-0005130387 Filed 2/17/2005 - Financing Statement *************** #05-00085057 Filed 3/18/2005 - Amendment *************** #09-00307000 Filed 11/4/2009 - Continuation

Quanta Services Management Partnership, L.P.	Merrill Lynch Capital, A Division of Merrill Lynch Business Financial Services Inc. CG Commercial Funding	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Continuation	#05-0007693323 Filed 3/11/2005 - Financing Statement *************** #09-00326585 Filed 11/24/2009 - Continuation

Quanta Services Management Partnership, L.P.	GE Business Financial Services, Inc.	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Amendment *************** UCC-3 Continuation	#05-0020097790 Filed 6/27/2005 - Financing Statement *************** #10-00108468 Filed 4/16/2010 - Amendment *************** #10-00108470 Filed 4/16/2010 - Continuation

Quanta Services Management Partnership, L.P.	Caterpillar Financial Services Corporation	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Amendment *************** UCC-3 Continuation	#05-0022262948 Filed 7/18/2005 - Financing Statement *************** #05-00292755 Filed 9/19/2005 - Amendment *************** #10-00171706 Filed 6/15/2010 - Continuation

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
Quanta Services Management Partnership, L.P.	Merrill Lynch Capital, A Division of Merrill Lynch Business Financial Services Inc.\ GE Business Financial Services, Inc.	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Amendment *************** UCC-3 Continuation	#05-0026706349 Filed 8/25/2005 - Financing Statement *************** #10-00155813 Filed 6/01/2010 - Amendment *************** #10-00156028 Filed 6/1/2010 - Continuation

Quanta Services Management Partnership, L.P.	Merrill Lynch Capital, A Division of Merrill Lynch Business Financial Services Inc. CG Commercial Funding GE Business Financial Services, Inc.	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Amendment *************** UCC-3 Continuation	#05-0027313980 Filed 8/31/2005 - Financing Statement *************** #10-00155814 Filed 6/01/2010 - Amendment *************** #10-00156029 Filed 6/1/2010 - Continuation

Quanta Services Management Partnership, L.P.	U.S. Bancorp Equipment Finance, Inc.	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Amendment *************** UCC-3 Amendment *************** UCC-3 Continuation

#05-0031162260 Filed 10/06/2005 - Financing Statement

***************

#05-00332060 Filed 10/25/2005 - Amendment

***************

#05-00348392 Filed 11/09/2005 - Amendment

***************

#10-00164651 Filed 6/8/2010 - Continuation

Quanta Services Management Partnership, L.P.	LaSalle National Leasing Corporation	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Continuation	#05-0033702808 Filed 10/31/2005 - Financing Statement *************** #10-00257223 Filed 9/3/2010 - Continuation

Quanta Services Management Partnership, L.P.	LaSalle National Leasing Corporation	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Continuation	#05-0033702919 Filed 10/31/2005 - Financing Statement *************** #10-00257221 Filed 9/3/2010 - Continuation

Quanta Services Management Partnership, L.P.	LaSalle National Leasing Corporation	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Continuation	#05-0033703041 Filed 10/31/2005 - Financing Statement *************** #10-00257222 Filed 9/3/2010 - Continuation

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
Quanta Services Management Partnership, L.P.	LaSalle National Leasing Corporation	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Continuation	#05-0033703152 Filed 10/31/2005 - Financing Statement *************** #10-00257225 Filed 9/3/2010 - Continuation

Quanta Services Management Partnership, L.P.	LaSalle National Leasing Corporation	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Continuation	#05-0033703263 Filed 10/31/2005 - Financing Statement *************** #10-00257224 Filed 9/3/2010 - Continuation

Quanta Services Management Partnership, L.P.	Amsouth Leasing, Ltd	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Continuation	#05-0036727303 Filed 11/30/2005 - Financing Statement *************** #10-00258293 Filed 9/7/2010 - Continuation

Quanta Services Management Partnership, L.P.	Amsouth Leasing, Ltd	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Continuation	#05-0037016345 Filed 12/2/2005 - Financing Statement *************** #10-00258311 Filed 9/7/2010 - Continuation

Quanta Services Management Partnership, L.P.	General Electric Capital Corporation	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Continuation	#05-0036960120 Filed 12/2/2005 - Financing Statement *************** #10-00317182 Filed 11/3/2010 - Continuation

Quanta Services Management Partnership, L.P.	GE Business Financial Services, Inc.	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Assignment *************** UCC-3 Assignment *************** UCC-3 Continuation

#05-0037273168 Filed 12/6/2005 - Financing Statement

***************

#05-00394432 Filed 12/27/2010 – Assignment

***************

#10-00271254 Filed 9/20/2010 - Assignment

***************

#10-00274722 Filed 9/22/2010 - Continuation

Quanta Services Management Partnership, L.P.	LaSalle National Leasing Corporation	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Continuation	#05-0039053671 Filed 12/22/2005 - Financing Statement *************** #10-00362792 Filed 12/20/2010 – Continuation

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
Quanta Services Management Partnership, L.P.	GE Business Financial Services, Inc.	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Assignment *************** UCC-3 Continuation	#05-0039086667 Filed 12/22/2005 - Financing Statement *************** #10-00271256 Filed 9/20/2010 – Assignment *************** #10-00274724 Filed 9/22/2010 – Continuation

Quanta Services Management Partnership, L.P.	CG Commercial Funding	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Amendment *************** UCC-3 Continuation	#05-0039442067 Filed 12/27/2005 - Financing Statement *************** #06-00044501 Filed 2/8/2006 – Amendment *************** #10-00271259 Filed 9/20/2010 – Continuation

Quanta Services Management Partnership, L.P.	Caterpillar Financial Services Corporation	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Continuation	#05-0039812018 Filed 12/30/2005 - Financing Statement *************** #10-00265980 Filed 9/14/2010 – Continuation

Quanta Services Management Partnership, L.P.	Amsouth Leasing, LTD	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Continuation	#06-0000183351 Filed 1/4/2006 - Financing Statement *************** #10-00372019 Filed 12/29/2010 – Continuation

Quanta Services Management Partnership, L.P.	General Electric Capital Corporation	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Continuation	#06-0000479430 Filed 1/5/2006 - Financing Statement *************** #10-00338904 Filed 11/24/2010 – Continuation

Quanta Services Management Partnership, L.P.	General Electric Capital Corporation	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Continuation	#06-0000959524 Filed 1/9/2006 - Financing Statement *************** #10-00341592 Filed 11/30/2010 – Continuation

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
Quanta Services Management Partnership, L.P.	Merrill Lynch Capital, A Division of Merrill Lynch business Financial Services, Inc.	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Assignment *************** UCC-3 Continuation	#06-0003170198 Filed 1/30/2006 - Financing Statement *************** #06-00049985 Filed 2/13/2006 – Assignment *************** #10-00345152 Filed 12/2/2010 – Continuation

Quanta Services Management Partnership, L.P.	CG Commercial Funding	Texas Secretary of State	UCC-1	#06-0003535022 Filed 2/1/2006 - Financing Statement

Quanta Services Management Partnership, L.P.	Merrill Lynch Capital, A Division of Merrill Lynch business Financial Services, Inc.	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Assignment *************** UCC-3 Amendment *************** UCC-3 Continuation

#06-0003867838 Filed 2/3/2006 - Financing Statement

***************

#06-00054084 Filed 2/16/2006 –

Assignment

***************

#06-00054094 Filed 2/16/2006 –

Amendment

***************

#10-00351451 Filed 12/8/2010 –

Continuation

Quanta Services Management Partnership, L.P.	General Electric Capital Corporation	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Continuation	#06-0006672380 Filed 2/28/2006 - Financing Statement *************** #10-00362834 Filed 12/20/2010 – Continuation

Quanta Services Management Partnership, L.P.	Amsouth Leasing, Ltd.	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Assignment *************** UCC-3 Assignment *************** UCC-3 Continuation

#06-0008092186 Filed 3/13/2006 - Financing Statement

***************

#06-00091371 Filed 3/21/2006 –

Assignment

***************

#06-00093433 Filed 3/23/2006 –

Assignment

***************

#11-00068306 Filed 3/8/2011 –

Continuation

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
Quanta Services Management Partnership, L.P.	U.S. Bancorp Equipment Finance, Inc.	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Assignment *************** UCC-3 Amendment *************** UCC-3 Continuation

#06-0008092297 Filed 3/13/2006 - Financing Statement

***************

#06-00092442 Filed 3/22/2006 –

Assignment

***************

#06-00093439 Filed 3/23/2006 –

Amendment

***************

#10-00336465 Filed 11/23/2010 –

Continuation

Quanta Services Management Partnership, L.P.	U.S. Bancorp Equipment Finance, Inc.	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Assignment *************** UCC-3 Amendment *************** UCC-3 Continuation

#06-0008092520 Filed 3/13/2006 - Financing Statement

***************

#06-00124163 Filed 4/12/2006 –

Assignment

***************

#06-00125287 Filed 4/13/2006 –

Amendment

***************

#10-00336526 Filed 11/23/2010 –

Continuation

Quanta Services Management Partnership, L.P.	U.S. Bancorp Equipment Finance, Inc.	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Assignment *************** UCC-3 Assignment *************** UCC-3 Continuation

#06-0008138167 Filed 3/13/2006 - Financing Statement

***************

#06-00124165 Filed 4/12/2006 –

Assignment

***************

#06-00149207 Filed 5/2/2006 –

Assignment

***************

#10-00336544 Filed 11/23/2010 –

Continuation

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
Quanta Services Management Partnership, L.P.	U.S. Bancorp Equipment Finance, Inc.	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Assignment *************** UCC-3 Amendment *************** UCC-3 Amendment

#06-0008138389 Filed 3/13/2006 - Financing Statement

***************

#06-00187201 Filed 6/2/2006 –

Assignment

***************

#06-00187209 Filed 6/2/2006 –

Amendment

***************

#07-00305095 Filed 9/6/2007 –

Amendment

Quanta Services Management Partnership, L.P.	Amsouth Leasing, LTD	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Amendment *************** UCC-3 Assignment *************** UCC-3 Amendment

#06-0008138501 Filed 3/13/2006 - Financing Statement

***************

#06-00195169 Filed 6/8/2006 –

Amendment

***************

#06-00195171 Filed 6/8/2006 –

Assignment

***************

#11-00046462 Filed 2/15/2011 –

Amendment

Quanta Services Management Partnership, L.P.	Amsouth Leasing, LTD	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Assignment *************** UCC-3 Amendment *************** UCC-3 Amendment

#06-0008138612 Filed 3/13/2006 - Financing Statement

***************

#06-00227899 Filed 7/5/2006 –

Assignment

***************

#06-00227902 Filed 7/5/2006 –

Amendment

***************

#06-00244618 Filed 7/20/2006 –

Amendment

Quanta Services Management Partnership, L.P.	Amsouth Leasing, LTD	Texas Secretary of State	UCC-1	#06-0010755529 Filed 3/13/2006 - Financing Statement

Quanta Services Management Partnership, L.P.	General Electric Capital Corporation	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Continuation	#06-0011002585 Filed 4/4/2006 - Financing Statement *************** #11-00030543 Filed 1/31/2011 – Continuation

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
Quanta Services Management Partnership, L.P.	General Electric Capital Corporation	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Continuation	#06-0011002696 Filed 4/4/2006 - Financing Statement *************** #11-00029539 Filed 1/28/2011 – Continuation

Quanta Services Management Partnership, L.P.	General Electric Capital Corporation	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Continuation	#06-0013117201 Filed 4/18/2006 - Financing Statement *************** #11-00043506 Filed 2/11/2011 – Continuation

Quanta Services Management Partnership, L.P.	General Electric Capital Corporation	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Continuation	#06-0013260129 Filed 4/19/2006 - Financing Statement *************** #11-00039127 Filed 2/8/2011 – Continuation

Quanta Services Management Partnership, L.P.	General Electric Capital Corporation	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Continuation	#06-0014912943 Filed 5/2/2006 - Financing Statement *************** #11-00063773 Filed 3/2/2011 – Continuation

Quanta Services Management Partnership, L.P.	General Electric Capital Corporation	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Continuation	#06-0014916471 Filed 5/2/2006 - Financing Statement *************** #11-00063774 Filed 3/2/2011 – Continuation

Quanta Services Management Partnership, L.P.	General Electric Capital Corporation	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Amendment *************** UCC-3 Amendment *************** UCC-3 Continuation

#06-0017003673 Filed 5/18/2006 - Financing Statement

***************

#06-00310098 Filed 9/18/2006 –

Amendment

***************

#06-00310621 Filed 9/18/2006 –

Amendment

***************

#11-00073280 Filed 3/11/2011 –

Continuation

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
Quanta Services Management Partnership, L.P.	General Electric Capital Corporation	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Continuation	#06-0017093995 Filed 5/18/2006 - Financing Statement *************** #11-00073277 Filed 3/11/2011 – Continuation

Quanta Services Management Partnership, L.P.	General Electric Capital Corporation	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Continuation	#06-0018495255 Filed 5/31/2006 - Financing Statement *************** #11-00073321 Filed 3/11/2011 – Continuation

Quanta Services Management Partnership, L.P.	General Electric Capital Corporation	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Continuation	#06-001887947 Filed 6/5/2006 - Financing Statement *************** #11-00095676 Filed 3/31/2011 – Continuation

Quanta Services Management Partnership, L.P.	General Electric Capital Corporation	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Continuation	#06-0018879635 Filed 6/5/2006 - Financing Statement *************** #11-00095302 Filed 3/30/2011 – Continuation

Quanta Services Management Partnership, L.P.	General Electric Capital Corporation	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Continuation	#06-0018879968 Filed 6/5/2006 - Financing Statement *************** #11-00095303 Filed 3/30/2011 – Continuation

Quanta Services Management Partnership, L.P.	General Electric Capital Corporation	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Continuation	#06-0023087723 Filed 7/7/2006 - Financing Statement *************** #11-00108441 Filed 4/12/2011 – Continuation

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
Quanta Services Management Partnership, L.P.	U.S. Bancorp Equipment Finance	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Assignment *************** UCC-3 Amendment *************** UCC-3 Amendment

#06-0024819545 Filed 7/24/2006 - Financing Statement

***************

#06-00258392 Filed 8/1/2006 –

Assignment

***************

#06-00258395 Filed 8/1/2006 –

Amendment

***************

#11-00093980 Filed 3/29/2011 –

Amendment

Quanta Services Management Partnership, L.P.	U.S. Bancorp Equipment Finance	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Amendment *************** UCC-3 Amendment *************** UCC-3 Amendment *************** UCC-3 Assignment *************** UCC-3 Continuation

#06-0024820022 Filed 7/24/2006 - Financing Statement

***************

#06-00286076 Filed 8/25/2006 –

Amendment

***************

#06-00297394 Filed 9/6/2006 –

Amendment

***************

#11-00356604 Filed 10/27/2006 –

Amendment

***************

#06-00359984 Filed 10/31/2006 –

Assignment

***************

#11-00093975 Filed 3/29/2011 –

Continuation

Quanta Services Management Partnership, L.P.	General Electric Capital Corporation	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Continuation	#06-0025073083 Filed 7/25/2006 - Financing Statement *************** #11-00176397 Filed 6/15/2011 – Continuation

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
Quanta Services Management Partnership, L.P.	U.S. Bancorp Equipment Finance	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Amendment *************** UCC-3 Amendment *************** UCC-3 Assignment *************** UCC-3 Continuation

#06-0025361760 Filed 7/27/2006 - Financing Statement

***************

#06-00278135 Filed 8/18/2006 –

Amendment

***************

#06-0099157 Filed 9/7/2006 –

Amendment

***************

#11-00339304 Filed 10/12/2006 –

Assignment

***************

#11-00093984 Filed 3/29/2011 –

Continuation

Quanta Services Management Partnership, L.P.	General Electric Capital Corporation	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Continuation	#06-0025612355 Filed 7/31/2006 - Financing Statement *************** #11-00108442 Filed 4/12/2011 – Continuation

Quanta Services Management Partnership, L.P.	U.S. Bancorp Equipment Finance	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Amendment *************** UCC-3 Amendment *************** UCC-3 Assignment *************** UCC-3 Continuation

#06-0025846304 Filed 8/1/2006 - Financing Statement

***************

#06-00297395 Filed 9/6/2006 –

Amendment

***************

#06-00321729 Filed 9/27/2006 –

Amendment

***************

#11-00339306 Filed 10/12/2006 –

Assignment

***************

#11-00140666 Filed 5/11/2011 –

Continuation

Quanta Services Management Partnership, L.P.	General Electric Capital Corporation	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Continuation	#06-0025962707 Filed 8/2/2006 - Financing Statement *************** #11-00114155 Filed 4/15/2011 – Continuation

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
Quanta Services Management Partnership, L.P.	General Electric Capital Corporation	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Amendment	#06-0026132838 Filed 8/3/2006 - Financing Statement *************** #11-00115756 Filed 4/18/2011 – Amendment

Quanta Services Management Partnership, L.P.	U.S. Bancorp Equipment Finance, Inc.	Texas Secretary of State

UCC-1 - Equipment Lease***************

UCC-3 Amendment

***************

UCC-3 Amendment

***************

UCC-3 Amendment

***************

UCC-3 Assignment

***************

UCC-3 Amendment

***************

UCC-3 Continuation

#06-0026569448 Filed 8/8/2006 - Financing Statement

***************

#06-00297395 Filed 8/25/2006 –

Amendment

***************

#06-00321729 Filed 9/6/2006 –

Amendment

***************

#11-00339306 Filed 12/28/2006 –

Amendment

***************

#11-00140666 Filed 12/28/2006 –

Assignment

***************

#07-00015146 Filed 1/12/2007 –

Amendment

***************

#11-00140652 Filed 5/11/2011 –

Continuation

Quanta Services Management Partnership, L.P.	General Electric Capital Corporation	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Continuation	#06-0027414155 Filed 8/15/2006 - Financing Statement *************** #11-00123706 Filed 4/26/2011 – Continuation

Quanta Services Management Partnership, L.P.	General Electric Capital Corporation	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Continuation	#06-0030941841 Filed 9/15/2006 - Financing Statement *************** #11-00150086 Filed 5/19/2011 – Continuation

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
Quanta Services Management Partnership, L.P. Quanta Services, Inc.	Caterpillar Financial Services Corporation	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Amendment *************** UCC-3 Continuation	#06-00314491815 Filed 9/20/2006 - Financing Statement *************** #06-00320321 Filed 9/25/2006 – Amendment *************** #11-00161522 Filed 6/1/2011 – Continuation

Quanta Services Management Partnership, L.P.	Caterpillar Financial Services Corporation	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Amendment *************** UCC-3 Continuation	#06-0031450069 Filed 9/20/2006 - Financing Statement *************** #06-00320322 Filed 9/25/2006 – Amendment *************** #11-00161470 Filed 6/1/2011 – Continuation

Quanta Services Management Partnership, L.P. Quanta Services, Inc.	Caterpillar Financial Services Corporation	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Amendment *************** UCC-3 Continuation	#06-0031451191 Filed 9/20/2006 - Financing Statement *************** #06-00320331 Filed 9/25/2006 – Amendment *************** #11-00161451 Filed 6/1/2011 – Continuation

Quanta Services Management Partnership, L.P. Quanta Services, Inc.	Caterpillar Financial Services Corporation	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Amendment *************** UCC-3 Continuation	#06-0031451313 Filed 9/20/2006 - Financing Statement *************** #06-00320325 Filed 9/25/2006 – Amendment *************** #11-00159675 Filed 5/31/2011 – Continuation

Quanta Services Management Partnership, L.P.	General Electric Capital Corporation	Texas Secretary of State	UCC-1 – Equipment Lease	#06-0036207953 Filed 11/1/2006 - Financing Statement

Quanta Services Management Partnership, L.P.	General Electric Capital Corporation	Texas Secretary of State	UCC-1 – Equipment Lease	#06-0036260538 Filed 11/2/2006 - Financing Statement

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
Quanta Services Management Partnership, L.P.	U.S. Bancorp Equipment Finance, Inc.	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Amendment *************** UCC-3 Amendment *************** UCC-3 Continuation

#06-0036457728 Filed 11/3/2006 - Financing Statement

***************

#06-00389474 Filed 11/29/2006 –

Amendment

***************

#06-00391278 Filed 11/30/2006 –

Amendment

***************

#11-00199628 Filed 7/7/2011 –

Continuation

Quanta Services Management Partnership, L.P.	General Electric Capital Corporation	Texas Secretary of State	UCC-1 – Equipment Lease	#06-0038161550 Filed 11/20/2006 - Financing Statement

Quanta Services Management Partnership, L.P.	General Electric Capital Corporation	Texas Secretary of State	UCC-1 – Equipment Lease	#06-0038518182 Filed 11/22/2006 - Financing Statement

Quanta Services Management Partnership, L.P.	General Electric Capital Corporation	Texas Secretary of State	UCC-1 – Equipment Lease	#06-0040709288 Filed 12/14/2006 - Financing Statement

Quanta Services Management Partnership, L.P.	General Electric Capital Corporation	Texas Secretary of State	UCC-1 – Equipment Lease	#07-0000084140 Filed 1/2/2007 - Financing Statement

Quanta Services Management Partnership, L.P.	Regions Equipment Finance, LTD.	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Amendment *************** UCC-3 Amendment	#07-0019136613 Filed 6/6/2007 - Financing Statement *************** #06-00322803 Filed 9/20/2007 – Amendment *************** #07-00322809 Filed 9/20/2007 – Amendment

Quanta Services Management Partnership, L.P.	General Electric Capital Corporation	Texas Secretary of State	UCC-1 – Equipment Lease	#07-0021364134 Filed 6/25/2007 - Financing Statement

Quanta Services Management Partnership, L.P.	General Electric Capital Corporation	Texas Secretary of State	UCC-1 – Equipment Lease	#07-0028726961 Filed 8/22/2007 - Financing Statement

Quanta Services Management Partnership, L.P. QSI, Inc. Quanta Service, Inc.	Chesapeake Funding LLC	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Amendment	#07-0032540546 Filed 9/24/2007 - Financing Statement *************** #08-00055552 Filed 2/14/2008 – Amendment

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
Quanta Services Management Partnership, L.P.	Gelco Corporation DBA GE Fleet Services	Texas Secretary of State	UCC-1 – Equipment Lease	#07-0037946379 Filed 11/6/2007 - Financing Statement

Quanta Services Management Partnership, L.P.	Gelco Corporation DBA GE Fleet Services	Texas Secretary of State	UCC-1 – Equipment Lease	#07-0038643475 Filed 11/13/2007 - Financing Statement

Quanta Services Management Partnership, L.P.	Gelco Corporation DBA GE Fleet Services	Texas Secretary of State	UCC-1 – Equipment Lease	#07-0040933571 Filed 12/4/2007 - Financing Statement

Quanta Services Management Partnership, L.P.	Gelco Corporation DBA GE Fleet Services	Texas Secretary of State	UCC-1 – Equipment Lease	#07-0041267996 Filed 12/6/2007 - Financing Statement

Quanta Services Management Partnership, L.P.	Gelco Corporation DBA GE Fleet Services	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Amendment	#08-0000617163 Filed 1/7/200 - Financing Statement *************** #08-00182972 Filed 5/29/2008 – Amendment

Quanta Services Management Partnership, L.P.	Gelco Corporation DBA GE Fleet Services	Texas Secretary of State	UCC-1 – Equipment Lease	#08-0001903920 Filed 1/16/2008 - Financing Statement

Quanta Services Management Partnership, L.P.	Caterpillar Financial Services	Texas Secretary of State	UCC-1 – Equipment Lease	#08-0006234326 Filed 2/21/2008 - Financing Statement

Quanta Services Management Partnership, L.P.	Gelco Corporation DBA GE Fleet Services	Texas Secretary of State	UCC-1 – Equipment Lease	#08-0006344570 Filed 2/21/2008 - Financing Statement

Quanta Services Management Partnership, L.P.	Gelco Corporation DBA GE Fleet Services	Texas Secretary of State	UCC-1 – Equipment Lease	#08-0006379720 Filed 2/21/2008 - Financing Statement

Quanta Services Management Partnership, L.P.	Gelco Corporation DBA GE Fleet Services	Texas Secretary of State	UCC-1 – Equipment Lease	#08-0007163762 Filed 2/28/2008 - Financing Statement

Quanta Services Management Partnership, L.P.	Gelco Corporation DBA GE Fleet Services	Texas Secretary of State	UCC-1 – Equipment Lease	#08-0007695287 Filed 3/4/2008 - Financing Statement

Quanta Services Management Partnership, L.P.	Gelco Corporation DBA GE Fleet Services	Texas Secretary of State	UCC-1 – Equipment Lease	#08-0008526554 Filed 3/10/2008 - Financing Statement

Quanta Services Management Partnership, L.P.	Gelco Corporation DBA GE Fleet Services	Texas Secretary of State	UCC-1 – Equipment Lease	#08-0009699405 Filed 3/19/2008 - Financing Statement

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
Quanta Services Management Partnership, L.P.	Gelco Corporation DBA GE Fleet Services	Texas Secretary of State	UCC-1 – Equipment Lease	#08-0010341350 Filed 3/25/2008 - Financing Statement

Quanta Services Management Partnership, L.P.	Gelco Corporation DBA GE Fleet Services	Texas Secretary of State	UCC-1 – Equipment Lease	#08-0011293226 Filed 4/2/2008 - Financing Statement

Quanta Services Management Partnership, L.P.	Gelco Corporation DBA GE Fleet Services	Texas Secretary of State	UCC-1 – Equipment Lease	#08-0013057135 Filed 4/16/2008 - Financing Statement

Quanta Services Management Partnership, L.P.	Gelco Corporation DBA GE Fleet Services	Texas Secretary of State	UCC-1 – Equipment Lease	#08-0014085804 Filed 4/24/2008 - Financing Statement

Quanta Services Management Partnership, L.P.	Gelco Corporation DBA GE Fleet Services	Texas Secretary of State	UCC-1 – Equipment Lease	#08-0014980111 Filed 5/1/2008 - Financing Statement

Quanta Services Management Partnership, L.P.	Gelco Corporation DBA GE Fleet Services	Texas Secretary of State	UCC-1 – Equipment Lease	#08-0015318975 Filed 5/5/2008 - Financing Statement

Quanta Services Management Partnership, L.P.	Gelco Corporation DBA GE Fleet Services	Texas Secretary of State	UCC-1 – Equipment Lease	#08-0017680070 Filed 5/22/2008 - Financing Statement

Quanta Services Management Partnership, L.P.	CC&R Enterprises, LLC and/or Its Assigns	Texas Secretary of State	UCC-1 – Equipment Lease	#08-0019835862 Filed 6/11/2008 - Financing Statement

Quanta Services Management Partnership, L.P.	Armed Forces Bank, N.A. Successor by Merger to Bank Midwest, N.A.	Texas Secretary of State	UCC-1 – Equipment Lease*************** UCC-3 Assignment	#08-0019836338 Filed 6/11/2008 - Financing Statement *************** #11-001160330 Filed 5/31/2011 – Assignment

Quanta Services Management Partnership, L.P.	Gelco Corporation DBA GE Fleet Services	Texas Secretary of State	UCC-1 – Equipment Lease	#08-0021598316 Filed 6/25/2008 - Financing Statement

Quanta Services Management Partnership, L.P.	Gelco Corporation DBA GE Fleet Services	Texas Secretary of State	UCC-1 – Equipment Lease	#08-0024073105 Filed 7/17/2008 - Financing Statement

Quanta Services Management Partnership, L.P.	Gelco Corporation DBA GE Fleet Services	Texas Secretary of State	UCC-1 – Equipment Lease	#08-0026144681 Filed 8/5/2008 - Financing Statement

Quanta Services Management Partnership, L.P.	Gelco Corporation DBA GE Fleet Services	Texas Secretary of State	UCC-1	#08-0029049698 Filed 8/29/2008 - Financing Statement

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
Quanta Services Management Partnership, L.P.	RBS Asset Finance, Inc.	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Amendment *************** UCC-3 Amendment	#08-0031424810 Filed 9/23/2008 - Financing Statement *************** #08-00352583 Filed 10/29/2008 – Amendment *************** #08-00352570 Filed 10/29/2008 – Amendment

Quanta Services Management Partnership, L.P.	RBS Asset Finance, Inc.	Texas Secretary of State	UCC-1 - Equipment Lease*************** UCC-3 Amendment *************** UCC-3 Assignment *************** UCC-3 Amendment

#08-0033894338 Filed 10/16/2008 - Financing Statement

***************

#08-00352582 Filed 10/29/2008 –

Amendment

***************

#08-00352574 Filed 10/29/2008 –

Assignment

***************

#08-00360176 Filed 11/5/2008 –

Amendment

Quanta Services Management Partnership, L.P.	Chesapeake Funding LLC	Texas Secretary of State	UCC-1 – Equipment Lease	#08-003404063 Filed 10/16/2008 - Financing Statement

Quanta Services Management Partnership, L.P.	RBS Asset Finance, Inc.	Texas Secretary of State	UCC-1 - Equipment Lien*************** UCC-3 Assignment *************** UCC-3 Amendment *************** UCC-3 Amendment

#08-0034611144 Filed 10/23/2008 - Financing Statement

***************

#08-00352573 Filed 10/29/2008 –

Assignment

***************

#08-00352580 Filed 10/29/2008 –

Amendment

***************

#08-00360180 Filed 11/5/2008 –

Amendment

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
Quanta Services Management Partnership, L.P.	RBS Asset Finance, Inc.	Texas Secretary of State	UCC-1 - Equipment Lien*************** UCC-3 Assignment *************** UCC-3 Amendment *************** UCC-3 Amendment

#08-0034611699 Filed 10/23/2008 - Financing Statement

***************

#08-00352579 Filed 10/29/2008 –

Assignment

***************

#08-00352572 Filed 10/29/2008 –

Amendment

***************

#08-00360192 Filed 11/5/2008 –

Amendment

Quanta Services Management Partnership, L.P.	Gelco Corporation DBA GE Fleet Services	Texas Secretary of State	UCC-1	#08-0034784206 Filed 10/24/2008 - Financing Statement

Quanta Services Management Partnership, L.P.	RBS Asset Finance, Inc.	Texas Secretary of State	UCC-1 - Equipment Lien*************** UCC-3 Assignment *************** UCC-3 Amendment	#08-0035307329 Filed 10/29/2008 - Financing Statement *************** #08-00360160 Filed 11/5/2008 – Assignment *************** #08-00360182 Filed 11/5/2008 – Amendment

Quanta Services Management Partnership, L.P.	RBS Asset Finance, Inc.	Texas Secretary of State	UCC-1 - Equipment Lien*************** UCC-3 Assignment *************** UCC-3 Amendment	#08-0035453200 Filed 10/31/2008 - Financing Statement *************** #08-00360167 Filed 11/5/2008 – Assignment *************** #08-00360189 Filed 11/5/2008 – Amendment

Quanta Services Management Partnership, L.P.	RBS Asset Finance, Inc.	Texas Secretary of State	UCC-1 - Equipment Lien*************** UCC-3 Assignment *************** UCC-3 Amendment	#08-0035456596 Filed 10/31/2008 - Financing Statement *************** #08-00360163 Filed 11/5/2008 – Assignment *************** #08-00360184 Filed 11/5/2008 – Amendment

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
Quanta Services Management Partnership, L.P.	RBS Asset Finance, Inc.	Texas Secretary of State	UCC-1 - Equipment Lien*************** UCC-3 Assignment *************** UCC-3 Amendment	#08-0035481413 Filed 10/31/2008 - Financing Statement *************** #08-00360165 Filed 11/5/2008 – Assignment *************** #08-00360186 Filed 11/5/2008 – Amendment

Quanta Services Management Partnership, L.P.	Gelco Corporation DBA GE Fleet Services	Texas Secretary of State	UCC-1	#08-0037073371 Filed 11/14/2008 - Financing Statement

Quanta Services Management Partnership, L.P.	Gelco Corporation DBA GE Fleet Services	Texas Secretary of State	UCC-1 – Equipment Lease	#08-0037789123 Filed 11/21/2008 - Financing Statement

Quanta Services Management Partnership, L.P.	Gelco Corporation DBA GE Fleet Services	Texas Secretary of State	UCC-1 – Equipment Lease	#08-0040097321 Filed 12/18/2008 - Financing Statement

Quanta Services Management Partnership, L.P.	Gelco Corporation DBA GE Fleet Services	Texas Secretary of State	UCC-1 – Equipment Lease	#08-0040851107 Filed 12/29/2008 - Financing Statement

Quanta Services Management Partnership, L.P.	Gelco Corporation DBA GE Fleet Services	Texas Secretary of State	UCC-1 – Equipment Lease	#09-0002797539 Filed 1/29/2009 - Financing Statement

Quanta Services Management Partnership, L.P.	Gelco Corporation DBA GE Fleet Services	Texas Secretary of State	UCC-1 – Equipment Lease	#09-0007974107 Filed 3/23/2009 - Financing Statement

Quanta Services Management Partnership, L.P.	Gelco Corporation DBA GE Fleet Services	Texas Secretary of State	UCC-1 – Equipment Lease	#09-0009216946 Filed 11/21/2008 - Financing Statement

Quanta Services Management Partnership, L.P.	Gelco Corporation DBA GE Fleet Services	Texas Secretary of State	UCC-1 – Equipment Lease	#09-0009526132 Filed 4/6/2009 - Financing Statement

Quanta Services Management Partnership, L.P.	Gelco Corporation DBA GE Fleet Services	Texas Secretary of State	UCC-1 – Equipment Lease	#09-0011071453 Filed 4/20/2009 - Financing Statement

Quanta Services Management Partnership, L.P.	Gelco Corporation DBA GE Fleet Services	Texas Secretary of State	UCC-1 – Equipment Lease	#09-0019183516 Filed 7/7/2009 - Financing Statement

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
Quanta Services Management Partnership, L.P.	Massmutual Asset Finance LLC	Texas Secretary of State	UCC-1 – Equipment Lease	#09-0026112405 Filed 9/17/2009 - Financing Statement *************** #10-00017020 Filed 1/19/2010 – Assignment *************** #10-00047617 Filed 2/18/2010 – Assignment

Quanta Services Management Partnership, L.P.	Gelco Corporation DBA GE Fleet Services	Texas Secretary of State	UCC-1 – Equipment Lease	#09-0028477552 Filed 10/12/2009 - Financing Statement

Quanta Services Management Partnership, L.P.	Gelco Corporation DBA GE Fleet Services	Texas Secretary of State	UCC-1 – Equipment Lease	#09-0031667426 Filed 11/13/2009 - Financing Statement

Quanta Services Management Partnership, L.P. Quanta Services, Inc.	Caterpillar Financial Services	Texas Secretary of State	UCC-1 – Equipment Lease*************** UCC-3 Amendment	#10-0000364509 Filed 1/6/2010 - Financing Statement *************** #10-00004661 Filed 1/7/2010 – Amendment

Quanta Services Management Partnership, L.P. Quanta Services, Inc.	Caterpillar Financial Services	Texas Secretary of State	UCC-1 – Equipment Lease	#10-0000369554 Filed 1/6/2010 - Financing Statement

Quanta Services Management Partnership, L.P. Quanta Services, Inc.	Caterpillar Financial Services	Texas Secretary of State	UCC-1 – Equipment Lease	#10-000041986 Filed 1/6/2010 - Financing Statement

Quanta Services Management Partnership, L.P. Quanta Services, Inc.	Caterpillar Financial Services	Texas Secretary of State	UCC-1 – Equipment Lease	#10-0000421987 Filed 1/6/2010 - Financing Statement

Quanta Services Management Partnership, L.P. Quanta Services, Inc.	Caterpillar Financial Services	Texas Secretary of State	UCC-1 – Equipment Lease	#10-0000429460 Filed 1/6/2010 - Financing Statement

Quanta Services Management Partnership, L.P. Quanta Services, Inc.	Caterpillar Financial Services	Texas Secretary of State	UCC-1 – Equipment Lease	#10-0000431908 Filed 1/6/2010 - Financing Statement

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
Quanta Services Management Partnership, L.P.	Gelco Corporation DBA GE Fleet Services	Texas Secretary of State	UCC-1 – Equipment Lease	#10-0008674995 Filed 3/29/2010 - Financing Statement

Quanta Services Management Partnership, L.P.	GE Capital Commercial Inc.	Texas Secretary of State	UCC-1 – Equipment Lease	#10-0024886493 Filed 8/26/2010 - Financing Statement

Quanta Services Management Partnership, L.P.	GE Capital Commercial Inc.	Texas Secretary of State	UCC-1 – Equipment Lease	#10-0034669352 Filed 12/03/2010 - Financing Statement

Quanta Services Management Partnership, L.P.	GE Capital Commercial Inc.	Texas Secretary of State	UCC-1 – Equipment Lease	#10-00361911324 Filed 12/20/2010 - Financing Statement

Quanta Services Management Partnership, L.P.	GE Capital Commercial Inc.	Texas Secretary of State	UCC-1 – Equipment Lease*************** UCC-3 Amendment *************** UCC-3 Amendment	#10-0037456844 Filed 12/31/2010 - Financing Statement *************** #11-00016182 Filed 1/18/2010 – Amendment *************** #10-00040854 Filed 2/9/2010 – Amendment

Quanta Services Management Partnership, L.P.	GE Capital Commercial Inc.	Texas Secretary of State	UCC-1 – Equipment Lease	#11-0001902327 Filed 1/19/2011 - Financing Statement

Quanta Services Management Partnership, L.P.	GE Capital Commercial Inc.	Texas Secretary of State	UCC-1 – Equipment Lease	#11-0007395652 Filed 3/11/2011 - Financing Statement

Quanta Services Management Partnership, L.P.	GE Capital Commercial Inc.	Texas Secretary of State	UCC-1 – Equipment Lease	#11-0010361508 Filed 4/6/2011 - Financing Statement

Quanta Services Management Partnership, L.P.	GE Capital Commercial Inc.	Texas Secretary of State	UCC-1 – Equipment Lease	#11-0011872485 Filed 4/20/2011 - Financing Statement

Quanta Services Management Partnership, L.P.	Gelco Corporation DBA GE Fleet Services	Texas Secretary of State	UCC-1 – Equipment Lease	#11-0013951627 Filed 3/11/2011 - Financing Statement

Quanta Services Management Partnership, L.P.	GE Capital Commercial Inc.	Texas Secretary of State	UCC-1 – Equipment Lease	#11-0015113629 Filed 5/20/2011 - Financing Statement

Quanta Services Management Partnership, L.P.	GE Capital Commercial Inc.	Texas Secretary of State	UCC-1 – Equipment Lease	#11-0020573716 Filed 7/13/2011 - Financing Statement

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
Quanta Services Management Partnership, L.P.	GE Capital Commercial Inc.	Texas Secretary of State	UCC-1 – Equipment Lease	#11-0019408781 Filed 7/1/2011 - Financing Statement

Quanta Services Management Partnership, L.P. Quanta Services, Inc.	Caterpillar Financial Services	Texas Secretary of State	UCC-1 – Equipment Lease*************** UCC-3 Amendment	#10-0000362082 Filed 1/6/2010 - Financing Statement *************** #10-00004662 Filed 1/7/2010 – Amendment

Quanta Services Management Partnership, L.P. Quanta Services, Inc.	Caterpillar Financial Services	Texas Secretary of State	UCC-1 – Equipment Lease	#10-0000462356 Filed 1/7/2010 - Financing Statement

Quanta Services Management Partnership, L.P. Quanta Services, Inc.	Caterpillar Financial Services	Texas Secretary of State	UCC-1 – Equipment Lease	#10-0000465521 Filed 1/7/2010 - Financing Statement

Quanta Utility Services, LLC	General Electric Capital Corporation	Delaware Secretary of State	UCC-1 – Equipment Lien	#62614527 Filed 7/28/2006 - Financing Statement

Quanta Utility Services, LLC	United Rentals (North America), Inc.	Delaware Secretary of State	UCC-1 – Equipment Lien	#72783149 Filed 7/24/2007 - Financing Statement

Quanta Utility Services, LLC	Caterpillar Financial Services Corporation	Delaware Secretary of State	UCC-1 – Equipment Lien	#74919527 Filed 12/31/2007 - Financing Statement

Quanta Utility Services, LLC	Caterpillar Financial Services Corporation	Delaware Secretary of State	UCC-1 – Equipment Lien	#80009256 Filed 1/2/2008 - Financing Statement

Quanta Utility Services, LLC	Holt Cat	Delaware Secretary of State	UCC-1 – Equipment Lien	# 80949493 Filed 3/18/2008 - Financing Statement

Quanta Utility Services, LLC	Holt Cat	Delaware Secretary of State	UCC-1 – Equipment Lien	#80949592 Filed 3/18/2008 - Financing Statement

Quanta Utility Services, LLC	Holt Cat	Delaware Secretary of State	UCC-1 – Equipment Lien	#81223872 Filed 4/8/2008 - Financing Statement

Quanta Utility Services, LLC	Holt Cat	Delaware Secretary of State	UCC-1 – Equipment Lien	#81223898 Filed 4/8/2008 - Financing Statement

Quanta Utility Services, LLC	Holt Cat	Delaware Secretary of State	UCC-1 – Equipment Lien	#81224045 Filed 4/8/2008 - Financing Statement

Quanta Utility Services, LLC	Holt Cat	Delaware Secretary of State	UCC-1 – Equipment Lien	#81224078 Filed 4/8/2008 - Financing Statement

Quanta Utility Services, LLC	Holt Cat	Delaware Secretary of State	UCC-1 – Equipment Lien	#81566452 Filed 5/6/2008 - Financing Statement

Quanta Utility Services, LLC	Holt Cat	Delaware Secretary of State	UCC-1 – Equipment Lien	#82589370 Filed 7/29/2008 - Financing Statement

Quanta Utility Services, LLC	Holt Cat	Delaware Secretary of State	UCC-1 – Equipment Lien	#82638433 Filed 8/1/2008 - Financing Statement

Quanta Utility Services, LLC	Holt Cat	Delaware Secretary of State	UCC-1 – Equipment Lien	#82960654 Filed 9/2/2008 - Financing Statement

Quanta Utility Services, LLC	Holt Cat	Delaware Secretary of State	UCC-1 – Equipment Lien	#82972535 Filed 9/3/2008 - Financing Statement

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
Quanta Utility Services, LLC	Holt Cat	Delaware Secretary of State	UCC-1 – Equipment Lien	#83047741 Filed 9/9/2008 - Financing Statement

Quanta Utility Services, LLC	Holt Cat	Delaware Secretary of State	UCC-1 – Equipment Lien	#83048657 Filed 9/9/2008 - Financing Statement

Quanta Utility Services, LLC	Holt Cat	Delaware Secretary of State	UCC-1 – Equipment Lien	#83048673 Filed 9/9/2008 - Financing Statement

Quanta Utility Services, LLC	Holt Cat	Delaware Secretary of State	UCC-1 – Equipment Lien	#83048756 Filed 9/9/2008 - Financing Statement

Quanta Utility Services, LLC	Holt Cat	Delaware Secretary of State	UCC-1 – Equipment Lien	#83221239 Filed 9/23/2008 - Financing Statement

Quanta Utility Services, LLC	Holt Cat	Delaware Secretary of State	UCC-1 – Equipment Lien	#83222377 Filed 9/23/2008 - Financing Statement

Quanta Utility Services, LLC	Holt Cat	Delaware Secretary of State	UCC-1 – Equipment Lien	#91793501 Filed 6/5/2009 - Financing Statement

Quanta Utility Services, LLC	Holt Cat	Delaware Secretary of State	UCC-1 – Equipment Lien	#92006846 Filed 6/23/2009 - Financing Statement

Quanta Utility Services, LLC	Holt Cat	Delaware Secretary of State	UCC-1 – Equipment Lien	#92008750 Filed 6/23/2009 - Financing Statement

Realtime Utility Engineers, Inc.	CIT Technology Financing Services, Inc.	Wisconsin Department of Financial Institutions	UCC-1 – Equipment Lease	#90011628826 Filed 9/29/2009 - Financing Statement

Realtime Utility Engineers, Inc.	CIT Technology Financing Services, Inc.	Wisconsin Department of Financial Institutions	UCC-1 – Equipment Lease	#100002309014 Filed 2/25/2010 - Financing Statement

Spalj Construction Company	United Rentals (North America), Inc.	Delaware Secretary of State	UCC-1 – Equipment Lease	#11705212 Filed 5/5/2011 - Financing Statement

Spalj Construction Company	United Rentals (North America), Inc.	Delaware Secretary of State	UCC-1 – Equipment Lease	#11705238 Filed 5/5/2011 - Financing Statement

Spalj Construction Company	United Rentals (North America), Inc.	Delaware Secretary of State	UCC-1 – Equipment Lease	#11705246 Filed 5/5/2011 - Financing Statement

Spalj Construction Company	United Rentals (North America), Inc.	Delaware Secretary of State	UCC-1 – Equipment Lease	#11705394 Filed 5/5/2011 - Financing Statement

Spalj Construction Company	Nortrax, Inc.	Delaware Secretary of State	UCC-1 – Equipment Lease	#12380304 Filed 6/21/2011 - Financing Statement

Spalj Construction Company	Nortrax, Inc.	Delaware Secretary of State	UCC-1 – Equipment Lease	#12382763 Filed 6/21/2011 - Financing Statement

Spalj Construction Company	Nortrax, Inc.	Delaware Secretary of State	UCC-1 – Equipment Lease	#12382771 Filed 6/21/2011 - Financing Statement

Spalj Construction Company	Nortrax, Inc.	Delaware Secretary of State	UCC-1 – Equipment Lease	#12382797 Filed 6/21/2011 - Financing Statement

The Ryan Company, Inc.	Pape Machinery, Inc.	Massachusetts Secretary of State	UCC-1 – Equipment Lien	#201185337620 Filed 1/17/2011 - Financing Statement

The Ryan Company, Inc.	Pape Machinery, Inc.	Massachusetts Secretary of State	UCC-1 – Equipment Lien	#201185750320 Filed 2/7/2011 - Financing Statement

Company	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
Trawick Construction Company, Inc.	Canon Financial Services	Florida Department of State	UCC-1 Equipment Lease	#200909978490 Filed 2/5/2009 - Financing Statement

Underground Construction Co., Inc.	Les Schwab Tire Centers of Portland, Inc.	Delaware Secretary of State	UCC-1 Equipment Lease	#2010 3656869 Filed 10/19/10 - Financing Statement

Underground Construction Co., Inc.	Les Schwab Tire Centers of Portland, Inc.	Delaware Secretary of State	UCC-1 Equipment Lease	#04356188 Filed 12/9/10 - Financing Statement

InfraSource Underground Services, LLC	Deere Credit, Inc.	Delaware Secretary of State	UCC-1 Equipment Lease ***************** UCC- 3 Amendment ***************** UCC-3 Amendment ***************** UCC-3 Amendment ***************** UCC-3 Continuation

#61412006 Filed 4/27/2006 – Financing Statement **************** #61420884 Filed 4/27/2006 – Amendment

**************** #61421023 Filed 4/27/2006 – Amendment **************** #71487437 Filed 4/20/2007 – Amendment **************** #11149254 Filed 3/29/2011 – Continuation

VCI Telcom, Inc.	RDO Equipment Co.	Delaware Secretary of State	UCC-1 Equipment Lease	#82043931 Filed 6/16/08 - Financing Statement

VCI Telcom, Inc.	RDO Equipment Co.	Delaware Secretary of State	UCC-1 Equipment Lease	#82056420 Filed 6/16/08 - Financing Statement

VCI Telcom, Inc.	RDO Equipment Co.	Delaware Secretary of State	UCC-1 Equipment Lease	#82057121 Filed 6/16/08 - Financing Statement

VCI Telcom, Inc.	RDO Equipment Co.	Delaware Secretary of State	UCC-1 Equipment Lease	#82580890 Filed 7/28/08 - Financing Statement

VCI Telcom, Inc.	RDO Equipment Co.	Delaware Secretary of State	UCC-1 Equipment Lease	#90656006 Filed 3/2/09 - Financing Statement

VCI Telcom, Inc.	RDO Equipment Co.	Delaware Secretary of State	UCC-1 Equipment Lease	#91985750 Filed 6/22/09 - Financing Statement

VCS Sub, Inc. (f/k/a Environmental Professional Associates, Limited)	Gelco Corporation d/b/a GE Capital Fleet Services	California Secretary of State	UCC-1 Equipment Lease ***************** UCC- 3 Continuation	#0221760133 Filed 8/1/02 **************** #0771075497 Filed 3/26/2007 – Continuation

Schedule 8.02

INVESTMENTS EXISTING ON THE CLOSING DATE

1. All equity Investments existing on the Closing Date in:

•	Howard Energy Partners, LLC (dba Howard Energy Partners) (39.3%);

•	Sunesys, LLC, a Delaware limited liability company (100%);

•	Sunesys of Virginia, Inc., a Virginia corporation (100%);

•	Nova Group, Inc.-Underground Construction Co. Joint Venture (50%);

•	New Energy Alliance, LLC (50%);

•	Cianbro|Irby Joint Venture (50%);

•	Valard Burns & McDonnell Ltd., a British Columbia limited company (50%);

•	Valard – NAC Burns & McDonnell Ltd., a British Columbia limited company (33.3%);

•	Price/Ahtna J.V. (49%);

•	Chocktaw II Oil & Gas, Ltd. (13.400266%);

•	Price-Ahtna, LLC (65%);

•	Tikigaq/Conam, LLC (49%); and

•	Pivotel, LLC, a Delaware limited liability company (or any of its successors or assigns) (49%).

2. Investment in the form of a loan to NJ Oak Solar Finco LLC by Quanta Capital Solutions, Inc. in the outstanding principal amount of $1.9 million.

3. All Investments in Foreign Subsidiaries (or any of their successors or assigns) existing on or prior to the Closing Date including, without limitation, the following:

•

Allteck Line Contractors, Inc., a British Columbia corporation (including, without limitation, pursuant to that certain letter of credit no. 3048269 for the benefit of Bank of Nova Scotia in the amount of $3,000,000);

•	Quanta Services of Canada Ltd., a British Columbia limited company;

•	Mears Canada Corp., a Nova Scotia corporation;

•	Mearsmex S. de R.L. de C.V., a sociedad de responsabilidad limitada de capital variable organized under the laws of Mexico;

•	Par Internacional, S. de R.L. de C.V., a sociedad de responsabilidad limitada de capital variable organized under the laws of Mexico;

•	Servicios Par Electric, S. de R.L. de C.V., a sociedad de responsabilidad limitada de capital variable organized under the laws of Mexico;

•	Quanta International Limited, a company limited by shares organized under the laws of the British Virgin Islands;

•	Quanta Tecnologia do Brasil Ltda, a sociedades comerciais limitada organized under the laws of Brazil;

•	Quanta Power Solutions India Private Limited, a private limited company organized under the laws of India;

•	Mears Group Pty Ltd, a private company organized under the laws of Australia;

•	Quanta International Holdings, Ltd., a company limited by shares organized under the laws of the British Virgin Islands;

•	Quanta Services (India) Ltd., a company limited by shares organized under the laws of the British Virgin Islands;

•	Quanta Services Netherlands B.V., a Besloten Vennootschap organized under the laws of the Netherlands;

•	Quanta Services Costa Rica, Limitada, a sociedad limitada organized under the laws of Costa Rica;

•	Quanta Services Guatemala, Limitada, a sociedad limitada organized under the laws of Guatemala;

•	1298888 Alberta Ltd., an Alberta limited company;

•	618232 Alberta Ltd., an Alberta limited company;

•	All Power Products Inc., an Alberta limited company;

•	EHV Elecon Inc., a corporation organized in Puerto Rico;

•	EHV Power ULC, an unlimited liability corporation organized in British Columbia;

•	H.C. Price Canada Company, a Nova Scotia company;

•	O.J. Pipelines Canada Corporation, a New Brunswick corporation;

•	O.J. Pipelines Canada Limited Partnership, a limited partnership organized in Alberta;

•	QSI Finance Canada ULC, an unlimited liability corporation organized in British Columbia;

•	Quanta Services CC Canada Ltd., a British Columbia limited company;

•	Quanta Technology Canada ULC, an unlimited liability corporation organized in British Columbia;

•	Quanta Utility Services of Canada, Inc., a corporation organized in British Columbia;

•	Sharp’s Construction Services 2006 Ltd., an Alberta limited company;

•	Valard Construction 2008 Ltd., an Alberta limited company;

•	Valard Construction Ltd., a British Columbia limited company;

•	Valard Construction LP, an Alberta limited partnership;

•	Valard Construction (Manitoba) Ltd., a Manitoba limited company;

•	Valard Construction (Ontario) Ltd., an Ontario limited company; and

•	Valard Wellpoint Systems Ltd., an Alberta limited company.

Schedule 8.03

EXISTING INDEBTEDNESS

Miscellaneous Indebtedness existing on the books of the Borrower’s Subsidiaries consisting primarily of capital leases and financed equipment and, with respect to certain Foreign Subsidiaries, Indebtedness under two revolving credit facilities which such Foreign Subsidiaries plan to terminate post-Closing, with the aggregate amount of all such Indebtedness not exceeding $5.0 million as of the Closing Date.

Schedule 8.08

TRANSACTIONS WITH AFFILIATES AND INSIDERS

The Borrower has entered into an indemnity agreement with each of its directors and executive officers. The indemnity agreements generally provide that the Borrower will, to the extent permitted by applicable law, indemnify and hold harmless each indemnitee that is, or is threatened to be made, a party to any civil, criminal or administrative proceeding against all expenses, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with any such proceeding. The indemnity agreements provide the indemnitee with indemnification rights in connection with third-party proceedings and proceedings brought by or in the right of the Borrower. In addition, the indemnity agreements provide for the advancement of expenses incurred by the indemnitee in connection with any covered proceeding to the fullest extent permitted by applicable law. The indemnity agreements also provide that if the indemnification rights provided for therein are unavailable for any reason, the Borrower will pay, in the first instance, the entire amount incurred by the indemnitee in connection with any covered proceeding and waive and relinquish any right of contribution the Borrower may have against the indemnitee. Upon any “potential change in control” (as defined in the indemnity agreements) of the Borrower, the indemnitee has the right to cause the Borrower to create a trust and to fund the trust with an amount sufficient to satisfy any indemnifiable expenses expected to be incurred by the indemnitee. The indemnity agreements will continue as long as the director or executive officer is subject to any potential proceeding in his or her capacity as such, regardless of when the individual’s service to the Borrower ends.

The Borrower enters into an employment agreement with each of its executive officers. The principal terms of the employment agreements with the Borrower’s named executive officers are described in reports filed by the Borrower with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

From time to time, the Borrower or a Subsidiary may enter into agreements to the extent permitted by this Agreement (other than this Section 8.08) with and/or take a minority ownership position in companies owned or controlled by family members of officers of such Person for purposes of obtaining benefits available in connection with governmental programs, organizations or incentives (including, by way of illustration and without limitation, such programs or incentives relating to small businesses or transactions with women- or minority-owned businesses).

From time to time and as part of the arms-length negotiation of the acquisition of Subsidiaries, Borrower or its Subsidiaries may have entered into transactions with certain officers of its Subsidiaries (including, by way of illustration and without limitation, leases or rental agreements with such officers) that, when taken outside the context of the acquisition as a whole, may not be viewed as being substantially as favorable to Borrower as would be obtainable by it in an arms-length transaction with a different third-party.

From time to time, Borrower or its Subsidiaries have entered into and may enter into transactions with certain officers of Borrower or its Subsidiaries or with certain individuals or entities related to or affiliated with officers of Borrower or its Subsidiaries (including, by way of illustration and without limitation, facilities leases, equipment rental agreements, or catering services contracts), subject to appropriate approvals pursuant to Borrower’s related party transactions policy.

Schedule 11.02

Certain Addresses for Notices

1. Address for all Loan Parties:

Quanta Services, Inc.

2800 Post Oak Blvd., Suite 2600

Houston, Texas 77056-6175

Attention:   Chief Financial Officer

Telephone: (713) 629-7600

Facsimile:  (713) 629-7676

With a copy to:

Quanta Services, Inc.

2800 Post Oak Blvd., Suite 2600

Houston, Texas 77056-6175

Attention:   General Counsel

Telephone: (713) 629-7600

Facsimile:  (713) 629-7676

With a copy to:

Quanta Services, Inc.

2800 Post Oak Blvd., Suite 2600

Houston, Texas 77056-6175

Attention:   Treasurer

Telephone: (713) 629-7600

Facsimile:  (713) 629-7676

2. Bank of America, N.A., as Administrative Agent, L/C Issuer or Swing Line Lender:

Administrative Agent (for payments and Requests for Credit Extensions) and Swing Line Lender:

Bank of America, N.A.

Bank of America Plaza

901 Main Street

Mail Code: TX1-492-14-11

Dallas, Texas 75202-3714

Attention: Eric Flores, Credit Services Representative

Telephone: 214.209.0203

Telecopier: 214.913-3466

Electronic Mail: eric.s.sflores@baml.com

Account No. (for Dollars): 1292000883

Ref: Quanta Services, Inc., Attn: Credit Services

ABA# 026009593

Account No. (for Australian Dollar): 520190661017

Ref: Quanta Services, Inc., Attn: Credit Services

Swift Address: BOFAAUSX

Account No. (for Canadian Dollar): 711465003220

Ref: Quanta Services, Inc., Attn: Credit Services

Swift Address: BOFACATT,

Bank of America Canada (Transit #0132)

Account No. (for Euro): 65280019

Ref: Quanta Services, Inc., Attn: Credit Services

Swift Address: BOFAGB22

Account No. (for Mexican Peso): 945995193009

Ref: Quanta Services, Inc., Attn: Credit Services

Swift Address: BOFAMXMX

Account No. (for Sterling): 65280027

Ref: Quanta Services, Inc., Attn: Credit Services

London Sort Code: 16-50-50

Swift Address: BOFAGB22

Account No. (for Yen): 606490661046

Ref: Quanta Services, Inc., Attn: Credit Services

Swift Address: BOFAJPJX

Account No. (for Singapore Dollar): 621290661054

Ref: Quanta Services, Inc., Attn: Credit Services

Swift Address: BOFASG2X

Other Notices as Administrative Agent:

Bank of America, N.A. – Agency Management

Bank of America Plaza

901 Main Street

Mail Code: TX1-492-14-11

Dallas, TX 75202-3714

Attention: Anthony Kell, Agency Management Officer

Telephone: 214.209.4124

Telecopier: 214.290.9422

Electronic Mail: anthony.w.kell@baml.com

L/C Issuer:

Bank of America, N.A.

Trade Operations

1000 W Temple St

Mail Code: CA9-705-07-05

Los Angeles, CA 90012-1514

Attention: Jay Mendon, Trade Finance Coordinator

Telephone: 213.580.8351

Telecopier: 213.457.8841

Electronic Mail: jay.mendon@baml.com

3. Borrower’s Internet website address:

www.quantaservices.com

Exhibit A

FORM OF LOAN NOTICE

Date:             , 20__

To:	Bank of America, N.A., as Administrative Agent

Re:	Second Amended and Restated Credit Agreement (as amended, modified, supplemented and extended from time to time, the “Credit Agreement”) dated as of August 2, 2011 among Quanta Services, Inc., a Delaware corporation (the “Borrower”), the Guarantors, the Lenders, and Bank of America, N.A., as Administrative Agent, an L/C Issuer and Swing Line Lender. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

The undersigned hereby requests (select one):

☐	A Borrowing of Revolving Loans

☐	A conversion or continuation of Revolving Loans

1.	On , 20 (which is a Business Day).

2.	In the amount of $ .

3.	Comprised of (Type of Loan requested).

4.	In the following currency:

5.	For Eurocurrency Rate Loans: with an Interest Period of months.

With respect to any Borrowing or any conversion or continuation requested herein, the Borrower hereby represents and warrants that (i) in the case of a Borrowing, such request complies with the requirements of the proviso to the first sentence of Section 2.01 of the Credit Agreement and (ii) each of the conditions set forth in Section 5.02 of the Credit Agreement have been satisfied on and as of the date of such borrowing or such conversion or continuation.

QUANTA SERVICES, INC., a Delaware corporation

By:
Name:
Title

Exhibit B

FORM OF SWING LINE LOAN NOTICE

Date:             , 20__

To:	Bank of America, N.A., as Swing Line Lender

Cc:	Bank of America, N.A., as Administrative Agent

Re:	Second Amended and Restated Credit Agreement (as amended, modified, supplemented and extended from time to time, the “Credit Agreement”) dated as of August 2, 2011 among Quanta Services, Inc., a Delaware corporation (the “Borrower”), the Guarantors, the Lenders, and Bank of America, N.A., as Administrative Agent, an L/C Issuer and Swing Line Lender. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

The undersigned hereby requests a Swing Line Loan:

1.	On , 20 (a Business Day).

2.	In the amount of $ .

With respect to such Borrowing of Swing Line Loans, the Borrower hereby represents and warrants that (i) such request complies with the requirements of the proviso to the first sentence of Section 2.04(a) of the Credit Agreement and (ii) each of the conditions set forth in Section 5.02 of the Credit Agreement have been satisfied on and as of the date of such Borrowing of Swing Line Loans.

QUANTA SERVICES, INC., a Delaware corporation

By:
Name:
Title:

Exhibit C-1

FORM OF REVOLVING NOTE

______________

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to                      or registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Revolving Loan from time to time made by the Lender to the Borrower under that certain Second Amended and Restated Credit Agreement (as amended, modified, supplemented and extended from time to time, the “Credit Agreement”) dated as of August 2, 2011 among the Borrower, the Guarantors, the Lenders and Bank of America, N.A., as Administrative Agent, an L/C Issuer and Swing Line Lender. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

The Borrower promises to pay interest on the unpaid principal amount of each Revolving Loan from the date of such Revolving Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in the currency in which such Revolving Loan was denominated and in Same Day Funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Note is one of the Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. Revolving Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount, currency and maturity of its Revolving Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the Borrower has caused this Revolving Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

QUANTA SERVICES, INC., a Delaware corporation

By:
Name:
Title:

Exhibit C-2

FORM OF SWING LINE NOTE

_____________

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to BANK OF AMERICA, N.A. or registered assigns (the “Swing Line Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Swing Line Loan from time to time made by the Swing Line Lender to the Borrower under that certain Second Amended and Restated Credit Agreement (as amended, modified, supplemented and extended from time to time, the “Credit Agreement”) dated as of August 2, 2011 among the Borrower, the Guarantors, the Lenders and Bank of America, N.A., as Administrative Agent, an L/C Issuer and Swing Line Lender. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

The Borrower promises to pay interest on the unpaid principal amount of each Swing Line Loan from the date of such Swing Line Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Swing Line Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Note is one of the Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. Swing Line Loans made by the Swing Line Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Swing Line Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Swing Line Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the Borrower has caused this Swing Line Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

QUANTA SERVICES, INC., a Delaware corporation

By:
Name:
Title:

Exhibit D

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:                     , 20

To:	Bank of America, N.A., as Administrative Agent

Re:	Second Amended and Restated Credit Agreement (as amended, modified, supplemented and extended from time to time, the “Credit Agreement”) dated as of August 2, 2011 among Quanta Services, Inc., a Delaware corporation (the “Borrower”), the Guarantors, the Lenders, and Bank of America, N.A., as Administrative Agent, an L/C Issuer and Swing Line Lender. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

The undersigned Responsible Officer hereby certifies as of the date hereof that [he/she] is the              of the Borrower, and that, in [his/her] capacity as such, [he/she] is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements:]

[1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 7.01(a) of the Credit Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.]

[Use following paragraph 1 for fiscal quarter-end financial statements:]

[1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 7.01(b) of the Credit Agreement for the fiscal quarter of the Borrower ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.]

2. The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

3. A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and

[select one:]

[to the best knowledge of the undersigned during such fiscal period, the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it.]

[or:]

[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4. The representations and warranties of the Loan Parties contained in the Credit Agreement or any other Loan Document, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 6.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01 of the Credit Agreement, including the statements in connection with which this Compliance Certificate is delivered.

5. The financial covenant analyses and information set forth on Schedule 2 hereto are true and accurate on and as of the date of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                     , 20        .

QUANTA SERVICES, INC., a Delaware corporation

By:
Name:
Title:

SCHEDULE 2

TO COMPLIANCE CERTIFICATE

1.	Consolidated Leverage Ratio

	(a)	Consolidated Funded Indebtedness	$_____________

	(b)	unrestricted cash and Cash Equivalents in excess of $25 million	$_____________

	(c)	[(a) - (b)]	$_____________

	(d)	Consolidated EBITDA
		[5(c) below]	$_____________

	(e)	Consolidated Leverage Ratio
		[(c) / (d)]	__________:1.0

2.	Consolidated Senior Leverage Ratio (if required pursuant to Section 8.11(b) of the Credit Agreement)

	(a)	Consolidated Funded Indebtedness
		(other than Permitted Subordinated Indebtedness)	$_____________

	(b)	unrestricted cash and Cash Equivalents in excess of $25 million	$_____________

	(c)	[(a) - (b)]	$_____________

	(d)	Consolidated EBITDA
		[5(c) below]	$_____________

	(e)	Consolidated Senior Leverage Ratio
		[(c) / (d)]	__________:1.0

3.	Consolidated Interest Coverage Ratio

	(a)	Consolidated EBIT
		[4(e) below]	$_____________

	(b)	Consolidated Interest Expense	$_____________

	(c)	interest expense attributable to capitalized loan costs and fees paid in connection with issuance of letters of credit	$_____________

	(d)	[(b) - (c)]	$_____________

	(e)	Consolidated Interest Coverage Ratio
		[(a) / (d)]	__________:1.0

4.	Consolidated EBIT

	(a)	Consolidated Net Income	$_____________

	(b)	Consolidated Interest Expense	$_____________

	(c)	provision for taxes	$_____________

	(d)	Non-Cash Charges	$_____________

	(e)	Consolidated EBIT
		[(a) + (b) + (c) + (d)]	$_____________

5.	Consolidated EBITDA

	(a)	Consolidated EBIT
		[4(e) above]	$_____________

	(b)	depreciation and amortization	$_____________

	(c)	Consolidated EBITDA
		[(a) + (b)]	$_____________

Exhibit E

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein have the meanings provided in the Credit Agreement identified below, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor's rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, Letters of Credit, Guarantees and Swing Line Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:	______________________________

2.	Assignee:	______________________________ [and is an Affiliate/Approved Fund of [identify Lender]]

3.	Borrower:	Quanta Services, Inc., a Delaware corporation

4.	Administrative Agent:	Bank of America, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement:	The Second Amended and Restated Credit Agreement dated as of August 2, 2011 by and among the Borrower, the Guarantors, the Lenders parties thereto, and Bank of America, N.A., as Administrative Agent, an L/C Issuer and Swing Line Lender

6.	Assigned Interest:

Facility Assigned	Aggregate Amount of Revolving Commitment for all Lenders	Amount of Revolving Commitment Assigned[1]	Percentage Assigned of Revolving Commitment[2]

Revolving Commitment

7.	Trade Date:	____________________[3]

8.	Effective Date:	____________________ [4]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR:	[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE:	[NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to and][5] Accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

[Consented to:][6]

QUANTA SERVICES, INC.

By:
Name:
Title:

[1]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[2]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[3]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.
[4]	To be inserted by Administrative Agent and shall be the effective date of recordation of transfer in the register therefor.
[5]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[6]	To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

[Consented to:] [7]

BANK OF AMERICA, N.A., as Swing Line Lender

By:
Name:
Title:

[Consented to:] [8]

BANK OF AMERICA, N.A., as L/C Issuer

By:
Name:
Title:

[OTHER L/C ISSUERS]

By:
Name:
Title:

[7]	To be added only if the consent of the Swing Line Lender is required by the terms of the Credit Agreement.
[8]	To be added only if the consent of the L/C Issuers is required by the terms of the Credit Agreement.

Annex 1 to Assignment and Assumption

STANDARD TERMS AND CONDITIONS

1. Representations and Warranties.

1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibit F

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT (the “Agreement”) dated as of             , 20     is by and between                 , a                  (the “New Subsidiary”), and Bank of America, N.A., in its capacity as Administrative Agent under that certain Second Amended and Restated Credit Agreement (as amended, modified, supplemented and extended from time to time, the “Credit Agreement”) dated as of August 2, 2011 among Quanta Services, Inc., a Delaware corporation (the “Borrower”), the Guarantors, the Lenders and Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Loan Parties are required by Section 7.12 of the Credit Agreement to cause the New Subsidiary to become a “Guarantor” thereunder. Accordingly, the New Subsidiary hereby agrees as follows with the Administrative Agent, for the benefit of the Lenders:

1. The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a party to the Credit Agreement and a “Guarantor” for all purposes of the Credit Agreement, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Guarantors contained in the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary hereby jointly and severally together with the other Guarantors, guarantees to each Lender and the Administrative Agent, as provided in Article IV of the Credit Agreement, the prompt payment and performance of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof.

2. The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a party to the Security Agreement and a “Grantor” for all purposes of the Security Agreement, and shall have all the obligations of a Grantor thereunder as if it had executed the Security Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Security Agreement. Without limiting generality of the foregoing terms of this paragraph 2, the New Subsidiary hereby grants to the Administrative Agent, for the benefit of the Lenders, a continuing security interest in, and a right of set off against, any and all right, title and interest of the New Subsidiary in and to the Collateral (as defined in the Security Agreement) of the New Subsidiary to secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations (as defined in the Security Agreement).

3. The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a party to the Pledge Agreement and a “Pledgor” for all purposes of the Pledge Agreement, and shall have all the obligations of a Pledgor thereunder as if it had executed the Pledge Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Pledge Agreement. Without limiting generality of the foregoing terms of this paragraph 3, the New Subsidiary hereby grants, pledges and assigns to the Administrative Agent, for the benefit of the Lenders, a continuing security interest in, and a right of set off against, any and all right, title and interest of the New Subsidiary in and to the Capital Stock identified on Schedule 7 hereto and all other Collateral (as defined in the Pledge Agreement) of the New Subsidiary to secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations (as defined in the Pledge Agreement).

4. The New Subsidiary hereby represents and warrants to the Administrative Agent that:

(a) The New Subsidiary’s exact legal name and state of formation are as set forth on the signature pages hereto.

(b) The New Subsidiariy’s taxpayer identification number and organizational identification number are set forth on Schedule 1 hereto.

(c) Other than as set forth on Schedule 2 hereto, the New Subsidiary has not changed its legal name, changed its state of formation, been party to a merger, consolidation or other change in structure or used any tradename in the five years preceding the date hereof.

(d) Schedule 3 hereto includes all Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses (each as defined in the Security Agreement) owned by the New Subsidiary in its own name, or to which the New Subsidiary is a party, as of the date hereof. None of the Copyrights, Patents and Trademarks of the New Subsidiary set forth in Schedule 3 hereto is the subject of any licensing or franchise agreement, except as set forth on Schedule 3 hereto.

(e) Schedule 4 hereto includes all Commercial Tort Claims before any Governmental Authority by or in favor of the New Subsidiary.

(f) Schedule 5 hereto lists all real property located in the United States that is owned or leased by the New Subsidiary as of the date hereof.

(g) Schedule 6 hereto includes all Subsidiaries of the New Subsidiary, including number of shares of outstanding Capital Stock, the certificate number(s) of the certificates evidencing such Capital Stock and the percentage of such Capital Stock owned by the New Subsidiary.

5. The address of the New Subsidiary for purposes of all notices and other communications is the address designated for all Loan Parties on Schedule 11.02 to the Credit Agreement or such other address as the New Subsidiary may from time to time notify the Administrative Agent in writing.

6. The New Subsidiary hereby waives acceptance by the Administrative Agent and the Lenders of the guaranty by the New Subsidiary under Article IV of the Credit Agreement upon the execution of this Agreement by the New Subsidiary.

7. This Agreement may be executed in multiple counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

8. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the New Subsidiary has caused this Joinder Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

[NEW SUBSIDIARY]

By:
Name:
Title:

Acknowledged and accepted: BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

Schedule 1

Taxpayer Identification Number; Organizational Number

Schedule 2

Changes in Legal Name or State of Formation;

Mergers, Consolidations and other Changes in Structure; Tradenames

Schedule 3

IP Rights

Schedule 4

Commercial Tort Claims

Schedule 5

Real Property Locations

Schedule 6

Pledged Stock